                    AS FILED WITH THE SEC ON APRIL 12, 2004



                          REGISTRATION NO. 333-103474
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         POST-EFFECTIVE AMENDMENT NO. 3


                                ----------------

                          PRUCO LIFE INSURANCE COMPANY
         --------------------------------------------------------------
                           (Exact Name of Registrant)

                                    ARIZONA
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   22-194455
         --------------------------------------------------------------
                    (I.R.S. Employer Identification Number)

                        C/O PRUCO LIFE INSURANCE COMPANY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                 (973) 802-7333
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                               THOMAS C. CASTANO
                              ASSISTANT SECRETARY
                          PRUCO LIFE INSURANCE COMPANY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                 (973) 802-4708
         --------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                             C. CHRISTOPHER SPRAGUE
                       VICE PRESIDENT, CORPORATE COUNSEL
                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                 (973) 802-6997

================================================================================

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ........[X]

                                            CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
   TITLE OF EACH                  AMOUNT        PROPOSED MAXIMUM    PROPOSED MAXIMUM          AMOUNT OF
CLASS OF SECURITIES               TO BE          OFFERING PRICE         AGGREGATE           REGISTRATION
  TO BE REGISTERED              REGISTERED*         PER UNIT*        OFFERING PRICE              FEE**
---------------------------    ------------     ----------------    ----------------        ------------
Market-value adjustment
 annuity contracts (or
 modified guaranteed
 annuity contracts)........    $200,000,000                           $200,000,000               $-0-

-------------


*  Securities are not issued in predetermined units.
** Registration fee for these securities, in the amount of $200 million, was paid at the time the securities were originally registered on Form S-3 as filed by Pruco Life Insurance Company on February 27, 2003. The current amount of registered, but unsold, securities is reported quarterly by the Registrant on Form 10-Q and annually on Form 10-K.

STRATEGIC PARTNERS(SM)
ANNUITY ONE 3
VARIABLE ANNUITY
--------------------------------------------------------------------------------

PROSPECTUS: MAY 1, 2004


THIS PROSPECTUS DESCRIBES AN INDIVIDUAL VARIABLE ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY-OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.

THE FUNDS
------------------------------------------------------------


Strategic Partners Annuity One 3 offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds managed by these leading asset managers:


PRUDENTIAL INVESTMENTS LLC
JENNISON ASSOCIATES LLC
A I M CAPITAL MANAGEMENT, INC.
ALLIANCE CAPITAL MANAGEMENT, L.P.
CALAMOS ASSET MANAGEMENT, INC.
DAVIS ADVISORS

DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED


THE DREYFUS CORPORATION

GE ASSET MANAGEMENT, INCORPORATED

GOLDMAN SACHS ASSET MANAGEMENT, L.P.


HOTCHKIS AND WILEY CAPITAL MANAGEMENT LLC


JANUS CAPITAL MANAGEMENT LLC


J.P. MORGAN INVESTMENT MANAGEMENT INC.

MASSACHUSETTS FINANCIAL SERVICES COMPANY (MFS)
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (PIMCO)
SALOMON BROTHERS ASSET MANAGEMENT INC.

STATE STREET RESEARCH AND MANAGEMENT COMPANY


WILLIAM BLAIR & COMPANY, LLC



You may choose between two basic versions of Strategic Partners Annuity One 3. One version, the Contract With Credit, provides for a bonus credit that we add to each purchase payment you make. If you choose this version of Strategic Partners Annuity One 3, some charges and expenses may be higher than if you choose the version without the credit. Those higher charges could exceed the amount of the credit under some circumstances, particularly if you withdraw purchase payments within a few years of making those purchase payments.

PLEASE READ THIS PROSPECTUS
------------------------------------------------------------


Please read this prospectus before purchasing a Strategic Partners Annuity One 3 variable annuity contract, and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears on page 14 of this prospectus.



TO LEARN MORE ABOUT STRATEGIC PARTNERS ANNUITY ONE 3

------------------------------------------------------------


To learn more about the Strategic Partners Annuity One 3 variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2004. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 942-8090. The SEC maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Annuity One 3 SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on page 75 of this prospectus.


FOR A FREE COPY OF THE SAI CALL US AT:
------------------------------------------------------------
- (888) PRU-2888 or write to us at:
- Prudential Annuity Service Center
  P.O. Box 7960
  Philadelphia, PA 19101


THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS ANNUITY ONE 3 IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


STRATEGIC PARTNERS(SM) IS A SERVICE MARK OF THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA                                                                 ORD01142

CONTENTS
--------------------------------------------------------------------------------


                                       PART I: STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS
                                       -------------------------------------------------

                                       SUMMARY
                                       -------
                                                Glossary...........................................      6
                                                Summary............................................     10
                                                Risk Factors.......................................     14
                                                Summary Of Contract Expenses.......................     15
                                                Expense Examples...................................     19

                                       PART II: STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS
                                       ------------------------------------------------------------

                                       SECTIONS 1-9
                                       ------------------------------------------------------------

                                           Section 1: What Is The Strategic Partners Annuity One 3
                                             Variable Annuity?.....................................     26
                                                Short Term Cancellation Right Or "Free Look".......     27

                                           Section 2: What Investment Options Can I Choose?........     28
                                                Variable Investment Options........................     28
                                                Fixed Interest Rate Options........................     36
                                                Market Value Adjustment Option.....................     37
                                                Transfers Among Options............................     38
                                                Additional Transfer Restrictions...................     39
                                                Dollar Cost Averaging..............................     40
                                                Asset Allocation Program...........................     41
                                                Auto-Rebalancing...................................     41
                                                Voting Rights......................................     41
                                                Substitution.......................................     41

                                           Section 3: What Kind Of Payments Will I Receive During
                                             The Income Phase? (Annuitization).....................     42
                                                Payment Provisions.................................     42
                                                Payment Provisions Without The Guaranteed Minimum
                                                  Income Benefit...................................     42
                                                    Option 1: Annuity Payments For A Fixed
                                                      Period.......................................     42
                                                    Option 2: Life Income Annuity Option...........     42
                                                    Option 3: Interest Payment Option..............     42
                                                    Other Annuity Options..........................     43
                                                Tax Considerations.................................     43
                                                Guaranteed Minimum Income Benefit..................     43
                                                    GMIB Roll-up...................................     44
                                                    GMIB Option 1 -- Single Life Payout Option.....     46
                                                    GMIB Option 2 -- Joint Life Payout Option......     46
                                                Income Appreciator Benefit.........................     46
                                                How We Determine Annuity Payments..................     48

                                           Section 4: What Is The Death Benefit?...................     50
                                                Beneficiary........................................     50
                                                Calculation Of The Death Benefit...................     50
                                                Guaranteed Minimum Death Benefit...................     50
                                                    GMDB Roll-up...................................     50
                                                    GMDB Step-up...................................     51
                                                Special Rules If Joint Owners......................     51
                                                Payout Options.....................................     52
                                                Earnings Appreciator Benefit.......................     52
                                                Spousal Continuance Benefit........................     53

                                           Section 5: How Can I Purchase A Strategic Partners
                                             Annuity One 3 Contract? ..............................     56
                                                Purchase Payments..................................     56
                                                Allocation Of Purchase Payments....................     56
                                                Credits............................................     56
                                                Calculating Contract Value.........................     57

--------------------------------------------------------------------------------



                                           Section 6: What Are The Expenses Associated With The
                                             Strategic Partners Annuity One 3 Contract?............     58
                                                Insurance And Administrative Charge................     58
                                                Withdrawal Charge..................................     59
                                                Waiver Of Withdrawal Charges For Critical Care.....     59
                                                Contract Maintenance Charge........................     60
                                                Guaranteed Minimum Income Benefit Charge...........     60
                                                Income Appreciator Benefit Charge..................     60
                                                Earnings Appreciator Benefit Charge................     61
                                                Taxes Attributable To Premium......................     62
                                                Transfer Fee.......................................     62
                                                Company Taxes......................................     62
                                                Underlying Mutual Fund Fees........................     62

                                           Section 7: How Can I Access My Money?...................     63
                                                Withdrawals During The Accumulation Phase..........     63
                                                Automated Withdrawals..............................     63
                                                Income Appreciator Benefit Options During The
                                                  Accumulation Phase...............................     63
                                                Suspension Of Payments Or Transfers................     65

                                           Section 8: What Are The Tax Considerations Associated
                                             With The Strategic Partners Annuity One 3 Contract?...     66
                                                Contracts Owned By Individuals (Not Associated With
                                                  Tax-Favored Retirement Plans)....................     66
                                                Contracts Held By Tax-Favored Plans................     69

                                           Section 9: Other Information............................     73
                                                Pruco Life Insurance Company.......................     73
                                                The Separate Account...............................     73
                                                Sale And Distribution Of The Contract..............     73
                                                Litigation.........................................     74
                                                Assignment.........................................     74
                                                Financial Statements...............................     75
                                                Statement Of Additional Information................     75
                                                Householding.......................................     75
                                                Market-Value Adjustment Formula....................     76
                                                IRA Disclosure Statement...........................     79

                                           Appendix A..............................................     83
                                                Accumulation Unit Values...........................     83

                                           Appendix B..............................................     88
                                                Hypothetical Illustrations.........................     88



                                       PART III: PROSPECTUSES
                                       ----------------------

                                       VARIABLE INVESTMENT OPTIONS
                                       ---------------------------

                                        THE PRUDENTIAL SERIES FUND, INC.

                                        JANUS ASPEN SERIES


                                                                               3
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 4

PART I SUMMARY
--------------------------------------------------------------------------------

STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS

                                                                          PART I

STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY

GLOSSARY
--------------------------------------------------------------------------------
WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THESE WORDS OR TERMS.

ACCUMULATION PHASE

The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ADJUSTED CONTRACT VALUE


When you begin receiving income payments, the value of your contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges.



ADJUSTED PURCHASE PAYMENT



Your invested purchase payment adjusted for any subsequent withdrawals. The adjusted purchase payment is used only for calculations of the Earnings Appreciator Benefit.


ANNUITANT


The person whose life determines the amount of income payments that we will pay. If the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.


ANNUITY DATE


The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.


BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.


BUSINESS DAY



A day on which both the New York Stock Exchange and Pruco Life are open for business. Our business day generally ends at 4:00 p.m. Eastern time.



CO-ANNUITANT



The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirements for changing the annuity date are met. No co-annuitant may be designated if the owner is a non-natural person.


CONTRACT DATE


The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.


CONTRACT OWNER, OWNER, OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT VALUE

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your contract value will go up or down based on the performance of the investment options you choose.

CONTRACT WITH CREDIT


A version of the annuity contract that provides for a bonus credit with each purchase payment that you make and has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit.


CONTRACT WITHOUT CREDIT

A version of the annuity contract that does not provide a credit and has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY

CREDIT

If you choose the Contract With Credit, this is the bonus amount that we allocate to your account each time you make a purchase payment. The amount of the credit is a percentage of the purchase payment. Bonus credits generally are not recaptured once the free look period expires. Our reference in the preceding sentence to "generally are not recaptured" refers to the fact that we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year of death.

DEATH BENEFIT


If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested purchase payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit is available for an additional charge. See "What is the Death Benefit?" on page 50.


DOLLAR COST AVERAGING FIXED RATE OPTION (DCA FIXED RATE OPTION)


An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options or to the one-year fixed interest rate option.


EARNINGS APPRECIATOR BENEFIT (EAB)

An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

FIXED INTEREST RATE OPTIONS


Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option.



GOOD ORDER



An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.



GUARANTEE PERIOD



A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We may offer one or more guarantee periods.



GUARANTEED MINIMUM DEATH BENEFIT (GMDB)



An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value.


GMDB PROTECTED VALUE


The amount guaranteed under the Guaranteed Minimum Death Benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested purchase payments and reduce proportionally by withdrawals.


GMDB ROLL-UP


We use the GMDB roll-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate starting on the date that each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.


GMDB STEP-UP


We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the contract value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the contract value subsequently declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional purchase payments or withdrawals).

GLOSSARY CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY


GUARANTEED MINIMUM INCOME BENEFIT (GMIB)



An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.


GMIB PROTECTED VALUE


We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit.



     The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments. Any withdrawals in subsequent contract years will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it used to calculate the cash surrender value or death benefit.



GMIB RESET



You may elect to "step-up" or "reset" your GMIB protected value if your contract value is greater than the current GMIB protected value. Upon exercise of the reset provision, your GMIB protected value will be reset to equal your current contract value. You are limited to two resets over the life of your contract, provided that certain annuitant age requirements are met.


GMIB ROLL-UP


We will use the GMIB roll-up value to compute the GMIB protected value of the Guaranteed Minimum Income Benefit. The GMIB roll-up is equal to the invested purchase payments (after a reset, the contract value at the time of the reset) compounded daily at an effective annual interest rate starting on the date each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.


INCOME APPRECIATOR BENEFIT (IAB)

An optional feature that may be available for an additional charge that may provide a supplemental income benefit based on earnings under the contract.


IAB AUTOMATIC WITHDRAWAL PAYMENT PROGRAM



A series of payments consisting of a portion of your contract value and Income Appreciator Benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.



IAB CREDIT



An amount we add to your contract value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.


INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

INCOME PHASE


The period during which you receive income payments under the contract.


INVESTED PURCHASE PAYMENTS


Your purchase payments (which we define below) less any deduction we make for any tax charge.


JOINT OWNER


The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. The joint owner may be the owner's spouse, but need not be.


MARKET VALUE ADJUSTMENT

An adjustment to your contract value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY

MARKET VALUE ADJUSTMENT OPTION


This investment option may offer various guarantee periods and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals or transfers that you make from this option prior to the end of its guarantee period.


NET PURCHASE PAYMENTS

Your total purchase payments less any withdrawals you have made.

PRUDENTIAL ANNUITY SERVICE CENTER


For general correspondence: P.O. Box 7960, Philadelphia, PA 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The telephone number is
(888) PRU-2888. Prudential's Web site is www.prudential.com.


PURCHASE PAYMENTS


The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.


SEPARATE ACCOUNT


Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.


STATEMENT OF ADDITIONAL INFORMATION


A document containing certain additional information about the Strategic Partners Annuity One 3 variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.


TAX DEFERRAL


This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract," on page 66.


VARIABLE INVESTMENT OPTION

When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY


SUMMARY FOR SECTIONS 1-9

--------------------------------------------------------------------------------

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING
SECTION IN PART II OF THE PROSPECTUS.


SECTION 1
WHAT IS THE STRATEGIC PARTNERS ANNUITY ONE 3 VARIABLE ANNUITY?



The Strategic Partners Annuity One 3 variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options, fixed interest rate options, and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.



   There are two basic versions of the Strategic Partners Annuity One 3 variable annuity.


Contract With Credit.

- provides for a bonus credit that we add to each purchase payment that you make,

- has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,


- may provide lower interest rates for fixed interest rate options and the market value adjustment option than the Contract Without Credit, and


- may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

Contract Without Credit.

-  does not provide a credit,


- has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,



- may provide higher interest rates for fixed interest rate options and the market value adjustment option than the Contract With Credit, and


- may provide more available market value adjustment guarantee periods than the Contract With Credit.


   The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in the Prudential Money Market Portfolio variable investment option.


   The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.


   Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to be at least 3%.



   You may make up to 12 free transfers each contract year among the investment options. Certain restrictions apply to transfers involving the fixed interest rate options.


   The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

- During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.

- The income phase starts when you begin receiving regular payments from your contract.

   The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments, such as age, gender, and the payout option you select.

   The contract offers a choice of income and death benefit options, which may also be available to you.


   There are certain state variations to this contract that are referred to in this prospectus. Please see your contract for further information on these and other variations.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY


   We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.



   If you change your mind about owning Strategic Partners Annuity One 3, you may cancel your contract within 10 days after receiving it (or whatever period is required under applicable law). This time period is referred to as the "Free Look" period.



   Pruco Life offers several different annuities which your representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, and the ability to access your annuity's contract value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different between each annuity. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage.


SECTION 2
WHAT INVESTMENT OPTIONS CAN I CHOOSE?


You can invest your money in any of the following variable investment options:


The Prudential Series Fund, Inc.


   Jennison Portfolio


   Prudential Equity Portfolio

   Prudential Global Portfolio

   Prudential Money Market Portfolio

   Prudential Stock Index Portfolio


   Prudential Value Portfolio


   SP Aggressive Growth Asset Allocation Portfolio

   SP AIM Aggressive Growth Portfolio

   SP AIM Core Equity Portfolio

   SP Alliance Large Cap Growth Portfolio


   SP Balanced Asset Allocation Portfolio


   SP Conservative Asset Allocation Portfolio

   SP Davis Value Portfolio

   SP Deutsche International Equity Portfolio


   SPGoldman Sachs Small Cap Value Portfolio (formerly SP Small/Mid Cap Value
     Portfolio)


   SP Growth Asset Allocation Portfolio


   SP Large Cap Value Portfolio



   SP MFS Capital Opportunities Portfolio



   SP Mid Cap Growth Portfolio


   SP PIMCO High Yield Portfolio

   SP PIMCO Total Return Portfolio

   SP Prudential U.S. Emerging Growth Portfolio


   SPState Street Research Small Cap Growth Portfolio
       (formerly SP INVESCO Small Company Growth Portfolio)



   SP Strategic Partners Focused Growth Portfolio



   SPTechnology Portfolio (formerly SP Alliance Technology Portfolio)



   SPWilliam Blair International Growth Portfolio (formerly SP Jennison
     International Growth Portfolio)


Janus Aspen Series

   Growth Portfolio -- Service Shares


   Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.



   You may also invest your money in fixed interest rate options or in a market value adjustment option.


SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.


   For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB) and the Income Appreciator Benefit. The Guaranteed Minimum Income Benefit

SUMMARY FOR SECTIONS 1-9 CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY


provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. The Income Appreciator Benefit may provide an additional income amount during the accumulation phase or upon annuitization. See "What Kind Of Payments Will I Receive During The Income Phase" on page 42.


SECTION 4
WHAT IS THE DEATH BENEFIT?


In general, if the sole owner or first-to-die of the owner or joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive, at a minimum, the greater of (i) the contract value, (ii) either the base death benefit or, for a higher insurance and administrative cost, a potentially larger Guaranteed Minimum Death Benefit (GMDB). The base death benefit equals the total invested purchase payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to a "GMDB protected value" that depends upon which of the following Guaranteed Minimum Death Benefit options you choose:


- the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value;"

- the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value;" or


-  the greater of the GMDB step-up value and GMDB roll-up value.



   On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Benefit, if the conditions that we describe on page 53 are met.



   For an additional fee, you may also choose, if it is available in your contract, the Earnings Appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation period.



SECTION 5
HOW CAN I PURCHASE A STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT?



You can purchase this contract, under most circumstances, with a minimum initial purchase payment of $10,000, but not greater than $1,000,000 absent our prior approval. Generally, you can make additional purchase payments of $500 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. The Contract With Credit provides for the allocation of a credit with each purchase payment.



   You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. In addition, certain age limits apply to certain features and benefits described herein.



SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT?


The contract has insurance features and investment features, both of which have related costs and charges.


- Each year (or upon full surrender) we deduct a contract maintenance charge if your contract value is less than $75,000. This charge is currently equal to the lesser of $35 or 2% of your contract value. We do not impose the contract maintenance charge if your contract value is $75,000 or more. We may impose lesser charges in certain states.



- For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit option that you choose. The daily cost is equivalent to an annual charge as follows:



    --  1.4% if you choose the base death benefit,



    -- 1.65% if you choose the roll-up or step-up Guaranteed Minimum Death Benefit option, or



    -- 1.75% if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY


        We impose an additional insurance and administrative charge of 0.10% annually for the Contract With Credit.



- We will deduct an additional charge if you choose the Guaranteed Minimum Income Benefit. We deduct this annual charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value. (In some states this fee may be lower.)



- We will deduct an additional charge if you choose the Income Appreciator Benefit. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your contract value.



- We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your contract value.



- There are a few states/jurisdictions that assess a premium tax on us when you begin receiving regular income payments from your annuity. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your contract value.



- There are also expenses associated with the mutual funds. For 2003, the fees of these funds ranged on an annual basis from 0.37% to 2.56% of fund assets, which are reduced by expense reimbursements or waivers to 0.37% to 1.30%. These reimbursements or waivers may be terminated at any time.


- If you withdraw money (or you begin the income phase) less than seven contract anniversaries after making a purchase payment, then you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7% for the Contract Without Credit and 5-8% for the Contract With Credit. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)


   For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" on page 15 and "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?" on page 58.


SECTION 7
HOW CAN I ACCESS MY MONEY?


You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. For the Contract Without Credit, if you withdraw money less than seven contract anniversaries after making a purchase payment, we may impose a withdrawal charge ranging from 1-7%. For the Contract With Credit, we may impose a withdrawal charge ranging from 5-8%. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)


   Under the market value adjustment option, you will be subject to a market value adjustment if you make a withdrawal or transfer from the option prior to the end of a guarantee period.


SECTION 8
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT?



Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawal as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age
59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth
IRAs) are

SUMMARY FOR SECTIONS 1-9 CONTINUED

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY


taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.


SECTION 9
OTHER INFORMATION

This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.


RISK FACTORS


There are various risks associated with an investment in the market value adjustment option that we summarize below.


   ISSUER RISK. The market value adjustment option, fixed interest rate options, and the contract's other insurance features are available under a contract issued by Pruco Life, and thus backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the market value adjustment option and fixed interest rate options and to fulfill its insurance guarantees could be impaired.



   RISKS RELATED TO CHANGING INTEREST RATES. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the market value adjustment option. Nonetheless, the market value adjustment formula (which is detailed in the appendix to this prospectus) reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.



   RISKS RELATED TO THE WITHDRAWAL CHARGE. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY


SUMMARY OF CONTRACT EXPENSES

--------------------------------------------------------------------------------


THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS YOU WILL PAY FOR STRATEGIC PARTNERS ANNUITY ONE 3. THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS.



For more detailed information, including additional information about current and maximum charges, see "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?" on page 58. The individual fund prospectuses contain detailed expense information about the underlying mutual funds.



                      CONTRACT OWNER TRANSACTION EXPENSES


WITHDRAWAL CHARGE(1)
-----------------------------------------
     CONTRACT         CONTRACT   CONTRACT
ANNIVERSARIES SINCE     WITH     WITHOUT
 PURCHASE PAYMENT      CREDIT     CREDIT
-------------------   --------   --------
         0               8%         7%
         1               8%         6%
         2               8%         5%
         3               8%         4%
         4               7%         3%
         5               6%         2%
         6               5%         1%
         7               0%         0%


MAXIMUM TRANSFER FEE
--------------------------------------------------------------
         Each transfer after 12(2)                     $30.00

CHARGE FOR PREMIUM TAX IMPOSED ON US BY CERTAIN
STATES/JURISDICTIONS
--------------------------------------------------------------
                                  Up to 3.5% of contract value



1: Each contract year, you may withdraw a specified amount of your contract value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" on page 59. In certain states reduced withdrawal charges may apply under the Contract with Credit. Your contract contains the applicable charges.



2: Currently, we charge $25 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing or transfers from the market value adjustment option at the end of a guarantee period, and do not count them toward the limit of 12 free transfers per year.

SUMMARY OF CONTRACT EXPENSES CONTINUED


--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY

The next table describes the fees and expenses you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.


                            ANNUAL ACCOUNT EXPENSES



MAXIMUM CONTRACT MAINTENANCE CHARGE AND CONTRACT CHARGE
  UPON FULL WITHDRAWAL(3)
---------------------------------------------------------------------
                                                               $60.00
ANNUAL INSURANCE AND ADMINISTRATIVE EXPENSES
---------------------------------------------------------------------
        AS A PERCENTAGE OF ACCOUNT VALUE IN VARIABLE
        INVESTMENT OPTIONS
         Base Death Benefit:                                     1.40%
        Guaranteed Minimum Death Benefit Option--Roll-Up or
        Step-Up:                                                 1.65%
        Guaranteed Minimum Death Benefit Option--Greater of
        Roll-Up and Step-Up:                                     1.75%
         Additional Charge for Contract With Credit(4)           0.10%
ANNUAL GUARANTEED MINIMUM INCOME BENEFIT CHARGE AND CHARGE
  UPON CERTAIN WITHDRAWALS(5) (for contracts sold on or
  after January 20, 2004, or upon subsequent state approval)
---------------------------------------------------------------------
         AS A PERCENTAGE OF AVERAGE GMIB PROTECTED VALUE         0.50%
ANNUAL GUARANTEED MINIMUM INCOME BENEFIT CHARGE AND CHARGE
  UPON CERTAIN WITHDRAWALS(5) (FOR ALL OTHER CONTRACTS)
---------------------------------------------------------------------
         AS A PERCENTAGE OF AVERAGE GMIB PROTECTED VALUE         0.45%
ANNUAL INCOME APPRECIATOR BENEFIT CHARGE AND CHARGE
  UPON CERTAIN WITHDRAWALS(6)
---------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE                       0.25%
ANNUAL EARNINGS APPRECIATOR BENEFIT CHARGE AND CHARGE
  UPON CERTAIN TRANSACTIONS(7)
---------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE                       0.30%



3: Currently, we waive this fee if your contract value is greater than or equal to $75,000. If your contract value is less than $75,000, we currently charge the lesser of $35 or 2% of your contract value. This is a single fee that we assess
(a) annually or (b) upon full withdrawal made on a date other than a contract anniversary. As shown in the table, we can increase this fee in the future up to a maximum of $60, but we have no current intention to do so. This charge may be lower in certain states.



4: We impose this additional charge of 0.10% annually on the Contract With Credit, irrespective of which death benefit option you choose.



5: We impose this charge only if you choose the Guaranteed Minimum Income Benefit. This charge is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. In some states this charge is 0.30%, see your contract for details. Subject to certain age or duration restrictions, the roll-up value is the total of all invested purchase payments (after a reset, the contract value at the time of the reset) compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Withdrawals reduce both the roll-up value and the 200% cap. The reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and 200% cap proportionally to the additional reduction in contract value after the first 5% withdrawal occurs. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining contract value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time.



6: We impose this charge only if you choose the Income Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.25% of your contract value. The Income Appreciator Benefit charge is calculated: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last deducted. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable charge. With respect to full and partial withdrawals, we prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.



7: We impose this charge only if you choose the Earnings Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.30% of your contract value. Although the charge may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable earnings appreciator charge. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY


                  TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES



The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2003. Fund expenses are not fixed or guaranteed by the Strategic Partners Annuity One 3 contract, and may vary from year to year.



                                                              MINIMUM   MAXIMUM
                                                              -------   -------
Total Annual Underlying Mutual Fund Operating Expenses         0.37%     2.56%

* Actual expenses for the mutual funds are lower due to certain expense reimbursements or waivers. Expense reimbursements or waivers are voluntary and may be terminated at any time. The minimum and maximum expenses, with expense reimbursements are 0.37% and 1.30%, respectively.

SUMMARY OF CONTRACT EXPENSES CONTINUED


--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY


ANNUAL MUTUAL FUND EXPENSES
---------------------------------------------------------------------------------------------------------------------------------
AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------------------------
                                                              INVESTMENT         OTHER
                                                             ADVISORY FEES      EXPENSES      TOTAL EXPENSES(1)
THE PRUDENTIAL SERIES FUND, INC.
---------------------------------------------------------------------------------------------------------------------------------
         Jennison Portfolio                                      0.60%           0.04%              0.64%
         Prudential Equity Portfolio                             0.45%           0.04%              0.49%
         Prudential Global Portfolio                             0.75%           0.12%              0.87%
         Prudential Money Market Portfolio                       0.40%           0.04%              0.44%
         Prudential Stock Index Portfolio                        0.35%           0.02%              0.37%
         Prudential Value Portfolio                              0.40%           0.04%              0.44%
         SP Aggressive Growth Asset Allocation Portfolio(2,
           3)                                                    0.85%           0.30%              1.15%
         SP AIM Aggressive Growth Portfolio(2)                   0.95%           1.07%              2.02%
         SP AIM Core Equity Portfolio(2)                         0.85%           0.87%              1.72%
         SP Alliance Large Cap Growth Portfolio                  0.90%           0.16%              1.06%
         SP Balanced Asset Allocation Portfolio(2, 3)            0.77%           0.21%              0.98%
         SP Conservative Asset Allocation Portfolio(2, 3)        0.72%           0.16%              0.88%
         SP Davis Value Portfolio                                0.75%           0.07%              0.82%
         SP Deutsche International Equity Portfolio(2)           0.90%           0.40%              1.30%
         SP Goldman Sachs Small Cap Value Portfolio
           (formerly SP Small/Mid Cap Value Portfolio)           0.90%           0.14%              1.04%
         SP Growth Asset Allocation Portfolio(2, 3)              0.81%           0.26%              1.07%
         SP Large Cap Value Portfolio(2)                         0.80%           0.31%              1.11%
         SP MFS Capital Opportunities Portfolio(2)               0.75%           1.27%              2.02%
         SP Mid-Cap Growth Portfolio(2)                          0.80%           0.54%              1.34%
         SP PIMCO High Yield Portfolio                           0.60%           0.12%              0.72%
         SP PIMCO Total Return Portfolio                         0.60%           0.05%              0.65%
         SP Prudential U.S. Emerging Growth Portfolio            0.60%           0.20%              0.80%
         SP State Street Research Small Cap Growth
           Portfolio(2)
           (formerly SP INVESCO Small Company Growth
           Portfolio)                                            0.95%           0.83%              1.78%
         SP Strategic Partners Focused Growth Portfolio(2)       0.90%           0.75%              1.65%
         SP Technology Portfolio(2)
           (formerly SP Alliance Technology Portfolio)           1.15%           1.41%              2.56%
         SP William Blair International Growth Portfolio
           (formerly SP Jennison International Growth
           Portfolio)                                            0.85%           0.30%              1.15%



                                                               INVESTMENT         12B-1             OTHER             TOTAL
                                                              ADVISORY FEES        FEE            EXPENSES          EXPENSES
JANUS ASPEN SERIES(4)
--------------------------------------------------------------------------------------------------------------------------------
         Growth Portfolio -- Service Shares                       0.65%           0.25%             0.02%             0.92%



1. The Total Expenses do not reflect fee waivers, reimbursement of expenses, or expense offset arrangements for the fiscal year ended December 31, 2003.



2. The portfolios' total actual annual operating expenses for the year ended December 31, 2003 were less than the amount shown in the table due to fee waivers, reimbursement of expenses and expense offset arrangements. These expense reimbursements are voluntary and may be terminated by Prudential Investments LLC at any time. After accounting for the expense reimbursements, the portfolios' actual annual operating expenses were:



                                            TOTAL ACTUAL ANNUAL
                                        PORTFOLIO OPERATING EXPENSES
              PORTFOLIO NAME            AFTER EXPENSE REIMBURSEMENT
    SP Aggressive Growth Asset
      Allocation Portfolio                          0.97%
    SP AIM Aggressive Growth Portfolio              1.07%
    SP AIM Core Equity Portfolio                    1.00%
    SP Balanced Asset Allocation
      Portfolio                                     0.87%
    SP Conservative Asset Allocation
      Portfolio                                     0.81%
    SP Deutsche International Equity
      Portfolio                                     1.10%
    SP Growth Asset Allocation
      Portfolio                                     0.92%



                                            TOTAL ACTUAL ANNUAL
                                        PORTFOLIO OPERATING EXPENSES
              PORTFOLIO NAME            AFTER EXPENSE REIMBURSEMENT
    SP Large Cap Value Portfolio                    0.90%
    SP MFS Capital Opportunities
      Portfolio                                     1.00%
    SP Mid Cap Growth Portfolio                     1.00%
    SP State Street Research Small Cap
      Growth Portfolio                              1.15%
    SP Strategic Partners Focused
      Growth Portfolio                              1.01%
    SP Technology Portfolio                         1.30%



3. Each asset allocation portfolio invests in a combination of underlying portfolios of The Prudential Series Fund, Inc. The Total Expenses for each asset allocation portfolio are calculated as a blend of the fees of the underlying portfolios, plus a 0.05% advisory fee payable to the investment adviser, Prudential Investments LLC. The 0.05% advisory fee is included in the amount of each investment advisory fee set forth in the table above.



4. Because the 12b-1 fee is charged as an ongoing fee, long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charges permitted by the National Association of Securities Dealers, Inc.

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY

EXPENSE EXAMPLES
--------------------------------------------------------------------------------

THESE EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES, AND UNDERLYING MUTUAL FUND FEES AND EXPENSES.


THE EXAMPLES ASSUME THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLES ALSO ASSUME THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUME THE MAXIMUM FEES AND EXPENSES OF ANY OF THE MUTUAL FUNDS, WHICH DO NOT REFLECT ANY EXPENSE REIMBURSEMENTS OR WAIVERS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE AS INDICATED IN THE TABLES THAT FOLLOW.



EXAMPLE 1A: Contract With Credit: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets


This example assumes that:

-  You invest $10,000 in the Contract With Credit;


- You choose a Guaranteed Minimum Death Benefit that provides the greater of the step-up and roll-up death benefit;



- You choose the Guaranteed Minimum Income Benefit (for contracts sold on or after January 20, 2004, or upon subsequent state approval);


-  You choose the Earnings Appreciator Benefit;

-  You choose the Income Appreciator Benefit;


- You allocate all of your assets to the variable investment option having the maximum total operating expenses;


-  The investment has a 5% return each year;

-  The mutual fund's total operating expenses remain the same each year; and

-  You withdraw all your assets at the end of the indicated period.

EXPENSE EXAMPLES CONTINUED

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY


EXAMPLE 1b: Contract With Credit: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets


This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.


EXAMPLE 2a: Contract Without Credit: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets



This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.



EXAMPLE 2b: Contract Without Credit: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit and You Do Not Withdraw Your Assets


This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

EXAMPLE 3a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets

This example assumes that:

-  You invest $10,000 in the Contract With Credit;


- You do not choose a Guaranteed Minimum Death Benefit, Earnings Appreciator Benefit, Guaranteed Minimum Income Benefit, or Income Appreciator Benefit;


- You allocate all of your assets to the variable investment option having the maximum total operating expenses;

-  The investment has a 5% return each year;


-  The mutual fund's total operating expenses remain the same each year; and


-  You withdraw all your assets at the end of the indicated period.

EXAMPLE 3b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 3a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY

EXAMPLE 4a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets


This example makes exactly the same assumptions as Example 3a except that it assumes that you invest in the Contract Without Credit.


EXAMPLE 4b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 4a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

NOTES FOR EXPENSE EXAMPLES:


THESE EXAMPLES SHOULD NOT BE
CONSIDERED A REPRESENTATION OF PAST
OR FUTURE EXPENSES. ACTUAL EXPENSES
MAY BE GREATER OR LESS THAN THOSE
SHOWN.



Note that withdrawal charges (which
are reflected in Examples 1a, 2a,
3a and 4a) are assessed in
connection with some annuity
options, but not others.



The values shown in the 10 year
column are the same for Example 4a
and 4b, the same for Example 3a and
3b, the same for Example 2a and 2b,
and the same for Example 1a and 1b.
This is because if 10 years have
elapsed since your last purchase
payment, we would no longer deduct
withdrawal charges when you make a
withdrawal. The indicated examples
reflect the maximum withdrawal
charges, but in certain states
reduced withdrawal charges may
apply for certain ages.



The examples use an average
contract maintenance charge, which
we calculated based on our estimate
of the total contract fees we
expect to collect in 2004. Based on
these estimates, the contract
maintenance charge is included as
an annual charge of 0.062% of
contract value. Your actual fees
will vary based on the amount of
your contract and your specific
allocation among the investment
options.



Premium taxes are not reflected in
the examples. We deduct a charge to
approximate premium taxes that may
be imposed on us in your state.
This charge is generally deducted
from the amount applied to an
annuity payout option.



A table of accumulation unit values
appears in the Appendix to this
prospectus.

EXPENSE EXAMPLES CONTINUED

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SUMMARY


CONTRACT WITH CREDIT: GREATER OF ROLL-UP AND STEP-UP GUARANTEED MINIMUM
DEATH BENEFIT OPTION; GUARANTEED MINIMUM INCOME BENEFIT; EARNINGS
APPRECIATOR BENEFIT; INCOME APPRECIATOR BENEFIT
---------------------------------------------------------------------------
    EXAMPLE 1a:                         EXAMPLE 1b:
    IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
    -----------------------------------------------------------------------
     1 YR    3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
    $1,325   $2,461   $3,492   $5,595   $573    $1,709    $2,834    $5,595



CONTRACT WITHOUT CREDIT: GREATER OF ROLL-UP AND STEP-UP GUARANTEED MINIMUM
DEATH BENEFIT OPTION; GUARANTEED MINIMUM INCOME BENEFIT; EARNINGS
APPRECIATOR BENEFIT; INCOME APPRECIATOR BENEFIT
--------------------------------------------------------------------------------
     EXAMPLE 2a:                             EXAMPLE 2b:
     IF YOU WITHDRAW YOUR ASSETS             IF YOU DO NOT WITHDRAW YOUR ASSETS
     ---------------------------------------------------------------------------
      1 YR      3 YRS     5 YRS    10 YRS    1 YR     3 YRS     5 YRS    10 YRS
     $1,171    $2,066    $2,953    $5,309    $541    $1,616    $2,683    $5,309



CONTRACT WITH CREDIT: BASE DEATH BENEFIT
---------------------------------------------------------------------------
    EXAMPLE 3a:                         EXAMPLE 3b:
    IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
    -----------------------------------------------------------------------
     1 YR    3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
    $1,183   $2,055   $2,849   $4,480   $431    $1,303    $2,191    $4,480



CONTRACT WITHOUT CREDIT: BASE DEATH BENEFIT
---------------------------------------------------------------------------
    EXAMPLE 4a:                         EXAMPLE 4b:
    IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
    -----------------------------------------------------------------------
     1 YR    3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
    $1,034   $1,674   $2,331   $4,224   $404    $1,224    $2,061    $4,224

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                                                                              23

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 24

PART II SECTIONS 1-9
--------------------------------------------------------------------------------

STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS

                                                                         PART II

STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

        1:

WHAT IS THE STRATEGIC PARTNERS ANNUITY ONE 3


        VARIABLE ANNUITY?
--------------------------------------------------------------------------------


THE STRATEGIC PARTNERS ANNUITY ONE 3 VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).


Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time on or after the third contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.


   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract. (If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement.)



   There are two basic versions of Strategic Partners Annuity One 3 variable annuity.


Contract With Credit.

- provides for a bonus credit that we add to each purchase payment that you make,

- has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,


- may provide a lower interest rate for fixed interest rate options and the market value adjustment option than the Contract Without Credit, and


- may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

Contract Without Credit.

-  does not provide a credit,

- has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,


- may provide a higher interest rate for fixed interest rate options and the market value adjustment option than the Contract With Credit, and



- may provide more market value adjustment guarantee periods than the Contract With Credit.


   Unless we state otherwise, when we use the word contract, it applies to both versions.


   Because of the higher withdrawal charges, if you choose the Contract With Credit and you withdraw a purchase payment, depending upon the performance of the investment options you choose, you may be worse off than if you had chosen the Contract Without Credit. We do not recommend purchase of either version of Strategic Partners Annuity One 3 if you anticipate having to withdraw a significant amount of your purchase payments within a few years of making those purchase payments.



   Strategic Partners Annuity One 3 is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options, guaranteed fixed interest rate options and a market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.



   Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


   As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.



   The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.



SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"



If you change your mind about owning Strategic Partners Annuity One 3, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:



-  Your full purchase payment, less any applicable federal and state income tax;
   or



- The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.



   If you have purchased the Contract With Credit, we will deduct any credit we had added to your contract value. To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

        2:
WHAT INVESTMENT OPTIONS

        CAN I CHOOSE?
--------------------------------------------------------------------------------


THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY OF THE VARIABLE INVESTMENT OPTIONS, FIXED INTEREST RATE OPTIONS, AND A MARKET VALUE ADJUSTMENT OPTION.



The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference.


VARIABLE INVESTMENT OPTIONS


The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/subadviser for each portfolio appears next to the description.



   All the portfolios on the following chart, except for the Janus Aspen
Series -- Growth Portfolio, are Prudential Series Fund portfolios. The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio and Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach. The SP Aggressive Growth Asset Allocation Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio invest in other Prudential Series Fund Portfolios, and are managed by PI.



   Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.



   A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.



   An affiliate of each of the funds may compensate Pruco Life based upon an annual percentage of the average assets held in the fund by Pruco Life under the contracts. These percentages may vary by fund and/or portfolio, and reflect administrative and other services we provide. With regard to its variable annuity contracts generally, Pruco Life receives fees that range from 0.05% to 0.40% annually for providing such services.



   As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  JENNISON PORTFOLIO: seeks long-term growth of capital. The     Jennison Associates
                                   Portfolio invests primarily in equity securities of major,     LLC
                                   established corporations that the subadviser believes offer above-average growth prospects. The Portfolio may invest up to 30% of its total assets in foreign securities. Stocks are selected on a company-by-company basis using fundamental
                                   analysis. Normally 65% of the Portfolio's total assets are invested in common stocks and preferred stocks of companies with capitalization in excess of $1 billion.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP CORE                    PRUDENTIAL EQUITY PORTFOLIO: seeks long-term growth of         GE Asset Management,
                                   capital. The Portfolio invests at least 80% of its             Incorporated;
                                   investable assets in common stocks of major established        Jennison Associates
                                   corporations as well as smaller companies that the             LLC; Salomon Brothers
                                   subadvisers believe offer attractive prospects of              Asset Management Inc.
                                   appreciation. The Portfolio may invest up to 30% of its
                                   total assets in foreign securities. The Portfolio may also invest 20% of its investable assets in short, intermediate or long-term debt obligations, convertible and
                                   nonconvertible preferred stock and other equity-related
                                   securities. Up to 5% of these investable assets may be rated below investment grade. Debt securities rated below
                                   investment grade are considered speculative and are
                                   sometimes referred to as "junk bonds."
-----------------------------------------------------------------------------------------------------------------------
 GLOBAL EQUITY                     PRUDENTIAL GLOBAL PORTFOLIO: seeks long-term growth of         Jennison Associates
                                   capital. The Portfolio invests primarily in common stocks      LLC
                                   (and their equivalents) of foreign and U.S. companies. When selecting stocks, the subadviser uses a growth approach
                                   which means that it looks for companies that have
                                   above-average growth prospects. Generally, the Portfolio
                                   invests in at least three countries, including the U.S., but may invest up to 35% of the Portfolio's assets in companies located in any one country other than the U.S.
-----------------------------------------------------------------------------------------------------------------------
 MONEY MARKET                      PRUDENTIAL MONEY MARKET PORTFOLIO: seeks maximum current       Prudential Investment
                                   income consistent with the stability of capital and the        Management, Inc.
                                   maintenance of liquidity. The Portfolio invests in
                                   high-quality short-term money market instruments issued by the U.S. Government or its agencies, as well as by
                                   corporations and banks, both domestic and foreign. The
                                   Portfolio will invest only in instruments that mature in
                                   thirteen months or less, and which are denominated in U.S.
                                   dollars.
-----------------------------------------------------------------------------------------------------------------------
 MANAGED INDEX                     PRUDENTIAL STOCK INDEX PORTFOLIO: seeks investment results     Prudential Investment
                                   that generally correspond to the performance of                Management, Inc.
                                   publicly-traded common stocks. With the price and yield
                                   performance of the Standard & Poor's 500 Composite Stock
                                   Price Index (S&P 500) as the benchmark, the Portfolio
                                   normally invests at least 80% of investable assets in S&P
                                   500 stocks. The S&P 500 represents more than 70% of the
                                   total market value of all publicly-traded common stocks and is widely viewed as representative of publicly-traded common stocks as a whole. The Portfolio is not "managed" in the
                                   traditional sense of using market and economic analyses to select stocks. Rather, the portfolio manager purchases
                                   stocks in proportion to their weighting in the S&P 500.
-----------------------------------------------------------------------------------------------------------------------

        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP VALUE                   PRUDENTIAL VALUE PORTFOLIO: seeks capital appreciation. The    Jennison Associates
                                   Portfolio invests primarily in common stocks that the          LLC
                                   subadviser believes are undervalued -- those stocks that are trading below their underlying asset value, cash generating ability and overall earnings and earnings growth. There is a risk that "value" stocks can perform differently from the
                                   market as a whole and other types of stocks and can continue to be undervalued by the markets for long periods of time.
                                   Normally at least 65% of the Portfolio's total assets is
                                   invested in the common stock and convertible securities of companies that the subadviser believes will provide
                                   investment returns above those of the S&P 500 or the New
                                   York Stock Exchange (NYSE) Composite Index. Most of the
                                   investments will be securities of large capitalization
                                   companies. The Portfolio may invest up to 25% of its total assets in real estate investment trusts (REITs) and up to
                                   30% of its total assets in foreign securities.
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO: seeks to      Prudential
                                   obtain the highest potential total return consistent with      Investments LLC
                                   the specified level of risk tolerance. The Portfolio seeks to achieve this investment objective by investing in several other Series Fund Portfolios ("Underlying Portfolios"),
                                   which currently consist of domestic equity Portfolios and
                                   international equity Portfolios. The domestic equity
                                   component is approximately 78% of the Portfolio and the
                                   international equity component is approximately 22% of the
                                   Portfolio.
-----------------------------------------------------------------------------------------------------------------------
 MID CAP GROWTH                    SP AIM AGGRESSIVE GROWTH PORTFOLIO: seeks long-term growth     A I M Capital
                                   of capital. The Portfolio invests primarily in the common      Management, Inc.
                                   stocks of companies whose earnings the subadviser expects to grow more than 15% per year. Growth stocks may involve a
                                   higher level of risk than value stocks, because growth
                                   stocks tend to attract more attention and more speculative investments than value stocks. On behalf of the Portfolio, the subadviser invests in securities of small and medium
                                   sized growth companies, may invest up to 25% of the
                                   Portfolio's total assets in foreign securities and may
                                   invest up to 15% of the Portfolio's total assets in real
                                   estate investment trusts (REITs).
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP CORE                    SP AIM CORE EQUITY PORTFOLIO: seeks growth of capital. The     A I M Capital
                                   Portfolio normally invests at least 80% of investable assets   Management, Inc.
                                   in equity securities, including convertible securities of
                                   established companies that have long-term above-average
                                   growth in earnings and growth companies that the subadviser believes have the potential for above-average growth in
                                   earnings. The Portfolio may invest up to 20% of its total
                                   assets in foreign securities.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  SP ALLIANCE LARGE CAP GROWTH PORTFOLIO: seeks growth of        Alliance Capital
                                   capital by pursuing aggressive investment policies. The        Management, L.P.
                                   Portfolio normally invests at least 80% of its investable
                                   assets in stocks of companies considered to have large
                                   capitalizations (i.e., similar to companies included in the
                                   S&P 500 Index). Unlike most equity funds, the Portfolio
                                   focuses on a relatively small number of intensively
                                   researched companies. The Portfolio usually invests in about
                                   40-60 companies, with the 25 most highly regarded of these companies generally constituting approximately 70% of the
                                   Portfolio's investable assets. Up to 15% of the Portfolio's total assets may be invested in foreign securities.
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP BALANCED ASSET ALLOCATION PORTFOLIO: seeks to obtain the    Prudential
                                   highest potential total return consistent with the specified   Investments LLC
                                   level of risk tolerance. The Portfolio seeks to provide a
                                   balance between current income and growth of capital by
                                   investing in several other Series Fund Portfolios
                                   ("Underlying Portfolios"), which currently consist of fixed income Portfolios, domestic equity Portfolios, and
                                   international equity Portfolios. The fixed income component is approximately 37% of the Portfolio, the domestic equity component is approximately 49% of the Portfolio, and the
                                   international equity component is approximately 14% of the
                                   Portfolio.
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO: seeks to obtain    Prudential
                                   the highest potential total return consistent with the         Investments LLC
                                   specified level of risk tolerance. The Portfolio seeks to
                                   provide current income with low to moderate capital
                                   appreciation by investing in several other Series Fund
                                   Portfolios ("Underlying Portfolios"), which currently
                                   consist of fixed income Portfolios, domestic equity
                                   Portfolios, and international equity Portfolios. The fixed income component is approximately 57% of the Portfolio, the domestic equity component is approximately 33% of the
                                   Portfolio, and the international equity component is
                                   approximately 10% of the Portfolio.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP VALUE                   SP DAVIS VALUE PORTFOLIO: seeks growth of capital. The         Davis Advisors
                                   Portfolio invests primarily in common stocks of U.S.
                                   companies with market capitalizations of at least $5
                                   billion. It may also invest in stocks of foreign companies and U.S. companies with smaller capitalizations. The
                                   subadviser selects common stocks of quality, overlooked
                                   growth companies at value prices and holds them for the
                                   long-term. It looks for companies with sustainable growth
                                   rates selling at modest price-earnings multiples that it
                                   hopes will expand as other investors recognize the company's true worth. There is a risk that "value" stocks can perform differently from the market as a whole and other types of
                                   stocks and can continue to be undervalued by the markets for long periods of time.
-----------------------------------------------------------------------------------------------------------------------
 INTERNATIONAL EQUITY              SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO: seeks long-term    Deutsche Asset
                                   capital appreciation. The Portfolio invests primarily in the   Management Investment
                                   stocks of companies located in developed foreign countries     Services Limited
                                   that make up the MSCI EAFE Index, plus Canada. The Portfolio also may invest in emerging markets securities. The
                                   Portfolio normally invests at least 80% of its investable
                                   assets in the stocks and other securities with equity
                                   characteristics of companies in developed countries outside the U.S.
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP GROWTH ASSET ALLOCATION PORTFOLIO: seeks to obtain the      Prudential
                                   highest potential total return consistent with the specified   Investments LLC
                                   level of risk tolerance. The Portfolio seeks to provide
                                   long-term growth of capital with consideration also given to current income by investing in several other Series Fund
                                   Portfolios ("Underlying Portfolios"), which currently
                                   consist of domestic equity Portfolios, fixed income
                                   Portfolios, and international equity Portfolios. The
                                   domestic equity component is approximately 64% of the
                                   Portfolio, the fixed income component is approximately 18%
                                   of the Portfolio, and the international equity component is approximately 18% of the Portfolio.
-----------------------------------------------------------------------------------------------------------------------

        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 SMALL CAP VALUE                   SP GOLDMAN SACHS SMALL CAP VALUE PORTFOLIO (FORMERLY SP        Goldman Sachs Asset
                                   SMALL/MID CAP VALUE PORTFOLIO): seeks long-term capital        Management, L.P.
                                   growth. The Portfolio normally invests at least 80% of
                                   investable assets in small capitalization companies that are generally believed to be undervalued in the marketplace. The
                                   80% requirement applies at the time the Portfolio invests
                                   its assets. The Portfolio generally defines small
                                   capitalization stocks as stocks of companies with a
                                   capitalization of $4 billion or less.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP VALUE                   SP LARGE CAP VALUE PORTFOLIO: seeks long-term growth of        Hotchkis and Wiley
                                   capital. The Portfolio normally invests at least 80% of        Capital Management
                                   investable assets in common stocks and securities              LLC; J.P. Morgan
                                   convertible into common stock of companies that are believed   Investment Management
                                   to be undervalued and have an above-average potential to       Inc.
                                   increase in price, given the company's sales, earnings, book value, cash flow and recent performance. The Portfolio seeks to achieve its objective through investments primarily in
                                   equity securities of large capitalization companies. The
                                   Portfolio generally defines large capitalization companies as those with a total market capitalization of $5 billion or more (measured at the time of purchase).
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP CORE                    SP MFS CAPITAL OPPORTUNITIES PORTFOLIO: seeks capital          Massachusetts
                                   appreciation. The Portfolio normally invests at least 65% of   Financial Services
                                   net assets in common stocks and related securities, such as    Company (MFS)
                                   preferred stocks, convertible securities and depositary
                                   receipts for those securities. The Portfolio focuses on
                                   companies that the subadviser believes have favorable growth prospects and attractive valuations based on current and
                                   expected earnings or cash flow. The Portfolio's investments may include securities listed on a securities exchange or
                                   traded in the over-the-counter markets. The subadviser uses a bottom-up, as opposed to a top-down, investment style in managing the Portfolio. This means that securities are
                                   selected based upon fundamental analysis (such as an
                                   analysis of earnings, cash flows, competitive position and management's abilities). The Portfolio may invest in foreign securities (including emerging market securities), through which it may have exposure to foreign currencies.
-----------------------------------------------------------------------------------------------------------------------
 MID CAP GROWTH                    SP MID CAP GROWTH PORTFOLIO: seeks long-term growth of         Calamos Asset
                                   capital. The Portfolio normally invests at least 80% of        Management, Inc.
                                   investable assets in common stocks and related securities, such as preferred stocks, convertible securities and
                                   depositary receipts for those securities. These securities typically are of medium market capitalizations, which the
                                   subadviser believes have above-average growth potential.
                                   Medium market capitalization companies are defined by the
                                   Portfolio as companies with market capitalizations equaling or exceeding $250 million but not exceeding the top of the
                                   Russell Midcap(TM) Growth Index range at the time of the
                                   Portfolio's investment. The Portfolio's investments may
                                   include securities listed on a securities exchange or traded in the over-the-counter markets. The subadviser uses a
                                   bottom-up and top-down analysis in managing the Portfolio.
                                   This means that securities are selected based upon
                                   fundamental analysis, as well as a top-down approach to
                                   diversification by industry and company, and by paying
                                   attention to macro-level investment themes. The Portfolio
                                   may invest in foreign securities (including emerging markets securities).
-----------------------------------------------------------------------------------------------------------------------


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 HIGH YIELD BOND                   SP PIMCO HIGH YIELD PORTFOLIO: seeks maximum total return,     Pacific Investment
                                   consistent with preservation of capital and prudent            Management Company
                                   investment management. The Portfolio normally invests at       LLC (PIMCO)
                                   least 80% of investable assets in a diversified portfolio of high yield/high risk securities rated below investment grade but rated at least B by Moody's Investor Service, Inc.
                                   (Moody's) or Standard & Poor's Ratings Group (S&P), or, if
                                   unrated, determined by the subadviser to be of comparable
                                   quality. The remainder of the Portfolio's assets may be
                                   invested in investment grade fixed income instruments. The duration of the Portfolio normally varies within a two to
                                   six year time frame based on the subadviser's forecast for interest rates. The Portfolio may invest without limit in
                                   U.S. dollar-denominated securities of foreign issuers. The
                                   Portfolio may invest up to 15% of its assets in
                                   euro-denominated securities.
-----------------------------------------------------------------------------------------------------------------------
 BOND                              SP PIMCO TOTAL RETURN PORTFOLIO: seeks maximum total return,   Pacific Investment
                                   consistent with preservation of capital and prudent            Management Company
                                   investment management. The Portfolio invests primarily in      LLC (PIMCO)
                                   investment grade debt securities. The Portfolio normally
                                   invests at least 65% of its assets in a diversified
                                   portfolio of fixed income instruments of varying maturities.
                                   It may also invest up to 10% of its assets in high
                                   yield/high risk securities (also known as "junk bonds")
                                   rated B or higher by Moody's or S&P or, if unrated,
                                   determined by the subadviser to be of comparable quality.
                                   The portfolio duration of this Portfolio normally varies
                                   within a three to six year time frame based on the
                                   subadviser's forecast for interest rates.
-----------------------------------------------------------------------------------------------------------------------
 MID CAP GROWTH                    SP PRUDENTIAL U.S. EMERGING GROWTH PORTFOLIO: seeks            Jennison Associates
                                   long-term capital appreciation. The Portfolio normally         LLC
                                   invests at least 80% of investable assets in equity
                                   securities of small and medium sized U.S. companies that the subadviser believes have the potential for above-average
                                   growth. The Portfolio considers small and medium-sized
                                   companies to be those with market capitalizations that are less than the largest capitalization of the Standard and
                                   Poor's Mid Cap 400 Stock Index as of the end of a calendar quarter. As of December 31, 2003, this number was $11.8
                                   billion. The Portfolio can invest up to 20% of investable
                                   assets in equity securities of companies with larger or
                                   smaller market capitalizations than previously noted. The
                                   Portfolio can invest up to 35% of total assets in foreign
                                   securities. The Portfolio also may use derivatives for
                                   hedging or to improve the Portfolio's returns.
-----------------------------------------------------------------------------------------------------------------------
 SMALL CAP GROWTH                  SP STATE STREET RESEARCH SMALL CAP GROWTH PORTFOLIO            State Street Research
                                   (FORMERLY SP INVESCO SMALL COMPANY GROWTH PORTFOLIO): seeks    and Management
                                   long-term capital growth. The Portfolio normally invests at    Company
                                   least 80% of investable assets in common stocks of small-
                                   capitalization companies -- those which are included in the
                                   Russell 2000 Growth Index at the time of purchase, or if not included in that index, have market capitalizations of $2.5 billion or below at the time of purchase. Investments in
                                   small, developing companies carry greater risk than
                                   investments in larger, more established companies.
-----------------------------------------------------------------------------------------------------------------------


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO: seeks          Alliance Capital
                                   long-term growth of capital. The Portfolio normally invests    Management, L.P.;
                                   at least 65% of total assets in equity-related securities of   Jennison Associates
                                   U.S. companies that the subadvisers believe to have strong     LLC
                                   capital appreciation potential. The Portfolio's strategy is to combine the efforts of two subadvisers and to invest in the favorite stock selection ideas of three portfolio
                                   managers (two of whom invest as a team). Each subadviser to the Portfolio utilizes a growth style to select
                                   approximately 20 securities. The portfolio managers build a portfolio with stocks in which they have the highest
                                   confidence and may invest more than 5% of the Portfolio's
                                   assets in any one issuer. The Portfolio is nondiversified, meaning it can invest a relatively high percentage of its
                                   assets in a small number of issuers. Investing in a
                                   nondiversified portfolio, particularly a portfolio investing in approximately 40 equity-related securities, involves
                                   greater risk than investing in a diversified portfolio
                                   because a loss resulting from the decline in the value of
                                   one security may represent a greater portion of the total
                                   assets of a nondiversified portfolio.
-----------------------------------------------------------------------------------------------------------------------
 SECTOR                            SP TECHNOLOGY PORTFOLIO (FORMERLY SP ALLIANCE TECHNOLOGY       The Dreyfus
                                   PORTFOLIO): seeks growth of capital. The Portfolio normally    Corporation
                                   invests at least 80% of investable assets in securities of companies that use technology extensively in the development of new or improved products or processes. The Portfolio also may invest up to 25% of its total assets in foreign
                                   securities. The Portfolio's investments in stocks may
                                   include common stocks, preferred stocks and convertible
                                   securities, including those purchased in initial public
                                   offerings (IPOs). Technology stocks, especially those of
                                   smaller, less-seasoned companies, tend to be more volatile than the overall stock market.
-----------------------------------------------------------------------------------------------------------------------
 INTERNATIONAL EQUITY              SP WILLIAM BLAIR INTERNATIONAL GROWTH PORTFOLIO (FORMERLY SP   William Blair &
                                   JENNISON INTERNATIONAL GROWTH PORTFOLIO): seeks long-term      Company, LLC
                                   growth of capital. The Portfolio invests primarily in
                                   equity-related securities of foreign issuers that the
                                   subadviser thinks will increase in value over a period of
                                   years. The Portfolio invests primarily in the common stock of large and medium-sized foreign companies. Under normal
                                   circumstances, the Portfolio invests at least 65% of its
                                   total assets in common stock of foreign companies operating or based in at least five different countries. The Portfolio looks primarily for stocks of companies whose earnings are growing at a faster rate than other companies and that have above average growth in earnings and cash flow, improving
                                   profitability, strong balance sheets, management strength
                                   and strong market share for its products. The Portfolio also tries to buy such stocks at attractive prices in relation to their growth prospects.
-----------------------------------------------------------------------------------------------------------------------


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  JANUS ASPEN SERIES: GROWTH PORTFOLIO -- SERVICE SHARES:        Janus Capital
                                   seeks long-term growth of capital in a manner consistent       Management LLC
                                   with the preservation of capital. The Portfolio invests
                                   primarily in domestic and foreign equity securities, which may include preferred stocks, common stocks and securities convertible into common or preferred stocks. To a lesser
                                   degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies.
                                   The Portfolio invests primarily in common stocks selected
                                   for their growth potential. Although the Portfolio can
                                   invest in companies of any size, it generally invests in
                                   larger, more established companies. Janus Capital generally takes a "bottom up' approach to selecting companies. This
                                   means that it seeks to identify individual companies with
                                   earnings growth potential that may not be recognized by the market at large. The Portfolio will limit its investment in high-yield/high-risk bonds to less than 35% of its net
                                   assets.
-----------------------------------------------------------------------------------------------------------------------


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9




FIXED INTEREST RATE OPTIONS

We offer two fixed interest rate options:

-  a one-year fixed interest rate option, and


-  a dollar cost averaging fixed rate option (DCA Fixed Rate Option).



   When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time they will not be less than the minimum interest rate indicated in your contract which can range from 1% to 3%. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.



   Payments allocated to the fixed interest rate options become part of Pruco Life's general assets.


ONE-YEAR FIXED INTEREST RATE OPTION


We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each purchase payment allocated to this option for the first year after the payment. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year.


DOLLAR COST AVERAGING FIXED RATE OPTION


You may allocate all or part of any purchase payment to the DCA Fixed Rate Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Rate Option. Transfers to the one-year fixed interest rate option will remain in the general account.



   If you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Rate Option transferred to the selected variable investment options, or to the one-year fixed interest rate option in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.)



   If you choose a six-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the investment options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.


   If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

   By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

MARKET VALUE ADJUSTMENT OPTION


Under the market value adjustment option, we may offer one or more of several guarantee periods provided that the interest rate we are able to declare will be no less than 3% interest annually with respect to any guarantee period. We may offer fewer available guarantee periods in Contracts With Credit than in Contracts Without Credit. This option is not available for contracts issued in some states. Please see your contract. The market value adjustment option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.


   IF AMOUNTS ARE WITHDRAWN FROM A GUARANTEE PERIOD, OTHER THAN DURING THE 30-DAY PERIOD IMMEDIATELY FOLLOWING THE END OF THE GUARANTEE PERIOD, THEY WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT EVEN IF THEY ARE NOT SUBJECT TO A WITHDRAWAL CHARGE.


   You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000 if you choose this option. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.



   We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period, (d) transfer of the value in the guarantee period, (e) payment of a death benefit, or (f) the date the amount is withdrawn.



   During the 30-day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:



(a) withdraw or transfer the value in the guarantee period,



(b) allocate the value to another available guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or


(c) apply the value in the guarantee period to the annuity or settlement option of your choice.


If we do not receive instructions from you concerning the disposition of the contract value in your maturing guarantee period, we will reinvest the amount in the Prudential Money Market Portfolio investment option.



   During the 30-day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) listed immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.



   Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to be at least 3%.



   Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses experienced by these assets will not directly affect the contracts. The strength of our guarantees under these options is based on the overall financial strength of Pruco Life.


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

MARKET VALUE ADJUSTMENT


When you allocate a purchase payment or transfer contract value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your contract value if you withdraw or transfer outside the 30-day period discussed above involves our attributing to you a portion of our investment experience on these bonds and other instruments.



   For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining contract value. Conversely, if interest rates have decreased, the market value adjustment would be positive.


   Other things you should know about the market value adjustment include the following:

- We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.


- A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.



- In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the contract value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.


   YOU SHOULD REALIZE, HOWEVER, THAT APART FROM THE MARKET VALUE ADJUSTMENT, THE VALUE OF THE BENEFIT IN YOUR GUARANTEE PERIOD UNDER YOUR CONTRACT DOES NOT DEPEND ON THE INVESTMENT PERFORMANCE OF THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD WITH RESPECT TO YOUR GUARANTEE PERIOD. APART FROM THE EFFECT OF ANY MARKET VALUE ADJUSTMENT, WE DO NOT PASS THROUGH TO YOU THE GAINS OR LOSSES ON THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD IN CONNECTION WITH A GUARANTEE PERIOD.

TRANSFERS AMONG OPTIONS


Subject to certain restrictions, you can transfer money among the variable investment options and the one-year fixed interest rate option. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made. In addition, you can transfer your contract value out of a market value adjustment guarantee period into another market value adjustment guarantee period, into a variable investment option, or into the one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make outside the 30-day period discussed above. You may transfer contract value into the market value adjustment option at any time, provided it is at least $1,000.



   In general, you may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received. Our business day generally closes at 4:00 p.m. Eastern time. Transfer requests received after 4:00 p.m. Eastern time will take effect at the end of the next business day.


   With regard to the market value adjustment option, you can specify the guarantee period from which you

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.


   YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST RATE OPTION, OTHER THAN THE DCA FIXED RATE OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA FIXED RATE OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.



   During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. Currently we charge $25 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year.)



ADDITIONAL TRANSFER RESTRICTIONS



We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count transfers that involve one of our systematic programs, such as asset allocation and automated withdrawals.



   Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.



   In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:



- With respect to each variable investment option (other than the Prudential Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


   the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.



- We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.



- If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.



- We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.



   Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.



DOLLAR COST AVERAGING



The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option into any other variable investment options or the one-year fixed interest rate option. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in declining markets.



   Each dollar cost averaging transfer must be at least $100. Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. If the remaining amount to be transferred drops below $100, the entire remaining balance will be transferred on the next transfer date. You can allocate subsequent purchase payments to be transferred under this option at any time.


   Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.


   Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


ASSET ALLOCATION PROGRAM



We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service and you are not obligated to participate or to invest according to program recommendations.



   Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.



AUTO-REBALANCING



Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentage you select. We will rebalance only the variable investment options that you have designated. If you also participate in the DCA feature, then the variable investment option from which you make the DCA transfers will not be rebalanced.


   You may choose to have your rebalancing occur monthly, quarterly, semiannually, or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.


   Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.


VOTING RIGHTS


We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.


SUBSTITUTION


We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.


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        3:


WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE


        INCOME PHASE? (ANNUITIZATION)
--------------------------------------------------------------------------------


PAYMENT PROVISIONS



We can begin making annuity payments any time on or after the third contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95th birthday (unless we agree to another date).



   Upon annuitization, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment.



   The Strategic Partners Annuity One 3 variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.



   Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years or longer or Option 2. For information about withdrawal charges, see "What are the Expenses Associated With The Strategic Partners Annuity One 3 Contract," page 58.


PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT


We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.



OPTION 1
ANNUITY PAYMENTS FOR A FIXED PERIOD



Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump-sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.


OPTION 2
LIFE INCOME ANNUITY OPTION


Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.



   If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.


OPTION 3
INTEREST PAYMENT OPTION

Under this option, we will credit interest on the adjusted contract value until you request payment of all or part of the adjusted contract value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if you hold your contract in an IRA.


   Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the contract value that we are holding at any time.


OTHER ANNUITY OPTIONS


We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.



TAX CONSIDERATIONS



If your contract is held under a tax-favored plan, as discussed on page 69, you should consider the minimum distribution requirements mentioned on page 71 when selecting your annuity option.



   If a contract is held in connection with "qualified" retirement plans (such as a Section 401(k) plan), please note that if you are married at the time your payments commence, you may be required by federal law to choose an income option that provides at least a 50 percent joint and survivor annuity to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. For more information, consult the terms of your retirement arrangement.


GUARANTEED MINIMUM INCOME BENEFIT


   The Guaranteed Minimum Income Benefit (GMIB) is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial purchase payment. Once elected, the Guaranteed Minimum Income Benefit cannot be revoked. This feature may not be available in your state.



   The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since the last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments and reduced by the effect of withdrawals.



   The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.



- The annuitant must be 75 or younger in order for you to elect the Guaranteed Minimum Income Benefit.



- If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value described below. In some states this fee may be lower.



- Under the contract terms governing the GMIB, we can require GMIB participants to invest only in designated underlying mutual funds or can require GMIB participants to invest according to an asset allocation model.



- TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7TH CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7 YEAR PERIOD BEGINNING WITH THE DATE OF THE MOST RECENT RESET.



   Once the waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary (or in the case of a reset, the anniversary of the most recent reset), during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.


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STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

GMIB ROLL-UP


The GMIB roll-up is equal to the invested purchase payments (after a reset, the contract value at the time of the reset), increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment (for a reset, two times the sum of (1) the contract value at the time of the reset, and (2) any invested purchase payments made subsequent to the reset).


   Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:

- the contract anniversary coinciding with or next following the annuitant's 80th birthday,

-  the 7th contract anniversary, or

-  7 years from the most recent GMIB reset (as described below).


   However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced proportionally by withdrawals.


EFFECT OF WITHDRAWALS.


In any contract year when the GMIB protected value is increasing at the rate of 5%, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value calculated on the contract anniversary (or, during the first contract year, on the contract date). The GMIB roll-up cap is also reduced by withdrawals in the same manner. Any withdrawals made after the dollar-for-dollar limit has been reached will proportionally reduce the GMIB protected value. We calculate the proportional reduction by dividing the contract value after the withdrawal by the contract value immediately following the withdrawal of any available dollar-for-dollar amount. The resulting percentage is multiplied by both the GMIB protected value and GMIB roll-up cap after subtracting from each the amount of the withdrawal that does not exceed 5%. In each contract year during which the GMIB protected value has stopped increasing at the 5% rate, withdrawals will reduce the GMIB protected value proportionally.



   The following examples of dollar-for-dollar and proportional reductions assume: 1.) the contract date and the effective date of the GMIB are January 1, 2004; 2.) an initial purchase payment of $250,000; 3.) an initial GMIB protected value of $250,000; 4.) an initial 200% cap of $500,000; and 5.) an initial dollar-for-dollar limit of $12,500 (5% of $250,000):



EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION



A $10,000 withdrawal is taken on February 1, 2004 (in the first contract year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the GMIB protected value is $251,035.26 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:



- The GMIB protected value is reduced by the amount withdrawn (i.e., by $10,000, from $251,035.26 to $241,035.26).



- The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $500,000 to $490,000).



- The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first contract year is also reduced by the amount withdrawn (from $12,500 to $2,500).



EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS



A second $10,000 withdrawal is taken on March 1, 2004 (still within the first contract year). Immediately before the withdrawal, the contract value is $220,000 and the GMIB protected value is $241,968.88. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:



- The GMIB protected value is first reduced by the Remaining Limit (from $241,968.88 to $239,468.88).


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


-  The result is then further reduced by the ratio of A to B, where:



   - A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).



   - B is the contract value less the Remaining Limit ($220,000 - $2,500, or $217,500). The resulting GMIB protected value is: $239,468.88 X (1 - ($7,500/$217,500)), or $231,211.33.



   - The GMIB 200% cap is first reduced by the Remaining Limit, (from $490,000 to $487,500).



   - The GMIB 200% cap is then further reduced by the ratio of A to B above ($487,500 x (1-($7,500/$217,500)), or $470,689.66.



- The Remaining Limit is set to zero (0) for the balance of the first contract year.



EXAMPLE 3. DOLLAR-FOR-DOLLAR LIMIT IN SECOND CONTRACT YEAR



A $10,000 withdrawal is made on the first anniversary of the contract date, January 1, 2005 (second contract year). Prior to the withdrawal, the GMIB protected value is $240,837.86. The dollar-for-dollar limit is equal to 5% of this amount, or $12,041.89. As the amount withdrawn is less than the dollar-for-dollar limit:



- The GMIB protected value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,837.86 to $230,837.86).



- The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $470,689.66 to $460,689.66).



- The Remaining Limit for the balance of the second contract year is also reduced by the amount withdrawn (from $12,041.89 to $2,041.89).


GMIB RESET FEATURE


You may elect to "reset" your GMIB protected value to equal your current contract value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76th birthday. If you reset, you must wait a new 7-year period from the most recent reset to exercise the Guaranteed Minimum Income Benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (specified in your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.


PAYOUT AMOUNT


The Guaranteed Minimum Income Benefit payout amount is based on the age and sex (where applicable) of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes that we are required to pay, the payout amount will equal the greater of:



1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or



2) the adjusted contract value -- that is, the value of the contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges -- as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.



GMIB ANNUITY PAYOUT OPTIONS



We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves payment for at least a period certain of ten years. In calculating the amount of the payments under the GMIB, we apply certain assumed interest rates, equal to 2% annually for a waiting period of 7-9 years, and 2.5% annually for a waiting period of 10 years or longer for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% annually for a waiting period of 7-9 years, 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer for all other contracts).


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

GMIB OPTION 1
SINGLE LIFE PAYOUT OPTION

We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

GMIB OPTION 2
JOINT LIFE PAYOUT OPTION

In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

   You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.


   Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the contract anniversary coinciding with or next following the annuitant's attainment of age 95 (age 92 for contracts used as a funding vehicle for IRAs).






   You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your contract value declines significantly due to negative investment performance. If your contract value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower contract value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your contract value but at the annuity purchase rates guaranteed under the GMIB.



TERMINATING THE GUARANTEED MINIMUM INCOME BENEFIT



The Guaranteed Minimum Income Benefit cannot be terminated by the owner once elected. The GMIB automatically terminates as of the date the contract is fully surrendered, on the date the death benefit is payable to your beneficiary (unless your surviving spouse elects to continue the contract), or on the date that your contract value is transferred to begin making annuity payments. The GMIB may also be terminated if you designate a new annuitant who would not be eligible to elect the GMIB based on his or her age at the time of the change.



   Upon termination of the GMIB, we will deduct the charge from your contract value for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year).



INCOME APPRECIATOR BENEFIT



The Income Appreciator Benefit (IAB) is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that


 46
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


can be used to help defray the impact taxes may have on distributions from your contract. IAB may be suitable for you in other circumstances as well, which you can discuss with your registered representative. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Income Appreciator Benefit.



   If you want the Income Appreciator Benefit, you generally must elect it when you make your initial purchase payment. Once you elect the Income Appreciator Benefit, you may not later revoke it.



- The annuitant must be 75 or younger in order for you to elect the Income Appreciator Benefit.



- If you choose the Income Appreciator Benefit, we will impose an annual charge equal to 0.25% of your contract value. See "What are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?" on page 58.


ACTIVATION OF THE INCOME APPRECIATOR BENEFIT


YOU CAN ACTIVATE THE INCOME APPRECIATOR BENEFIT AT ANY TIME AFTER IT HAS BEEN IN FORCE FOR SEVEN YEARS. To activate the Income Appreciator Benefit, you must send us a written request in good order.



   Once activated, you can receive the Income Appreciator Benefit:



-  IAB OPTION 1 - at annuitization as part of an annuity payment;



- IAB OPTION 2 - during the accumulation phase through the IAB automatic withdrawal payment program; or



- IAB OPTION 3 - during the accumulation phase as an Income Appreciator Benefit credit to your contract over a 10-year period.



   More information about IAB Option 1 appears below. For information about IAB Options 2 and 3, see "How Can I Access My Money?" on page 63.



   Income Appreciator Benefit payments are treated as earnings and may be subject to tax upon withdrawal. See "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?" on page 66.



   IF YOU DO NOT ACTIVATE THE BENEFIT PRIOR TO THE MAXIMUM ANNUITIZATION AGE YOU MAY LOSE ALL OR PART OF THE IAB.


CALCULATION OF INCOME APPRECIATOR BENEFIT AMOUNT


We will calculate the Income Appreciator Benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable Income Appreciator Benefit percentage based on the number of years the Income Appreciator Benefit has been in force. For purposes of calculating the Income Appreciator Benefit:


- earnings are calculated as the difference between the contract value and the sum of all purchase payments;


- earnings do not include (1) any amount added to the contract value as a result of the Spousal Continuance Benefit (explained on page 53), or (2) if we were to permit you to elect the Income Appreciator Benefit after the contract date, any earnings accrued under the contract prior to that election;


- withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis;


- the table below shows the Income Appreciator Benefit percentages corresponding to the number of years the Income Appreciator Benefit has been in force.


   NUMBER OF YEARS         INCOME
 INCOME APPRECIATOR     APPRECIATOR
       BENEFIT            BENEFIT
  HAS BEEN IN FORCE      PERCENTAGE
 ------------------     -----------
         0-6                 0%
         7-9                15%
        10-14               20%
         15+                25%

IAB OPTION 1 -- INCOME APPRECIATOR BENEFIT AT ANNUITIZATION


Under this option, if you choose to activate the Income Appreciator Benefit at annuitization, we will calculate the Income Appreciator Benefit amount on the annuity date and add it to the adjusted contract value for


                                                                              47
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        3:


WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION) CONTINUED

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


purposes of determining the amount available for annuitization. You may apply this amount to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).


   UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

EFFECT OF INCOME APPRECIATOR BENEFIT ON GUARANTEED MINIMUM INCOME BENEFIT


If you exercise the Guaranteed Minimum Income Benefit feature and an Income Appreciator Benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:



1. the adjusted contract value plus the remaining Income Appreciator Benefit amount, calculated at current IAB annuitization rates; or



2. the GMIB protected value plus the remaining Income Appreciator Benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.



   If you exercise the Guaranteed Minimum Income Benefit feature and activate the Income Appreciator Benefit at the same time, you must choose among the Guaranteed Minimum Income Benefit annuity payout options available at the time.


TERMINATING THE INCOME APPRECIATOR BENEFIT


The Income Appreciator Benefit will terminate on the earliest of:


-  the date you make a total withdrawal from the contract;


- the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Benefit;



- the date the Income Appreciator Benefit amount is reduced to zero (generally ten years after activation) under IAB Options 2 and 3;


-  the date of annuitization; or

-  the date the contract terminates.


HOW WE DETERMINE ANNUITY PAYMENTS



Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 2% to 2.5% for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% to 3.5% for all other contracts). For non-GMIB annuity options, the guaranteed minimum rate is 3%. The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted contract value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.



   Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:



FIXED PERIOD ANNUITIES



Currently, we offer fixed period annuities only under the Income Appreciator Benefit and non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted contract value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


LIFE ANNUITIES



There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:



- The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.



GUARANTEED AND GMIB ANNUITY PAYMENTS



- Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these future improvements. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:



1. First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by either
   (a) four years, for life annuities under the GMIB sold in contracts on or after January 20, 2004, or upon subsequent state approval or (b) two years, with respect to guaranteed payments under life annuities not involving GMIB, as well as GMIB payments under contracts not described in (a) immediately above. For the reasons explained above in this section, the four year age reduction causes a greater reduction in the amount of the annuity payments than does the two-year age reduction.



2. Second, for life annuities under both versions of GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.



CURRENT ANNUITY PAYMENTS



Immediately above, we have discussed how we determine annuity payments under the GMIB annuity options and under non-GMIB annuity payout options that are based on "guaranteed" annuity purchase rates. By "guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.


                                                                              49
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

        4:


WHAT IS THE


        DEATH BENEFIT?
--------------------------------------------------------------------------------


THE DEATH BENEFIT FEATURE PROTECTS THE CONTRACT VALUE FOR THE BENEFICIARY.


BENEFICIARY


The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary.


CALCULATION OF THE DEATH BENEFIT


If the owner or joint owner dies during the accumulation phase, we will, upon receiving the appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the deceased owner or joint owner. If there is a sole owner and there is only one beneficiary designated who is the owner's spouse on the date of death, then the surviving spouse may continue the contract under the Spousal Continuance Benefit. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary on the date of death, then, at the death of the first to die, the death benefit will be paid to the surviving owner or the surviving owner may continue the contract under the Spousal Continuance Benefit. See "Spousal Continuance Benefit" on page 53.



   Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:



1) The current contract value (as of the time we receive proof of death in good order). If you have purchased the Contract With Credit, we will first deduct any credit corresponding to a purchase payment made within one year of death. We impose no market value adjustment on contract value held within the market value adjustment option when a death benefit is paid.



2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or, if you have chosen a Guaranteed Minimum Death Benefit, the GMDB protected value.


GUARANTEED MINIMUM DEATH BENEFIT


The Guaranteed Minimum Death Benefit (GMDB) provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase. If you elect the GMDB feature, you must elect a GMDB protected value option.



   The GMDB protected value option can be equal to the:


-  GMDB roll-up,


-  GMDB step-up, or



-  Greater of the GMDB roll-up and the GMDB step-up.


   The GMDB protected value is calculated daily.


GMDB ROLL-UP



IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date that each invested purchase payment is made. The GMDB roll-up will increase by subsequent invested purchase payments and reduce proportionally by withdrawals.


   We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:

- the contract anniversary coinciding with or next following the sole owner's or older owner's 80th birthday, or

-  the 5th contract anniversary.

However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%.

 50
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 3% starting on the date that each invested purchase payment is made. We will increase the GMDB roll-up by subsequent invested purchase payments and reduce it by the effect of withdrawals.


   We stop increasing the GMDB roll-up by the effective annual interest rate on the 5th contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.


GMDB STEP-UP



IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the contract value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.


   We stop increasing the GMDB step-up by any appreciation in the contract value on the later of:

- the contract anniversary coinciding with or next following the sole or older owner's 80th birthday, or

-  the 5th contract anniversary.


However, we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.


   Here is an example of a proportional reduction:

   The current contract value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the contract value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.

   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the contract value as of that contract anniversary. Thereafter we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

   Special rules apply if the beneficiary is the spouse of the owner, and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:


- If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Benefit are met, then the contract can continue, and the spouse will become the new owner of the contract; or



- The spouse can receive the death benefit. A surviving spouse who is eligible for the Spousal Continuance Benefit must choose between that benefit and receiving the death benefit during the first 60 days following our receipt of proof of death.


   If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the contract value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that contract value as a purchase payment occurring on that date.

   Depending on applicable state law, some death benefit options may not be available or may be subject to certain restrictions under your contract.

SPECIAL RULES IF JOINT OWNERS

If the contract has an owner and a joint owner and they are spouses at the time that one dies the Spousal Continuance Benefit may apply. See "Spousal Continu-

                                                                              51
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        4:

WHAT IS THE DEATH BENEFIT? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


ance Benefit" page 53. If the contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the death benefit and the contract will end. Joint ownership may not be allowed in your state.


PAYOUT OPTIONS

The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.

   The death benefit payout options are:

  CHOICE 1. LUMP SUM PAYMENT OF THE DEATH BENEFIT. IF THE BENEFICIARY DOES NOT CHOOSE A PAYOUT OPTION WITHIN SIXTY DAYS, THE BENEFICIARY WILL RECEIVE THIS PAYOUT OPTION.


  CHOICE 2. THE PAYMENT OF THE ENTIRE DEATH BENEFIT WITHIN A PERIOD OF 5 YEARS FROM THE DATE OF DEATH.



      The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the contract value among the variable or fixed interest rate options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the contract value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.


  CHOICE 3. PAYMENT OF THE DEATH BENEFIT UNDER AN ANNUITY OR ANNUITY SETTLEMENT OPTION OVER THE LIFETIME OF THE BENEFICIARY OR OVER A PERIOD NOT EXTENDING BEYOND THE LIFE EXPECTANCY OF THE BENEFICIARY WITH DISTRIBUTION BEGINNING WITHIN ONE YEAR OF THE DATE OF DEATH OF THE LAST TO SURVIVE OF THE OWNER OR JOINT OWNER.


   If the owner and joint owner are not spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.



   The tax consequences to the beneficiary vary among the three death benefit payout options. See "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?" on page 66.


EARNINGS APPRECIATOR BENEFIT


The Earnings Appreciator Benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation phase. Any Earnings Appreciator Benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.



   The Earnings Appreciator Benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Earnings Appreciator Benefit.



   If you want the Earnings Appreciator Benefit, you generally must elect it at the time you apply for the contract. If you elect the Earnings Appreciator Benefit, you may not later revoke it.



   Upon our receipt of proof of death in good order, we will determine an Earnings Appreciator Benefit by multiplying the Earnings Appreciator Benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to 3 times the sum of all purchase payments previously made under the contract.



   For purposes of computing earnings and purchase payments under the Earnings Appreciator Benefit, we calculate earnings as the difference between the contract value and the sum of all purchase payments. Withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis.


 52
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

   EAB percentage:

-  40% if the owner is age 70 or younger on the date the application is signed.

- 25% if the owner is between ages 71 and 75 on the date the application is signed.

- 15% if the owner is between ages 76 and 79 on the date the application is signed.

   If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.


   If the surviving spouse is continuing the contract in accordance with the Spousal Continuance Benefit (See "Spousal Continuance Benefit" below), the following conditions apply:



- In calculating the Earnings Appreciator Benefit, we will use the age of the surviving spouse at the time that the Spousal Continuance Benefit is activated to determine the applicable EAB percentage.



- We will not allow the surviving spouse to continue the Earnings Appreciator Benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date that the Spousal Continuance Benefit is activated.



- If the Earnings Appreciator Benefit is continued, we will calculate any applicable Earnings Appreciator Benefit payable upon the surviving spouse's death by treating the contract value (as adjusted under the terms of the Spousal Continuance Benefit) as the first purchase payment.


TERMINATING THE EARNINGS APPRECIATOR BENEFIT


The Earnings Appreciator Benefit will terminate on the earliest of:


-  the date you make a total withdrawal from the contract,


- the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Benefit,


-  the date the contract terminates, or

-  the date you annuitize the contract.

SPOUSAL CONTINUANCE BENEFIT


This benefit is available if, on the date we receive proof of the owner's death in good order, (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse; or (2) there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract. In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death. Assuming the above conditions are present, the surviving spouse can elect the Spousal Continuance Benefit, but must do so no later than 60 days after furnishing proof of the owner's death in good order.



   Upon activation of the Spousal Continuance Benefit, the contract value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This contract value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted contract value among the variable, fixed interest rate or market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment. We will waive the $1,000 minimum requirement for the market value adjustment option.



   Under the Spousal Continuance Benefit, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the Spousal Continuance Benefit. However, we will continue to impose withdrawal charges on purchase payments made after activation of this benefit. In addition, contract value allocated to the market value adjustment option will remain subject to a potential market value adjustment.



   IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the Spousal Continuance Benefit, we will adjust the contract value to equal the greater of:


-  the contract value, or

-  the sum of all invested purchase payments (adjusted for withdrawals),


plus the amount of any applicable Earnings Appreciator Benefit.


                                                                              53
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        4:

WHAT IS THE DEATH BENEFIT? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


   IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB ROLL-UP, we will adjust the contract value to equal the greater of:


-  the contract value, or

-  the GMDB roll-up,


plus the amount of any applicable Earnings Appreciator Benefit.



   IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB STEP-UP, we will adjust the contract value to equal the greater of:


-  the contract value, or

-  the GMDB step-up,


plus the amount of any applicable Earnings Appreciator Benefit.



   IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GREATER OF THE GMDB ROLL-UP AND GMDB STEP-UP, we will adjust the contract value to equal the greatest of:


-  the contract value,

-  the GMDB roll-up, or

-  the GMDB step-up,


plus the amount of any applicable Earnings Appreciator Benefit.



   After we have made the adjustment to contract value set out immediately above, we will continue to compute the GMDB roll-up and the GMDB step-up under the surviving spousal owner's contract, and will do so in accordance with the preceding discussion in this section.



   If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the Guaranteed Minimum Death Benefit provisions of the contract. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Benefit.



   IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the Guaranteed Minimum Income Benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the Spousal Continuance Benefit, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Guaranteed Minimum Income Benefit, we will revoke the Guaranteed Minimum Income Benefit under the contract at that time and we will no longer charge for that benefit.



   IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death, the Income Appreciator Benefit will end unless the contract is continued by the owner's surviving spouse under the Spousal Continuance Benefit. If the contract is continued by the surviving spouse, we will continue to pay the balance of any Income Appreciator Benefit payments until the earliest to occur of the following: (a) the date on which 10 years' worth of IAB automatic withdrawal payments or IAB credits, as applicable, have been paid, (b) the latest date on which annuity payments would have had to have commenced had the owner not died (i.e., the contract anniversary coinciding with or next following the annuitant's 95th birthday), or (c) the contract anniversary coinciding with or next following the annuitants' surviving spouse's 95th birthday.



   If the Income Appreciator Benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the Spousal Continuance Benefit, when added to the remainder of the IAB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Income Appreciator Benefit, we will revoke the Income Appreciator Benefit under the contract at that time and we will no longer


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


charge for that benefit. If the Income Appreciator Benefit has been in force for 7 contract years or more, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the Income Appreciator Benefit is activated after the contract is continued by the surviving spouse, the Income Appreciator Benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the contract value.


                                                                              55
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

        5:

HOW CAN I PURCHASE A STRATEGIC PARTNERS


        ANNUITY ONE 3 CONTRACT?

--------------------------------------------------------------------------------

PURCHASE PAYMENTS


The initial purchase payment is the amount of money you give us to purchase the contract. The minimum initial purchase payment is $10,000, and may not exceed $1,000,000 absent our prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers. (You may not make additional purchase payments if you purchase a contract issued in Massachusetts, or if you purchase a Contract With Credit issued in Pennsylvania.)



   You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made on or after the earliest of the 86th birthday of:


-  the owner,


-  the joint owner,



-  the annuitant, or



-  the co-annuitant.



   Currently, the maximum aggregate purchase payments you may make is $20 million. We limit the maximum total purchase payments in any contract year other than the first to $2 million absent our prior approval. Depending on applicable state law, other limits may apply.


ALLOCATION OF PURCHASE PAYMENTS


When you purchase a contract, we will allocate your invested purchase payment among the variable or fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.



   When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise. Allocations to the DCA Fixed Rate Option must be no less than $2,000 and, allocations to the market value adjustment option must be no less than $1,000.



   You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.



   We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time.



Subsequent purchase payments received in good order after 4:00 p.m., Eastern time will be credited on the following business day.


CREDITS


If you purchase the Contract With Credit, we will add a credit amount to your contract value with each purchase payment you make. The credit amount is allocated to the variable or fixed interest rate investment options or the market value adjustment option in the same percentages as the purchase payment.


   The bonus credit that we pay with respect to any purchase payment depends on
(i) the age of the older of the owner or joint owner on the date on which the purchase payment is made and (ii) the amount of the purchase payment. Specifically,

- if the elder owner is 80 or younger on the date that the purchase payment is made, then we will add a bonus credit to the purchase payment equal to 4% if the purchase payment is less than $250,000; 5% if the purchase payment is equal to or greater than $250,000 but less than $1 million; or 6% if the purchase payment is $1 million or greater; and

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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

- if the elder owner is aged 81-85 on the date that the purchase payment is made, then we will add a bonus credit equal to 3% of the amount of the purchase payment.


   Under the Contract With Credit, if the owner returns the contract during the free look period, we will recapture the bonus credits. If we pay a death benefit under the contract, we have a contractual right to take back any credit we applied within one year of the date of death.


CALCULATING CONTRACT VALUE


The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.


   Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) adding up the total amount of money allocated to a specific investment option,

2) subtracting from that amount insurance charges and any other applicable charges such as for taxes, and

3) dividing this amount by the number of outstanding accumulation units.


   When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment, plus (if you have purchased the Contract With Credit) any applicable credit, allocated to a variable investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.



   We cannot guarantee that your contract value will increase or that it will not fall below the amount of your total purchase payments.


                                                                              57
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

        6:


WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC



                    PARTNERS ANNUITY ONE 3 CONTRACT?

--------------------------------------------------------------------------------

THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE THE RETURN ON YOUR INVESTMENT. WE DESCRIBE THESE CHARGES AND EXPENSES BELOW.


The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.



INSURANCE AND ADMINISTRATIVE CHARGE



Each day we make a deduction for the insurance and administrative charge. This charge covers our expenses for mortality and expense risk, administration, marketing and distribution. If you choose a Guaranteed Minimum Death Benefit option, the insurance and administrative cost also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the contract value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs. The Guaranteed Minimum Death Benefit risk portion of the charge, if applicable, covers our assumption of the risk that the protected value of the contract will be larger than the base death benefit if the contract owner dies during the accumulation phase.



   We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit option that you choose. The charge is equal to:



   -  1.4% on an annual basis if you choose the base death benefit,



   - 1.65% on an annual basis if you choose either the roll-up or step-up Guaranteed Minimum Death Benefit option, and



   - 1.75% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option.



   We impose an additional insurance and administrative charge of 0.10% annually (of account value attributable to the variable investment options) for the Contract With Credit.



   If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from this charge. The insurance risk charge for your contract cannot be


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts. If you choose the Contract With Credit, we will also use any profits from this charge to recoup our costs of providing the credit.



WITHDRAWAL CHARGE



A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. The amount and duration of the withdrawal charge depends on whether you choose the Contract With Credit or the Contract Without Credit. The withdrawal charge varies with the number of contract anniversaries that have elapsed since each purchase payment being withdrawn was made. Specifically, we maintain an "age" for each purchase payment you have made by keeping track of how many contract anniversaries have passed since the purchase payment was made.



   The withdrawal charge is the percentage, shown below, of the amount withdrawn.



NUMBER OF CONTRACT
ANNIVERSARIES SINCE    CONTRACT WITH     CONTRACT WITHOUT
 THE DATE OF EACH    CREDIT WITHDRAWAL   CREDIT WITHDRAWAL
 PURCHASE PAYMENT         CHARGE              CHARGE
-------------------  -----------------   -----------------
        0                    8%                 7%
        1                    8%                 6%
        2                    8%                 5%
        3                    8%                 4%
        4                    7%                 3%
        5                    6%                 2%
        6                    5%                 1%
        7                    0%                 0%



   If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.



   If you request a withdrawal, we will deduct an amount from the contract value that is sufficient to pay the withdrawal charge, and provide you with the amount requested.



   If you request a full withdrawal, we will provide you with the full amount of the contract value after making deductions for charges.



   Each contract year, you may withdraw a specified amount of your contract value without incurring a withdrawal charge. We make this "charge-free amount" available to you subject to approval of this feature in your state. We determine the charge-free amount available to you in a given contract year on the contract anniversary that begins that year. In calculating the charge-free amount, we divide purchase payments into two categories -- payments that are subject to a withdrawal charge and those that are not. We determine the charge-free amount based only on purchase payments that are subject to a withdrawal charge. The charge-free amount in a given contract year is equal to 10% of the sum of all the purchase payments subject to the withdrawal charge that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.



   When you make a withdrawal, we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.



   If a withdrawal or transfer is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount, including the withdrawal charge.



   If you choose the Contract With Credit and make a withdrawal that is subject to a withdrawal charge, we may use part of that withdrawal charge to recoup our costs of providing the credit.



   Withdrawal charges will never be greater than permitted by applicable law.



WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE



Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the


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         PARTNERS ANNUITY ONE 3 CONTRACT? CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


owner has assigned ownership of the contract to someone else.



MINIMUM DISTRIBUTION REQUIREMENTS



If a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an IRS mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?" on page 66.



CONTRACT MAINTENANCE CHARGE



On each contract anniversary during the accumulation phase, if your contract value is less than $75,000, we will deduct the lesser of $35 or 2% of your contract value, for administrative expenses (this fee may differ in certain states). While this is what we currently charge, we may increase this charge up to a maximum of $60. Also, we may raise the level of the contract value at which we waive this fee. The charge will be deducted proportionately from each of the contract's investment options. This same charge will also be deducted when you surrender your contract if your contract value is less than $75,000.



GUARANTEED MINIMUM INCOME BENEFIT CHARGE



We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. FOR CONTRACTS SOLD ON OR AFTER JANUARY 20, 2004, OR UPON SUBSEQUENT STATE APPROVAL, we will deduct a charge equal to 0.50% per year of the average GMIB protected value for the period the charge applies. FOR ALL OTHER CONTRACTS, this is an annual charge equal to 0.45% of the average GMIB protected value for the period the charge applies. We deduct the charge from your contract value on each of the following events:


-  each contract anniversary,

-  when you begin the income phase of the contract,

-  upon a full withdrawal, and


- upon a partial withdrawal if the remaining contract value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.



   If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.



   Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's contract value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.



   The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the contract value allocated to the variable investment options, the fixed interest rate options, and the market value adjustment option. In some states, we may deduct the charge for the Guaranteed Minimum Income Benefit in a different manner. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.



   THE FACT THAT WE MAY IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.



   We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.


INCOME APPRECIATOR BENEFIT CHARGE


We will impose an additional charge if you choose the Income Appreciator Benefit. This is an annual charge


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                                                                         PART II
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equal to 0.25% of your contract value. The Income Appreciator Benefit charge is calculated:


   -  on each contract anniversary,

   -  on the annuity date,

   - upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date,

   -  upon a full or partial withdrawal, and

   -  upon a subsequent purchase payment.


   The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.



   Although the Income Appreciator Benefit charge may be calculated more often, it is deducted only:


   -  on each contract anniversary,

   -  on the annuity date,


   - upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date,


   -  upon a full withdrawal, and


   - upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge.


   We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.


   The Income Appreciator Benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total contract value. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment. Upon a full withdrawal, or if the contract value remaining after a partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge, the charge is deducted from the amount paid. The payment of the Income Appreciator Benefit charge will be deemed to be made from earnings for purposes of calculating other charges. THE FACT THAT WE MAY IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.



   We do not assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization. However, we do assess the IAB charge during the 10-year payment period contemplated by IAB Options 2 and 3. Moreover, you should realize that amounts credited to your contract value under IAB Option 3 increase the contract value, and because the IAB fee is a percentage of your contract value, the IAB fee may increase as a consequence of those additions.



EARNINGS APPRECIATOR BENEFIT CHARGE



We will impose an additional charge if you choose the Earnings Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.30% of your contract value.



   We calculate the charge on each of the following events:



   -  each contract anniversary,



   -  on the annuity date,



   - upon death of the sole or first to die of the owner or joint owner prior to the annuity date,



   -  upon a full or partial withdrawal, and



   -  upon a subsequent purchase payment.



   The fee is based on the contract value at time of calculation and is pro-rated based on the portion of the contract year since the date that the Earnings Appreciator Benefit charge was last calculated.



   Although the Earnings Appreciator Benefit charge may be calculated more often, it is deducted only:



   -  on each contract anniversary,



   -  on the annuity date,



   - upon death of the sole owner or the first to die of the owner or joint owner prior to the annuity date,



   -  upon a full withdrawal, and



   - upon a partial withdrawal if the contract value remaining after the partial withdrawal is not enough to cover the then applicable charge.



   We withdraw this charge from each investment option (including each guarantee period) in the same proportion that the amount allocated to the investment


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         PARTNERS ANNUITY ONE 3 CONTRACT? CONTINUED

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                                                                         PART II
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option bears to the total contract value. Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the then-applicable Earnings Appreciator Benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the Earnings Appreciator Benefit charge as made from earnings for purposes of calculating other charges.


TAXES ATTRIBUTABLE TO PREMIUM


There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a charge against the value of the contract to pay some or all of these taxes. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.


TRANSFER FEE


You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made.


COMPANY TAXES

We will pay the taxes on the earnings of the separate account. We do not currently charge you for these taxes. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

UNDERLYING MUTUAL FUND FEES


When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2003, the fees of these funds ranged on an annual basis from 0.37% to 1.30% of fund assets (these fees reflect the effect of expense reimbursements or waivers, which may terminate at any time). For additional information about these fund fees, please consult the prospectuses for the funds.


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

        7:

HOW CAN I

        ACCESS MY MONEY?
--------------------------------------------------------------------------------

YOU CAN ACCESS YOUR MONEY BY:

-  MAKING A WITHDRAWAL (EITHER PARTIAL OR FULL); OR

-  CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

WITHDRAWALS DURING THE ACCUMULATION PHASE


When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.



   Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum contract value that must remain in order to keep the contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the contract value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the contract value below such minimum.



   With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.



   With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your contract value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the contract value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.


   INCOME TAXES, TAX PENALTIES, AND CERTAIN RESTRICTIONS ALSO MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.

AUTOMATED WITHDRAWALS


We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is generally $100.


   INCOME TAXES, TAX PENALTIES, WITHDRAWAL CHARGES, AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.

INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE


The Income Appreciator Benefit (IAB) is discussed on page 46. As mentioned there, you may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income Appreciator Benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


order. Under IAB Options 2 and 3, you can choose to have the Income Appreciator Benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.



   IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.


IAB OPTION 2 -- INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM


Under this option, you elect to receive the Income Appreciator Benefit during the accumulation phase. When you activate the benefit, a 10-year Income Appreciator Benefit automatic withdrawal payment program begins. We will pay you the Income Appreciator Benefit amount in equal installments over a 10 year payment period. You may combine this Income Appreciator Benefit amount with an automated withdrawal amount from your contract value, in which case each combined payment must be at least $100.



   The maximum automated withdrawal payment amount that you may receive from your contract value under this Income Appreciator Benefit program in any contract year during the 10-year period may not exceed 10% of the contract value as of the date you activate the Income Appreciator Benefit.



   Once we calculate the Income Appreciator Benefit, the amount will not be affected by changes in contract value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not to amounts attributable to the Income Appreciator Benefit.



   After the ten-year payment period has ended, if the remaining contract value is $2,000 or more, the contract will continue. If the remaining contract value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining contract value and the contract will terminate. If the contract value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the Income Appreciator Benefit amount for the remainder of the 10-year payment period.


DISCONTINUING THE INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM UNDER IAB OPTION 2


You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining Income Appreciator Benefit amount to the contract value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any Income Appreciator Benefit amount added to the contract value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable investment options, fixed interest rate options, or the market value adjustment option in the same proportions as your most recent purchase payment allocation percentages.



   You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the Income Appreciator Benefit amount for the 10-year payment period to the contract value in a lump sum before determining the adjusted contract value. The adjusted contract value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).


IAB OPTION 3 -- INCOME APPRECIATOR BENEFIT CREDIT TO CONTRACT VALUE


Under this option, you can activate the Income Appreciator Benefit and receive the benefit as credits to your contract value over a 10-year payment period. We will allocate these Income Appreciator Benefit credits to the variable investment options, the fixed interest rate options, or the market value adjustment option in the same manner as your current allocation, unless you


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


direct us otherwise. We will waive the $1,000 minimum requirement for the market value adjustment option. We will calculate the Income Appreciator Benefit amount on the date we receive your written request in good order. Once we have calculated the Income Appreciator Benefit, the Income Appreciator Benefit credit will not be affected by changes in contract value due to the investment performance of any allocation option.



   Before we add the last Income Appreciator Benefit credit to your contract value, you may switch to IAB Option 2 and receive the remainder of the Income Appreciator Benefit as payments to you (instead of credits to the contract value) under the Income Appreciator Benefit program for the remainder of the 10-year payment period.


   You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

EXCESS WITHDRAWALS


During the 10 year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your contract value in a contract year that exceeds the sum of (1) 10% of the contract value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn.



   We will deduct the excess withdrawal on a proportional basis from the remaining Income Appreciator Benefit amount. We will then calculate and apply a new reduced Income Appreciator Benefit amount.



   Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the contract value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn do not reduce the remaining Income Appreciator Benefit amount. Additionally, if the amount withdrawn in any year is less than the excess withdrawal threshold, the difference between the amount withdrawn and the threshold can be carried over to subsequent years on a cumulative basis and withdrawn without causing a reduction to the Income Appreciator Benefit amount.


EFFECT OF TOTAL WITHDRAWAL ON INCOME APPRECIATOR BENEFIT


We will not make Income Appreciator Benefit payments after the date you make a total withdrawal of the contract surrender value.


SUSPENSION OF PAYMENTS OR TRANSFERS


The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:


- The New York Stock Exchange is closed (other than customary weekend and holiday closings);

-  Trading on the New York Stock Exchange is restricted;


- An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or



- The SEC, by order, permits suspension or postponement of payments for the protection of owners.



   We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.


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        8:


WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC



                    PARTNERS ANNUITY ONE 3 CONTRACT?

--------------------------------------------------------------------------------


The tax considerations associated with the Strategic Partners Annuity One 3 contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.



   This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA or 403(b) account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs or 403(b)s, as applicable, are the responsibility of the applicable trustee or custodian.


CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.


   It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract such as the Guaranteed Minimum Death Benefit, should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.



   If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.


TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else.


   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


payment option that we may offer, that election will be treated, for tax purposes, as surrendering your contract.



   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.



TAXES ON ANNUITY PAYMENTS


A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:

-  the amount is paid on or after you reach age 59 1/2 or die;

-  the amount received is attributable to your becoming disabled;


- the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty); or



- the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).



SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035



Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See "Federal Tax Status" in the Statement of Additional Information).



   Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


of this type with your tax advisor before proceeding with the transaction.


TAXES PAYABLE BY BENEFICIARIES


The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.



   Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.


   Tax consequences to the beneficiary vary among the death benefit payment options.


-  Choice 1:  The beneficiary is taxed on earnings in the contract.



- Choice 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).



- Choice 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).


REPORTING AND WITHHOLDING ON DISTRIBUTIONS


Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.



   State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).


   Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION


   Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules. We believe these diversification rules will be met.



   An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this prospectus. We will take any action, including modifications to your contract or the investment options, required to comply with such guidelines if promulgated.



   Please refer to the Statement of Additional Information for further information on these diversification and investor control issues.



   Required Distributions Upon Your Death. Upon your death, certain distributions must be made under the


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.


   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if a periodic payment option is selected by your designated beneficiary and if such payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.



   If the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.



   Changes In The Contract. We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.


ADDITIONAL INFORMATION


You should refer to the Statement of Additional Information if:


- The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

- Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.


- You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.


CONTRACTS HELD BY TAX FAVORED PLANS

The following discussion covers annuity contracts held under tax-favored retirement plans.


   Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a), 408(b) and 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.


   YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

TYPES OF TAX FAVORED PLANS


   IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" on page 79 contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater), less any applicable federal and state income tax withholding.



   Contributions Limits/Rollovers. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. For 2004 the limit is $3,000; increasing in 2005 to 2007, to $4,000; and for 2008, $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 in


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                                                                         PART II
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years 2004 to 2005 and an additional $1,000 in 2006 and years thereafter. The
"rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan.



   Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:


- You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

-  Your rights as owner are non-forfeitable;

-  You cannot sell, assign or pledge the contract, other than to Pruco Life;


- The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);



- The date on which annuity payments must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and



- Death and annuity payments must meet "minimum distribution requirements" (described on page 71).


   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:


-  A 10% "early distribution penalty" (described on page 71);


- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or


-  Failure to take a minimum distribution (also generally described on page 71).



   Roth IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:



-  Contributions to a Roth IRA cannot be deducted from your gross income;



- "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements:
   (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or
   (d) for a qualified first time homebuyer distribution within the meaning of
   Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA; and



- If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.



   Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase a contract for a Roth IRA in connection with a "rollover" or "conversion" of


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


amounts of another traditional IRA, conduit IRA, or Roth IRA. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to a Roth IRA. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.


MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION


If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.



   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.



   Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs.


PENALTY FOR EARLY WITHDRAWALS


You may owe a 10% tax penalty on the taxable part of distributions received from an IRA or Roth IRA before you attain age 59 1/2.



   Amounts are not subject to this tax penalty if:



-  the amount is paid on or after you reach age 59 1/2 or die;



-  the amount received is attributable to your becoming disabled; or



- the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.).



   Other exceptions to this tax may apply. You should consult your tax advisor for further details.


WITHHOLDING


Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:



- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and


-  For all other distributions, we will withhold at a 10% rate.

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should

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consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS


ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.



   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract" starting on page 58.



   Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" on page 73.



   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.


ADDITIONAL INFORMATION


For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement" on page 79.


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        9:

OTHER

        INFORMATION
--------------------------------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York.


   Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.



   Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco's Life annual report for the year ended December 31, 2003, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 33-37587. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


THE SEPARATE ACCOUNT


We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.


SALE AND DISTRIBUTION OF THE CONTRACT


Prudential Investment Management Services LLC (PIMS), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts under a "best efforts" underwriting agreement with Pruco Life under which PIMS is reimbursed for its costs and expenses. PIMS is an indirect wholly-owned subsidiary of Prudential Financial, Inc. and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (NASD).



   Compensation is paid to broker/dealer firms whose registered representatives sell the contract according to one or more schedules. The individual registered representatives will receive a portion of the compensation, depending on the practice of the firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of contract value (a "trail commission"). We may also provide compensation for providing ongoing service to you in relation to the contract.


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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


   In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/dealer firms or branches of such firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative and/or other services they provide to us or our affiliates. To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms, and the terms of such arrangements may differ between firms. You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to an annuity product, any such compensation will be paid by us or PIMS, and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.



LITIGATION



We are subject to legal and regulatory actions in the ordinary course of our business, including class actions. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life and that are typical of the businesses in which Pruco Life operates. Class action and individual lawsuits involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. We are also subject to litigation arising out of our general business activities, such as our investments and third party contracts. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.



   Pruco Life's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on Pruco Life's financial position.



   In January 2004, the NASD fined Prudential Equity Group, Inc. (formerly known as Prudential Securities Incorporated) and PIMS $2 million, and ordered the firms to pay customers $9.5 million for sales of fixed and variable annuities that violated a New York State Insurance Department regulation concerning replacement sales and NASD rules. We brought this matter to the New York Insurance Department and the NASD's attention in response to an internal investigation, and in consultation with both New York and the NASD, we have initiated a remediation program for all affected customers which has already provided $8 million in remediation.


ASSIGNMENT


You can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the contract value on the date the assignment occurs. For details, see "What is the Death Benefit," on page 50. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.


   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract.

 74
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                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

For further information please speak to your representative.

FINANCIAL STATEMENTS


The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Annuity One 3 contract, are included in the Statement of Additional Information.


STATEMENT OF ADDITIONAL INFORMATION

Contents:

-  Company

-  Experts

-  Principal Underwriter

-  Allocation of Initial Purchase Payment

-  Determination of Accumulation Unit Values


-  Federal Tax Status


-  State Specific Variations

-  Directors and Officers

-  Financial Statements

HOUSEHOLDING


To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

MARKET-VALUE
        ADJUSTMENT FORMULA
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA

GENERAL FORMULA

The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
MVA). The MVA itself is calculated as follows:
                              1 + I
                  MVA = [(-------------) to the N/12 power] -1
                          1 + J + .0025

where:  I   =    the guaranteed credited interest rate
                 (annual effective) for the given
                 contract at the time of withdrawal or
                 annuitization or settlement.
        J   =    the current credited interest rate
                 offered on new money at the time of
                 withdrawal or annuitization or
                 settlement for a guarantee period of
                 equal length to the number of whole
                 years remaining in the Contract's
                 current guarantee period plus one
                 year.
        N   =    equals the remaining number of months
                 in the contract's current guarantee
                 period (rounded up) at the time of
                 withdrawal or annuitization or
                 settlement.

PENNSYLVANIA FORMULA

We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

            m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

INDIANA FORMULA

We use the following MVA formula for contracts issued in Indiana:
                              1 + I
                   MVA = [(-----------) to the N/12 power] -1
                               1 + J

The variables I, J and N retain the same definitions as the general formula.

MARKET VALUE ADJUSTMENT EXAMPLE

(ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

    The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)]to the (38/12) power -1 = 0.02274

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.02274 = $253.03

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $253.03 = $11,380.14

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

   The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the (38/12) power -1 = -0.03644

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.03644) = -$405.47

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$405.47) = $10,721.64

MARKET VALUE ADJUSTMENT EXAMPLE

(PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.05] + [((365-61)/365) X 0.04] =
         0.0417

   The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power -1 = 0.04902

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.04902 = $545.45

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $545.45 = $11,672.56

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.08] + [((365 - 61)/365) X 0.07] =
         0.0717

   The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power -1 = -0.04098

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.04098) = -$455.99

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$455.99) = $10,671.12

MARKET VALUE ADJUSTMENT EXAMPLE

(INDIANA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power -1 = 0.03047

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 x 0.03047 = $339.04

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $339.04 = $11,466.15

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

    The MVA factor calculation would be: [(1.06)/(1.07)] to the (38/12) power -1 = -0.02930

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.02930) = -$326.02

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$326.02) = $10,801.09

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

IRA DISCLOSURE STATEMENT
--------------------------------------------------------------------------------


This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.


FREE LOOK PERIOD


The annuity contract offered by this prospectus gives you the opportunity to return the contract for a refund (less any applicable federal and state income tax withholding) within 10 days after it is delivered, or applicable state required period, if longer. The amount of the refund is dictated by state law. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.


ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS


Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA contributions must be made by no later than the due date for filing your income tax return for that year. For a single taxpayer, the applicable dollar limitation is $45,000 in 2004, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $45,000 -- $55,000. For married couples filing jointly, the applicable dollar limitation is $65,000, with the amount of IRA contribution which may be deducted reduced proportionately between $65,000-$75,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $55,000 for individuals and $75,000 for married couples filing jointly. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.


   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) the maximum amount allowed by law, including catch-up contributions if applicable or (2) 100% of taxable alimony.


   If you should contribute more than the maximum contribution amount to your IRA, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.



   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See "Premature Distributions" on page 80).


IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to the maximum amount allowed by law, including catch-up contributions if applicable, may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) twice the maximum amount allowed by law, including catch-up contributions if applicable; or (iii) 100% of your combined gross income.


   Contributions in excess of the contribution limits may be subject to penalty. See "Contributions And Deductions" on page 79. If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.


   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION


Once every year, you are permitted to withdraw any portion of the value of your IRA and reinvest it in another IRA. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.



   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. You may later roll over such a contribution to another qualified retirement plan. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.) Funds can also be rolled over from an IRA or Simplified Employee Pension IRA to an IRA or to another qualified retirement plan or 457 government plan.



DISTRIBUTIONS


(a) PREMATURE DISTRIBUTIONS


At no time can your interest in your IRA be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA to anyone. Use of an IRA as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA without penalty to your former spouse in accordance with the terms of a divorce decree.)



   You may surrender any portion of the value of your IRA. In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.


   The 10% tax penalty does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.

(b) DISTRIBUTION AFTER AGE 59 1/2


Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. You may elect to receive the distribution under

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the periodic payment options or in one sum will be treated as ordinary income as you receive them to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.



(c) INADEQUATE DISTRIBUTIONS--50% TAX



Your IRA is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age
70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary). The calculation method is defined under IRS regulations. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.


(d) DEATH BENEFITS


If you (or your surviving spouse) die before receiving the entire value of your IRA, the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum by December 31st of the fifth year after your (or your surviving spouse's) death, or applied to purchase an immediate annuity for the beneficiary, or as a program of minimum distributions. This annuity or minimum distribution program must be payable over the life expectancy of the beneficiary beginning by December 31st of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun, and no designated beneficiary is identified by December 31st of the year following the year of death, the entire amount must be distributed based on the life expectancy of the owner using the owner's age prior to death. A distribution of the balance of your IRA upon your death will not be considered a gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.


ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a Roth IRA. The maximum amount of contributions allowable for any taxable year to all IRAs maintained by an individual is generally the lesser of the maximum amount allowed by law and 100% of compensation for that year (the maximum amount allowed by law is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a traditional IRA. Contributions to a Roth IRA are not deductible.

   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a traditional IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.

   UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A TRADITIONAL IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.

   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA.

   Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed under the same rules applied to traditional IRAs where death occurs before the required beginning date.

REPORTING TO THE IRS


Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate. If you were at least 70 1/2 at the end of the prior year, we will indicate to you and to the IRS, on Form 5498, that your account is subject to minimum required distributions.

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

         APPENDIX A

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------


As we have indicated throughout this prospectus, the Strategic Partners Annuity One 3 Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges during the period January 6, 2003 to December 31, 2003. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge, by calling (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19101.

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------



ACCUMULATION UNIT VALUES: (BASE DEATH BENEFIT 1.40)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01724                  $1.24006                     2,381,401

PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01834                  $1.25778                     1,368,678

PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00588                  $1.28481                       805,296

PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 0.9997                  $0.99449                     2,049,651

PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02199                  $1.22414                     3,356,056

PRUDENTIAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02526                  $1.22392                       900,360

SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01313                  $1.27916                     1,545,924

SP AIM AGGRESSIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01134                  $1.22149                       436,202

SP AIM CORE EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01232                  $1.19626                       301,134

SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01908                  $1.17938                     1,236,101

SP BALANCED ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00979                  $1.19393                    12,267,993

SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00745                  $1.13654                     7,810,706

SP DAVIS VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00887                  $1.24835                     3,564,458

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01281                  $1.23393                     1,148,393

SP GOLDMAN SACHS SMALL CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01511                  $1.29026                     2,793,324

SP GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01135                  $1.23975                     7,383,151

SP LARGE CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02725                  $1.21457                     1,098,747





* COMMENCEMENT OF BUSINESS                                                             THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
(BASE DEATH BENEFIT 1.40)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02112                  $1.20717                       455,643

SP MID CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00463                  $1.33928                       846,352

SP PIMCO HIGH YIELD PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00530                  $1.19841                     3,514,084

SP PIMCO TOTAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00076                  $1.04684                     9,081,987

SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01864                  $1.36653                     1,350,535
SP STATE STREET RESEARCH SMALL CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01406                  $1.30191                       453,998

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01518                  $1.19388                       620,221

SP TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.03407                  $1.34037                       281,067

SP WILLIAM BLAIR INTERNATIONAL GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01151                  $1.35112                       959,373

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02245                  $1.24622                       208,132







* COMMENCEMENT OF BUSINESS

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES:
(GREATER OF ROLL-UP AND STEP-UP GMDB AND CONTRACT WITH CREDIT 1.85)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01721                 $ 1.23477                    7,912,908

PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01830                 $ 1.25211                    3,449,281

PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.00585                 $ 1.27928                    1,880,748

PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 0.99993                 $ 0.99008                    4,740,923

PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.02196                 $ 1.21877                   15,302,286

PRUDENTIAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.02522                 $ 1.21867                    3,460,913

SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01309                 $ 1.27356                    6,167,864

SP AIM AGGRESSIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01130                 $ 1.21618                    1,561,412

SP AIM CORE EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01228                 $ 1.19096                      790,191

SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01904                 $ 1.17423                    3,090,700

SP BALANCED ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.00975                 $ 1.18869                   47,305,493

SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.00741                 $ 1.13146                   22,991,929

SP DAVIS VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.00884                 $ 1.24312                    9,765,567

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01277                 $ 1.22851                    3,172,821

SP GOLDMAN SACHS SMALL CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01508                 $ 1.28460                    8,900,299

SP GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01131                 $ 1.23434                   39,541,643

* COMMENCEMENT OF BUSINESS

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
(GREATER OF ROLL-UP AND STEP-UP GMDB AND CONTRACT WITH CREDIT 1.85)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
SP LARGE CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.02721                 $ 1.20922                    3,158,789

SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.02108                 $ 1.20192                    1,080,405

SP MID CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.00459                 $ 1.33337                    3,770,679

SP PIMCO HIGH YIELD PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.00526                 $ 1.19293                    9,624,581

SP PIMCO TOTAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.00073                 $ 1.04222                   17,952,432
SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01860                 $ 1.36051                    4,878,831

SP STATE STREET RESEARCH SMALL CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01402                 $ 1.29612                    1,566,777

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01515                 $ 1.18852                      855,905

SP TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.03404                 $ 1.33452                    1,534,324

SP WILLIAM BLAIR INTERNATIONAL GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.01148                 $ 1.34511                    2,468,449

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $ 1.02241                 $ 1.24068                      998,406







* COMMENCEMENT OF BUSINESS

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

         APPENDIX B

HYPOTHETICAL ILLUSTRATIONS
--------------------------------------------------------------------------------

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

      We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.


      To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table), the arithmetic average fund fees were equal to 1.09% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.



      The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -2.78%, 3.05% and 6.94%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.


      An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.

      A '0' in these columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

      The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

      Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9


STRATEGIC PARTNERS ANNUITY ONE 3

$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS

MALE, ISSUE AGE 60
BENEFITS:

    GREATER OF ROLL-UP AND STEP-UP GUARANTEED MINIMUM DEATH BENEFIT

    EARNINGS APPRECIATOR BENEFIT
    GUARANTEED MINIMUM INCOME BENEFIT
    INCOME APPRECIATOR BENEFIT

    CONTRACT WITHOUT CREDIT

10% ASSUMED RATE OF RETURN
--------------------------------------------------------------------------------

            PROJECTED VALUE                         DEATH BENEFIT(S)                       LIVING BENEFIT(S)
---------------------------------------   -------------------------------------   ------------------------------------
                                                                EAB                         IAB                GMIB
                                                    ---------------------------   ------------------------   ---------

                                           DEATH     EARNINGS      TOTAL DEATH                   AMOUNT        GMIB
       ANNUITANT   CONTRACT   SURRENDER   BENEFIT   APPRECIATOR   BENEFIT VALUE               AVAILABLE TO   PROTECTED
YEAR      AGE       VALUE       VALUE      VALUE      BENEFIT        AND EAB      IAB VALUE    ANNUITIZE       VALUE
----------------------------------------------------------------------------------------------------------------------
1         61       105,842     100,442    105,842       2,337        108,178           N/A          N/A       105,000
2         62       112,029     107,529    112,029       4,812        116,840           N/A          N/A       110,250
3         63       118,582     114,982    118,582       7,433        126,015           N/A          N/A       115,763
4         64       125,524     122,824    125,524      10,210        135,733           N/A          N/A       121,551
5         65       132,877     131,077    132,877      13,151        146,028           N/A          N/A       127,628
6         66       140,666     139,766    140,666      16,266        156,932           N/A          N/A       134,010
7         67       148,917     148,917    148,917      19,567        168,484         7,338      156,255       140,710
8         68       157,658     157,658    157,658      23,063        180,722         8,649      166,307       147,746
9         69       166,919     166,919    166,919      26,768        193,687        13,384      180,303       155,133
10        70       176,730     176,730    176,730      30,692        207,422        15,346      192,076       162,889
15        75       235,296     235,296    235,296      54,118        289,414        33,824      269,120       200,000
20        80       314,497     314,497    314,497      85,799        400,295        53,624      368,121       200,000
25        85       422,268     422,268    422,268     120,000        542,268        80,567      502,835       200,000
30        90       568,915     568,915    568,915     120,000        688,915       117,229      686,144       200,000
35        95       768,463     768,463    768,463     120,000        888,463       167,116      935,578       200,000
----------------------------------------------------------------------------------------------------------------------

               LIVING BENEFIT(S)
----  ------------------------------------
                      GMIB
      ------------------------------------
           GMIB         PROJECTED CONTRACT
        GUARANTEED        ANNUAL ANNUITY
       ANNUAL PAYOUT    PAYOUT FOR SINGLE
      FOR SINGLE LIFE      LIFE ANNUITY
       WITH 10 YEAR        WITH 10 YEAR
YEAR  PERIOD CERTAIN      PERIOD CERTAIN
----  ------------------------------------
1             N/A                N/A
2             N/A                N/A
3             N/A                N/A
4             N/A                N/A
5             N/A                N/A
6             N/A                N/A
7           7,704              9,547
8           8,358             10,413
9           9,070             11,359
10         10,607             12,646
15         15,937             20,190
20         19,313             30,646
25         24,359             47,105
30         30,105             69,306
35         37,787            100,835
-------------------------------------------------------------



6% ASSUMED RATE OF RETURN

--------------------------------------------------------------------------------

            PROJECTED VALUE                         DEATH BENEFIT(S)                       LIVING BENEFIT(S)
---------------------------------------   -------------------------------------   ------------------------------------
                                                                EAB                         IAB                GMIB
                                                    ---------------------------   ------------------------   ---------

                                           DEATH     EARNINGS      TOTAL DEATH                   AMOUNT        GMIB
       ANNUITANT   CONTRACT   SURRENDER   BENEFIT   APPRECIATOR   BENEFIT VALUE               AVAILABLE TO   PROTECTED
YEAR      AGE       VALUE       VALUE      VALUE      BENEFIT        AND EAB      IAB VALUE    ANNUITIZE       VALUE
----------------------------------------------------------------------------------------------------------------------
1         61       101,974      96,574    105,000         790        105,790           N/A          N/A       105,000
2         62       103,972      99,472    110,250       1,589        111,839           N/A          N/A       110,250
3         63       105,992     102,392    115,763       2,397        118,159           N/A          N/A       115,763
4         64       108,035     105,335    121,551       3,214        124,765           N/A          N/A       121,551
5         65       110,098     108,298    127,628       4,039        131,667           N/A          N/A       127,628
6         66       112,182     111,282    134,010       4,873        138,882           N/A          N/A       134,010
7         67       114,285     114,285    140,710       5,714        146,424         2,143      116,428       140,710
8         68       116,406     116,406    147,746       6,562        154,308         2,461      118,867       147,746
9         69       118,543     118,543    155,133       7,417        162,550         3,709      122,252       155,133
10        70       120,696     120,696    162,889       8,278        171,168         4,139      124,835       162,889
15        75       131,651     131,651    207,893      12,660        220,553         7,913      139,564       200,000
20        80       143,600     143,600    265,330      17,440        282,770        10,900      154,500       200,000
25        85       157,110     157,110    265,330      22,844        288,174        14,277      171,387       200,000
30        90       172,385     172,385    265,330      28,954        294,284        18,096      190,481       200,000
35        95       189,656     189,656    265,330      35,863        301,192        22,414      212,070       200,000
----------------------------------------------------------------------------------------------------------------------

               LIVING BENEFIT(S)
----  ------------------------------------
                      GMIB
      ------------------------------------
           GMIB         PROJECTED CONTRACT
        GUARANTEED        ANNUAL ANNUITY
       ANNUAL PAYOUT    PAYOUT FOR SINGLE
      FOR SINGLE LIFE      LIFE ANNUITY
       WITH 10 YEAR        WITH 10 YEAR
YEAR  PERIOD CERTAIN      PERIOD CERTAIN
----  ------------------------------------
1             N/A                N/A
2             N/A                N/A
3             N/A                N/A
4             N/A                N/A
5             N/A                N/A
6             N/A                N/A
7           7,434              7,114
8           8,027              7,442
9           8,671              7,788
10          9,940              8,219
15         14,171             10,470
20         16,060             12,862
25         18,604             16,055
30         20,697             19,240
35         22,893             22,856
---------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS  SECTIONS 1-9

0% ASSUMED RATE OF RETURN
--------------------------------------------------------------------------------

            PROJECTED VALUE                         DEATH BENEFIT(S)                       LIVING BENEFIT(S)
---------------------------------------   -------------------------------------   ------------------------------------
                                                                EAB                         IAB                GMIB
                                                    ---------------------------   ------------------------   ---------

                                           DEATH     EARNINGS      TOTAL DEATH                   AMOUNT        GMIB
       ANNUITANT   CONTRACT   SURRENDER   BENEFIT   APPRECIATOR   BENEFIT VALUE               AVAILABLE TO   PROTECTED
YEAR      AGE       VALUE       VALUE      VALUE      BENEFIT        AND EAB      IAB VALUE    ANNUITIZE       VALUE
----------------------------------------------------------------------------------------------------------------------
1         61        96,173     90,773     105,000        0           105,000         N/A            N/A       105,000
2         62        92,447     87,947     110,250        0           110,250         N/A            N/A       110,250
3         63        88,818     85,218     115,763        0           115,763         N/A            N/A       115,763
4         64        85,281     82,581     121,551        0           121,551         N/A            N/A       121,551
5         65        81,832     80,032     127,628        0           127,628         N/A            N/A       127,628
6         66        78,465     77,565     134,010        0           134,010         N/A            N/A       134,010
7         67        75,178     75,178     140,710        0           140,710           0         75,178       140,710
8         68        71,930     71,930     147,746        0           147,746           0         71,930       147,746
9         69        68,754     68,754     155,133        0           155,133           0         68,754       155,133
10        70        65,645     65,645     162,889        0           162,889           0         65,645       162,889
15        75        50,988     50,988     207,893        0           207,893           0         50,988       200,000
20        80        38,237     38,237     265,330        0           265,330           0         38,237       200,000
25        85        27,464     27,464     265,330        0           265,330           0         27,464       200,000
30        90        18,361     18,361     265,330        0           265,330           0         18,361       200,000
35        95        10,670     10,670     265,330        0           265,330           0         10,670       200,000
----------------------------------------------------------------------------------------------------------------------

               LIVING BENEFIT(S)
----  ------------------------------------
                      GMIB
      ------------------------------------
           GMIB         PROJECTED CONTRACT
        GUARANTEED        ANNUAL ANNUITY
       ANNUAL PAYOUT    PAYOUT FOR SINGLE
      FOR SINGLE LIFE      LIFE ANNUITY
       WITH 10 YEAR        WITH 10 YEAR
YEAR  PERIOD CERTAIN      PERIOD CERTAIN
----  ------------------------------------
1             N/A               N/A
2             N/A               N/A
3             N/A               N/A
4             N/A               N/A
5             N/A               N/A
6             N/A               N/A
7           7,323             4,593
8           7,896             4,504
9           8,518             4,413
10          9,694             4,322
15         13,632             3,825
20         15,230             3,183
25         17,364             2,573
30         18,980             1,855
35         20,586             1,150
-------------------------------------------------------------



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


                            EXPLANATION OF HEADINGS

CONTRACT VALUE -- The projected total value of the annuity at the beginning of the period indicated, after all fees other than withdrawal charges have been deducted.

SURRENDER VALUE -- The projected cash value of the annuity after any applicable fees and withdrawal charges payable on surrender.


DEATH BENEFIT VALUE -- Greater of the contract value or purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 5 years from issue (for age 80-85 at issue, 3% annual roll-up for 5 years) or the highest contract value (the "step-up") on any contract anniversary up to the later of age 80 or the fifth contract anniversary adjusted for withdrawals (age 80-84 at issue will have only one step-up on the third contract anniversary) is payable to the beneficiary(s) on death of owner and/or joint owner. See the prospectus for more complete information.



EARNINGS APPRECIATOR BENEFIT (EAB) -- A supplemental death benefit based on 40% of earnings if issue age is 0-70; 25% for age 71-75; 15% for age 76-79, subject to a cap equal to 300% of purchase payments multiplied by the applicable benefit percentage. See prospectus for more complete information.


IAB VALUE -- Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.

AMOUNT AVAILABLE TO ANNUITIZE -- The contract value plus the IAB value. See prospectus for more complete information.


GMIB PROTECTED VALUE -- Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.


GMIB GUARANTEED ANNUAL PAYOUT FOR SINGLE LIFE WITH 10-YEAR PERIOD CERTAIN -- The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See the prospectus for more detail.


PROJECTED CONTRACT ANNUAL ANNUITY PAYOUT FOR SINGLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN -- The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates"). See prospectus for more complete information.


If the GMIB benefit is elected, the greater of the following would be paid at annuitization:

    (1) The GMIB Guaranteed Payout, or

    (2) The annuity payout available under the contract that is calculated based on the actual contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.

 90
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PART III PROSPECTUSES
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VARIABLE INVESTMENT OPTIONS
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ORD01142
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STRATEGIC PARTNERS(SM)

PLUS 3

VARIABLE ANNUITY
--------------------------------------------------------------------------------

PROSPECTUS: MAY 1, 2004


THIS PROSPECTUS DESCRIBES AN INDIVIDUAL VARIABLE ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY-OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.

THE FUNDS
------------------------------------------------------------


Strategic Partners Plus 3 offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds managed by these leading asset managers:


PRUDENTIAL INVESTMENTS LLC
JENNISON ASSOCIATES LLC
A I M CAPITAL MANAGEMENT, INC.
ALLIANCE CAPITAL MANAGEMENT, L.P.
CALAMOS ASSET MANAGEMENT, INC.
DAVIS ADVISORS

DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED


EVERGREEN INVESTMENT MANAGEMENT COMPANY


THE DREYFUS CORPORATION

GE ASSET MANAGEMENT, INCORPORATED

GOLDMAN SACHS ASSET MANAGEMENT, L.P.


HOTCHKIS AND WILEY CAPITAL MANAGEMENT LLC


JANUS CAPITAL MANAGEMENT LLC


J.P. MORGAN INVESTMENT MANAGEMENT INC.

MASSACHUSETTS FINANCIAL SERVICES COMPANY (MFS)
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (PIMCO)
SALOMON BROTHERS ASSET MANAGEMENT INC.

STATE STREET RESEARCH AND MANAGEMENT COMPANY


WILLIAM BLAIR & COMPANY, LLC



You may choose between two basic versions of Strategic Partners Plus 3. One version, the Contract With Credit, provides for a bonus credit that we add to each purchase payment you make. If you choose this version of Strategic Partners Plus 3, some charges and expenses may be higher than if you choose the version without the credit. Those higher charges could exceed the amount of the credit under some circumstances, particularly if you withdraw purchase payments within a few years of making those purchase payments.

PLEASE READ THIS PROSPECTUS
------------------------------------------------------------


Please read this prospectus before purchasing a Strategic Partners Plus 3 variable annuity contract, and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears on page 14 of this prospectus.



TO LEARN MORE ABOUT STRATEGIC PARTNERS PLUS 3

------------------------------------------------------------


To learn more about the Strategic Partners Plus 3 variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2004. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 942-8090. The SEC maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Plus 3 SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on page 76 of this prospectus.


FOR A FREE COPY OF THE SAI CALL US AT:
------------------------------------------------------------
- (888) PRU-2888 or write to us at:
- Prudential Annuity Service Center
  P.O. Box 7960
  Philadelphia, PA 19101


THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS PLUS 3 IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.



STRATEGIC PARTNERS(SM) IS A SERVICE MARK OF THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA                                                                    P2360

CONTENTS
--------------------------------------------------------------------------------


                                       PART I: STRATEGIC PARTNERS PLUS 3 PROSPECTUS
                                       -------------------------------------------------

                                       SUMMARY
                                       -------
                                                Glossary...........................................      6
                                                Summary............................................     10
                                                Risk Factors.......................................     14
                                                Summary Of Contract Expenses.......................     15
                                                Expense Examples...................................     20

                                       PART II: STRATEGIC PARTNERS PLUS 3 PROSPECTUS
                                       ------------------------------------------------------------

                                       SECTIONS 1-9
                                       ------------------------------------------------------------

                                           Section 1: What Is The Strategic Partners Plus 3
                                             Variable Annuity?.....................................     26
                                                Short Term Cancellation Right Or "Free Look".......     27

                                           Section 2: What Investment Options Can I Choose?........     28
                                                Variable Investment Options........................     28
                                                Fixed Interest Rate Options........................     37
                                                Market Value Adjustment Option.....................     38
                                                Transfers Among Options............................     39
                                                Additional Transfer Restrictions...................     40
                                                Dollar Cost Averaging..............................     41
                                                Asset Allocation Program...........................     42
                                                Auto-Rebalancing...................................     42
                                                Voting Rights......................................     42
                                                Substitution.......................................     42

                                           Section 3: What Kind Of Payments Will I Receive During
                                             The Income Phase? (Annuitization).....................     43
                                                Payment Provisions.................................     43
                                                Payment Provisions Without The Guaranteed Minimum
                                                  Income Benefit...................................     43
                                                    Option 1: Annuity Payments For A Fixed
                                                      Period.......................................     43
                                                    Option 2: Life Income Annuity Option...........     43
                                                    Option 3: Interest Payment Option..............     43
                                                    Other Annuity Options..........................     44
                                                Tax Considerations.................................     44
                                                Guaranteed Minimum Income Benefit..................     44
                                                    GMIB Roll-up...................................     45
                                                    GMIB Option 1 -- Single Life Payout Option.....     47
                                                    GMIB Option 2 -- Joint Life Payout Option......     47
                                                Income Appreciator Benefit.........................     47
                                                How We Determine Annuity Payments..................     49

                                           Section 4: What Is The Death Benefit?...................     51
                                                Beneficiary........................................     51
                                                Calculation Of The Death Benefit...................     51
                                                Guaranteed Minimum Death Benefit...................     51
                                                    GMDB Roll-up...................................     51
                                                    GMDB Step-up...................................     52
                                                Special Rules If Joint Owners......................     52
                                                Payout Options.....................................     53
                                                Earnings Appreciator Benefit.......................     53
                                                Spousal Continuance Benefit........................     54

                                           Section 5: How Can I Purchase A Strategic Partners Plus
                                             3 Contract?...........................................     57
                                                Purchase Payments..................................     57
                                                Allocation Of Purchase Payments....................     57
                                                Credits............................................     57
                                                Calculating Contract Value.........................     58

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

                                           Section 6: What Are The Expenses Associated With The
                                             Strategic Partners Plus 3 Contract?...................     59
                                                Insurance And Administrative Charge................     59
                                                Withdrawal Charge..................................     60
                                                Waiver Of Withdrawal Charges For Critical Care.....     60
                                                Contract Maintenance Charge........................     61
                                                Guaranteed Minimum Income Benefit Charge...........     61
                                                Income Appreciator Benefit Charge..................     61
                                                Earnings Appreciator Benefit Charge................     62
                                                Taxes Attributable To Premium......................     63
                                                Transfer Fee.......................................     63
                                                Company Taxes......................................     63
                                                Underlying Mutual Fund Fees........................     63

                                           Section 7: How Can I Access My Money?...................     64
                                                Withdrawals During The Accumulation Phase..........     64
                                                Automated Withdrawals..............................     64
                                                Income Appreciator Benefit Options During The
                                                  Accumulation Phase...............................     64
                                                Suspension Of Payments Or Transfers................     66

                                           Section 8: What Are The Tax Considerations Associated
                                             With The Strategic Partners Plus 3 Contract?..........     67
                                                Contracts Owned By Individuals (Not Associated With
                                                  Tax-Favored Retirement Plans)....................     67
                                                Contracts Held By Tax-Favored Plans................     70

                                           Section 9: Other Information............................     74
                                                Pruco Life Insurance Company.......................     74
                                                The Separate Account...............................     74
                                                Sale And Distribution Of The Contract..............     74
                                                Litigation.........................................     75
                                                Assignment.........................................     75
                                                Financial Statements...............................     76
                                                Statement Of Additional Information................     76
                                                Householding.......................................     76
                                                Market-Value Adjustment Formula....................     77
                                                IRA Disclosure Statement...........................     80

                                           Appendix A..............................................     84
                                                Accumulation Unit Values...........................     84

                                           Appendix B..............................................     91
                                                Hypothetical Illustrations.........................     91




                                       PART III: PROSPECTUSES
                                       ----------------------

                                       VARIABLE INVESTMENT OPTIONS
                                       ---------------------------

                                        THE PRUDENTIAL SERIES FUND, INC.

                                        EVERGREEN VARIABLE ANNUITY TRUST

                                        JANUS ASPEN SERIES



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 4
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PART I SUMMARY
--------------------------------------------------------------------------------

STRATEGIC PARTNERS PLUS 3 PROSPECTUS


                                                                               5
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                                                                          PART I

STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY

GLOSSARY
--------------------------------------------------------------------------------
WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THESE WORDS OR TERMS.

ACCUMULATION PHASE

The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ADJUSTED CONTRACT VALUE


When you begin receiving income payments, the value of your contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges.



ADJUSTED PURCHASE PAYMENT



Your invested purchase payment adjusted for any subsequent withdrawals. The adjusted purchase payment is used only for calculations of the Earnings Appreciator Benefit.


ANNUITANT


The person whose life determines the amount of income payments that we will pay. If the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.


ANNUITY DATE


The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.


BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.


BUSINESS DAY



A day on which both the New York Stock Exchange and Pruco Life are open for business. Our business day generally ends at 4:00 p.m. Eastern time.



CO-ANNUITANT



The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirements for changing the annuity date are met. No co-annuitant may be designated if the owner is a non-natural person.


CONTRACT DATE


The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.


CONTRACT OWNER, OWNER, OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT VALUE

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your contract value will go up or down based on the performance of the investment options you choose.

CONTRACT WITH CREDIT


A version of the annuity contract that provides for a bonus credit with each purchase payment that you make and has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit.


 6
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                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY

CONTRACT WITHOUT CREDIT

A version of the annuity contract that does not provide a credit and has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.

CREDIT

If you choose the Contract With Credit, this is the bonus amount that we allocate to your account each time you make a purchase payment. The amount of the credit is a percentage of the purchase payment. Bonus credits generally are not recaptured once the free look period expires. Our reference in the preceding sentence to "generally are not recaptured" refers to the fact that we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year of death.

DEATH BENEFIT


If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested purchase payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit is available for an additional charge. See "What is the Death Benefit?" on page 51.


DOLLAR COST AVERAGING FIXED RATE OPTION (DCA FIXED RATE OPTION)


An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options or to the one-year fixed interest rate option.


EARNINGS APPRECIATOR BENEFIT (EAB)

An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

FIXED INTEREST RATE OPTIONS


Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option.



GOOD ORDER



An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.



GUARANTEE PERIOD



A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We may offer one or more guarantee periods.



GUARANTEED MINIMUM DEATH BENEFIT (GMDB)



An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value.


GMDB PROTECTED VALUE


The amount guaranteed under the Guaranteed Minimum Death Benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested purchase payments and reduce proportionally by withdrawals.


GMDB ROLL-UP


We use the GMDB roll-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate starting on the date that each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.


GMDB STEP-UP


We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the contract value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the contract value subsequently

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GLOSSARY CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY


declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional purchase payments or withdrawals).



GUARANTEED MINIMUM INCOME BENEFIT (GMIB)



An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.


GMIB PROTECTED VALUE


We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit.



     The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments. Any withdrawals in subsequent contract years will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it used to calculate the cash surrender value or death benefit.



GMIB RESET



You may elect to "step-up" or "reset" your GMIB protected value if your contract value is greater than the current GMIB protected value. Upon exercise of the reset provision, your GMIB protected value will be reset to equal your current contract value. You are limited to two resets over the life of your contract, provided that certain annuitant age requirements are met.


GMIB ROLL-UP


We will use the GMIB roll-up value to compute the GMIB protected value of the Guaranteed Minimum Income Benefit. The GMIB roll-up is equal to the invested purchase payments (after a reset, the contract value at the time of the reset) compounded daily at an effective annual interest rate starting on the date each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.


INCOME APPRECIATOR BENEFIT (IAB)

An optional feature that may be available for an additional charge that may provide a supplemental income benefit based on earnings under the contract.


IAB AUTOMATIC WITHDRAWAL PAYMENT PROGRAM



A series of payments consisting of a portion of your contract value and Income Appreciator Benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.



IAB CREDIT



An amount we add to your contract value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.


INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

INCOME PHASE


The period during which you receive income payments under the contract.


INVESTED PURCHASE PAYMENTS


Your purchase payments (which we define below) less any deduction we make for any tax charge.


JOINT OWNER


The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. The joint owner may be the owner's spouse, but need not be.


MARKET VALUE ADJUSTMENT

An adjustment to your contract value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY

adjustment option and prevailing interest rates. This adjustment may be positive or negative.

MARKET VALUE ADJUSTMENT OPTION


This investment option may offer various guarantee periods and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals or transfers that you make from this option prior to the end of its guarantee period.


NET PURCHASE PAYMENTS

Your total purchase payments less any withdrawals you have made.

PRUDENTIAL ANNUITY SERVICE CENTER


For general correspondence: P.O. Box 7960, Philadelphia, PA 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The telephone number is
(888) PRU-2888. Prudential's Web site is www.prudential.com.


PURCHASE PAYMENTS


The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.


SEPARATE ACCOUNT


Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.


STATEMENT OF ADDITIONAL INFORMATION


A document containing certain additional information about the Strategic Partners Plus 3 variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.


TAX DEFERRAL


This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract," on page 67.


VARIABLE INVESTMENT OPTION

When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY


SUMMARY FOR SECTIONS 1-9

--------------------------------------------------------------------------------

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING
SECTION IN PART II OF THE PROSPECTUS.


SECTION 1
WHAT IS THE STRATEGIC PARTNERS PLUS 3 VARIABLE ANNUITY?



The Strategic Partners Plus 3 variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options, fixed interest rate options, and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.



   There are two basic versions of the Strategic Partners Plus 3 variable annuity.


Contract With Credit.

- provides for a bonus credit that we add to each purchase payment that you make,

- has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,


- may provide lower interest rates for fixed interest rate options and the market value adjustment option than the Contract Without Credit, and


- may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

Contract Without Credit.

-  does not provide a credit,


- has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,



- may provide higher interest rates for fixed interest rate options and the market value adjustment option than the Contract With Credit, and


- may provide more available market value adjustment guarantee periods than the Contract With Credit.


   The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in the Prudential Money Market Portfolio variable investment option.


   The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.


   Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to be at least 3%.



   You may make up to 12 free transfers each contract year among the investment options. Certain restrictions apply to transfers involving the fixed interest rate options.


   The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

- During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.

- The income phase starts when you begin receiving regular payments from your contract.

   The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments, such as age, gender, and the payout option you select.

   The contract offers a choice of income and death benefit options, which may also be available to you.


   There are certain state variations to this contract that are referred to in this prospectus. Please see your contract for further information on these and other variations.

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                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY


   We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.



   If you change your mind about owning Strategic Partners Plus 3, you may cancel your contract within 10 days after receiving it (or whatever period is required under applicable law). This time period is referred to as the "Free Look" period.



   Pruco Life offers several different annuities which your representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, and the ability to access your annuity's contract value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different between each annuity. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage.


SECTION 2
WHAT INVESTMENT OPTIONS CAN I CHOOSE?


You can invest your money in any of the following variable investment options:


The Prudential Series Fund, Inc.


   Jennison Portfolio


   Prudential Equity Portfolio

   Prudential Global Portfolio

   Prudential Money Market Portfolio

   Prudential Stock Index Portfolio


   Prudential Value Portfolio


   SP Aggressive Growth Asset Allocation Portfolio

   SP AIM Aggressive Growth Portfolio

   SP AIM Core Equity Portfolio

   SP Alliance Large Cap Growth Portfolio


   SP Balanced Asset Allocation Portfolio


   SP Conservative Asset Allocation Portfolio

   SP Davis Value Portfolio

   SP Deutsche International Equity Portfolio


   SPGoldman Sachs Small Cap Value Portfolio (formerly SP Small/Mid Cap Value
     Portfolio)


   SP Growth Asset Allocation Portfolio


   SP Large Cap Value Portfolio



   SP MFS Capital Opportunities Portfolio



   SP Mid Cap Growth Portfolio


   SP PIMCO High Yield Portfolio

   SP PIMCO Total Return Portfolio

   SP Prudential U.S. Emerging Growth Portfolio


   SPState Street Research Small Cap Growth Portfolio
       (formerly SP INVESCO Small Company Growth Portfolio)



   SP Strategic Partners Focused Growth Portfolio



   SPTechnology Portfolio (formerly SP Alliance Technology Portfolio)



   SPWilliam Blair International Growth Portfolio (formerly SP Jennison
     International Growth Portfolio)



Evergreen Variable Annuity Trust



-  Evergreen VA Foundation Fund



-  Evergreen VA Fund*



-  Evergreen VA Growth and Income Fund**



-  Evergreen VA Growth Fund



-  Evergreen VA International Equity Fund***



-  Evergreen VA Omega Fund



-  Evergreen VA Special Values Fund
      (formerly Evergreen VA Small Cap Value Fund)



   * Effective December 5, 2003, the Evergreen VA Blue Chip Fund and the Evergreen VA Masters Fund were each merged into the Evergreen VA Fund.



   ** Effective December 5, 2003, the Evergreen VA Capital Growth Fund was merged into the Evergreen VA Growth and Income Fund.



   *** Effective December 5, 2003, the Evergreen VA Global Leaders Fund was merged into the Evergreen VA International Equity Fund.

SUMMARY FOR SECTIONS 1-9 CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY

Janus Aspen Series

   Growth Portfolio -- Service Shares


   Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.



   You may also invest your money in fixed interest rate options or in a market value adjustment option.


SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.


   For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB) and the Income Appreciator Benefit. The Guaranteed Minimum Income Benefit provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. The Income Appreciator Benefit may provide an additional income amount during the accumulation phase or upon annuitization. See "What Kind Of Payments Will I Receive During The Income Phase" on page 43.


SECTION 4
WHAT IS THE DEATH BENEFIT?


In general, if the sole owner or first-to-die of the owner or joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive, at a minimum, the greater of (i) the contract value, (ii) either the base death benefit or, for a higher insurance and administrative cost, a potentially larger Guaranteed Minimum Death Benefit (GMDB). The base death benefit equals the total invested purchase payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to a "GMDB protected value" that depends upon which of the following Guaranteed Minimum Death Benefit options you choose:


- the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value;"

- the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value;" or


-  the greater of the GMDB step-up value and GMDB roll-up value.



   On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Benefit, if the conditions that we describe on page 54 are met.



   For an additional fee, you may also choose, if it is available in your contract, the Earnings Appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation period.



SECTION 5
HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS 3 CONTRACT?



You can purchase this contract, under most circumstances, with a minimum initial purchase payment of $10,000, but not greater than $1,000,000 absent our prior approval. Generally, you can make additional purchase payments of $500 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. The Contract With Credit provides for the allocation of a credit with each purchase payment.



   You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. In addition, certain age limits apply to certain features and benefits described herein.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY


SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3 CONTRACT?


The contract has insurance features and investment features, both of which have related costs and charges.


- Each year (or upon full surrender) we deduct a contract maintenance charge if your contract value is less than $75,000. This charge is currently equal to the lesser of $35 or 2% of your contract value. We do not impose the contract maintenance charge if your contract value is $75,000 or more. We may impose lesser charges in certain states.



- For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit option that you choose. The daily cost is equivalent to an annual charge as follows:



    --  1.4% if you choose the base death benefit,



    -- 1.65% if you choose the roll-up or step-up Guaranteed Minimum Death Benefit option, or



    -- 1.75% if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option.



        We impose an additional insurance and administrative charge of 0.10% annually for the Contract With Credit.



- We will deduct an additional charge if you choose the Guaranteed Minimum Income Benefit. We deduct this annual charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value. (In some states this fee may be lower.)



- We will deduct an additional charge if you choose the Income Appreciator Benefit. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your contract value.



- We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your contract value.



- There are a few states/jurisdictions that assess a premium tax on us when you begin receiving regular income payments from your annuity. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your contract value.



- There are also expenses associated with the mutual funds. For 2003, the fees of these funds ranged on an annual basis from 0.37% to 2.56% of fund assets, which are reduced by expense reimbursements or waivers to 0.37% to 1.30%. These reimbursements or waivers may be terminated at any time.


- If you withdraw money (or you begin the income phase) less than seven contract anniversaries after making a purchase payment, then you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7% for the Contract Without Credit and 5-8% for the Contract With Credit. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)


   For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" on page 15 and "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?" on page 59.


SECTION 7
HOW CAN I ACCESS MY MONEY?


You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. For the Contract Without Credit, if you withdraw money less than seven contract anniversaries after making a purchase payment, we may impose a withdrawal charge ranging

SUMMARY FOR SECTIONS 1-9 CONTINUED

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY


from 1-7%. For the Contract With Credit, we may impose a withdrawal charge ranging from 5-8%. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)


   Under the market value adjustment option, you will be subject to a market value adjustment if you make a withdrawal or transfer from the option prior to the end of a guarantee period.


SECTION 8
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3 CONTRACT?



Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawal as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age
59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth
IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age
59 1/2.


SECTION 9
OTHER INFORMATION

This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

RISK FACTORS

There are various risks associated with an investment in the market value adjustment option that we summarize below.


   ISSUER RISK. The market value adjustment option, fixed interest rate options, and the contract's other insurance features are available under a contract issued by Pruco Life, and thus backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the market value adjustment option and fixed interest rate options and to fulfill its insurance guarantees could be impaired.



   RISKS RELATED TO CHANGING INTEREST RATES. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the market value adjustment option. Nonetheless, the market value adjustment formula (which is detailed in the appendix to this prospectus) reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.



   RISKS RELATED TO THE WITHDRAWAL CHARGE. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY


SUMMARY OF CONTRACT EXPENSES

--------------------------------------------------------------------------------


THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS YOU WILL PAY FOR STRATEGIC PARTNERS PLUS 3. THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS.



For more detailed information, including additional information about current and maximum charges, see "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?" on page 59. The individual fund prospectuses contain detailed expense information about the underlying mutual funds.



                      CONTRACT OWNER TRANSACTION EXPENSES


WITHDRAWAL CHARGE(1)
-----------------------------------------
     CONTRACT         CONTRACT   CONTRACT
ANNIVERSARIES SINCE     WITH     WITHOUT
 PURCHASE PAYMENT      CREDIT     CREDIT
-------------------   --------   --------
         0               8%         7%
         1               8%         6%
         2               8%         5%
         3               8%         4%
         4               7%         3%
         5               6%         2%
         6               5%         1%
         7               0%         0%


MAXIMUM TRANSFER FEE
--------------------------------------------------------------
         Each transfer after 12(2)                     $30.00

CHARGE FOR PREMIUM TAX IMPOSED ON US BY CERTAIN
STATES/JURISDICTIONS
--------------------------------------------------------------
                                  Up to 3.5% of contract value



1: Each contract year, you may withdraw a specified amount of your contract value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" on page 60. In certain states reduced withdrawal charges may apply under the Contract with Credit. Your contract contains the applicable charges.



2: Currently, we charge $25 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing or transfers from the market value adjustment option at the end of a guarantee period, and do not count them toward the limit of 12 free transfers per year.

SUMMARY OF CONTRACT EXPENSES CONTINUED


--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY

The next table describes the fees and expenses you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.


                            ANNUAL ACCOUNT EXPENSES



MAXIMUM CONTRACT MAINTENANCE CHARGE AND CONTRACT CHARGE
  UPON FULL WITHDRAWAL(3)
---------------------------------------------------------------------
                                                               $60.00
ANNUAL INSURANCE AND ADMINISTRATIVE EXPENSES
---------------------------------------------------------------------
        AS A PERCENTAGE OF ACCOUNT VALUE IN VARIABLE
        INVESTMENT OPTIONS
         Base Death Benefit:                                     1.40%
        Guaranteed Minimum Death Benefit Option--Roll-Up or
        Step-Up:                                                 1.65%
        Guaranteed Minimum Death Benefit Option--Greater of
        Roll-Up and Step-Up:                                     1.75%
         Additional Charge for Contract With Credit(4)           0.10%
ANNUAL GUARANTEED MINIMUM INCOME BENEFIT CHARGE AND CHARGE
  UPON CERTAIN WITHDRAWALS(5) (for contracts sold on or
  after January 20, 2004, or upon subsequent state approval)
---------------------------------------------------------------------
         AS A PERCENTAGE OF AVERAGE GMIB PROTECTED VALUE         0.50%
ANNUAL GUARANTEED MINIMUM INCOME BENEFIT CHARGE AND CHARGE
  UPON CERTAIN WITHDRAWALS(5) (FOR ALL OTHER CONTRACTS)
---------------------------------------------------------------------
         AS A PERCENTAGE OF AVERAGE GMIB PROTECTED VALUE         0.45%
ANNUAL INCOME APPRECIATOR BENEFIT CHARGE AND CHARGE
  UPON CERTAIN WITHDRAWALS(6)
---------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE                       0.25%
ANNUAL EARNINGS APPRECIATOR BENEFIT CHARGE AND CHARGE
  UPON CERTAIN TRANSACTIONS(7)
---------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE                       0.30%



3: Currently, we waive this fee if your contract value is greater than or equal to $75,000. If your contract value is less than $75,000, we currently charge the lesser of $35 or 2% of your contract value. This is a single fee that we assess
(a) annually or (b) upon full withdrawal made on a date other than a contract anniversary. As shown in the table, we can increase this fee in the future up to a maximum of $60, but we have no current intention to do so. This charge may be lower in certain states.



4: We impose this additional charge of 0.10% annually on the Contract With Credit, irrespective of which death benefit option you choose.



5: We impose this charge only if you choose the Guaranteed Minimum Income Benefit. This charge is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. In some states this charge is 0.30%, see your contract for details. Subject to certain age or duration restrictions, the roll-up value is the total of all invested purchase payments (after a reset, the contract value at the time of the reset) compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Withdrawals reduce both the roll-up value and the 200% cap. The reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and 200% cap proportionally to the additional reduction in contract value after the first 5% withdrawal occurs. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining contract value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time.



6: We impose this charge only if you choose the Income Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.25% of your contract value. The Income Appreciator Benefit charge is calculated: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last deducted. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable charge. With respect to full and partial withdrawals, we prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.



7: We impose this charge only if you choose the Earnings Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.30% of your contract value. Although the charge may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable earnings appreciator charge. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY


                  TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES



The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2003. Fund expenses are not fixed or guaranteed by the Strategic Partners Plus 3 contract, and may vary from year to year.



                                                              MINIMUM   MAXIMUM
                                                              -------   -------
Total Annual Underlying Mutual Fund Operating Expenses         0.37%     2.56%

* Actual expenses for the mutual funds are lower due to certain expense reimbursements or waivers. Expense reimbursements or waivers are voluntary and may be terminated at any time. The minimum and maximum expenses, with expense reimbursements are 0.37% and 1.30%, respectively.

SUMMARY OF CONTRACT EXPENSES CONTINUED


--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY


ANNUAL MUTUAL FUND EXPENSES
---------------------------------------------------------------------------------------------------------------------------------
AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------------------------
                                                            INVESTMENT         OTHER            TOTAL
                                                           ADVISORY FEES      EXPENSES       EXPENSES(1)
THE PRUDENTIAL SERIES FUND, INC.
---------------------------------------------------------------------------------------------------------------------------------
         Jennison Portfolio                                     0.60%           0.04%            0.64%
         Prudential Equity Portfolio                            0.45%           0.04%            0.49%
         Prudential Global Portfolio                            0.75%           0.12%            0.87%
         Prudential Money Market Portfolio                      0.40%           0.04%            0.44%
         Prudential Stock Index Portfolio                       0.35%           0.02%            0.37%
         Prudential Value Portfolio                             0.40%           0.04%            0.44%
         SP Aggressive Growth Asset Allocation
           Portfolio(2,3)                                       0.85%           0.30%            1.15%
         SP AIM Aggressive Growth Portfolio(2)                  0.95%           1.07%            2.02%
         SP AIM Core Equity Portfolio(2)                        0.85%           0.87%            1.72%
         SP Alliance Large Cap Growth Portfolio                 0.90%           0.16%            1.06%
         SP Balanced Asset Allocation Portfolio(2,3)            0.77%           0.21%            0.98%
         SP Conservative Asset Allocation Portfolio(2,3)        0.72%           0.16%            0.88%
         SP Davis Value Portfolio                               0.75%           0.07%            0.82%
         SP Deutsche International Equity Portfolio(2)          0.90%           0.40%            1.30%
         SP Goldman Sachs Small Cap Value Portfolio
           (formerly SP Small/Mid-Cap Value Portfolio)          0.90%           0.14%            1.04%
         SP Growth Asset Allocation Portfolio(2,3)              0.81%           0.26%            1.07%
         SP Large Cap Value Portfolio(2)                        0.80%           0.31%            1.11%
         SP MFS Capital Opportunities Portfolio(2)              0.75%           1.27%            2.02%
         SP Mid Cap Growth Portfolio(2)                         0.80%           0.54%            1.34%
         SP PIMCO High Yield Portfolio                          0.60%           0.12%            0.72%
         SP PIMCO Total Return Portfolio                        0.60%           0.05%            0.65%
         SP Prudential U.S. Emerging Growth Portfolio           0.60%           0.20%            0.80%
         SP State Street Research Small Cap Growth
           Portfolio(2)
           (formerly SP INVESCO Small Company Growth
           Portfolio)                                           0.95%           0.83%            1.78%
         SP Strategic Partners Focused Growth
           Portfolio(2)                                         0.90%           0.75%            1.65%
         SP Technology Portfolio(2)
           (formerly SP Alliance Technology Portfolio)          1.15%           1.41%            2.56%
         SP William Blair International Growth Portfolio
           (formerly SP Jennison International Growth
           Portfolio)                                           0.85%           0.30%            1.15%
EVERGREEN VARIABLE ANNUITY TRUST
---------------------------------------------------------------------------------------------------------------------------------
         Evergreen VA Foundation Fund                           0.75%           0.18%            0.93%
         Evergreen VA Fund(4)                                   0.75%           0.27%            1.02%
         Evergreen VA Growth and Income Fund                    0.75%           0.24%            0.99%
         Evergreen VA Growth Fund(4)                            0.70%           0.38%            1.08%
         Evergreen VA International Equity Fund(4)              0.66%           0.46%            1.12%
         Evergreen VA Omega Fund                                0.52%           0.20%            0.72%
         Evergreen VA Special Values Fund(4)
           (formerly Evergreen VA Small Cap Value Fund)         0.87%           0.27%            1.14%

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY


                                                            INVESTMENT         12B-1            OTHER               TOTAL
                                                           ADVISORY FEES        FEE            EXPENSES            EXPENSES
Janus Aspen Series(5)
---------------------------------------------------------------------------------------------------------------------------------
         Growth Portfolio -- Service Shares                     0.65%           0.25%            0.02%               0.92%



1. The Total Expenses do not reflect fee waivers, reimbursement of expenses, or expense offset arrangements for the fiscal year ended December 31, 2003.



2. The portfolios' total actual annual operating expenses for the year ended December 31, 2003 were less than the amount shown in the table due to fee waivers, reimbursement of expenses and expense offset arrangements. These expense reimbursements are voluntary and may be terminated by Prudential Investments LLC at any time. After accounting for the expense reimbursements, the portfolios' actual annual operating expenses were:



                                            TOTAL ACTUAL ANNUAL
                                        PORTFOLIO OPERATING EXPENSES
              PORTFOLIO NAME            AFTER EXPENSE REIMBURSEMENT
    SP Aggressive Growth Asset
      Allocation Portfolio                          0.97%
    SP AIM Aggressive Growth Portfolio              1.07%
    SP AIM Core Equity Portfolio                    1.00%
    SP Balanced Asset Allocation
      Portfolio                                     0.87%
    SP Conservative Asset Allocation
      Portfolio                                     0.81%
    SP Deutsche International Equity
      Portfolio                                     1.10%
    SP Growth Asset Allocation
      Portfolio                                     0.92%



                                            TOTAL ACTUAL ANNUAL
                                        PORTFOLIO OPERATING EXPENSES
              PORTFOLIO NAME            AFTER EXPENSE REIMBURSEMENT
    SP Large Cap Value Portfolio                    0.90%
    SP MFS Capital Opportunities
      Portfolio                                     1.00%
    SP Mid Cap Growth Portfolio                     1.00%
    SP State Street Research Small Cap
      Growth Portfolio                              1.15%
    SP Strategic Partners Focused
      Growth Portfolio                              1.01%
    SP Technology Portfolio                         1.30%



3. Each asset allocation portfolio invests in a combination of underlying portfolios of The Prudential Series Fund, Inc. The Total Expenses for each asset allocation portfolio are calculated as a blend of the fees of the underlying portfolios, plus a 0.05% advisory fee payable to the investment adviser, Prudential Investments LLC. The 0.05% advisory fee is included in the amount of each investment advisory fee set forth in the table above.



4. The Fund's investment adviser may voluntarily waive its fees and/or reimburse the Fund for certain of its expenses in order to reduce expense ratios. Amounts waived and/or reimbursed may be recouped up to a period of three years following the end of the fiscal year in which the fee waivers and/or expense reimbursements were made. The Fund's investment adviser may cease these voluntary waivers and/or reimbursements at any time. Including current voluntary fee waivers, Net Operation Expenses were 1.00% for the VA Fund; 1.00% for the VA Growth Fund; 1.00% for the VA Special Values Fund; and 1.07% for the VA International Equity Fund.



5. Because the 12b-1 fee is charged as an ongoing fee, long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charges permitted by the National Association of Securities Dealers, Inc.

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY

EXPENSE EXAMPLES
--------------------------------------------------------------------------------

THESE EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES, AND UNDERLYING MUTUAL FUND FEES AND EXPENSES.


THE EXAMPLES ASSUME THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLES ALSO ASSUME THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUME THE MAXIMUM FEES AND EXPENSES OF ANY OF THE MUTUAL FUNDS, WHICH DO NOT REFLECT ANY EXPENSE REIMBURSEMENTS OR WAIVERS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE AS INDICATED IN THE TABLES THAT FOLLOW.



EXAMPLE 1A: Contract With Credit: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets


This example assumes that:

-  You invest $10,000 in the Contract With Credit;


- You choose a Guaranteed Minimum Death Benefit that provides the greater of the step-up and roll-up death benefit;



- You choose the Guaranteed Minimum Income Benefit (for contracts sold on or after January 20, 2004, or upon subsequent state approval);


-  You choose the Earnings Appreciator Benefit;

-  You choose the Income Appreciator Benefit;


- You allocate all of your assets to the variable investment option having the maximum total operating expenses;


-  The investment has a 5% return each year;

-  The mutual fund's total operating expenses remain the same each year; and

-  You withdraw all your assets at the end of the indicated period.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY


EXAMPLE 1b: Contract With Credit: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets


This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.


EXAMPLE 2a: Contract Without Credit: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets



This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.



EXAMPLE 2b: Contract Without Credit: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit and You Do Not Withdraw Your Assets


This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

EXAMPLE 3a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets

This example assumes that:

-  You invest $10,000 in the Contract With Credit;


- You do not choose a Guaranteed Minimum Death Benefit, Earnings Appreciator Benefit, Guaranteed Minimum Income Benefit, or Income Appreciator Benefit;


- You allocate all of your assets to the variable investment option having the maximum total operating expenses;

-  The investment has a 5% return each year;


-  The mutual fund's total operating expenses remain the same each year; and


-  You withdraw all your assets at the end of the indicated period.

EXAMPLE 3b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 3a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

EXPENSE EXAMPLES CONTINUED

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY

EXAMPLE 4a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets


This example makes exactly the same assumptions as Example 3a except that it assumes that you invest in the Contract Without Credit.


EXAMPLE 4b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 4a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

NOTES FOR EXPENSE EXAMPLES:


THESE EXAMPLES SHOULD NOT BE
CONSIDERED A REPRESENTATION OF PAST
OR FUTURE EXPENSES. ACTUAL EXPENSES
MAY BE GREATER OR LESS THAN THOSE
SHOWN.



Note that withdrawal charges (which
are reflected in Examples 1a, 2a,
3a and 4a) are assessed in
connection with some annuity
options, but not others.



The values shown in the 10 year
column are the same for Example 4a
and 4b, the same for Example 3a and
3b, the same for Example 2a and 2b,
and the same for Example 1a and 1b.
This is because if 10 years have
elapsed since your last purchase
payment, we would no longer deduct
withdrawal charges when you make a
withdrawal. The indicated examples
reflect the maximum withdrawal
charges, but in certain states
reduced withdrawal charges may
apply for certain ages.



The examples use an average
contract maintenance charge, which
we calculated based on our estimate
of the total contract fees we
expect to collect in 2004. Based on
these estimates, the contract
maintenance charge is included as
an annual charge of 0.062% of
contract value. Your actual fees
will vary based on the amount of
your contract and your specific
allocation among the investment
options.



Premium taxes are not reflected in
the examples. We deduct a charge to
approximate premium taxes that may
be imposed on us in your state.
This charge is generally deducted
from the amount applied to an
annuity payout option.



A table of accumulation unit values
appears in the Appendix to this
prospectus.

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SUMMARY


CONTRACT WITH CREDIT: GREATER OF ROLL-UP AND STEP-UP GUARANTEED MINIMUM
DEATH BENEFIT OPTION; GUARANTEED MINIMUM INCOME BENEFIT; EARNINGS
APPRECIATOR BENEFIT; INCOME APPRECIATOR BENEFIT
---------------------------------------------------------------------------
    EXAMPLE 1a:                         EXAMPLE 1b:
    IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
    -----------------------------------------------------------------------
     1 YR    3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
    $1,325   $2,461   $3,492   $5,595   $573    $1,709    $2,834    $5,595



CONTRACT WITHOUT CREDIT: GREATER OF ROLL-UP AND STEP-UP GUARANTEED MINIMUM
DEATH BENEFIT OPTION; GUARANTEED MINIMUM INCOME BENEFIT; EARNINGS
APPRECIATOR BENEFIT; INCOME APPRECIATOR BENEFIT
--------------------------------------------------------------------------------
     EXAMPLE 2a:                             EXAMPLE 2b:
     IF YOU WITHDRAW YOUR ASSETS             IF YOU DO NOT WITHDRAW YOUR ASSETS
     ---------------------------------------------------------------------------
      1 YR      3 YRS     5 YRS    10 YRS    1 YR     3 YRS     5 YRS    10 YRS
     $1,171    $2,066    $2,953    $5,309    $541    $1,616    $2,683    $5,309



CONTRACT WITH CREDIT: BASE DEATH BENEFIT
---------------------------------------------------------------------------
    EXAMPLE 3a:                         EXAMPLE 3b:
    IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
    -----------------------------------------------------------------------
     1 YR    3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
    $1,183   $2,055   $2,849   $4,480   $431    $1,303    $2,191    $4,480



CONTRACT WITHOUT CREDIT: BASE DEATH BENEFIT
---------------------------------------------------------------------------
    EXAMPLE 4a:                         EXAMPLE 4b:
    IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
    -----------------------------------------------------------------------
     1 YR    3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
    $1,034   $1,674   $2,331   $4,224   $404    $1,224    $2,061    $4,224

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 24

PART II SECTIONS 1-9
--------------------------------------------------------------------------------

STRATEGIC PARTNERS PLUS 3 PROSPECTUS

                                                                         PART II

STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

        1:

WHAT IS THE STRATEGIC PARTNERS PLUS 3


        VARIABLE ANNUITY?
--------------------------------------------------------------------------------


THE STRATEGIC PARTNERS PLUS 3 VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).


Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time on or after the third contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.


   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract. (If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement.)



   There are two basic versions of Strategic Partners Plus 3 variable annuity.


Contract With Credit.

- provides for a bonus credit that we add to each purchase payment that you make,

- has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,


- may provide a lower interest rate for fixed interest rate options and the market value adjustment option than the Contract Without Credit, and


- may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

Contract Without Credit.

-  does not provide a credit,

- has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,


- may provide a higher interest rate for fixed interest rate options and the market value adjustment option than the Contract With Credit, and



- may provide more market value adjustment guarantee periods than the Contract With Credit.


   Unless we state otherwise, when we use the word contract, it applies to both versions.


   Because of the higher withdrawal charges, if you choose the Contract With Credit and you withdraw a purchase payment, depending upon the performance of the investment options you choose, you may be worse off than if you had chosen the Contract Without Credit. We do not recommend purchase of either version of Strategic Partners Plus 3 if you anticipate having to withdraw a significant amount of your purchase payments within a few years of making those purchase payments.



   Strategic Partners Plus 3 is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options, guaranteed fixed interest rate options and a market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.



   Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


   As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.



   The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.



SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"



If you change your mind about owning Strategic Partners Plus 3, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:



-  Your full purchase payment, less any applicable federal and state income tax;
   or



- The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.



   If you have purchased the Contract With Credit, we will deduct any credit we had added to your contract value. To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

        2:
WHAT INVESTMENT OPTIONS

        CAN I CHOOSE?
--------------------------------------------------------------------------------


THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY OF THE VARIABLE INVESTMENT OPTIONS, FIXED INTEREST RATE OPTIONS, AND A MARKET VALUE ADJUSTMENT OPTION.



The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference.


VARIABLE INVESTMENT OPTIONS


The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/subadviser for each portfolio appears next to the description.



   All the portfolios on the following chart, except for the Janus Aspen
Series -- Growth Portfolio, and the seven Evergreen Funds, are Prudential Series Fund portfolios. The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio and Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach. The SP Aggressive Growth Asset Allocation Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio invest in other Prudential Series Fund Portfolios, and are managed by PI.



   Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.



   A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.



   An affiliate of each of the funds may compensate Pruco Life based upon an annual percentage of the average assets held in the fund by Pruco Life under the contracts. These percentages may vary by fund and/or portfolio, and reflect administrative and other services we provide. With regard to its variable annuity contracts generally, Pruco Life receives fees that range from 0.05% to 0.40% annually for providing such services.



   As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  JENNISON PORTFOLIO: seeks long-term growth of capital. The     Jennison Associates
                                   Portfolio invests primarily in equity securities of major,     LLC
                                   established corporations that the subadviser believes offer above-average growth prospects. The Portfolio may invest up to 30% of its total assets in foreign securities. Stocks are selected on a company-by-company basis using fundamental
                                   analysis. Normally 65% of the Portfolio's total assets are invested in common stocks and preferred stocks of companies with capitalization in excess of $1 billion.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP CORE                    PRUDENTIAL EQUITY PORTFOLIO: seeks long-term growth of         GE Asset Management,
                                   capital. The Portfolio invests at least 80% of its             Incorporated;
                                   investable assets in common stocks of major established        Jennison Associates
                                   corporations as well as smaller companies that the             LLC; Salomon Brothers
                                   subadvisers believe offer attractive prospects of              Asset Management Inc.
                                   appreciation. The Portfolio may invest up to 30% of its
                                   total assets in foreign securities. The Portfolio may also invest 20% of its investable assets in short, intermediate or long-term debt obligations, convertible and
                                   nonconvertible preferred stock and other equity-related
                                   securities. Up to 5% of these investable assets may be rated below investment grade. Debt securities rated below
                                   investment grade are considered speculative and are
                                   sometimes referred to as "junk bonds."
-----------------------------------------------------------------------------------------------------------------------
 GLOBAL EQUITY                     PRUDENTIAL GLOBAL PORTFOLIO: seeks long-term growth of         Jennison Associates
                                   capital. The Portfolio invests primarily in common stocks      LLC
                                   (and their equivalents) of foreign and U.S. companies. When selecting stocks, the subadviser uses a growth approach
                                   which means that it looks for companies that have
                                   above-average growth prospects. Generally, the Portfolio
                                   invests in at least three countries, including the U.S., but may invest up to 35% of the Portfolio's assets in companies located in any one country other than the U.S.
-----------------------------------------------------------------------------------------------------------------------
 MONEY MARKET                      PRUDENTIAL MONEY MARKET PORTFOLIO: seeks maximum current       Prudential Investment
                                   income consistent with the stability of capital and the        Management, Inc.
                                   maintenance of liquidity. The Portfolio invests in
                                   high-quality short-term money market instruments issued by the U.S. Government or its agencies, as well as by
                                   corporations and banks, both domestic and foreign. The
                                   Portfolio will invest only in instruments that mature in
                                   thirteen months or less, and which are denominated in U.S.
                                   dollars.
-----------------------------------------------------------------------------------------------------------------------
 MANAGED INDEX                     PRUDENTIAL STOCK INDEX PORTFOLIO: seeks investment results     Prudential Investment
                                   that generally correspond to the performance of                Management, Inc.
                                   publicly-traded common stocks. With the price and yield
                                   performance of the Standard & Poor's 500 Composite Stock
                                   Price Index (S&P 500) as the benchmark, the Portfolio
                                   normally invests at least 80% of investable assets in S&P
                                   500 stocks. The S&P 500 represents more than 70% of the
                                   total market value of all publicly-traded common stocks and is widely viewed as representative of publicly-traded common stocks as a whole. The Portfolio is not "managed" in the
                                   traditional sense of using market and economic analyses to select stocks. Rather, the portfolio manager purchases
                                   stocks in proportion to their weighting in the S&P 500.
-----------------------------------------------------------------------------------------------------------------------

        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP VALUE                   PRUDENTIAL VALUE PORTFOLIO: seeks capital appreciation. The    Jennison Associates
                                   Portfolio invests primarily in common stocks that the          LLC
                                   subadviser believes are undervalued -- those stocks that are trading below their underlying asset value, cash generating ability and overall earnings and earnings growth. There is a risk that "value" stocks can perform differently from the
                                   market as a whole and other types of stocks and can continue to be undervalued by the markets for long periods of time.
                                   Normally at least 65% of the Portfolio's total assets is
                                   invested in the common stock and convertible securities of companies that the subadviser believes will provide
                                   investment returns above those of the S&P 500 or the New
                                   York Stock Exchange (NYSE) Composite Index. Most of the
                                   investments will be securities of large capitalization
                                   companies. The Portfolio may invest up to 25% of its total assets in real estate investment trusts (REITs) and up to
                                   30% of its total assets in foreign securities.
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO: seeks to      Prudential
                                   obtain the highest potential total return consistent with      Investments LLC
                                   the specified level of risk tolerance. The Portfolio seeks to achieve this investment objective by investing in several other Series Fund Portfolios ("Underlying Portfolios"),
                                   which currently consist of domestic equity Portfolios and
                                   international equity Portfolios. The domestic equity
                                   component is approximately 78% of the Portfolio and the
                                   international equity component is approximately 22% of the
                                   Portfolio.
-----------------------------------------------------------------------------------------------------------------------
 MID CAP GROWTH                    SP AIM AGGRESSIVE GROWTH PORTFOLIO: seeks long-term growth     A I M Capital
                                   of capital. The Portfolio invests primarily in the common      Management, Inc.
                                   stocks of companies whose earnings the subadviser expects to grow more than 15% per year. Growth stocks may involve a
                                   higher level of risk than value stocks, because growth
                                   stocks tend to attract more attention and more speculative investments than value stocks. On behalf of the Portfolio, the subadviser invests in securities of small and medium
                                   sized growth companies, may invest up to 25% of the
                                   Portfolio's total assets in foreign securities and may
                                   invest up to 15% of the Portfolio's total assets in real
                                   estate investment trusts (REITs).
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP CORE                    SP AIM CORE EQUITY PORTFOLIO: seeks growth of capital. The     A I M Capital
                                   Portfolio normally invests at least 80% of investable assets   Management, Inc.
                                   in equity securities, including convertible securities of
                                   established companies that have long-term above-average
                                   growth in earnings and growth companies that the subadviser believes have the potential for above-average growth in
                                   earnings. The Portfolio may invest up to 20% of its total
                                   assets in foreign securities.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  SP ALLIANCE LARGE CAP GROWTH PORTFOLIO: seeks growth of        Alliance Capital
                                   capital by pursuing aggressive investment policies. The        Management, L.P.
                                   Portfolio normally invests at least 80% of its investable
                                   assets in stocks of companies considered to have large
                                   capitalizations (i.e., similar to companies included in the
                                   S&P 500 Index). Unlike most equity funds, the Portfolio
                                   focuses on a relatively small number of intensively
                                   researched companies. The Portfolio usually invests in about
                                   40-60 companies, with the 25 most highly regarded of these companies generally constituting approximately 70% of the
                                   Portfolio's investable assets. Up to 15% of the Portfolio's total assets may be invested in foreign securities.
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP BALANCED ASSET ALLOCATION PORTFOLIO: seeks to obtain the    Prudential
                                   highest potential total return consistent with the specified   Investments LLC
                                   level of risk tolerance. The Portfolio seeks to provide a
                                   balance between current income and growth of capital by
                                   investing in several other Series Fund Portfolios
                                   ("Underlying Portfolios"), which currently consist of fixed income Portfolios, domestic equity Portfolios, and
                                   international equity Portfolios. The fixed income component is approximately 37% of the Portfolio, the domestic equity component is approximately 49% of the Portfolio, and the
                                   international equity component is approximately 14% of the
                                   Portfolio.
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO: seeks to obtain    Prudential
                                   the highest potential total return consistent with the         Investments LLC
                                   specified level of risk tolerance. The Portfolio seeks to
                                   provide current income with low to moderate capital
                                   appreciation by investing in several other Series Fund
                                   Portfolios ("Underlying Portfolios"), which currently
                                   consist of fixed income Portfolios, domestic equity
                                   Portfolios, and international equity Portfolios. The fixed income component is approximately 57% of the Portfolio, the domestic equity component is approximately 33% of the
                                   Portfolio, and the international equity component is
                                   approximately 10% of the Portfolio.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP VALUE                   SP DAVIS VALUE PORTFOLIO: seeks growth of capital. The         Davis Advisors
                                   Portfolio invests primarily in common stocks of U.S.
                                   companies with market capitalizations of at least $5
                                   billion. It may also invest in stocks of foreign companies and U.S. companies with smaller capitalizations. The
                                   subadviser selects common stocks of quality, overlooked
                                   growth companies at value prices and holds them for the
                                   long-term. It looks for companies with sustainable growth
                                   rates selling at modest price-earnings multiples that it
                                   hopes will expand as other investors recognize the company's true worth. There is a risk that "value" stocks can perform differently from the market as a whole and other types of
                                   stocks and can continue to be undervalued by the markets for long periods of time.
-----------------------------------------------------------------------------------------------------------------------
 INTERNATIONAL EQUITY              SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO: seeks long-term    Deutsche Asset
                                   capital appreciation. The Portfolio invests primarily in the   Management Investment
                                   stocks of companies located in developed foreign countries     Services Limited
                                   that make up the MSCI EAFE Index, plus Canada. The Portfolio also may invest in emerging markets securities. The
                                   Portfolio normally invests at least 80% of its investable
                                   assets in the stocks and other securities with equity
                                   characteristics of companies in developed countries outside the U.S.
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP GROWTH ASSET ALLOCATION PORTFOLIO: seeks to obtain the      Prudential
                                   highest potential total return consistent with the specified   Investments LLC
                                   level of risk tolerance. The Portfolio seeks to provide
                                   long-term growth of capital with consideration also given to current income by investing in several other Series Fund
                                   Portfolios ("Underlying Portfolios"), which currently
                                   consist of domestic equity Portfolios, fixed income
                                   Portfolios, and international equity Portfolios. The
                                   domestic equity component is approximately 64% of the
                                   Portfolio, the fixed income component is approximately 18%
                                   of the Portfolio, and the international equity component is approximately 18% of the Portfolio.
-----------------------------------------------------------------------------------------------------------------------


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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 SMALL CAP VALUE                   SP GOLDMAN SACHS SMALL CAP VALUE PORTFOLIO (FORMERLY SP        Goldman Sachs Asset
                                   SMALL/MID CAP VALUE PORTFOLIO): seeks long-term capital        Management, L.P.
                                   growth. The Portfolio normally invests at least 80% of
                                   investable assets in small capitalization companies that are generally believed to be undervalued in the marketplace. The
                                   80% requirement applies at the time the Portfolio invests
                                   its assets. The Portfolio generally defines small
                                   capitalization stocks as stocks of companies with a
                                   capitalization of $4 billion or less.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP VALUE                   SP LARGE CAP VALUE PORTFOLIO: seeks long-term growth of        Hotchkis and Wiley
                                   capital. The Portfolio normally invests at least 80% of        Capital Management
                                   investable assets in common stocks and securities              LLC; J.P. Morgan
                                   convertible into common stock of companies that are believed   Investment Management
                                   to be undervalued and have an above-average potential to       Inc.
                                   increase in price, given the company's sales, earnings, book value, cash flow and recent performance. The Portfolio seeks to achieve its objective through investments primarily in
                                   equity securities of large capitalization companies. The
                                   Portfolio generally defines large capitalization companies as those with a total market capitalization of $5 billion or more (measured at the time of purchase).
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP CORE                    SP MFS CAPITAL OPPORTUNITIES PORTFOLIO: seeks capital          Massachusetts
                                   appreciation. The Portfolio normally invests at least 65% of   Financial Services
                                   net assets in common stocks and related securities, such as    Company (MFS)
                                   preferred stocks, convertible securities and depositary
                                   receipts for those securities. The Portfolio focuses on
                                   companies that the subadviser believes have favorable growth prospects and attractive valuations based on current and
                                   expected earnings or cash flow. The Portfolio's investments may include securities listed on a securities exchange or
                                   traded in the over-the-counter markets. The subadviser uses a bottom-up, as opposed to a top-down, investment style in managing the Portfolio. This means that securities are
                                   selected based upon fundamental analysis (such as an
                                   analysis of earnings, cash flows, competitive position and management's abilities). The Portfolio may invest in foreign securities (including emerging market securities), through which it may have exposure to foreign currencies.
-----------------------------------------------------------------------------------------------------------------------
 MID CAP GROWTH                    SP MID CAP GROWTH PORTFOLIO: seeks long-term growth of         Calamos Asset
                                   capital. The Portfolio normally invests at least 80% of        Management, Inc.
                                   investable assets in common stocks and related securities, such as preferred stocks, convertible securities and
                                   depositary receipts for those securities. These securities typically are of medium market capitalizations, which the
                                   subadviser believes have above-average growth potential.
                                   Medium market capitalization companies are defined by the
                                   Portfolio as companies with market capitalizations equaling or exceeding $250 million but not exceeding the top of the
                                   Russell Midcap(TM) Growth Index range at the time of the
                                   Portfolio's investment. The Portfolio's investments may
                                   include securities listed on a securities exchange or traded in the over-the-counter markets. The subadviser uses a
                                   bottom-up and top-down analysis in managing the Portfolio.
                                   This means that securities are selected based upon
                                   fundamental analysis, as well as a top-down approach to
                                   diversification by industry and company, and by paying
                                   attention to macro-level investment themes. The Portfolio
                                   may invest in foreign securities (including emerging markets securities).
-----------------------------------------------------------------------------------------------------------------------


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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 HIGH YIELD BOND                   SP PIMCO HIGH YIELD PORTFOLIO: seeks maximum total return,     Pacific Investment
                                   consistent with preservation of capital and prudent            Management Company
                                   investment management. The Portfolio normally invests at       LLC (PIMCO)
                                   least 80% of investable assets in a diversified portfolio of high yield/high risk securities rated below investment grade but rated at least B by Moody's Investor Service, Inc.
                                   (Moody's) or Standard & Poor's Ratings Group (S&P), or, if
                                   unrated, determined by the subadviser to be of comparable
                                   quality. The remainder of the Portfolio's assets may be
                                   invested in investment grade fixed income instruments. The duration of the Portfolio normally varies within a two to
                                   six year time frame based on the subadviser's forecast for interest rates. The Portfolio may invest without limit in
                                   U.S. dollar-denominated securities of foreign issuers. The
                                   Portfolio may invest up to 15% of its assets in
                                   euro-denominated securities.
-----------------------------------------------------------------------------------------------------------------------
 BOND                              SP PIMCO TOTAL RETURN PORTFOLIO: seeks maximum total return,   Pacific Investment
                                   consistent with preservation of capital and prudent            Management Company
                                   investment management. The Portfolio invests primarily in      LLC (PIMCO)
                                   investment grade debt securities. The Portfolio normally
                                   invests at least 65% of its assets in a diversified
                                   portfolio of fixed income instruments of varying maturities.
                                   It may also invest up to 10% of its assets in high
                                   yield/high risk securities (also known as "junk bonds")
                                   rated B or higher by Moody's or S&P or, if unrated,
                                   determined by the subadviser to be of comparable quality.
                                   The portfolio duration of this Portfolio normally varies
                                   within a three to six year time frame based on the
                                   subadviser's forecast for interest rates.
-----------------------------------------------------------------------------------------------------------------------
 MID CAP GROWTH                    SP PRUDENTIAL U.S. EMERGING GROWTH PORTFOLIO: seeks            Jennison Associates
                                   long-term capital appreciation. The Portfolio normally         LLC
                                   invests at least 80% of investable assets in equity
                                   securities of small and medium sized U.S. companies that the subadviser believes have the potential for above-average
                                   growth. The Portfolio considers small and medium-sized
                                   companies to be those with market capitalizations that are less than the largest capitalization of the Standard and
                                   Poor's Mid Cap 400 Stock Index as of the end of a calendar quarter. As of December 31, 2003, this number was $11.8
                                   billion. The Portfolio can invest up to 20% of investable
                                   assets in equity securities of companies with larger or
                                   smaller market capitalizations than previously noted. The
                                   Portfolio can invest up to 35% of total assets in foreign
                                   securities. The Portfolio also may use derivatives for
                                   hedging or to improve the Portfolio's returns.
-----------------------------------------------------------------------------------------------------------------------
 SMALL CAP GROWTH                  SP STATE STREET RESEARCH SMALL CAP GROWTH PORTFOLIO            State Street Research
                                   (FORMERLY SP INVESCO SMALL COMPANY GROWTH PORTFOLIO): seeks    and Management
                                   long-term capital growth. The Portfolio normally invests at    Company
                                   least 80% of investable assets in common stocks of small-
                                   capitalization companies -- those which are included in the
                                   Russell 2000 Growth Index at the time of purchase, or if not included in that index, have market capitalizations of $2.5 billion or below at the time of purchase. Investments in
                                   small, developing companies carry greater risk than
                                   investments in larger, more established companies.
-----------------------------------------------------------------------------------------------------------------------


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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO: seeks          Alliance Capital
                                   long-term growth of capital. The Portfolio normally invests    Management, L.P.;
                                   at least 65% of total assets in equity-related securities of   Jennison Associates
                                   U.S. companies that the subadvisers believe to have strong     LLC
                                   capital appreciation potential. The Portfolio's strategy is to combine the efforts of two subadvisers and to invest in the favorite stock selection ideas of three portfolio
                                   managers (two of whom invest as a team). Each subadviser to the Portfolio utilizes a growth style to select
                                   approximately 20 securities. The portfolio managers build a portfolio with stocks in which they have the highest
                                   confidence and may invest more than 5% of the Portfolio's
                                   assets in any one issuer. The Portfolio is nondiversified, meaning it can invest a relatively high percentage of its
                                   assets in a small number of issuers. Investing in a
                                   nondiversified portfolio, particularly a portfolio investing in approximately 40 equity-related securities, involves
                                   greater risk than investing in a diversified portfolio
                                   because a loss resulting from the decline in the value of
                                   one security may represent a greater portion of the total
                                   assets of a nondiversified portfolio.
-----------------------------------------------------------------------------------------------------------------------
 SECTOR                            SP TECHNOLOGY PORTFOLIO (FORMERLY SP ALLIANCE TECHNOLOGY       The Dreyfus
                                   PORTFOLIO): seeks growth of capital. The Portfolio normally    Corporation
                                   invests at least 80% of investable assets in securities of companies that use technology extensively in the development of new or improved products or processes. The Portfolio also may invest up to 25% of its total assets in foreign
                                   securities. The Portfolio's investments in stocks may
                                   include common stocks, preferred stocks and convertible
                                   securities, including those purchased in initial public
                                   offerings (IPOs). Technology stocks, especially those of
                                   smaller, less-seasoned companies, tend to be more volatile than the overall stock market.
-----------------------------------------------------------------------------------------------------------------------
 INTERNATIONAL EQUITY              SP WILLIAM BLAIR INTERNATIONAL GROWTH PORTFOLIO (FORMERLY SP   William Blair &
                                   JENNISON INTERNATIONAL GROWTH PORTFOLIO): seeks long-term      Company, LLC
                                   growth of capital. The Portfolio invests primarily in
                                   equity-related securities of foreign issuers that the
                                   subadviser thinks will increase in value over a period of
                                   years. The Portfolio invests primarily in the common stock of large and medium-sized foreign companies. Under normal
                                   circumstances, the Portfolio invests at least 65% of its
                                   total assets in common stock of foreign companies operating or based in at least five different countries. The Portfolio looks primarily for stocks of companies whose earnings are growing at a faster rate than other companies and that have above average growth in earnings and cash flow, improving
                                   profitability, strong balance sheets, management strength
                                   and strong market share for its products. The Portfolio also tries to buy such stocks at attractive prices in relation to their growth prospects.
-----------------------------------------------------------------------------------------------------------------------


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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  JANUS ASPEN SERIES: GROWTH PORTFOLIO -- SERVICE SHARES:        Janus Capital
                                   seeks long-term growth of capital in a manner consistent       Management LLC
                                   with the preservation of capital. The Portfolio invests
                                   primarily in domestic and foreign equity securities, which may include preferred stocks, common stocks and securities convertible into common or preferred stocks. To a lesser
                                   degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies.
                                   The Portfolio invests primarily in common stocks selected
                                   for their growth potential. Although the Portfolio can
                                   invest in companies of any size, it generally invests in
                                   larger, more established companies. Janus Capital generally takes a "bottom up' approach to selecting companies. This
                                   means that it seeks to identify individual companies with
                                   earnings growth potential that may not be recognized by the market at large. The Portfolio will limit its investment in high-yield/high-risk bonds to less than 35% of its net
                                   assets.
-----------------------------------------------------------------------------------------------------------------------
 BALANCED                          EVERGREEN VA FOUNDATION FUND: seeks capital growth and         Evergreen Investment
                                   current income. The Fund invests in a combination of equity    Management Company,
                                   and debt securities. Under normal conditions, the Fund will    LLC
                                   invest at least 25% of its assets in debt securities and the remainder in equity securities. The equity securities that the Fund invests in will primarily consist of the common
                                   stocks, preferred stocks and securities convertible or
                                   exchangeable for common stocks of large U.S. companies
                                   (i.e., companies whose market capitalization falls within
                                   the range tracked by the Russell 1000(R) Index, at the time of purchase). In addition, the equity portion of the Fund
                                   will seek to maintain a weighted average market
                                   capitalization that falls within the range of the Russell
                                   1000(R) Index. The Fund's adviser uses a diversified equity style of management, best defined as a blend between growth and value stocks.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP CORE/BLEND              EVERGREEN VA FUND*: seeks long-term capital growth. The Fund   Evergreen Investment
                                   invests primarily in the common stocks of large U.S.           Management Company,
                                   companies (i.e., companies whose market capitalizations fall   LLC
                                   within the range tracked by the Russell 1000(R) Index, at
                                   the time of purchase). In addition, the Fund will seek to
                                   maintain a weighted average market capitalization that falls within the range of the Russell 1000(R) Index. The Fund's
                                   adviser uses a diversified equity style of management, best defined as a blend between growth and value stocks.
-----------------------------------------------------------------------------------------------------------------------
 MID/LARGE BLEND                   EVERGREEN VA GROWTH AND INCOME FUND**: seeks capital growth    Evergreen Investment
                                   in the value of its shares and current income. The Fund        Management Company,
                                   invests primarily in the common stocks of medium and           LLC
                                   large-sized U.S. companies, (i.e., companies whose market
                                   capitalization falls within the range tracked by the Russell
                                   1000(R) Index, at the time of purchase). In addition, the
                                   Fund will seek to maintain a weighted average market
                                   capitalization that falls within the range of the Russell
                                   1000(R) Index. The Fund's stock selection is based on a
                                   diversified style of equity management that allows it to
                                   invest in both value and growth-oriented equity securities.
-----------------------------------------------------------------------------------------------------------------------

 * EFFECTIVE DECEMBER 5, 2003, THE EVERGREEN VA BLUE CHIP FUND AND THE EVERGREEN VA MASTERS FUND WERE EACH MERGED INTO
   THE EVERGREEN VA FUND.

** EFFECTIVE DECEMBER 5, 2003, THE EVERGREEN VA CAPITAL GROWTH FUND WAS MERGED INTO THE EVERGREEN VA GROWTH AND INCOME
 FUND.


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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 SMALL CAP GROWTH                  EVERGREEN VA GROWTH FUND: seeks long-term capital growth.      Evergreen Investment
                                   The Fund seeks to achieve its goal by investing at least 75%   Management Company,
                                   of its assets in common stocks of small and medium-sized       LLC
                                   companies (i.e., companies whose market capitalization falls within the range tracked by the Russell 2000(R) Growth
                                   Index, at the time of purchase). The remaining portion of
                                   the Fund's assets may be invested in companies of any size.
                                   In addition, the Fund will seek to maintain a weighted
                                   average market capitalization that falls within the range of the Russell 2000(R) Growth Index. The Fund's adviser employs a growth-style of equity management and will purchase stocks of companies which have demonstrated earnings, asset values, or growth potential which they believe are not yet reflected in the stock's market price.
-----------------------------------------------------------------------------------------------------------------------
 INTERNATIONAL EQUITY              EVERGREEN VA INTERNATIONAL EQUITY FUND***: seeks long-term     Evergreen Investment
                                   capital growth and secondarily, modest income. The Fund        Management Company,
                                   invests primarily in equity securities issued by               LLC
                                   established, quality non-U.S. companies located in countries with developed markets and may purchase securities across
                                   all market capitalizations. The Fund may also invest in
                                   emerging markets. The Fund normally invests at least 65% of its assets in the securities of companies in at least three different countries (other than the U.S.) The Fund's adviser seeks both growth and value opportunities.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  EVERGREEN VA OMEGA FUND: seeks long-term capital growth. The   Evergreen Investment
                                   Fund invests primarily in common stocks and securities         Management Company,
                                   convertible into common stocks of U.S. companies across all    LLC
                                   market capitalizations. The Fund's adviser employs a growth style of equity management.
-----------------------------------------------------------------------------------------------------------------------
 SMALL CAP VALUE                   EVERGREEN VA SPECIAL VALUES FUND (FORMERLY EVERGREEN VA        Evergreen Investment
                                   SMALL CAP VALUE FUND): seeks capital growth. The Fund          Management Company,
                                   normally invests at least 80% of its assets in common stocks   LLC
                                   of small U.S. companies (i.e., companies whose market
                                   capitalizations fall within the range tracked by the Russell
                                   2000(R) Index, at the time of purchase). In addition, the
                                   Fund will seek to maintain a weighted average market
                                   capitalization that falls within the range of the Russell
                                   2000(R) Index. The remaining 20% of the Fund's assets may be represented by cash or invested in various cash equivalents or common stocks of any market capitalization.
-----------------------------------------------------------------------------------------------------------------------

*** EFFECTIVE DECEMBER 5, 2003, THE EVERGREEN VA GLOBAL LEADERS FUND WAS MERGED INTO THE EVERGREEN VA INTERNATIONAL
    EQUITY FUND.


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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9




FIXED INTEREST RATE OPTIONS

We offer two fixed interest rate options:

-  a one-year fixed interest rate option, and


-  a dollar cost averaging fixed rate option (DCA Fixed Rate Option).



   When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time they will not be less than the minimum interest rate indicated in your contract which can range from 1% to 3%. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.



   Payments allocated to the fixed interest rate options become part of Pruco Life's general assets.


ONE-YEAR FIXED INTEREST RATE OPTION


We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each purchase payment allocated to this option for the first year after the payment. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year.


DOLLAR COST AVERAGING FIXED RATE OPTION


You may allocate all or part of any purchase payment to the DCA Fixed Rate Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Rate Option. Transfers to the one-year fixed interest rate option will remain in the general account.



   If you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Rate Option transferred to the selected variable investment options, or to the one-year fixed interest rate option in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.)



   If you choose a six-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the investment options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.


   If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer

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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

   By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

MARKET VALUE ADJUSTMENT OPTION


Under the market value adjustment option, we may offer one or more of several guarantee periods provided that the interest rate we are able to declare will be no less than 3% interest annually with respect to any guarantee period. We may offer fewer available guarantee periods in Contracts With Credit than in Contracts Without Credit. This option is not available for contracts issued in some states. Please see your contract. The market value adjustment option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.


   IF AMOUNTS ARE WITHDRAWN FROM A GUARANTEE PERIOD, OTHER THAN DURING THE 30-DAY PERIOD IMMEDIATELY FOLLOWING THE END OF THE GUARANTEE PERIOD, THEY WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT EVEN IF THEY ARE NOT SUBJECT TO A WITHDRAWAL CHARGE.


   You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000 if you choose this option. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.



   We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period, (d) transfer of the value in the guarantee period, (e) payment of a death benefit, or (f) the date the amount is withdrawn.



   During the 30-day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:



(a) withdraw or transfer the value in the guarantee period,



(b) allocate the value to another available guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or


(c) apply the value in the guarantee period to the annuity or settlement option of your choice.


If we do not receive instructions from you concerning the disposition of the contract value in your maturing guarantee period, we will reinvest the amount in the Prudential Money Market Portfolio investment option.



   During the 30-day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) listed immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.



   Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to be at least 3%.



   Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses experienced by these assets will not directly affect the contracts. The strength of our guarantees under these options is based on the overall financial strength of Pruco Life.

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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

MARKET VALUE ADJUSTMENT


When you allocate a purchase payment or transfer contract value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your contract value if you withdraw or transfer outside the 30-day period discussed above involves our attributing to you a portion of our investment experience on these bonds and other instruments.



   For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining contract value. Conversely, if interest rates have decreased, the market value adjustment would be positive.


   Other things you should know about the market value adjustment include the following:

- We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.


- A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.



- In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the contract value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.


   YOU SHOULD REALIZE, HOWEVER, THAT APART FROM THE MARKET VALUE ADJUSTMENT, THE VALUE OF THE BENEFIT IN YOUR GUARANTEE PERIOD UNDER YOUR CONTRACT DOES NOT DEPEND ON THE INVESTMENT PERFORMANCE OF THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD WITH RESPECT TO YOUR GUARANTEE PERIOD. APART FROM THE EFFECT OF ANY MARKET VALUE ADJUSTMENT, WE DO NOT PASS THROUGH TO YOU THE GAINS OR LOSSES ON THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD IN CONNECTION WITH A GUARANTEE PERIOD.

TRANSFERS AMONG OPTIONS


Subject to certain restrictions, you can transfer money among the variable investment options and the one-year fixed interest rate option. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made. In addition, you can transfer your contract value out of a market value adjustment guarantee period into another market value adjustment guarantee period, into a variable investment option, or into the one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make outside the 30-day period discussed above. You may transfer contract value into the market value adjustment option at any time, provided it is at least $1,000.



   In general, you may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received. Our business day generally closes at 4:00 p.m. Eastern time. Transfer requests received after 4:00 p.m. Eastern time will take effect at the end of the next business day.


   With regard to the market value adjustment option, you can specify the guarantee period from which you

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STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.


   YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST RATE OPTION, OTHER THAN THE DCA FIXED RATE OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA FIXED RATE OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.



   During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. Currently we charge $25 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year.)



ADDITIONAL TRANSFER RESTRICTIONS



We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count transfers that involve one of our systematic programs, such as asset allocation and automated withdrawals.



   Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.



   In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:



- With respect to each variable investment option (other than the Prudential Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after


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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


   the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.



- We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.



- If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.



- We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.



   Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.



DOLLAR COST AVERAGING



The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option into any other variable investment options or the one-year fixed interest rate option. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in declining markets.



   Each dollar cost averaging transfer must be at least $100. Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. If the remaining amount to be transferred drops below $100, the entire remaining balance will be transferred on the next transfer date. You can allocate subsequent purchase payments to be transferred under this option at any time.


   Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.


   Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.


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STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


ASSET ALLOCATION PROGRAM



We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service and you are not obligated to participate or to invest according to program recommendations.



   Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.



AUTO-REBALANCING



Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentage you select. We will rebalance only the variable investment options that you have designated. If you also participate in the DCA feature, then the variable investment option from which you make the DCA transfers will not be rebalanced.


   You may choose to have your rebalancing occur monthly, quarterly, semiannually, or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.


   Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.


VOTING RIGHTS


We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.


SUBSTITUTION


We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.


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        3:


WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE


        INCOME PHASE? (ANNUITIZATION)
--------------------------------------------------------------------------------


PAYMENT PROVISIONS



We can begin making annuity payments any time on or after the third contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95th birthday (unless we agree to another date).



   Upon annuitization, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment.



   The Strategic Partners Plus 3 variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.



   Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years or longer or Option 2. For information about withdrawal charges, see "What are the Expenses Associated With The Strategic Partners Plus 3 Contract," page 59.


PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT


We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.



OPTION 1
ANNUITY PAYMENTS FOR A FIXED PERIOD



Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump-sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.


OPTION 2
LIFE INCOME ANNUITY OPTION


Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.



   If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.


OPTION 3
INTEREST PAYMENT OPTION

Under this option, we will credit interest on the adjusted contract value until you request payment of all or part of the adjusted contract value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your

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contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if you hold your contract in an IRA.


   Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the contract value that we are holding at any time.


OTHER ANNUITY OPTIONS


We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.



TAX CONSIDERATIONS



If your contract is held under a tax-favored plan, as discussed on page 70, you should consider the minimum distribution requirements mentioned on page 72 when selecting your annuity option.



   If a contract is held in connection with "qualified" retirement plans (such as a Section 401(k) plan), please note that if you are married at the time your payments commence, you may be required by federal law to choose an income option that provides at least a 50 percent joint and survivor annuity to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. For more information, consult the terms of your retirement arrangement.


GUARANTEED MINIMUM INCOME BENEFIT


   The Guaranteed Minimum Income Benefit (GMIB) is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial purchase payment. Once elected, the Guaranteed Minimum Income Benefit cannot be revoked. This feature may not be available in your state.



   The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since the last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments and reduced by the effect of withdrawals.



   The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.



- The annuitant must be 75 or younger in order for you to elect the Guaranteed Minimum Income Benefit.



- If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value described below. In some states this fee may be lower.



- Under the contract terms governing the GMIB, we can require GMIB participants to invest only in designated underlying mutual funds or can require GMIB participants to invest according to an asset allocation model.



- TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7TH CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7 YEAR PERIOD BEGINNING WITH THE DATE OF THE MOST RECENT RESET.



   Once the waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary (or in the case of a reset, the anniversary of the most recent reset), during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.


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STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

GMIB ROLL-UP


The GMIB roll-up is equal to the invested purchase payments (after a reset, the contract value at the time of the reset), increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment (for a reset, two times the sum of (1) the contract value at the time of the reset, and (2) any invested purchase payments made subsequent to the reset).


   Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:

- the contract anniversary coinciding with or next following the annuitant's 80th birthday,

-  the 7th contract anniversary, or

-  7 years from the most recent GMIB reset (as described below).


   However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced proportionally by withdrawals.


EFFECT OF WITHDRAWALS.


In any contract year when the GMIB protected value is increasing at the rate of 5%, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value calculated on the contract anniversary (or, during the first contract year, on the contract date). The GMIB roll-up cap is also reduced by withdrawals in the same manner. Any withdrawals made after the dollar-for-dollar limit has been reached will proportionally reduce the GMIB protected value. We calculate the proportional reduction by dividing the contract value after the withdrawal by the contract value immediately following the withdrawal of any available dollar-for-dollar amount. The resulting percentage is multiplied by both the GMIB protected value and GMIB roll-up cap after subtracting from each the amount of the withdrawal that does not exceed 5%. In each contract year during which the GMIB protected value has stopped increasing at the 5% rate, withdrawals will reduce the GMIB protected value proportionally.



   The following examples of dollar-for-dollar and proportional reductions assume: 1.) the contract date and the effective date of the GMIB are January 1, 2004; 2.) an initial purchase payment of $250,000; 3.) an initial GMIB protected value of $250,000; 4.) an initial 200% cap of $500,000; and 5.) an initial dollar-for-dollar limit of $12,500 (5% of $250,000):



EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION



A $10,000 withdrawal is taken on February 1, 2004 (in the first contract year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the GMIB protected value is $251,035.26 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:



- The GMIB protected value is reduced by the amount withdrawn (i.e., by $10,000, from $251,035.26 to $241,035.26).



- The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $500,000 to $490,000).



- The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first contract year is also reduced by the amount withdrawn (from $12,500 to $2,500).



EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS



A second $10,000 withdrawal is taken on March 1, 2004 (still within the first contract year). Immediately before the withdrawal, the contract value is $220,000 and the GMIB protected value is $241,968.88. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:



- The GMIB protected value is first reduced by the Remaining Limit (from $241,968.88 to $239,468.88).


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-  The result is then further reduced by the ratio of A to B, where:



   - A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).



   - B is the contract value less the Remaining Limit ($220,000 - $2,500, or $217,500). The resulting GMIB protected value is: $239,468.88 X (1 - ($7,500/$217,500)), or $231,211.33.



   - The GMIB 200% cap is first reduced by the Remaining Limit, (from $490,000 to $487,500).



   - The GMIB 200% cap is then further reduced by the ratio of A to B above ($487,500 x (1-($7,500/$217,500)), or $470,689.66.



- The Remaining Limit is set to zero (0) for the balance of the first contract year.



EXAMPLE 3. DOLLAR-FOR-DOLLAR LIMIT IN SECOND CONTRACT YEAR



A $10,000 withdrawal is made on the first anniversary of the contract date, January 1, 2005 (second contract year). Prior to the withdrawal, the GMIB protected value is $240,837.86. The dollar-for-dollar limit is equal to 5% of this amount, or $12,041.89. As the amount withdrawn is less than the dollar-for-dollar limit:



- The GMIB protected value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,837.86 to $230,837.86).



- The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $470,689.66 to $460,689.66).



- The Remaining Limit for the balance of the second contract year is also reduced by the amount withdrawn (from $12,041.89 to $2,041.89).


GMIB RESET FEATURE


You may elect to "reset" your GMIB protected value to equal your current contract value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76th birthday. If you reset, you must wait a new 7-year period from the most recent reset to exercise the Guaranteed Minimum Income Benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (specified in your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.


PAYOUT AMOUNT


The Guaranteed Minimum Income Benefit payout amount is based on the age and sex (where applicable) of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes that we are required to pay, the payout amount will equal the greater of:



1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or



2) the adjusted contract value -- that is, the value of the contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges -- as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.



GMIB ANNUITY PAYOUT OPTIONS



We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves payment for at least a period certain of ten years. In calculating the amount of the payments under the GMIB, we apply certain assumed interest rates, equal to 2% annually for a waiting period of 7-9 years, and 2.5% annually for a waiting period of 10 years or longer for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% annually for a waiting period of 7-9 years, 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer for all other contracts).


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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

GMIB OPTION 1
SINGLE LIFE PAYOUT OPTION

We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

GMIB OPTION 2
JOINT LIFE PAYOUT OPTION

In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

   You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.


   Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the contract anniversary coinciding with or next following the annuitant's attainment of age 95 (age 92 for contracts used as a funding vehicle for IRAs).






   You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your contract value declines significantly due to negative investment performance. If your contract value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower contract value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your contract value but at the annuity purchase rates guaranteed under the GMIB.



TERMINATING THE GUARANTEED MINIMUM INCOME BENEFIT



The Guaranteed Minimum Income Benefit cannot be terminated by the owner once elected. The GMIB automatically terminates as of the date the contract is fully surrendered, on the date the death benefit is payable to your beneficiary (unless your surviving spouse elects to continue the contract), or on the date that your contract value is transferred to begin making annuity payments. The GMIB may also be terminated if you designate a new annuitant who would not be eligible to elect the GMIB based on his or her age at the time of the change.



   Upon termination of the GMIB, we will deduct the charge from your contract value for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year).



INCOME APPRECIATOR BENEFIT



The Income Appreciator Benefit (IAB) is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that


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can be used to help defray the impact taxes may have on distributions from your contract. IAB may be suitable for you in other circumstances as well, which you can discuss with your registered representative. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Income Appreciator Benefit.



   If you want the Income Appreciator Benefit, you generally must elect it when you make your initial purchase payment. Once you elect the Income Appreciator Benefit, you may not later revoke it.



- The annuitant must be 75 or younger in order for you to elect the Income Appreciator Benefit.



- If you choose the Income Appreciator Benefit, we will impose an annual charge equal to 0.25% of your contract value. See "What are The Expenses Associated With The Strategic Partners Plus 3 Contract?" on page 59.


ACTIVATION OF THE INCOME APPRECIATOR BENEFIT


YOU CAN ACTIVATE THE INCOME APPRECIATOR BENEFIT AT ANY TIME AFTER IT HAS BEEN IN FORCE FOR SEVEN YEARS. To activate the Income Appreciator Benefit, you must send us a written request in good order.



   Once activated, you can receive the Income Appreciator Benefit:



-  IAB OPTION 1 - at annuitization as part of an annuity payment;



- IAB OPTION 2 - during the accumulation phase through the IAB automatic withdrawal payment program; or



- IAB OPTION 3 - during the accumulation phase as an Income Appreciator Benefit credit to your contract over a 10-year period.



   More information about IAB Option 1 appears below. For information about IAB Options 2 and 3, see "How Can I Access My Money?" on page 64.



   Income Appreciator Benefit payments are treated as earnings and may be subject to tax upon withdrawal. See "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?" on page 67.



   IF YOU DO NOT ACTIVATE THE BENEFIT PRIOR TO THE MAXIMUM ANNUITIZATION AGE YOU MAY LOSE ALL OR PART OF THE IAB.


CALCULATION OF INCOME APPRECIATOR BENEFIT AMOUNT


We will calculate the Income Appreciator Benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable Income Appreciator Benefit percentage based on the number of years the Income Appreciator Benefit has been in force. For purposes of calculating the Income Appreciator Benefit:


- earnings are calculated as the difference between the contract value and the sum of all purchase payments;


- earnings do not include (1) any amount added to the contract value as a result of the Spousal Continuance Benefit (explained on page 54), or (2) if we were to permit you to elect the Income Appreciator Benefit after the contract date, any earnings accrued under the contract prior to that election;


- withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis;


- the table below shows the Income Appreciator Benefit percentages corresponding to the number of years the Income Appreciator Benefit has been in force.


   NUMBER OF YEARS         INCOME
 INCOME APPRECIATOR     APPRECIATOR
       BENEFIT            BENEFIT
  HAS BEEN IN FORCE      PERCENTAGE
 ------------------     -----------
         0-6                 0%
         7-9                15%
        10-14               20%
         15+                25%

IAB OPTION 1 -- INCOME APPRECIATOR BENEFIT AT ANNUITIZATION


Under this option, if you choose to activate the Income Appreciator Benefit at annuitization, we will calculate the Income Appreciator Benefit amount on the annuity date and add it to the adjusted contract value for


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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


purposes of determining the amount available for annuitization. You may apply this amount to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).


   UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

EFFECT OF INCOME APPRECIATOR BENEFIT ON GUARANTEED MINIMUM INCOME BENEFIT


If you exercise the Guaranteed Minimum Income Benefit feature and an Income Appreciator Benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:



1. the adjusted contract value plus the remaining Income Appreciator Benefit amount, calculated at current IAB annuitization rates; or



2. the GMIB protected value plus the remaining Income Appreciator Benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.



   If you exercise the Guaranteed Minimum Income Benefit feature and activate the Income Appreciator Benefit at the same time, you must choose among the Guaranteed Minimum Income Benefit annuity payout options available at the time.


TERMINATING THE INCOME APPRECIATOR BENEFIT


The Income Appreciator Benefit will terminate on the earliest of:


-  the date you make a total withdrawal from the contract;


- the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Benefit;



- the date the Income Appreciator Benefit amount is reduced to zero (generally ten years after activation) under IAB Options 2 and 3;


-  the date of annuitization; or

-  the date the contract terminates.


HOW WE DETERMINE ANNUITY PAYMENTS



Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 2% to 2.5% for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% to 3.5% for all other contracts). For non-GMIB annuity options, the guaranteed minimum rate is 3%. The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted contract value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.



   Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:



FIXED PERIOD ANNUITIES



Currently, we offer fixed period annuities only under the Income Appreciator Benefit and non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted contract value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.


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STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


LIFE ANNUITIES



There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:



- The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.



GUARANTEED AND GMIB ANNUITY PAYMENTS



- Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these future improvements. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:



1. First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by either
   (a) four years, for life annuities under the GMIB sold in contracts on or after January 20, 2004, or upon subsequent state approval or (b) two years, with respect to guaranteed payments under life annuities not involving GMIB, as well as GMIB payments under contracts not described in (a) immediately above. For the reasons explained above in this section, the four year age reduction causes a greater reduction in the amount of the annuity payments than does the two-year age reduction.



2. Second, for life annuities under both versions of GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.



CURRENT ANNUITY PAYMENTS



Immediately above, we have discussed how we determine annuity payments under the GMIB annuity options and under non-GMIB annuity payout options that are based on "guaranteed" annuity purchase rates. By "guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.


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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

        4:


WHAT IS THE


        DEATH BENEFIT?
--------------------------------------------------------------------------------


THE DEATH BENEFIT FEATURE PROTECTS THE CONTRACT VALUE FOR THE BENEFICIARY.


BENEFICIARY


The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary.


CALCULATION OF THE DEATH BENEFIT


If the owner or joint owner dies during the accumulation phase, we will, upon receiving the appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the deceased owner or joint owner. If there is a sole owner and there is only one beneficiary designated who is the owner's spouse on the date of death, then the surviving spouse may continue the contract under the Spousal Continuance Benefit. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary on the date of death, then, at the death of the first to die, the death benefit will be paid to the surviving owner or the surviving owner may continue the contract under the Spousal Continuance Benefit. See "Spousal Continuance Benefit" on page 54.



   Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:



1) The current contract value (as of the time we receive proof of death in good order). If you have purchased the Contract With Credit, we will first deduct any credit corresponding to a purchase payment made within one year of death. We impose no market value adjustment on contract value held within the market value adjustment option when a death benefit is paid.



2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or, if you have chosen a Guaranteed Minimum Death Benefit, the GMDB protected value.


GUARANTEED MINIMUM DEATH BENEFIT


The Guaranteed Minimum Death Benefit (GMDB) provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase. If you elect the GMDB feature, you must elect a GMDB protected value option.



   The GMDB protected value option can be equal to the:


-  GMDB roll-up,


-  GMDB step-up, or



-  Greater of the GMDB roll-up and the GMDB step-up.


   The GMDB protected value is calculated daily.


GMDB ROLL-UP



IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date that each invested purchase payment is made. The GMDB roll-up will increase by subsequent invested purchase payments and reduce proportionally by withdrawals.


   We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:

- the contract anniversary coinciding with or next following the sole owner's or older owner's 80th birthday, or

-  the 5th contract anniversary.

However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%.

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                                                                         PART II
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   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80
AND 85 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 3% starting on the date that each invested purchase payment is made. We will increase the GMDB roll-up by subsequent invested purchase payments and reduce it by the effect of withdrawals.


   We stop increasing the GMDB roll-up by the effective annual interest rate on the 5th contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.


GMDB STEP-UP



IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the contract value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.


   We stop increasing the GMDB step-up by any appreciation in the contract value on the later of:

- the contract anniversary coinciding with or next following the sole or older owner's 80th birthday, or

-  the 5th contract anniversary.


However, we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.


   Here is an example of a proportional reduction:

   The current contract value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the contract value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.

   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the contract value as of that contract anniversary. Thereafter we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

   Special rules apply if the beneficiary is the spouse of the owner, and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:


- If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Benefit are met, then the contract can continue, and the spouse will become the new owner of the contract; or



- The spouse can receive the death benefit. A surviving spouse who is eligible for the Spousal Continuance Benefit must choose between that benefit and receiving the death benefit during the first 60 days following our receipt of proof of death.


   If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the contract value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that contract value as a purchase payment occurring on that date.

   Depending on applicable state law, some death benefit options may not be available or may be subject to certain restrictions under your contract.

SPECIAL RULES IF JOINT OWNERS

If the contract has an owner and a joint owner and they are spouses at the time that one dies the Spousal Continuance Benefit may apply. See "Spousal Continu-

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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


ance Benefit" page 54. If the contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the death benefit and the contract will end. Joint ownership may not be allowed in your state.


PAYOUT OPTIONS

The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.

   The death benefit payout options are:

  CHOICE 1. LUMP SUM PAYMENT OF THE DEATH BENEFIT. IF THE BENEFICIARY DOES NOT CHOOSE A PAYOUT OPTION WITHIN SIXTY DAYS, THE BENEFICIARY WILL RECEIVE THIS PAYOUT OPTION.


  CHOICE 2. THE PAYMENT OF THE ENTIRE DEATH BENEFIT WITHIN A PERIOD OF 5 YEARS FROM THE DATE OF DEATH.



      The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the contract value among the variable or fixed interest rate options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the contract value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.


  CHOICE 3. PAYMENT OF THE DEATH BENEFIT UNDER AN ANNUITY OR ANNUITY SETTLEMENT OPTION OVER THE LIFETIME OF THE BENEFICIARY OR OVER A PERIOD NOT EXTENDING BEYOND THE LIFE EXPECTANCY OF THE BENEFICIARY WITH DISTRIBUTION BEGINNING WITHIN ONE YEAR OF THE DATE OF DEATH OF THE LAST TO SURVIVE OF THE OWNER OR JOINT OWNER.


   If the owner and joint owner are not spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.



   The tax consequences to the beneficiary vary among the three death benefit payout options. See "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?" on page 67.


EARNINGS APPRECIATOR BENEFIT


The Earnings Appreciator Benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation phase. Any Earnings Appreciator Benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.



   The Earnings Appreciator Benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Earnings Appreciator Benefit.



   If you want the Earnings Appreciator Benefit, you generally must elect it at the time you apply for the contract. If you elect the Earnings Appreciator Benefit, you may not later revoke it.



   Upon our receipt of proof of death in good order, we will determine an Earnings Appreciator Benefit by multiplying the Earnings Appreciator Benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to 3 times the sum of all purchase payments previously made under the contract.



   For purposes of computing earnings and purchase payments under the Earnings Appreciator Benefit, we calculate earnings as the difference between the contract value and the sum of all purchase payments. Withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis.


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                                                                         PART II
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   EAB percentage:

-  40% if the owner is age 70 or younger on the date the application is signed.

- 25% if the owner is between ages 71 and 75 on the date the application is signed.

- 15% if the owner is between ages 76 and 79 on the date the application is signed.

   If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.


   If the surviving spouse is continuing the contract in accordance with the Spousal Continuance Benefit (See "Spousal Continuance Benefit" below), the following conditions apply:



- In calculating the Earnings Appreciator Benefit, we will use the age of the surviving spouse at the time that the Spousal Continuance Benefit is activated to determine the applicable EAB percentage.



- We will not allow the surviving spouse to continue the Earnings Appreciator Benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date that the Spousal Continuance Benefit is activated.



- If the Earnings Appreciator Benefit is continued, we will calculate any applicable Earnings Appreciator Benefit payable upon the surviving spouse's death by treating the contract value (as adjusted under the terms of the Spousal Continuance Benefit) as the first purchase payment.


TERMINATING THE EARNINGS APPRECIATOR BENEFIT


The Earnings Appreciator Benefit will terminate on the earliest of:


-  the date you make a total withdrawal from the contract,


- the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Benefit,


-  the date the contract terminates, or

-  the date you annuitize the contract.

SPOUSAL CONTINUANCE BENEFIT


This benefit is available if, on the date we receive proof of the owner's death in good order, (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse; or (2) there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract. In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death. Assuming the above conditions are present, the surviving spouse can elect the Spousal Continuance Benefit, but must do so no later than 60 days after furnishing proof of the owner's death in good order.



   Upon activation of the Spousal Continuance Benefit, the contract value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This contract value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted contract value among the variable, fixed interest rate or market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment. We will waive the $1,000 minimum requirement for the market value adjustment option.



   Under the Spousal Continuance Benefit, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the Spousal Continuance Benefit. However, we will continue to impose withdrawal charges on purchase payments made after activation of this benefit. In addition, contract value allocated to the market value adjustment option will remain subject to a potential market value adjustment.



   IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the Spousal Continuance Benefit, we will adjust the contract value to equal the greater of:


-  the contract value, or

-  the sum of all invested purchase payments (adjusted for withdrawals),


plus the amount of any applicable Earnings Appreciator Benefit.


 54
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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


   IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB ROLL-UP, we will adjust the contract value to equal the greater of:


-  the contract value, or

-  the GMDB roll-up,


plus the amount of any applicable Earnings Appreciator Benefit.



   IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB STEP-UP, we will adjust the contract value to equal the greater of:


-  the contract value, or

-  the GMDB step-up,


plus the amount of any applicable Earnings Appreciator Benefit.



   IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GREATER OF THE GMDB ROLL-UP AND GMDB STEP-UP, we will adjust the contract value to equal the greatest of:


-  the contract value,

-  the GMDB roll-up, or

-  the GMDB step-up,


plus the amount of any applicable Earnings Appreciator Benefit.



   After we have made the adjustment to contract value set out immediately above, we will continue to compute the GMDB roll-up and the GMDB step-up under the surviving spousal owner's contract, and will do so in accordance with the preceding discussion in this section.



   If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the Guaranteed Minimum Death Benefit provisions of the contract. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Benefit.



   IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the Guaranteed Minimum Income Benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the Spousal Continuance Benefit, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Guaranteed Minimum Income Benefit, we will revoke the Guaranteed Minimum Income Benefit under the contract at that time and we will no longer charge for that benefit.



   IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death, the Income Appreciator Benefit will end unless the contract is continued by the owner's surviving spouse under the Spousal Continuance Benefit. If the contract is continued by the surviving spouse, we will continue to pay the balance of any Income Appreciator Benefit payments until the earliest to occur of the following: (a) the date on which 10 years' worth of IAB automatic withdrawal payments or IAB credits, as applicable, have been paid, (b) the latest date on which annuity payments would have had to have commenced had the owner not died (i.e., the contract anniversary coinciding with or next following the annuitant's 95th birthday), or (c) the contract anniversary coinciding with or next following the annuitants' surviving spouse's 95th birthday.



   If the Income Appreciator Benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the Spousal Continuance Benefit, when added to the remainder of the IAB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Income Appreciator Benefit, we will revoke the Income Appreciator Benefit under the contract at that time and we will no longer


                                                                              55
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WHAT IS THE DEATH BENEFIT? CONTINUED

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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


charge for that benefit. If the Income Appreciator Benefit has been in force for 7 contract years or more, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the Income Appreciator Benefit is activated after the contract is continued by the surviving spouse, the Income Appreciator Benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the contract value.

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

        5:

HOW CAN I PURCHASE A STRATEGIC PARTNERS

        PLUS 3 CONTRACT?

--------------------------------------------------------------------------------

PURCHASE PAYMENTS


The initial purchase payment is the amount of money you give us to purchase the contract. The minimum initial purchase payment is $10,000, and may not exceed $1,000,000 absent our prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers. (You may not make additional purchase payments if you purchase a contract issued in Massachusetts, or if you purchase a Contract With Credit issued in Pennsylvania.)



   You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made on or after the earliest of the 86th birthday of:


-  the owner,


-  the joint owner,



-  the annuitant, or



-  the co-annuitant.



   Currently, the maximum aggregate purchase payments you may make is $20 million. We limit the maximum total purchase payments in any contract year other than the first to $2 million absent our prior approval. Depending on applicable state law, other limits may apply.


ALLOCATION OF PURCHASE PAYMENTS


When you purchase a contract, we will allocate your invested purchase payment among the variable or fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.



   When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise. Allocations to the DCA Fixed Rate Option must be no less than $2,000 and, allocations to the market value adjustment option must be no less than $1,000.



   You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.



   We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time.



   Subsequent purchase payments received in good order after 4:00 p.m., Eastern time will be credited on the following business day.


CREDITS


If you purchase the Contract With Credit, we will add a credit amount to your contract value with each purchase payment you make. The credit amount is allocated to the variable or fixed interest rate investment options or the market value adjustment option in the same percentages as the purchase payment.


   The bonus credit that we pay with respect to any purchase payment depends on
(i) the age of the older of the owner or joint owner on the date on which the purchase payment is made and (ii) the amount of the purchase payment. Specifically,

- if the elder owner is 80 or younger on the date that the purchase payment is made, then we will add a bonus credit to the purchase payment equal to 4% if the purchase payment is less than $250,000; 5% if the purchase payment is equal to or greater than $250,000 but less than $1 million; or 6% if the purchase payment is $1 million or greater; and

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HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS 3 CONTRACT? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

- if the elder owner is aged 81-85 on the date that the purchase payment is made, then we will add a bonus credit equal to 3% of the amount of the purchase payment.


   Under the Contract With Credit, if the owner returns the contract during the free look period, we will recapture the bonus credits. If we pay a death benefit under the contract, we have a contractual right to take back any credit we applied within one year of the date of death.


CALCULATING CONTRACT VALUE


The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.


   Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) adding up the total amount of money allocated to a specific investment option,

2) subtracting from that amount insurance charges and any other applicable charges such as for taxes, and

3) dividing this amount by the number of outstanding accumulation units.


   When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment, plus (if you have purchased the Contract With Credit) any applicable credit, allocated to a variable investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.



   We cannot guarantee that your contract value will increase or that it will not fall below the amount of your total purchase payments.

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

        6:


WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC



                    PARTNERS PLUS 3 CONTRACT?

--------------------------------------------------------------------------------

THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE THE RETURN ON YOUR INVESTMENT. WE DESCRIBE THESE CHARGES AND EXPENSES BELOW.


The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.



INSURANCE AND ADMINISTRATIVE CHARGE



Each day we make a deduction for the insurance and administrative charge. This charge covers our expenses for mortality and expense risk, administration, marketing and distribution. If you choose a Guaranteed Minimum Death Benefit option, the insurance and administrative cost also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the contract value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs. The Guaranteed Minimum Death Benefit risk portion of the charge, if applicable, covers our assumption of the risk that the protected value of the contract will be larger than the base death benefit if the contract owner dies during the accumulation phase.



   We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit option that you choose. The charge is equal to:



   -  1.4% on an annual basis if you choose the base death benefit,



   - 1.65% on an annual basis if you choose either the roll-up or step-up Guaranteed Minimum Death Benefit option, and



   - 1.75% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option.



   We impose an additional insurance and administrative charge of 0.10% annually (of account value attributable to the variable investment options) for the Contract With Credit.



   If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from this charge. The insurance risk charge for your contract cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts. If you choose the Contract With Credit, we will also use any profits from this charge to recoup our costs of providing the credit.


                                                                              59
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WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC


         PARTNERS PLUS 3 CONTRACT? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


WITHDRAWAL CHARGE



A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. The amount and duration of the withdrawal charge depends on whether you choose the Contract With Credit or the Contract Without Credit. The withdrawal charge varies with the number of contract anniversaries that have elapsed since each purchase payment being withdrawn was made. Specifically, we maintain an "age" for each purchase payment you have made by keeping track of how many contract anniversaries have passed since the purchase payment was made.



   The withdrawal charge is the percentage, shown below, of the amount withdrawn.



NUMBER OF CONTRACT
ANNIVERSARIES SINCE    CONTRACT WITH     CONTRACT WITHOUT
 THE DATE OF EACH    CREDIT WITHDRAWAL   CREDIT WITHDRAWAL
 PURCHASE PAYMENT         CHARGE              CHARGE
-------------------  -----------------   -----------------
        0                    8%                 7%
        1                    8%                 6%
        2                    8%                 5%
        3                    8%                 4%
        4                    7%                 3%
        5                    6%                 2%
        6                    5%                 1%
        7                    0%                 0%



   If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.



   If you request a withdrawal, we will deduct an amount from the contract value that is sufficient to pay the withdrawal charge, and provide you with the amount requested.



   If you request a full withdrawal, we will provide you with the full amount of the contract value after making deductions for charges.



   Each contract year, you may withdraw a specified amount of your contract value without incurring a withdrawal charge. We make this "charge-free amount" available to you subject to approval of this feature in your state. We determine the charge-free amount available to you in a given contract year on the contract anniversary that begins that year. In calculating the charge-free amount, we divide purchase payments into two categories -- payments that are subject to a withdrawal charge and those that are not. We determine the charge-free amount based only on purchase payments that are subject to a withdrawal charge. The charge-free amount in a given contract year is equal to 10% of the sum of all the purchase payments subject to the withdrawal charge that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.



   When you make a withdrawal, we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.



   If a withdrawal or transfer is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount, including the withdrawal charge.



   If you choose the Contract With Credit and make a withdrawal that is subject to a withdrawal charge, we may use part of that withdrawal charge to recoup our costs of providing the credit.



   Withdrawal charges will never be greater than permitted by applicable law.



WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE



Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else.



MINIMUM DISTRIBUTION REQUIREMENTS



If a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an IRS mandatory distribution requirement only


 60
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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


with respect to that contract's account balance, we will waive withdrawal charges. See "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?" on page 67.



CONTRACT MAINTENANCE CHARGE



On each contract anniversary during the accumulation phase, if your contract value is less than $75,000, we will deduct the lesser of $35 or 2% of your contract value, for administrative expenses (this fee may differ in certain states). While this is what we currently charge, we may increase this charge up to a maximum of $60. Also, we may raise the level of the contract value at which we waive this fee. The charge will be deducted proportionately from each of the contract's investment options. This same charge will also be deducted when you surrender your contract if your contract value is less than $75,000.



GUARANTEED MINIMUM INCOME BENEFIT CHARGE



We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. FOR CONTRACTS SOLD ON OR AFTER JANUARY 20, 2004, OR UPON SUBSEQUENT STATE APPROVAL, we will deduct a charge equal to 0.50% per year of the average GMIB protected value for the period the charge applies. FOR ALL OTHER CONTRACTS, this is an annual charge equal to 0.45% of the average GMIB protected value for the period the charge applies. We deduct the charge from your contract value on each of the following events:


-  each contract anniversary,

-  when you begin the income phase of the contract,

-  upon a full withdrawal, and


- upon a partial withdrawal if the remaining contract value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.



   If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.



   Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's contract value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.



   The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the contract value allocated to the variable investment options, the fixed interest rate options, and the market value adjustment option. In some states, we may deduct the charge for the Guaranteed Minimum Income Benefit in a different manner. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.



   THE FACT THAT WE MAY IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.



   We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.


INCOME APPRECIATOR BENEFIT CHARGE


We will impose an additional charge if you choose the Income Appreciator Benefit. This is an annual charge equal to 0.25% of your contract value. The Income Appreciator Benefit charge is calculated:


   -  on each contract anniversary,

   -  on the annuity date,

   - upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date,

   -  upon a full or partial withdrawal, and

   -  upon a subsequent purchase payment.

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         PARTNERS PLUS 3 CONTRACT? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


   The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.



   Although the Income Appreciator Benefit charge may be calculated more often, it is deducted only:


   -  on each contract anniversary,

   -  on the annuity date,


   - upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date,


   -  upon a full withdrawal, and


   - upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge.


   We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.


   The Income Appreciator Benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total contract value. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment. Upon a full withdrawal, or if the contract value remaining after a partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge, the charge is deducted from the amount paid. The payment of the Income Appreciator Benefit charge will be deemed to be made from earnings for purposes of calculating other charges. THE FACT THAT WE MAY IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.



   We do not assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization. However, we do assess the IAB charge during the 10-year payment period contemplated by IAB Options 2 and 3. Moreover, you should realize that amounts credited to your contract value under IAB Option 3 increase the contract value, and because the IAB fee is a percentage of your contract value, the IAB fee may increase as a consequence of those additions.



EARNINGS APPRECIATOR BENEFIT CHARGE



We will impose an additional charge if you choose the Earnings Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.30% of your contract value.



   We calculate the charge on each of the following events:



   -  each contract anniversary,



   -  on the annuity date,



   - upon death of the sole or first to die of the owner or joint owner prior to the annuity date,



   -  upon a full or partial withdrawal, and



   -  upon a subsequent purchase payment.



   The fee is based on the contract value at time of calculation and is pro-rated based on the portion of the contract year since the date that the Earnings Appreciator Benefit charge was last calculated.



   Although the Earnings Appreciator Benefit charge may be calculated more often, it is deducted only:



   -  on each contract anniversary,



   -  on the annuity date,



   - upon death of the sole owner or the first to die of the owner or joint owner prior to the annuity date,



   -  upon a full withdrawal, and



   - upon a partial withdrawal if the contract value remaining after the partial withdrawal is not enough to cover the then applicable charge.



   We withdraw this charge from each investment option (including each guarantee period) in the same proportion that the amount allocated to the investment option bears to the total contract value. Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the then-applicable Earnings Appreciator Benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the Earnings Appreciator Benefit charge as made from earnings for purposes of calculating other charges.

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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

TAXES ATTRIBUTABLE TO PREMIUM


There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a charge against the value of the contract to pay some or all of these taxes. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.


TRANSFER FEE


You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made.


COMPANY TAXES

We will pay the taxes on the earnings of the separate account. We do not currently charge you for these taxes. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

UNDERLYING MUTUAL FUND FEES


When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2003, the fees of these funds ranged on an annual basis from 0.37% to 1.30% of fund assets (these fees reflect the effect of expense reimbursements or waivers, which may terminate at any time). For additional information about these fund fees, please consult the prospectuses for the funds.


                                                                              63
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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

        7:

HOW CAN I

        ACCESS MY MONEY?
--------------------------------------------------------------------------------

YOU CAN ACCESS YOUR MONEY BY:

-  MAKING A WITHDRAWAL (EITHER PARTIAL OR FULL); OR

-  CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

WITHDRAWALS DURING THE ACCUMULATION PHASE


When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.



   Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum contract value that must remain in order to keep the contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the contract value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the contract value below such minimum.



   With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.


   With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your contract value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the contract value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.

   INCOME TAXES, TAX PENALTIES, AND CERTAIN RESTRICTIONS ALSO MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.

AUTOMATED WITHDRAWALS


We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is generally $100.


   INCOME TAXES, TAX PENALTIES, WITHDRAWAL CHARGES, AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.

INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE


The Income Appreciator Benefit (IAB) is discussed on page 47. As mentioned there, you may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income Appreciator Benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good


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order. Under IAB Options 2 and 3, you can choose to have the Income Appreciator
Benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.



   IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.


IAB OPTION 2 -- INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM


Under this option, you elect to receive the Income Appreciator Benefit during the accumulation phase. When you activate the benefit, a 10-year Income Appreciator Benefit automatic withdrawal payment program begins. We will pay you the Income Appreciator Benefit amount in equal installments over a 10 year payment period. You may combine this Income Appreciator Benefit amount with an automated withdrawal amount from your contract value, in which case each combined payment must be at least $100.



   The maximum automated withdrawal payment amount that you may receive from your contract value under this Income Appreciator Benefit program in any contract year during the 10-year period may not exceed 10% of the contract value as of the date you activate the Income Appreciator Benefit.



   Once we calculate the Income Appreciator Benefit, the amount will not be affected by changes in contract value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not to amounts attributable to the Income Appreciator Benefit.



   After the ten-year payment period has ended, if the remaining contract value is $2,000 or more, the contract will continue. If the remaining contract value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining contract value and the contract will terminate. If the contract value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the Income Appreciator Benefit amount for the remainder of the 10-year payment period.


DISCONTINUING THE INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM UNDER IAB OPTION 2


You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining Income Appreciator Benefit amount to the contract value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any Income Appreciator Benefit amount added to the contract value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable investment options, fixed interest rate options, or the market value adjustment option in the same proportions as your most recent purchase payment allocation percentages.



   You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the Income Appreciator Benefit amount for the 10-year payment period to the contract value in a lump sum before determining the adjusted contract value. The adjusted contract value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).


IAB OPTION 3 -- INCOME APPRECIATOR BENEFIT CREDIT TO CONTRACT VALUE


Under this option, you can activate the Income Appreciator Benefit and receive the benefit as credits to your contract value over a 10-year payment period. We will allocate these Income Appreciator Benefit credits to the variable investment options, the fixed interest rate options, or the market value adjustment option in the same manner as your current allocation, unless you


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                                                                         PART II
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direct us otherwise. We will waive the $1,000 minimum requirement for the market value adjustment option. We will calculate the Income Appreciator Benefit amount on the date we receive your written request in good order. Once we have calculated the Income Appreciator Benefit, the Income Appreciator Benefit credit will not be affected by changes in contract value due to the investment performance of any allocation option.



   Before we add the last Income Appreciator Benefit credit to your contract value, you may switch to IAB Option 2 and receive the remainder of the Income Appreciator Benefit as payments to you (instead of credits to the contract value) under the Income Appreciator Benefit program for the remainder of the 10-year payment period.


   You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

EXCESS WITHDRAWALS


During the 10 year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your contract value in a contract year that exceeds the sum of (1) 10% of the contract value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn.



   We will deduct the excess withdrawal on a proportional basis from the remaining Income Appreciator Benefit amount. We will then calculate and apply a new reduced Income Appreciator Benefit amount.



   Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the contract value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn do not reduce the remaining Income Appreciator Benefit amount. Additionally, if the amount withdrawn in any year is less than the excess withdrawal threshold, the difference between the amount withdrawn and the threshold can be carried over to subsequent years on a cumulative basis and withdrawn without causing a reduction to the Income Appreciator Benefit amount.


EFFECT OF TOTAL WITHDRAWAL ON INCOME APPRECIATOR BENEFIT


We will not make Income Appreciator Benefit payments after the date you make a total withdrawal of the contract surrender value.


SUSPENSION OF PAYMENTS OR TRANSFERS


The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:


- The New York Stock Exchange is closed (other than customary weekend and holiday closings);

-  Trading on the New York Stock Exchange is restricted;


- An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or



- The SEC, by order, permits suspension or postponement of payments for the protection of owners.



   We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.


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        8:


WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC



                    PARTNERS PLUS 3 CONTRACT?

--------------------------------------------------------------------------------


The tax considerations associated with the Strategic Partners Plus 3 contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.



   This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA or 403(b) account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs or 403(b)s, as applicable, are the responsibility of the applicable trustee or custodian.


CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.


   It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract such as the Guaranteed Minimum Death Benefit, should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.



   If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.


TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else.


   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest payment option that we may offer, that election will be treated, for tax purposes, as surrendering your contract.



   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.


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STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


TAXES ON ANNUITY PAYMENTS


A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:

-  the amount is paid on or after you reach age 59 1/2 or die;

-  the amount received is attributable to your becoming disabled;


- the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty); or



- the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).



SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035



Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See "Federal Tax Status" in the Statement of Additional Information).



   Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.


TAXES PAYABLE BY BENEFICIARIES


The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.


   Generally, the same tax rules described above would also apply to amounts received by your beneficiary.

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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


Choosing any option other than a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.


   Tax consequences to the beneficiary vary among the death benefit payment options.


-  Choice 1:  The beneficiary is taxed on earnings in the contract.



- Choice 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).



- Choice 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).


REPORTING AND WITHHOLDING ON DISTRIBUTIONS


Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.



   State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).


   Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION


   Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules. We believe these diversification rules will be met.



   An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this prospectus. We will take any action, including modifications to your contract or the investment options, required to comply with such guidelines if promulgated.



   Please refer to the Statement of Additional Information for further information on these diversification and investor control issues.



   Required Distributions Upon Your Death. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.


   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

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         PARTNERS PLUS 3 CONTRACT CONTINUED
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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if a periodic payment option is selected by your designated beneficiary and if such payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.



   If the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.



   Changes In The Contract. We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.


ADDITIONAL INFORMATION


You should refer to the Statement of Additional Information if:


- The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

- Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.


- You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.


CONTRACTS HELD BY TAX FAVORED PLANS

The following discussion covers annuity contracts held under tax-favored retirement plans.


   Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a), 408(b) and 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.


   YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

TYPES OF TAX FAVORED PLANS


   IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" on page 80 contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater), less any applicable federal and state income tax withholding.



   Contributions Limits/Rollovers. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. For 2004 the limit is $3,000; increasing in 2005 to 2007, to $4,000; and for 2008, $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 in years 2004 to 2005 and an additional $1,000 in 2006 and years thereafter. The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these


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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan.



   Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:


- You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

-  Your rights as owner are non-forfeitable;

-  You cannot sell, assign or pledge the contract, other than to Pruco Life;


- The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);



- The date on which annuity payments must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and



- Death and annuity payments must meet "minimum distribution requirements" (described on page 72).


   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:


-  A 10% "early distribution penalty" (described on page 72);


- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or


-  Failure to take a minimum distribution (also generally described on page 72).



   Roth IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:



-  Contributions to a Roth IRA cannot be deducted from your gross income;



- "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements:
   (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or
   (d) for a qualified first time homebuyer distribution within the meaning of
   Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA; and



- If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.



   Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase a contract for a Roth IRA in connection with a "rollover" or "conversion" of amounts of another traditional IRA, conduit IRA, or Roth IRA. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to a Roth IRA. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a


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TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC


         PARTNERS PLUS 3 CONTRACT CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


"rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.


MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION


If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.



   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.



   Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs.


PENALTY FOR EARLY WITHDRAWALS


You may owe a 10% tax penalty on the taxable part of distributions received from an IRA or Roth IRA before you attain age 59 1/2.



   Amounts are not subject to this tax penalty if:



-  the amount is paid on or after you reach age 59 1/2 or die;



-  the amount received is attributable to your becoming disabled; or



- the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.).



   Other exceptions to this tax may apply. You should consult your tax advisor for further details.


WITHHOLDING


Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:



- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and


-  For all other distributions, we will withhold at a 10% rate.

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS


ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with


 72
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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.


   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract" starting on page 59.



   Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" on page 74.



   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.


ADDITIONAL INFORMATION


For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement" on page 80.

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

        9:

OTHER

        INFORMATION
--------------------------------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York.


   Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.



   Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco's Life annual report for the year ended December 31, 2003, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 33-37587. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


THE SEPARATE ACCOUNT


We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.


SALE AND DISTRIBUTION OF THE CONTRACT


Prudential Investment Management Services LLC (PIMS), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts under a "best efforts" underwriting agreement with Pruco Life under which PIMS is reimbursed for its costs and expenses. PIMS is an indirect wholly-owned subsidiary of Prudential Financial, Inc. and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (NASD).



   Compensation is paid to broker/dealer firms whose registered representatives sell the contract according to one or more schedules. The individual registered representatives will receive a portion of the compensation, depending on the practice of the firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of contract value (a "trail commission"). We may also provide compensation for providing ongoing service to you in relation to the contract.



   In addition, in an effort to promote the sale of our products (which may include the placement of Pruco

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/dealer firms or branches of such firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative and/or other services they provide to us or our affiliates. To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms, and the terms of such arrangements may differ between firms. You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to an annuity product, any such compensation will be paid by us or PIMS, and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.



LITIGATION



We are subject to legal and regulatory actions in the ordinary course of our business, including class actions. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life and that are typical of the businesses in which Pruco Life operates. Class action and individual lawsuits involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. We are also subject to litigation arising out of our general business activities, such as our investments and third party contracts. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.



   Pruco Life's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on Pruco Life's financial position.



   In January 2004, the NASD fined Prudential Equity Group, Inc. (formerly known as Prudential Securities Incorporated) and PIMS $2 million, and ordered the firms to pay customers $9.5 million for sales of fixed and variable annuities that violated a New York State Insurance Department regulation concerning replacement sales and NASD rules. We brought this matter to the New York Insurance Department and the NASD's attention in response to an internal investigation, and in consultation with both New York and the NASD, we have initiated a remediation program for all affected customers which has already provided $8 million in remediation.


ASSIGNMENT


You can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the contract value on the date the assignment occurs. For details, see "What is the Death Benefit," on page 51. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.


   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

        9:

OTHER INFORMATION CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

FINANCIAL STATEMENTS


The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Plus 3 contract, are included in the Statement of Additional Information.


STATEMENT OF ADDITIONAL INFORMATION

Contents:

-  Company

-  Experts

-  Principal Underwriter

-  Allocation of Initial Purchase Payment

-  Determination of Accumulation Unit Values


-  Federal Tax Status


-  State Specific Variations

-  Directors and Officers

-  Financial Statements

HOUSEHOLDING


To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

MARKET-VALUE
        ADJUSTMENT FORMULA
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA

GENERAL FORMULA

The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
MVA). The MVA itself is calculated as follows:
                              1 + I
                  MVA = [(-------------) to the N/12 power] -1
                          1 + J + .0025

where:  I   =    the guaranteed credited interest rate
                 (annual effective) for the given
                 contract at the time of withdrawal or
                 annuitization or settlement.
        J   =    the current credited interest rate
                 offered on new money at the time of
                 withdrawal or annuitization or
                 settlement for a guarantee period of
                 equal length to the number of whole
                 years remaining in the Contract's
                 current guarantee period plus one
                 year.
        N   =    equals the remaining number of months
                 in the contract's current guarantee
                 period (rounded up) at the time of
                 withdrawal or annuitization or
                 settlement.

PENNSYLVANIA FORMULA

We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

            m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

INDIANA FORMULA

We use the following MVA formula for contracts issued in Indiana:
                              1 + I
                   MVA = [(-----------) to the N/12 power] -1
                               1 + J

The variables I, J and N retain the same definitions as the general formula.

MARKET VALUE ADJUSTMENT EXAMPLE

(ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

    The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)]to the (38/12) power -1 = 0.02274

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.02274 = $253.03

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $253.03 = $11,380.14

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

   The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the (38/12) power -1 = -0.03644

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.03644) = -$405.47

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$405.47) = $10,721.64

MARKET VALUE ADJUSTMENT EXAMPLE

(PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.05] + [((365-61)/365) X 0.04] =
         0.0417

   The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power -1 = 0.04902

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.04902 = $545.45

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $545.45 = $11,672.56

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.08] + [((365 - 61)/365) X 0.07] =
         0.0717

   The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power -1 = -0.04098

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.04098) = -$455.99

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                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$455.99) = $10,671.12

MARKET VALUE ADJUSTMENT EXAMPLE

(INDIANA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power -1 = 0.03047

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 x 0.03047 = $339.04

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $339.04 = $11,466.15

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

    The MVA factor calculation would be: [(1.06)/(1.07)] to the (38/12) power -1 = -0.02930

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.02930) = -$326.02

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$326.02) = $10,801.09

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

IRA DISCLOSURE STATEMENT
--------------------------------------------------------------------------------


This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.


FREE LOOK PERIOD


The annuity contract offered by this prospectus gives you the opportunity to return the contract for a refund (less any applicable federal and state income tax withholding) within 10 days after it is delivered, or applicable state required period, if longer. The amount of the refund is dictated by state law. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.


ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS


Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA contributions must be made by no later than the due date for filing your income tax return for that year. For a single taxpayer, the applicable dollar limitation is $45,000 in 2004, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $45,000 -- $55,000. For married couples filing jointly, the applicable dollar limitation is $65,000, with the amount of IRA contribution which may be deducted reduced proportionately between $65,000-$75,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $55,000 for individuals and $75,000 for married couples filing jointly. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.


   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) the maximum amount allowed by law, including catch-up contributions if applicable or (2) 100% of taxable alimony.


   If you should contribute more than the maximum contribution amount to your IRA, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.



   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See "Premature Distributions" on page 81).


IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to the maximum amount allowed by law, including catch-up contributions if applicable, may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) twice the maximum amount allowed by law, including catch-up contributions if applicable; or (iii) 100% of your combined gross income.


   Contributions in excess of the contribution limits may be subject to penalty. See "Contributions And Deductions" on page 80. If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.


   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION


Once every year, you are permitted to withdraw any portion of the value of your IRA and reinvest it in another IRA. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.



   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. You may later roll over such a contribution to another qualified retirement plan. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.) Funds can also be rolled over from an IRA or Simplified Employee Pension IRA to an IRA or to another qualified retirement plan or 457 government plan.



DISTRIBUTIONS


(a) PREMATURE DISTRIBUTIONS


At no time can your interest in your IRA be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA to anyone. Use of an IRA as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA without penalty to your former spouse in accordance with the terms of a divorce decree.)



   You may surrender any portion of the value of your IRA. In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.


   The 10% tax penalty does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.

(b) DISTRIBUTION AFTER AGE 59 1/2


Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. You may elect to receive the distribution under

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the periodic payment options or in one sum will be treated as ordinary income as you receive them to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.



(c) INADEQUATE DISTRIBUTIONS--50% TAX



Your IRA is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age
70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary). The calculation method is defined under IRS regulations. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.


(d) DEATH BENEFITS


If you (or your surviving spouse) die before receiving the entire value of your IRA, the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum by December 31st of the fifth year after your (or your surviving spouse's) death, or applied to purchase an immediate annuity for the beneficiary, or as a program of minimum distributions. This annuity or minimum distribution program must be payable over the life expectancy of the beneficiary beginning by December 31st of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun, and no designated beneficiary is identified by December 31st of the year following the year of death, the entire amount must be distributed based on the life expectancy of the owner using the owner's age prior to death. A distribution of the balance of your IRA upon your death will not be considered a gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.


ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a Roth IRA. The maximum amount of contributions allowable for any taxable year to all IRAs maintained by an individual is generally the lesser of the maximum amount allowed by law and 100% of compensation for that year (the maximum amount allowed by law is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a traditional IRA. Contributions to a Roth IRA are not deductible.

   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a traditional IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.

   UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A TRADITIONAL IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.

   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA.

   Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed under the same rules applied to traditional IRAs where death occurs before the required beginning date.

REPORTING TO THE IRS


Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate. If you were at least 70 1/2 at the end of the prior year, we will indicate to you and to the IRS, on Form 5498, that your account is subject to minimum required distributions.

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

         APPENDIX A

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------


As we have indicated throughout this prospectus, the Strategic Partners Plus 3 Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges during the period January 6, 2003 to December 31, 2003. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge, by calling (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19101.

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------



ACCUMULATION UNIT VALUES: (BASE DEATH BENEFIT 1.40)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01724                  $ 1.24006                     14,202

PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01834                  $ 1.25778                     34,149

PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00588                  $ 1.28481                          0

PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $0.99997                  $ 0.99449                          0

PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02199                  $ 1.22414                          0

PRUDENTIAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02526                  $ 1.22392                          0

SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01313                  $ 1.27916                    173,799

SP AIM AGGRESSIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01134                  $ 1.22149                     37,878

SP AIM CORE EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01232                  $ 1.19626                          0

SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01908                  $ 1.17938                     35,521

SP BALANCED ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00979                  $ 1.19393                     42,219

SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00745                  $ 1.13654                          0

SP DAVIS VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00887                  $ 1.24835                    139,416

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01281                  $ 1.23393                     60,946

SP GOLDMAN SACHS SMALL CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01511                  $ 1.29026                     61,963

SP GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01135                  $ 1.23975                    587,421

SP LARGE CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02725                  $ 1.21457                          0





* COMMENCEMENT OF BUSINESS                                                             THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
(BASE DEATH BENEFIT 1.40)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02112                  $ 1.20717                      6,786

SP MID CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00463                  $ 1.33928                     20,736

SP PIMCO HIGH YIELD PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00530                  $ 1.19841                     57,933

SP PIMCO TOTAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00076                  $ 1.04684                     40,502

SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01864                  $ 1.36653                      8,122

SP STATE STREET RESEARCH SMALL CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01406                  $ 1.30191                          0

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01518                  $ 1.19388                     83,241

SP TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.03407                  $ 1.34037                          0

SP WILLIAM BLAIR INTERNATIONAL GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01151                  $ 1.35112                     12,286

EVERGREEN VA BLUE CHIP FUND**
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/4/2003                      $1.01837                  $ 1.14078                          0

EVERGREEN VA CAPITAL GROWTH FUND***
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/4/2003                      $1.02779                  $ 1.09104                          0

EVERGREEN VA FOUNDATION FUND
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00931                  $ 1.12625                          0

EVERGREEN VA FUND
------------------------------------------------------------------------------------------------------------------------------
         12/5/2003* to 12/31/2003                    $9.92203                  $10.34285                          0

EVERGREEN VA GLOBAL LEADERS FUND****
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/4/2003                      $1.00985                  $ 1.13581                          0

EVERGREEN VA GROWTH AND INCOME FUND
------------------------------------------------------------------------------------------------------------------------------
         12/5/2003* to 12/31/2003                    $9.91859                  $10.39784                          0





  * COMMENCEMENT OF BUSINESS                                                           THIS CHART CONTINUES ON THE NEXT PAGE
 ** EFFECTIVE DECEMBER 5, 2003, THE EVERGREEN VA BLUE CHIP FUND AND THE EVERGREEN VA MASTERS FUND WERE EACH MERGED INTO THE
    EVERGREEN VA FUND.

 *** EFFECTIVE DECEMBER 5, 2003, THE EVERGREEN VA CAPITAL GROWTH FUND WAS MERGED INTO THE EVERGREEN VA GROWTH AND INCOME FUND.

**** EFFECTIVE DECEMBER 5, 2003, THE EVERGREEN VA GLOBAL LEADERS FUND WAS MERGED INTO THE EVERGREEN VA INTERNATIONAL EQUITY
     FUND.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
(BASE DEATH BENEFIT 1.40)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
EVERGREEN VA GROWTH FUND
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01232                  $ 1.35076                      1,339

EVERGREEN VA INTERNATIONAL EQUITY FUND
------------------------------------------------------------------------------------------------------------------------------
         12/5/2003* to 12/31/2003                    $9.98995                  $10.44289                      1,603

EVERGREEN VA MASTERS FUND**
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/4/2003                      $1.01698                  $ 1.24212                          0

EVERGREEN VA OMEGA FUND
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00975                  $ 1.33662                     30,970

EVERGREEN VA SPECIAL VALUES FUND
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01278                  $ 1.25261                      8,951

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02245                  $ 1.24622                          0







  * COMMENCEMENT OF BUSINESS
 ** EFFECTIVE DECEMBER 5, 2003, THE EVERGREEN VA BLUE CHIP FUND AND THE EVERGREEN VA MASTERS FUND WERE EACH MERGED INTO THE
    EVERGREEN VA FUND.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
ACCUMULATION UNIT VALUES:
(GREATER OF ROLL-UP AND STEP-UP GMDB AND CONTRACT WITH CREDIT 1.85)
------------------------------------------------------------------------------------------------------------------------------
JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01721                  $ 1.23477                     532,897
PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01830                  $ 1.25211                      94,856
PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00585                  $ 1.27928                     474,299
PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $0.99993                  $ 0.99008                     970,655
PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02196                  $ 1.21877                     284,569
PRUDENTIAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02522                  $ 1.21867                     208,185
SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01309                  $ 1.27356                   1,215,654
SP AIM AGGRESSIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01130                  $ 1.21618                     151,052
SP AIM CORE EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01228                  $ 1.19096                     304,703
SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01904                  $ 1.17423                     650,570
SP BALANCED ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00975                  $ 1.18869                   8,880,292
SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00741                  $ 1.13146                   5,442,444
SP DAVIS VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00884                  $ 1.24312                   3,823,070
SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01277                  $ 1.22851                     460,907
SP GOLDMAN SACHS SMALL CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01508                  $ 1.28460                     639,413
SP GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01131                  $ 1.23434                   6,833,723
SP LARGE CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02721                  $ 1.20922                     308,543

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
(GREATER OF ROLL-UP AND STEP-UP GMDB AND CONTRACT WITH CREDIT 1.85)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02108                  $ 1.20192                     412,528

SP MID CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00459                  $ 1.33337                     601,516

SP PIMCO HIGH YIELD PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00526                  $ 1.19293                   1,208,281

SP PIMCO TOTAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00073                  $ 1.04222                   2,602,548

SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01860                  $ 1.36051                     239,886

SP STATE STREET RESEARCH SMALL CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01402                  $ 1.29612                     223,415

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01515                  $ 1.18852                      19,181

SP TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.03404                  $ 1.33452                      48,598

SP WILLIAM BLAIR INTERNATIONAL GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01148                  $ 1.34511                     486,216

EVERGREEN VA BLUE CHIP FUND**
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/4/2003                      $1.01834                  $ 1.13611                           0

EVERGREEN VA CAPITAL GROWTH FUND***
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/4/2003                      $1.02775                  $ 1.08671                           0

EVERGREEN VA FOUNDATION FUND
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00928                  $ 1.12127                     485,711

EVERGREEN VA FUND
------------------------------------------------------------------------------------------------------------------------------
         12/5/2003* to 12/31/2003                    $9.92191                  $10.33946                      30,021

EVERGREEN VA GLOBAL LEADERS FUND****
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/4/2003                      $1.00981                  $ 1.13116                           0

EVERGREEN VA GROWTH AND INCOME FUND
------------------------------------------------------------------------------------------------------------------------------
         12/5/2003* to 12/31/2003                    $9.91847                  $10.39444                       9,761





  * COMMENCEMENT OF BUSINESS
 ** EFFECTIVE DECEMBER 5, 2003, THE EVERGREEN VA BLUE CHIP FUND AND THE EVERGREEN VA MASTERS FUND WERE EACH MERGED INTO THE
    EVERGREEN VA FUND.
 *** EFFECTIVE DECEMBER 5, 2003, THE EVERGREEN VA CAPITAL GROWTH FUND WAS MERGED INTO THE EVERGREEN VA GROWTH AND INCOME FUND.
**** EFFECTIVE DECEMBER 5, 2003, THE EVERGREEN VA GLOBAL LEADERS FUND WAS MERGED INTO THE EVERGREEN VA INTERNATIONAL EQUITY
     FUND.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
(GREATER OF ROLL-UP AND STEP-UP GMDB AND CONTRACT WITH CREDIT 1.85)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
EVERGREEN VA GROWTH FUND
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01228                  $ 1.34494                     270,183

EVERGREEN VA INTERNATIONAL EQUITY FUND
------------------------------------------------------------------------------------------------------------------------------
         12/5/2003* to 12/31/2003                    $9.98983                  $10.43946                      11,898

EVERGREEN VA MASTERS FUND**
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/4/2003                      $1.01694                  $ 1.23705                           0

EVERGREEN VA OMEGA FUND
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.00971                  $ 1.33072                     718,960

EVERGREEN VA SPECIAL VALUES FUND
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.01274                  $ 1.24731                     535,501

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------
         1/6/2003* to 12/31/2003                     $1.02241                  $ 1.24068                     223,309



  * COMMENCEMENT OF BUSINESS



 ** EFFECTIVE DECEMBER 5, 2003, THE EVERGREEN VA BLUE CHIP FUND AND THE
    EVERGREEN VA MASTERS FUND WERE EACH MERGED INTO THE EVERGREEN VA FUND.

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

         APPENDIX B

HYPOTHETICAL ILLUSTRATIONS
--------------------------------------------------------------------------------

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

      We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.


      To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table), the arithmetic average fund fees were equal to 1.09% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.



      The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -2.78%, 3.05% and 6.94%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.


      An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.

      A '0' in these columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

      The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

      Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9


STRATEGIC PARTNERS PLUS 3

$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS

MALE, ISSUE AGE 60
BENEFITS:

    GREATER OF ROLL-UP AND STEP-UP GUARANTEED MINIMUM DEATH BENEFIT

    EARNINGS APPRECIATOR BENEFIT
    GUARANTEED MINIMUM INCOME BENEFIT
    INCOME APPRECIATOR BENEFIT

    CONTRACT WITHOUT CREDIT

10% ASSUMED RATE OF RETURN
--------------------------------------------------------------------------------

            PROJECTED VALUE                         DEATH BENEFIT(S)                       LIVING BENEFIT(S)
---------------------------------------   -------------------------------------   ------------------------------------
                                                                EAB                         IAB                GMIB
                                                    ---------------------------   ------------------------   ---------

                                           DEATH     EARNINGS      TOTAL DEATH                   AMOUNT        GMIB
       ANNUITANT   CONTRACT   SURRENDER   BENEFIT   APPRECIATOR   BENEFIT VALUE               AVAILABLE TO   PROTECTED
YEAR      AGE       VALUE       VALUE      VALUE      BENEFIT        AND EAB      IAB VALUE    ANNUITIZE       VALUE
----------------------------------------------------------------------------------------------------------------------
1         61       105,842     100,442    105,842       2,337        108,178           N/A          N/A       105,000
2         62       112,029     107,529    112,029       4,812        116,840           N/A          N/A       110,250
3         63       118,582     114,982    118,582       7,433        126,015           N/A          N/A       115,763
4         64       125,524     122,824    125,524      10,210        135,733           N/A          N/A       121,551
5         65       132,877     131,077    132,877      13,151        146,028           N/A          N/A       127,628
6         66       140,666     139,766    140,666      16,266        156,932           N/A          N/A       134,010
7         67       148,917     148,917    148,917      19,567        168,484         7,338      156,255       140,710
8         68       157,658     157,658    157,658      23,063        180,722         8,649      166,307       147,746
9         69       166,919     166,919    166,919      26,768        193,687        13,384      180,303       155,133
10        70       176,730     176,730    176,730      30,692        207,422        15,346      192,076       162,889
15        75       235,296     235,296    235,296      54,118        289,414        33,824      269,120       200,000
20        80       314,497     314,497    314,497      85,799        400,295        53,624      368,121       200,000
25        85       422,268     422,268    422,268     120,000        542,268        80,567      502,835       200,000
30        90       568,915     568,915    568,915     120,000        688,915       117,229      686,144       200,000
35        95       768,463     768,463    768,463     120,000        888,463       167,116      935,578       200,000
----------------------------------------------------------------------------------------------------------------------

               LIVING BENEFIT(S)
----  ------------------------------------
                      GMIB
      ------------------------------------
           GMIB         PROJECTED CONTRACT
        GUARANTEED        ANNUAL ANNUITY
       ANNUAL PAYOUT    PAYOUT FOR SINGLE
      FOR SINGLE LIFE      LIFE ANNUITY
       WITH 10 YEAR        WITH 10 YEAR
YEAR  PERIOD CERTAIN      PERIOD CERTAIN
----  ------------------------------------
1             N/A                N/A
2             N/A                N/A
3             N/A                N/A
4             N/A                N/A
5             N/A                N/A
6             N/A                N/A
7           7,704              9,547
8           8,358             10,413
9           9,070             11,359
10         10,607             12,646
15         15,937             20,190
20         19,313             30,646
25         24,359             47,105
30         30,105             69,306
35         37,787            100,835
-------------------------------------------------------------



6% ASSUMED RATE OF RETURN

--------------------------------------------------------------------------------

            PROJECTED VALUE                         DEATH BENEFIT(S)                       LIVING BENEFIT(S)
---------------------------------------   -------------------------------------   ------------------------------------
                                                                EAB                         IAB                GMIB
                                                    ---------------------------   ------------------------   ---------

                                           DEATH     EARNINGS      TOTAL DEATH                   AMOUNT        GMIB
       ANNUITANT   CONTRACT   SURRENDER   BENEFIT   APPRECIATOR   BENEFIT VALUE               AVAILABLE TO   PROTECTED
YEAR      AGE       VALUE       VALUE      VALUE      BENEFIT        AND EAB      IAB VALUE    ANNUITIZE       VALUE
----------------------------------------------------------------------------------------------------------------------
1         61       101,974      96,574    105,000         790        105,790           N/A          N/A       105,000
2         62       103,972      99,472    110,250       1,589        111,839           N/A          N/A       110,250
3         63       105,992     102,392    115,763       2,397        118,159           N/A          N/A       115,763
4         64       108,035     105,335    121,551       3,214        124,765           N/A          N/A       121,551
5         65       110,098     108,298    127,628       4,039        131,667           N/A          N/A       127,628
6         66       112,182     111,282    134,010       4,873        138,882           N/A          N/A       134,010
7         67       114,285     114,285    140,710       5,714        146,424         2,143      116,428       140,710
8         68       116,406     116,406    147,746       6,562        154,308         2,461      118,867       147,746
9         69       118,543     118,543    155,133       7,417        162,550         3,709      122,252       155,133
10        70       120,696     120,696    162,889       8,278        171,168         4,139      124,835       162,889
15        75       131,651     131,651    207,893      12,660        220,553         7,913      139,564       200,000
20        80       143,600     143,600    265,330      17,440        282,770        10,900      154,500       200,000
25        85       157,110     157,110    265,330      22,844        288,174        14,277      171,387       200,000
30        90       172,385     172,385    265,330      28,954        294,284        18,096      190,481       200,000
35        95       189,656     189,656    265,330      35,863        301,192        22,414      212,070       200,000
----------------------------------------------------------------------------------------------------------------------

               LIVING BENEFIT(S)
----  ------------------------------------
                      GMIB
      ------------------------------------
           GMIB         PROJECTED CONTRACT
        GUARANTEED        ANNUAL ANNUITY
       ANNUAL PAYOUT    PAYOUT FOR SINGLE
      FOR SINGLE LIFE      LIFE ANNUITY
       WITH 10 YEAR        WITH 10 YEAR
YEAR  PERIOD CERTAIN      PERIOD CERTAIN
----  ------------------------------------
1             N/A                N/A
2             N/A                N/A
3             N/A                N/A
4             N/A                N/A
5             N/A                N/A
6             N/A                N/A
7           7,434              7,114
8           8,027              7,442
9           8,671              7,788
10          9,940              8,219
15         14,171             10,470
20         16,060             12,862
25         18,604             16,055
30         20,697             19,240
35         22,893             22,856
---------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS PLUS 3 PROSPECTUS  SECTIONS 1-9

0% ASSUMED RATE OF RETURN
--------------------------------------------------------------------------------

            PROJECTED VALUE                         DEATH BENEFIT(S)                       LIVING BENEFIT(S)
---------------------------------------   -------------------------------------   ------------------------------------
                                                                EAB                         IAB                GMIB
                                                    ---------------------------   ------------------------   ---------

                                           DEATH     EARNINGS      TOTAL DEATH                   AMOUNT        GMIB
       ANNUITANT   CONTRACT   SURRENDER   BENEFIT   APPRECIATOR   BENEFIT VALUE               AVAILABLE TO   PROTECTED
YEAR      AGE       VALUE       VALUE      VALUE      BENEFIT        AND EAB      IAB VALUE    ANNUITIZE       VALUE
----------------------------------------------------------------------------------------------------------------------
1         61        96,173     90,773     105,000        0           105,000         N/A            N/A       105,000
2         62        92,447     87,947     110,250        0           110,250         N/A            N/A       110,250
3         63        88,818     85,218     115,763        0           115,763         N/A            N/A       115,763
4         64        85,281     82,581     121,551        0           121,551         N/A            N/A       121,551
5         65        81,832     80,032     127,628        0           127,628         N/A            N/A       127,628
6         66        78,465     77,565     134,010        0           134,010         N/A            N/A       134,010
7         67        75,178     75,178     140,710        0           140,710           0         75,178       140,710
8         68        71,930     71,930     147,746        0           147,746           0         71,930       147,746
9         69        68,754     68,754     155,133        0           155,133           0         68,754       155,133
10        70        65,645     65,645     162,889        0           162,889           0         65,645       162,889
15        75        50,988     50,988     207,893        0           207,893           0         50,988       200,000
20        80        38,237     38,237     265,330        0           265,330           0         38,237       200,000
25        85        27,464     27,464     265,330        0           265,330           0         27,464       200,000
30        90        18,361     18,361     265,330        0           265,330           0         18,361       200,000
35        95        10,670     10,670     265,330        0           265,330           0         10,670       200,000
----------------------------------------------------------------------------------------------------------------------

               LIVING BENEFIT(S)
----  ------------------------------------
                      GMIB
      ------------------------------------
           GMIB         PROJECTED CONTRACT
        GUARANTEED        ANNUAL ANNUITY
       ANNUAL PAYOUT    PAYOUT FOR SINGLE
      FOR SINGLE LIFE      LIFE ANNUITY
       WITH 10 YEAR        WITH 10 YEAR
YEAR  PERIOD CERTAIN      PERIOD CERTAIN
----  ------------------------------------
1             N/A               N/A
2             N/A               N/A
3             N/A               N/A
4             N/A               N/A
5             N/A               N/A
6             N/A               N/A
7           7,323             4,593
8           7,896             4,504
9           8,518             4,413
10          9,694             4,322
15         13,632             3,825
20         15,230             3,183
25         17,364             2,573
30         18,980             1,855
35         20,586             1,150
-------------------------------------------------------------



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


                            EXPLANATION OF HEADINGS

CONTRACT VALUE -- The projected total value of the annuity at the beginning of the period indicated, after all fees other than withdrawal charges have been deducted.

SURRENDER VALUE -- The projected cash value of the annuity after any applicable fees and withdrawal charges payable on surrender.


DEATH BENEFIT VALUE -- Greater of the contract value or purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 5 years from issue (for age 80-85 at issue, 3% annual roll-up for 5 years) or the highest contract value (the "step-up") on any contract anniversary up to the later of age 80 or the fifth contract anniversary adjusted for withdrawals (age 80-84 at issue will have only one step-up on the third contract anniversary) is payable to the beneficiary(s) on death of owner and/or joint owner. See the prospectus for more complete information.



EARNINGS APPRECIATOR BENEFIT (EAB) -- A supplemental death benefit based on 40% of earnings if issue age is 0-70; 25% for age 71-75; 15% for age 76-79, subject to a cap equal to 300% of purchase payments multiplied by the applicable benefit percentage. See prospectus for more complete information.


IAB VALUE -- Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.

AMOUNT AVAILABLE TO ANNUITIZE -- The contract value plus the IAB value. See prospectus for more complete information.


GMIB PROTECTED VALUE -- Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.


GMIB GUARANTEED ANNUAL PAYOUT FOR SINGLE LIFE WITH 10-YEAR PERIOD CERTAIN -- The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See the prospectus for more detail.


PROJECTED CONTRACT ANNUAL ANNUITY PAYOUT FOR SINGLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN -- The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates"). See prospectus for more complete information.


If the GMIB benefit is elected, the greater of the following would be paid at annuitization:

    (1) The GMIB Guaranteed Payout, or

    (2) The annuity payout available under the contract that is calculated based on the actual contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.

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

PART III PROSPECTUSES
--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS

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

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


P2360

STRATEGIC PARTNERS(SM)
FLEXELITE
VARIABLE ANNUITY
--------------------------------------------------------------------------------

PROSPECTUS: MAY 1, 2004



THIS PROSPECTUS DESCRIBES AN INDIVIDUAL VARIABLE ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY-OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.


THE FUNDS
------------------------------------------------------------


Strategic Partners FlexElite offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds managed by these leading asset managers.


PRUDENTIAL INVESTMENTS LLC
JENNISON ASSOCIATES LLC
A I M CAPITAL MANAGEMENT, INC.
ALLIANCE CAPITAL MANAGEMENT, L.P.
CALAMOS ASSET MANAGEMENT, INC.
DAVIS ADVISORS
DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED

THE DREYFUS CORPORATION

GE ASSET MANAGEMENT, INCORPORATED

GOLDMAN SACHS ASSET MANAGEMENT, L.P.


HOTCHKIS AND WILEY CAPITAL MANAGEMENT LLC


JANUS CAPITAL MANAGEMENT LLC


J.P. MORGAN INVESTMENT MANAGEMENT INC.

MASSACHUSETTS FINANCIAL SERVICES COMPANY (MFS)
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (PIMCO)
SALOMON BROTHERS ASSET MANAGEMENT INC.

STATE STREET RESEARCH AND MANAGEMENT COMPANY


WILLIAM BLAIR & COMPANY, LLC


PLEASE READ THIS PROSPECTUS
------------------------------------------------------------


Please read this prospectus before purchasing a Strategic Partners FlexElite variable annuity contract and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears on page 13 of this prospectus.


TO LEARN MORE ABOUT STRATEGIC PARTNERS FLEXELITE
------------------------------------------------------------


To learn more about the Strategic Partners FlexElite variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2004. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 942-8090. The SEC also maintains a Web site (http://www.sec.gov) that contains the Strategic Partners FlexElite SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on page 74 of this prospectus.


FOR A FREE COPY OF THE SAI CALL US AT:
------------------------------------------------------------

[ARROW GRAPHIC]  (888) PRU-2888 or write to us at:

[ARROW GRAPHIC]   Prudential Annuity Service Center
                  P.O. Box 7960
                  Philadelphia, PA 19101

YOU MAY ELECT BEFORE YOUR 3RD AND 6TH CONTRACT ANNIVERSARIES TO HAVE A CREDIT ADDED TO YOUR CONTRACT VALUE. IF YOU MAKE A CREDIT ELECTION, YOUR CHARGES MAY BE HIGHER THAN IF YOU HAD NOT MADE THE ELECTION AND THEY COULD EXCEED YOUR CREDIT AMOUNT IF YOU MAKE A WITHDRAWAL WITHIN 3 YEARS OF YOUR ELECTION.

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS FLEXELITE IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

STRATEGIC PARTNERS(SM) IS A SERVICE MARK OF THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA                                                                 ORD01091

CONTENTS
--------------------------------------------------------------------------------


                                       PART I: STRATEGIC PARTNERS FLEXELITE PROSPECTUS
                                       -----------------------------------------------------------------

                                       SUMMARY
                                       -----------------------------------------------------------------
                                                Glossary................................................      6
                                                Summary.................................................     10
                                                Risk Factors............................................     13
                                                Summary Of Contract Expenses............................     15
                                                Expense Examples........................................     19

                                       PART II: STRATEGIC PARTNERS FLEXELITE PROSPECTUS
                                       -----------------------------------------------------------------

                                       SECTIONS 1-9
                                       -----------------------------------------------------------------

                                           Section 1: What Is The Strategic Partners FlexElite Variable
                                             Annuity?...................................................     24
                                                Short Term Cancellation Right Or "Free Look"............     24

                                           Section 2: What Investment Options Can I Choose?.............     25
                                                Variable Investment Options.............................     25
                                                Fixed Interest Rate Options.............................     33
                                                Market Value Adjustment Option..........................     34
                                                Transfers Among Options.................................     35
                                                Additional Transfer Restrictions........................     36
                                                Dollar Cost Averaging...................................     38
                                                Asset Allocation Program................................     38
                                                Auto-Rebalancing........................................     38
                                                Voting Rights...........................................     39
                                                Substitution............................................     39

                                           Section 3: What Kind Of Payments Will I Receive During The
                                             Income Phase? (Annuitization)..............................     40
                                                Payment Provisions......................................     40
                                                Payment Provisions Without The Guaranteed Minimum Income
                                                  Benefit...............................................     40
                                                    Option 1: Annuity Payments For A Fixed Period.......     40
                                                    Option 2: Life Income Annuity Option................     40
                                                    Option 3: Interest Payment Option...................     41
                                                    Other Annuity Options...............................     41
                                                Tax Considerations......................................     41
                                                Guaranteed Minimum Income Benefit.......................     41
                                                    GMIB Roll-Up........................................     42
                                                    GMIB Option 1 -- Single Life Payout Option..........     44
                                                    GMIB Option 2 -- Joint Life Payout Option...........     44
                                                Income Appreciator Benefit..............................     45
                                                How We Determine Annuity Payments.......................     46

                                           Section 4: What Is The Death Benefit?........................     49
                                                Beneficiary.............................................     49
                                                Calculation Of The Death Benefit........................     49
                                                Guaranteed Minimum Death Benefit........................     49
                                                    GMDB Roll-Up........................................     49
                                                    GMDB Step-Up........................................     50
                                                Payout Options..........................................     51
                                                Earnings Appreciator Benefit............................     51
                                                Spousal Continuance Benefit.............................     52
                                           Section 5: How Can I Purchase A Strategic Partners FlexElite
                                             Contract? .................................................     55
                                                Purchase Payments.......................................     55
                                                Allocation Of Purchase Payments.........................     55
                                                Credit Election.........................................     55
                                                Calculating Contract Value..............................     56


--------------------------------------------------------------------------------
 2

--------------------------------------------------------------------------------


                                           Section 6: What Are The Expenses Associated With The
                                             Strategic Partners FlexElite Contract?.....................     57
                                                Insurance And Administrative Charge.....................     57
                                                Withdrawal Charge.......................................     58
                                                Waiver Of Withdrawal Charge For Critical Care...........     58
                                                Minimum Distribution Requirements.......................     59
                                                Contract Maintenance Charge.............................     59
                                                Guaranteed Minimum Income Benefit Charge................     59
                                                Income Appreciator Benefit Charge.......................     59
                                                Earnings Appreciator Benefit Charge.....................     60
                                                Taxes Attributable To Premium...........................     61
                                                Transfer Fee............................................     61
                                                Company Taxes...........................................     61
                                                Underlying Mutual Fund Fees.............................     61
                                           Section 7: How Can I Access My Money?........................     62
                                                Withdrawals During The Accumulation Phase...............     62
                                                Automated Withdrawals...................................     62
                                                Income Appreciator Benefit Options During The
                                                  Accumulation Phase....................................     62
                                                Suspension of Payments Or Transfers.....................     64
                                           Section 8: What Are The Tax Considerations Associated With
                                             The Strategic Partners FlexElite Contract?.................     65
                                                Contracts Owned By Individuals (Not Associated With
                                                  Tax-Favored Retirement Plans).........................     65
                                                Contracts Held By Tax Favored Plans.....................     68
                                           Section 9: Other Information.................................     72
                                                Pruco Life Insurance Company............................     72
                                                The Separate Account....................................     72
                                                Sale And Distribution Of The Contract...................     72
                                                Litigation..............................................     73
                                                Assignment..............................................     73
                                                Financial Statements....................................     73
                                                Statement Of Additional Information.....................     74
                                                Householding............................................     74
                                                Market-Value Adjustment Formula.........................     75
                                                IRA Disclosure Statement................................     78
                                           Appendix A...................................................     82
                                                Accumulation Unit Values................................     82
                                           Appendix B...................................................     88
                                                Hypothetical Illustrations..............................     88

                                       PART III: PROSPECTUSES
                                       -----------------------------------------------------------------

                                       VARIABLE INVESTMENT OPTIONS
                                       -----------------------------------------------------------------

                                        THE PRUDENTIAL SERIES FUND, INC.

                                        JANUS ASPEN SERIES



--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
 4

PART I SUMMARY
--------------------------------------------------------------------------------
STRATEGIC PARTNERS FLEXELITE PROSPECTUS

--------------------------------------------------------------------------------

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY
GLOSSARY
--------------------------------------------------------------------------------
WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THESE WORDS OR TERMS.

ACCUMULATION PHASE


The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.


ADJUSTED CONTRACT VALUE

When you begin receiving income payments, the value of your contract adjusted for any market value adjustment minus any charge we impose for premium taxes, withdrawal charge and credit election withdrawal charge.


ADJUSTED PURCHASE PAYMENT



Your invested purchase payment is adjusted for any subsequent withdrawals. The adjusted purchase payment is used only for calculations of the Earnings Appreciator Benefit.


ANNUITANT


The person whose life determines the amount of income payments that we will pay. If the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.


ANNUITY DATE


The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.


BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.


BUSINESS DAY



A day on which both the New York Stock Exchange and Pruco Life are open for business. Our business day generally ends at 4:00 p.m. Eastern time.


CO-ANNUITANT


The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirement for changing the annuity date are met. No co-annuitant may be designated if the owner is a non-natural person.


CONTRACT DATE


The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.


CONTRACT OWNER, OWNER OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT VALUE

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your contract value will go up or down based on the performance of the investment options you choose.

CREDIT

The amount we add to your contract value if you make a credit election.

CREDIT ELECTION

Your election to have a credit added to your contract value. At least 30 calendar days prior to your 3rd and 6th contract anniversaries, we will notify you of your option to make a credit election. We will give you notice only if the credit election is available under your contract and you have not previously declined to receive a credit. We must receive the credit election in good order no later than the applicable contract anniversary.

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 6
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PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

DEATH BENEFIT


If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested purchase payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit is available for an additional charge. See "What Is The Death Benefit?" on page 49.


DOLLAR COST AVERAGING FIXED RATE OPTION (DCA FIXED RATE OPTION)


An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options or to the one-year fixed interest rate option.



EARNINGS APPRECIATOR BENEFIT (EAB)


An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

FIXED INTEREST RATE OPTIONS


Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option.



GOOD ORDER



An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.



GUARANTEE PERIOD



A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We may offer one or more guarantee periods.



GUARANTEED MINIMUM DEATH BENEFIT (GMDB)



An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value.


GMDB PROTECTED VALUE


The amount guaranteed under the Guaranteed Minimum Death Benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested purchase payments and reduce proportionally by withdrawals.


GMDB ROLL-UP


We use the GMDB roll-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate starting on the date that each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.


GMDB STEP-UP


We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the contract value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the contract value subsequently declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional purchase payments or withdrawals).



GUARANTEED MINIMUM INCOME BENEFIT (GMIB)



An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.


GMIB PROTECTED VALUE


We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit.



     The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments. Any withdrawals in subsequent contract years will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it


--------------------------------------------------------------------------------
                                                                               7
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PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY
GLOSSARY CONTINUED
--------------------------------------------------------------------------------


used to calculate the cash surrender value or death benefit.



GMIB RESET



You may elect to "step-up" or "reset" your GMIB protected value if your contract value is greater than the current GMIB protected value. Upon exercise of the reset provision, your GMIB protected value will be reset to equal your current contract value. You are limited to two resets over the life of your contract, provided that certain annuitant age requirements are met.


GMIB ROLL-UP


We will use the GMIB roll-up value to compute the GMIB protected value of the Guaranteed Minimum Income Benefit. The GMIB roll-up is equal to the invested purchase payments (after a reset, the contract value at the time of the reset) compounded daily at an effective annual interest rate starting on the date each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.



INCOME APPRECIATOR BENEFIT (IAB)



An optional feature that may be available for an additional charge that may provide a supplemental income benefit based on earnings under the contract.


IAB AUTOMATIC WITHDRAWAL PAYMENT PROGRAM


A series of payments consisting of a portion of your contract value and Income Appreciator Benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.


IAB CREDIT


An amount we add to your contract value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.


INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

INCOME PHASE


The period during which you receive income payments under the contract.


INVESTED PURCHASE PAYMENTS


Your purchase payments (which we define below) less any deduction we make for any tax charge.


JOINT OWNER

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. The joint owner may be the owner's spouse, but need not be.

MARKET VALUE ADJUSTMENT

An adjustment to your contract value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.

MARKET VALUE ADJUSTMENT OPTION


An investment option for contracts sold on or after May 1, 2003, or upon subsequent state approval. This investment option may offer various guarantee periods and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals that you make from this option prior to the end of its guarantee period.


NET PURCHASE PAYMENTS

Your total purchase payments less any withdrawals you have made.

PRUDENTIAL ANNUITY SERVICE CENTER

For general correspondence: P.O. Box 7960, Philadelphia, PA, 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is (888) PRU-2888. Prudential's Web site is www.prudential.com.

PURCHASE PAYMENTS


The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.


SEPARATE ACCOUNT

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

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 8
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PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

STATEMENT OF ADDITIONAL INFORMATION

A document containing certain additional information about the Strategic Partners FlexElite variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

TAX DEFERRAL


This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See "What Are The Tax Considerations Associated With The Strategic Partners FlexElite Contract," on page 65.


VARIABLE INVESTMENT OPTION


When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.


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                                                                               9

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

SUMMARY FOR SECTIONS 1-9

--------------------------------------------------------------------------------

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING
SECTION IN PART II OF THE PROSPECTUS.

SECTION 1
WHAT IS THE STRATEGIC PARTNERS FLEXELITE VARIABLE ANNUITY?


The Strategic Partners FlexElite Variable Annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options, fixed interest rate options and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.



   The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in Prudential Money Market Portfolio variable investment option.



   The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.



   Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to be at least 3%.



   You may make up to 12 free transfers each contract year among the investment options. Certain restrictions apply to transfers involving the fixed interest rate options.


   The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

- During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.


- The income phase starts when you begin receiving regular payments from your contract.



   The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you select.



   The contract offers a choice of income and death benefit options, which may also be available to you.



   There are certain state variations to this contract that are referred to in this prospectus. Please see your contract for further information on these and other variations.



   We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.



   If you change your mind about owning Strategic Partners FlexElite, you may cancel your contract within 10 days after receiving it (or whatever time period is required under applicable law). This time period is referred to as the "Free Look" period.



   Pruco Life offers several different annuities which your representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection and the ability to access your annuity's contract value. The fees and charges under the annuity contract and compensation paid to your representative may also be different between each annuity. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage.


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 10
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PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

SECTION 2
WHAT INVESTMENT OPTIONS CAN I CHOOSE?


You can invest your money in any of the following variable investment options:


The Prudential Series Fund, Inc.


   Jennison Portfolio


   Prudential Equity Portfolio

   Prudential Global Portfolio

   Prudential Money Market Portfolio

   Prudential Stock Index Portfolio


   Prudential Value Portfolio


   SP Aggressive Growth Asset Allocation Portfolio

   SP AIM Aggressive Growth Portfolio

   SP AIM Core Equity Portfolio

   SP Alliance Large Cap Growth Portfolio


   SP Balanced Asset Allocation Portfolio


   SP Conservative Asset Allocation Portfolio

   SP Davis Value Portfolio

   SP Deutsche International Equity Portfolio


   SP Goldman Sachs Small Cap Value Portfolio



      (formerly SP Small/Mid Cap Value Portfolio)


   SP Growth Asset Allocation Portfolio


   SP Large Cap Value Portfolio



   SP MFS Capital Opportunities Portfolio



   SP Mid Cap Growth Portfolio


   SP PIMCO High Yield Portfolio

   SP PIMCO Total Return Portfolio

   SP Prudential U.S. Emerging Growth Portfolio


   SP State Street Research Small Cap Growth Portfolio
      (formerly SP INVESCO Small Company Growth
      Portfolio)


   SP Strategic Partners Focused Growth Portfolio


   SP Technology Portfolio
      (formerly SP Alliance Technology Portfolio)



   SP William Blair International Growth Portfolio
      (formerly SP Jennison International Growth
      Portfolio)


Janus Aspen Series

   Growth Portfolio -- Service Shares


   Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.



   You may also invest your money in fixed interest rate options or in a market value adjustment option.


SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.


   For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB) and the Income Appreciator Benefit. The Guaranteed Minimum Income Benefit provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. The Income Appreciator Benefit provides an additional income amount during the accumulation phase or upon annuitization. See "What Kind Of Payments Will I Receive During The Income Phase" on page 40.


SECTION 4
WHAT IS THE DEATH BENEFIT?


For contracts sold on or after May 1, 2003, or upon subsequent state approval, in general, if the sole owner or first to die of the owner and joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive at a minimum, the greater of (i) the contract value, (ii) either the base death benefit or, for a higher insurance charge, a potentially larger Guaranteed Minimum Death Benefit (GMDB). The base death benefit equals the total invested purchase payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to a "GMDB protected value" that depends upon which of the following


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                                                                              11
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PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

SUMMARY FOR SECTIONS 1-9 CONTINUED

--------------------------------------------------------------------------------


Guaranteed Minimum Death Benefit options you choose:



- the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value";



- the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value"; or



-  the greater of the GMDB step-up value and GMDB roll-up value.


   FOR ALL OTHER CONTRACTS, THE DEATH BENEFIT DESCRIBED ABOVE WILL BE PAID UPON THE DEATH OF THE SOLE OWNER OR IF SPOUSAL JOINT OWNERS, THE LAST SURVIVING OWNER.


   On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Benefit, if the conditions, that we describe on page 52 are met.



   For an additional fee, you may also choose, if it is available under your contract, the Earnings Appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation period.


SECTION 5
HOW CAN I PURCHASE A STRATEGIC PARTNERS FLEXELITE CONTRACT?


You can purchase this contract, under most circumstances, with a minimum initial purchase payment of $10,000, but not greater than $1,000,000 absent our prior approval. Generally, you can make additional purchase payments of $500 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.



   You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. In addition, certain age limits apply to certain features and benefits described herein.


SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT?


The contract has insurance features and investment features, both of which have related costs and charges.



- Each year (or upon full surrender) we deduct a contract maintenance charge if your contract value is less than $100,000. This charge is currently equal to the lesser of $50 or 2% of your contract value. We do not impose the contract maintenance charge if your contract value is $50,000 or more. We may impose lesser charges in certain states.



- For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit option that you choose. The daily cost is equivalent to an annual charge as follows:



    - 1.65% if you choose the base death benefit,



    - 1.9% if you choose either the roll-up or the step-up Guaranteed Minimum Death Benefit option, or



    - 2% if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option.



      The 1.65%, 1.9%, and 2% charges referenced immediately above apply to any Strategic Partners FlexElite contract sold on or after May 1, 2003, or upon subsequent state approval. Otherwise, those charges are 1.6%, 1.8%, and 1.9%, respectively.



- We will deduct an additional charge if you choose the Guaranteed Minimum Income Benefit. We deduct this annual charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value.



- We will deduct an additional charge if you choose the Income Appreciator Benefit. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The


--------------------------------------------------------------------------------
 12

--------------------------------------------------------------------------------
PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY


   charge for this benefit is based on an annual rate of 0.25% of your contract value.



- We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your contract value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your contract value.



- There are a few states/jurisdictions that assess a premium tax on us when you begin receiving regular income payments from your annuity. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your contract value.



- There are also expenses associated with the mutual funds. For 2003, the fees of these funds ranged on an annual basis from 0.37% to 2.56% of fund assets, which are reduced by expense reimbursements or waivers to 0.37% to 1.30%. These reimbursements or waivers may be terminated at any time.



- If you withdraw money within three years of the contract date or a credit election, you may have to pay a withdrawal charge up to 7% on all or part of the withdrawal.



   For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" on page 15 and "What Are The Expenses Associated With The Strategic Partners FlexElite Contract" on page 57.


SECTION 7
HOW CAN I ACCESS MY MONEY?


You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. If you withdraw money within three years of the contract date or a credit election, we may impose a withdrawal charge.



   Under the market value adjustment option, you will be subject to a market value adjustment if you make a withdrawal prior to the end of a guarantee period.


SECTION 8
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT?


Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawals as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.


SECTION 9
OTHER INFORMATION


This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.


RISK FACTORS

There are various risks associated with an investment in the market value adjustment option annuity that we summarize below.


   ISSUER RISK. The market value adjustment option, fixed interest rate options, and the contract's other insurance features are available under a contract issued by Pruco Life, and thus backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the market value adjustment option and fixed interest rate options and to fulfill its insurance guarantees could be impaired.


   RISKS RELATED TO CHANGING INTEREST RATES. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the market value adjustment option. Nonetheless, the market value adjustment formula (which is

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                                                                              13
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PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

SUMMARY FOR SECTIONS 1-9 CONTINUED

--------------------------------------------------------------------------------


detailed in the appendix to this prospectus) reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.



   RISKS RELATED TO THE WITHDRAWAL CHARGE. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.


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 14

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

SUMMARY OF CONTRACT EXPENSES

--------------------------------------------------------------------------------


THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS YOU WILL PAY FOR STRATEGIC PARTNERS FLEXELITE. THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS.



For more detailed information, including additional information about current and maximum charges, see "What Are The Expenses Associated With The Strategic Partners FlexElite Contract?" on page 57. The individual fund prospectuses contain detailed expense information about the underlying mutual funds.



                      CONTRACT OWNER TRANSACTION EXPENSES


WITHDRAWAL CHARGE(1)
---------------------------------------------------------------------------
FULL CONTRACT YEARS
---------------------------------------------------------------------------
         0                                                             7%
         1                                                             7%
         2                                                             7%
         3                                                             0%

CREDIT ELECTION WITHDRAWAL CHARGE(2)
---------------------------------------------------------------------------
FULL CONTRACT YEARS
---------------------------------------------------------------------------
         3                                                             7%
         4                                                             7%
         5                                                             7%
         6                                                             7%
         7                                                             7%
         8                                                             7%
         9                                                             0%


MAXIMUM TRANSFER FEE
--------------------------------------------------------------------
         Each transfer after 12(3)                           $ 30.00
CHARGE FOR PREMIUM TAX IMPOSED ON US BY CERTAIN STATES/JURISDICTIONS
--------------------------------------------------------------------
                                        Up to 3.5% of contract value



1: Each contract year, you may withdraw a specified amount of your contract value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" on page 58. In certain states reduced withdrawal charges may apply. Your contract contains the applicable charges.


2: We impose these withdrawal charges only if you elect to have the credit added to your contract value prior to your 3rd and 6th contract anniversaries. These charges may be lower in certain states.


3: Currently, we charge $10 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but we have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing or transfers from the market value adjustment option at the end of a guarantee period, and do not count them toward the limit of 12 free transfers per year.

--------------------------------------------------------------------------------

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

SUMMARY OF CONTRACT EXPENSES CONTINUED

--------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.


                            ANNUAL ACCOUNT EXPENSES



MAXIMUM ANNUAL CONTRACT MAINTENANCE CHARGE AND CONTRACT
CHARGE UPON FULL WITHDRAWAL(4)
--------------------------------------------------------------------
                                                             $ 60.00
ANNUAL INSURANCE AND ADMINISTRATIVE EXPENSES(5)
  ------------------------------------------------------------------
         AS A PERCENTAGE OF ACCOUNT VALUE IN VARIABLE
        INVESTMENT OPTIONS:
         Base Death Benefit                                     1.65%
         Guaranteed Minimum Death Benefit-
            Roll-Up or Step-Up                                  1.90%
            Greater of Roll-Up and Step-Up                      2.00%
            Possible Additional Charge if 76 or older           0.10%






ANNUAL GUARANTEED MINIMUM INCOME BENEFIT CHARGE AND CHARGE
------------------------------------------------------------------
  UPON CERTAIN WITHDRAWALS(6) (for contracts sold on or after
   January 20, 2004,  or upon subsequent state approval)
------------------------------------------------------------------
         AS A PERCENTAGE OF AVERAGE GMIB PROTECTED VALUE      0.50%

ANNUAL GUARANTEED MINIMUM INCOME BENEFIT CHARGE AND CHARGE
------------------------------------------------------------------
  UPON CERTAIN WITHDRAWALS(6) (for all other contracts)
------------------------------------------------------------------
         AS A PERCENTAGE OF AVERAGE GMIB PROTECTED VALUE      0.45%

ANNUAL INCOME APPRECIATOR BENEFIT CHARGE AND CHARGE
  UPON CERTAIN WITHDRAWALS/ANNUITIZATIONS(7)
------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE                    0.25%




ANNUAL EARNINGS APPRECIATOR CHARGE AND CHARGE
  UPON CERTAIN TRANSACTIONS(8)
--------------------------------------------------------------------------------------
         AS A PERCENTAGE OF CONTRACT VALUE                                       0.30%
            Possible Additional Charge if 66 or older                            0.10%


4: Currently, we waive this fee if your contract value is greater than or equal to $100,000. If your contract value is less than $100,000, we currently charge the lesser of $50 or 2% of your contract value. This is a single fee that we assess (a) annually or (b) upon a full withdrawal made on a date other than a contract anniversary. As shown in the table, we can increase this fee in the future up to a maximum of $60, but we have no current intention to do so.


5: The 1.65%, 1.90%, and 2.00% charges listed here apply to any Strategic Partners FlexElite contract sold on or after May 1, 2003 or upon subsequent state approval. For all other contracts, these charges are 1.60%, 1.80%, and 1.90%, respectively, and we reserve the right to impose an additional insurance charge of 0.10% annually of average account value for contracts issued to those aged 76 or older, under which the Guaranteed Minimum Death Benefit has been selected.



6: We impose this charge only if you choose the Guaranteed Minimum Income Benefit. This charge is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. Subject to certain age restrictions, the roll-up value is the total of all invested purchase payments (after a reset, the contract value at the time of the reset) compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Withdrawals reduce both the roll-up value and the 200% cap. The reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and 200% cap proportionally to the additional reduction in contract value after the first 5% withdrawal occurs. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining contract value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time.



7: We impose this charge only if you choose the Income Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.25% of your contract value. The Income Appreciator Benefit charge is calculated: on each contract anniversary, on the annuity date, if a death benefit is payable, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last deducted. Although it may be calculated more often, it is deducted only: on each contract

--------------------------------------------------------------------------------
 16

--------------------------------------------------------------------------------
PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY


anniversary, on the annuity date, if a death benefit is payable, upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable charge. With respect to full and partial withdrawals, we prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.



8: We impose this charge only if you choose the Earnings Appreciator Benefit. We deduct this charge annually. We also deduct this charge if you make a full withdrawal or enter the income phase of your contract, or if a death benefit is payable, but prorate the fee to reflect a partial rather than full year. If you make a partial withdrawal, we will deduct the prorated fee if the remaining contract value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not deduct the fee at that time. The fee is also calculated when you make any purchase payment or withdrawal but we do not deduct it until the next deduction date. For contracts sold prior to May 1, 2003, or upon subsequent state approval, we reserve the right to impose an additional charge of 0.10% annually of account value for contracts issued to those aged 66 or older, under which the Earnings Appreciator Benefit has been selected.



                  TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES



The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2003. Fund expenses are not fixed or guaranteed by the Strategic Partners FlexElite contract, and may vary from year to year.



                                                              Minimum      Maximum
                                                              -------      -------

Total Annual Underlying Mutual Fund Operating Expenses*        0.37%        2.56%



* Actual expenses for the mutual funds are lower due to certain expense reimbursements or waivers. Expense reimbursements or waivers are voluntary and may be terminated at any time. The minimum and maximum expenses, with expense reimbursements, are 0.37% and 1.30%, respectively.


--------------------------------------------------------------------------------

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

SUMMARY OF CONTRACT EXPENSES CONTINUED

--------------------------------------------------------------------------------


ANNUAL MUTUAL FUND EXPENSES
---------------------------------------------------------------------------------------------------------------------------------
AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS
                                                         INVESTMENT         OTHER
---------------------------------------------------------------------------------------------------------------------------------
                                                        ADVISORY FEES      EXPENSES      TOTAL EXPENSES(1)
THE PRUDENTIAL SERIES FUND, INC.
---------------------------------------------------------------------------------------------------------------------------------
         Jennison Portfolio                                 0.60%           0.04%              0.64%
         Prudential Equity Portfolio                        0.45%           0.04%              0.49%
         Prudential Global Portfolio                        0.75%           0.12%              0.87%
         Prudential Money Market Portfolio                  0.40%           0.04%              0.44%
         Prudential Stock Index Portfolio                   0.35%           0.02%              0.37%
         Prudential Value Portfolio                         0.40%           0.04%              0.44%
         SP Aggressive Growth Asset Allocation
           Portfolio(2,3)                                   0.85%           0.30%              1.15%
         SP AIM Aggressive Growth Portfolio(2)              0.95%           1.07%              2.02%
         SP AIM Core Equity Portfolio(2)                    0.85%           0.87%              1.72%
         SP Alliance Large Cap Growth Portfolio             0.90%           0.16%              1.06%
         SP Balanced Asset Allocation Portfolio(2,3)        0.77%           0.21%              0.98%
         SP Conservative Asset Allocation
           Portfolio(2,3)                                   0.72%           0.16%              0.88%
         SP Davis Value Portfolio                           0.75%           0.07%              0.82%
         SP Deutsche International Equity Portfolio(2)      0.90%           0.40%              1.30%
         SP Goldman Sachs Small Cap Value Portfolio
           (formerly SP Small/Mid-Cap Value Portfolio)      0.90%           0.14%              1.04%
         SP Growth Asset Allocation Portfolio(2,3)          0.81%           0.26%              1.07%
         SP Large Cap Value Portfolio(2)                    0.80%           0.31%              1.11%
         SP MFS Capital Opportunities Portfolio(2)          0.75%           1.27%              2.02%
         SP Mid Cap Growth Portfolio(2)                     0.80%           0.54%              1.34%
         SP PIMCO High Yield Portfolio                      0.60%           0.12%              0.72%
         SP PIMCO Total Return Portfolio                    0.60%           0.05%              0.65%
         SP Prudential U.S. Emerging Growth Portfolio       0.60%           0.20%              0.80%
         SP State Street Research Small Cap Growth
           Portfolio(2)
           (formerly SP INVESCO Small Company Growth
           Portfolio)                                       0.95%           0.83%              1.78%
         SP Strategic Partners Focused Growth
           Portfolio(2)                                     0.90%           0.75%              1.65%
         SP Technology Portfolio(2)
           (formerly SP Alliance Technology Portfolio)      1.15%           1.41%              2.56%
         SP William Blair International Growth
           Portfolio
           (formerly SP Jennison International Growth
           Portfolio)                                       0.85%           0.30%              1.15%


                                                            INVESTMENT         12B-1            OTHER               TOTAL
                                                           ADVISORY FEES        FEE            EXPENSES            EXPENSES
Janus Aspen Series(4)
---------------------------------------------------------------------------------------------------------------------------------
         Growth Portfolio -- Service Shares                    0.65%           0.25%            0.02%               0.92%

1. The Total Expenses do not reflect fee waivers, reimbursement of expenses, or expense offset arrangements for the fiscal year ended December 31, 2003.


2. The portfolios' total actual annual operating expenses for the year ended December 31, 2003 were less than the amount shown in the table due to fee waivers, reimbursement of expenses and expense offset arrangements. These expense reimbursements are voluntary and may be terminated by Prudential Investments LLC at any time. After accounting for the expense reimbursements, the portfolios' actual annual operating expenses were:



                                            TOTAL ACTUAL ANNUAL
                                        PORTFOLIO OPERATING EXPENSES
              PORTFOLIO NAME            AFTER EXPENSE REIMBURSEMENT
    SP Aggressive Growth Asset
      Allocation Portfolio                          0.97%
    SP AIM Aggressive Growth Portfolio              1.07%
    SP AIM Core Equity Portfolio                    1.00%
    SP Balanced Asset Allocation
      Portfolio                                     0.87%
    SP Conservative Asset Allocation
      Portfolio                                     0.81%
    SP Deutsche International Equity
      Portfolio                                     1.10%
    SP Growth Asset Allocation
      Portfolio                                     0.92%



                                            TOTAL ACTUAL ANNUAL
                                        PORTFOLIO OPERATING EXPENSES
              PORTFOLIO NAME            AFTER EXPENSE REIMBURSEMENT
    SP Large Cap Value Portfolio                    0.90%
    SP MFS Capital Opportunities
      Portfolio                                     1.00%
    SP Mid Cap Growth Portfolio                     1.00%
    SP State Street Research Small Cap
      Growth Portfolio                              1.15%
    SP Strategic Partners Focused
      Growth Portfolio                              1.01%
    SP Technology Portfolio                         1.30%



3. Each asset allocation portfolio invests in a combination of underlying portfolios of The Prudential Series Fund, Inc. The Total Expenses for each asset allocation portfolio are calculated as a blend of the fees of the underlying portfolios, plus a 0.05% advisory fee payable to the investment adviser, Prudential Investments LLC. The 0.05% advisory fee is included in the amount of each investment advisory fee set forth in the table above.


4. Because the 12b-1 fee is charged as an ongoing fee, long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charges permitted by the National Association of Securities Dealers, Inc.

--------------------------------------------------------------------------------
 18

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY
EXPENSE EXAMPLES
---------------------------------------------------

THESE EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE
COST OF INVESTING IN THE CONTRACT WITH THE COST OF
INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS.
THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION
EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL
EXPENSES, AND UNDERLYING MUTUAL FUND FEES AND
EXPENSES.

THE EXAMPLES ASSUME THAT YOU INVEST $10,000 IN THE
CONTRACT FOR THE TIME PERIODS INDICATED. THE
EXAMPLES ALSO ASSUME THAT YOUR INVESTMENT HAS A 5%
RETURN EACH YEAR AND ASSUME THE MAXIMUM FEES AND
EXPENSES OF ANY OF THE MUTUAL FUNDS, WHICH DO NOT
REFLECT ANY EXPENSE REIMBURSEMENTS OR WAIVERS.
ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER,
BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE AS
INDICATED IN THE TABLES THAT FOLLOW.


EXAMPLE 1A: Greater of Roll-up and Step-up
Guaranteed Minimum Death Benefit; Guaranteed
Minimum Income Benefit; Earnings Appreciator
Benefit; Income Appreciator Benefit; Credit
Elections; and You Withdraw All Your Assets


This example assumes that:


-  You invest $10,000 in the Strategic Partners
   FlexElite Contract;



-  You choose the Greater of Roll-Up and Step-Up
   Guaranteed Minimum Death Benefit;



-  You choose the Guaranteed Minimum Income Benefit
   (your contract is purchased on or after January
   20, 2004);



-  You choose the Earnings Appreciator Benefit;



-  You choose the Income Appreciator Benefit;



- You make credit elections prior to your 3(rd) and 6(th) contract anniversaries;



- You allocate all your assets to the variable investment option having the maximum total operating expenses;



-  Your investment has a 5% return each year;



- The mutual fund's total operating expenses remain the same each year; and



- You withdraw all your assets at the end of the indicated period.


--------------------------------------------------------------------------------

PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY

EXPENSE EXAMPLES CONTINUED
--------------------------------------------------------------------------------


EXAMPLE 1B: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit; Income Appreciator Benefit; Credit Elections; and You Do Not Withdraw Your Assets


This example makes the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

EXAMPLE 2A: Base Death Benefit and You Withdraw All Your Assets

This example assumes that:

-  You invest $10,000 in the Strategic Partners FlexElite Contract;


-  You choose a Guaranteed Minimum Death Benefit;


- You allocate all your assets to the variable investment option having the maximum total operating expenses;

-  Your investment has a 5% return each year;

-  The mutual fund's total operating expenses remain the same each year;

-  You do not make a credit election; and

-  You withdraw all your assets at the end of the indicated period.

EXAMPLE 2B: Base Death Benefit and You Do Not Withdraw All Your Assets
This example makes the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

In these expense examples, we set out projected expenses that are based on versions of the contract that carry the highest and lowest overall charges. We do not depict projected expenses for every possible combination of contract charges. The actual expenses under the contract with the insurance features and underlying funds that you have selected, and the purchase payments that you have made, may vary from the figures we depict here.


NOTES FOR EXPENSE EXAMPLES:



THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.



Note that withdrawal charges (which are reflected in Example 1a and 2a) are assessed in connection with some annuity options, but not others.



The values shown in the 10 year column are the same for Example 1a and 1b and the same in the 5 year and 10 year columns for Example 2a and 2b. This is because if you decline the credit and 3 or more years have elapsed since your contract date, we would no longer deduct withdrawal charges when you make a withdrawal or begin the income phase of your contract. Similarly, if 3 or more years have elapsed since your last credit election before your 6th contract anniversary, no withdrawal charges apply.



The examples use an average contract maintenance charge, which we calculated based on our estimate of the total contract fees we expect to collect in 2004. Based on these estimates, the contract maintenance charge is included as an annual charge of 0.034% of contract value. Your actual fees will vary based on the amount of your contract and your specific allocation among the investment options.



Premium taxes are not reflected in the examples. We deduct a charge to approximate premium taxes that may be imposed on us in your state. This charge is generally deducted from the amount applied to an annuity payout option.



The table of accumulation unit values appears in the Appendix to this prospectus.


--------------------------------------------------------------------------------
 20

--------------------------------------------------------------------------------
PART I  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SUMMARY


GREATER OF ROLL-UP AND STEP-UP GUARANTEED MINIMUM DEATH
BENEFIT; GUARANTEED MINIMUM INCOME BENEFIT; EARNINGS APPRECIATOR BENEFIT;
INCOME APPRECIATOR BENEFIT; CREDIT ELECTIONS
--------------------------------------------------------------------------------
     EXAMPLE 1A:                             EXAMPLE 1B:
     IF YOU WITHDRAW YOUR ASSETS             IF YOU DO NOT WITHDRAW YOUR ASSETS
--------------------------------------------------------------------------------
      1 YR      3 YRS     5 YRS    10 YRS    1 YR     3 YRS     5 YRS    10 YRS
--------------------------------------------------------------------------------
     $1,193    $2,307    $3,415    $5,520    $563    $1,677    $2,785    $5,520



BASE DEATH BENEFIT
---------------------------------------------------------------------------
    EXAMPLE 2A:                         EXAMPLE 2B:
    IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
---------------------------------------------------------------------------
     1 YR    3 YRS    5 YRS    10 YRS   1 YR     3 YRS     5 YRS    10 YRS
---------------------------------------------------------------------------
    $1,056   $1,918   $2,169   $4,453   $426    $1,288    $2,169    $4,453



--------------------------------------------------------------------------------

                       This page intentionally left blank

--------------------------------------------------------------------------------
 22

PART II SECTIONS 1-9
--------------------------------------------------------------------------------
STRATEGIC PARTNERS FLEXELITE PROSPECTUS

        1:

WHAT IS THE STRATEGIC PARTNERS FLEXELITE


        VARIABLE ANNUITY?
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


THE STRATEGIC PARTNERS FLEXELITE VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).



Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the second contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.



   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract. (If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement.)



   Strategic Partners FlexElite is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options, guaranteed fixed interest rate options, and a market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.



   Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.



   As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the income phase begins. On or after the annuity date, the annuitant may not be changed.



   The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.



SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"



If you change your mind about owning Strategic Partners FlexElite, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:


-  Your full purchase payment less any applicable federal and state income tax;
   or


- The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.


   To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.
--------------------------------------------------------------------------------
 24

        2:
WHAT INVESTMENT OPTIONS

        CAN I CHOOSE?
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY OF THE VARIABLE INVESTMENT OPTIONS, FIXED INTEREST RATE OPTIONS, AND A MARKET VALUE ADJUSTMENT OPTION.



The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference.


VARIABLE INVESTMENT OPTIONS


The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/subadviser for each portfolio appears next to the description.



   All the portfolios on the following chart, except for the Janus Aspen Series--Growth Portfolio, are Prudential Series Fund portfolios. The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio and Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach. The SP Aggressive Growth Asset Allocation Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio invest in other Prudential Series Fund Portfolios, and are managed by PI.



   Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.



   A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.



   An affiliate of each of the funds may compensate Pruco Life based upon an annual percentage of the average assets held in the fund by Pruco Life under the contracts. These percentages may vary by fund and/or portfolio, and reflect administrative and other services we provide. With regard to its variable annuity contracts generally, Pruco Life receives fees that range from 0.05% to 0.40% annually for providing such services.



   As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.


--------------------------------------------------------------------------------

        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  JENNISON PORTFOLIO: seeks long-term growth of capital. The     Jennison Associates
                                   Portfolio invests primarily in equity securities of major,     LLC
                                   established corporations that the subadviser believes offer above-average growth prospects. The Portfolio may invest up to 30% of its total assets in foreign securities. Stocks are selected on a company-by-company basis using fundamental
                                   analysis. Normally 65% of the Portfolio's total assets are invested in common stocks and preferred stocks of companies with capitalization in excess of $1 billion.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP CORE                    PRUDENTIAL EQUITY PORTFOLIO: seeks long-term growth of         GE Asset Management,
                                   capital. The Portfolio invests at least 80% of its             Incorporated;
                                   investable assets in common stocks of major established        Jennison Associates
                                   corporations as well as smaller companies that the             LLC; Salomon Brothers
                                   subadvisers believe offer attractive prospects of              Asset Management Inc.
                                   appreciation. The Portfolio may invest up to 30% of its
                                   total assets in foreign securities. The Portfolio may also invest 20% of its investable assets in short, intermediate or long-term debt obligations, convertible and
                                   nonconvertible preferred stock and other equity-related
                                   securities. Up to 5% of these investable assets may be rated below investment grade. Debt securities rated below
                                   investment grade are considered speculative and are
                                   sometimes referred to as "junk bonds."
-----------------------------------------------------------------------------------------------------------------------
 GLOBAL EQUITY                     PRUDENTIAL GLOBAL PORTFOLIO: seeks long-term growth of         Jennison Associates
                                   capital. The Portfolio invests primarily in common stocks      LLC
                                   (and their equivalents) of foreign and U.S. companies. When selecting stocks, the subadviser uses a growth approach
                                   which means that it looks for companies that have
                                   above-average growth prospects. Generally, the Portfolio
                                   invests in at least three countries, including the U.S., but may invest up to 35% of the Portfolio's assets in companies located in any one country other than the U.S.
-----------------------------------------------------------------------------------------------------------------------
 MONEY MARKET                      PRUDENTIAL MONEY MARKET PORTFOLIO: seeks maximum current       Prudential Investment
                                   income consistent with the stability of capital and the        Management, Inc.
                                   maintenance of liquidity. The Portfolio invests in
                                   high-quality short-term money market instruments issued by the U.S. Government or its agencies, as well as by
                                   corporations and banks, both domestic and foreign. The
                                   Portfolio will invest only in instruments that mature in
                                   thirteen months or less, and which are denominated in U.S.
                                   dollars.
-----------------------------------------------------------------------------------------------------------------------
 MANAGED INDEX                     PRUDENTIAL STOCK INDEX PORTFOLIO: seeks investment results     Prudential Investment
                                   that generally correspond to the performance of                Management, Inc.
                                   publicly-traded common stocks. With the price and yield
                                   performance of the Standard & Poor's 500 Composite Stock
                                   Price Index (S&P 500) as the benchmark, the Portfolio
                                   normally invests at least 80% of investable assets in S&P
                                   500 stocks. The S&P 500 represents more than 70% of the
                                   total market value of all publicly-traded common stocks and is widely viewed as representative of publicly-traded common stocks as a whole. The Portfolio is not "managed" in the
                                   traditional sense of using market and economic analyses to select stocks. Rather, the portfolio manager purchases
                                   stocks in proportion to their weighting in the S&P 500.
-----------------------------------------------------------------------------------------------------------------------


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP VALUE                   PRUDENTIAL VALUE PORTFOLIO: seeks capital appreciation. The    Jennison Associates
                                   Portfolio invests primarily in common stocks that the          LLC
                                   subadviser believes are undervalued--those stocks that are trading below their underlying asset value, cash generating ability and overall earnings and earnings growth. There is a risk that "value" stocks can perform differently from the
                                   market as a whole and other types of stocks and can continue to be undervalued by the markets for long periods of time.
                                   Normally at least 65% of the Portfolio's total assets is
                                   invested in the common stock and convertible securities of companies that the subadviser believes will provide
                                   investment returns above those of the S&P 500 or the New
                                   York Stock Exchange (NYSE) Composite Index. Most of the
                                   investments will be securities of large capitalization
                                   companies. The Portfolio may invest up to 25% of its total assets in real estate investment trusts (REITs) and up to
                                   30% of its total assets in foreign securities.
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO: seeks to      Prudential
                                   obtain the highest potential total return consistent with      Investments LLC
                                   the specified level of risk tolerance. The Portfolio seeks to achieve this investment objective by investing in several other Series Fund Portfolios ("Underlying Portfolios"),
                                   which currently consist of domestic equity Portfolios and
                                   international equity Portfolios. The domestic equity
                                   component is approximately 78% of the Portfolio and the
                                   international equity component is approximately 22% of the
                                   Portfolio.
-----------------------------------------------------------------------------------------------------------------------
 MID CAP GROWTH                    SP AIM AGGRESSIVE GROWTH PORTFOLIO: seeks long-term growth     A I M Capital
                                   of capital. The Portfolio invests primarily in the common      Management, Inc.
                                   stocks of companies whose earnings the subadviser expects to grow more than 15% per year. Growth stocks may involve a
                                   higher level of risk than value stocks, because growth
                                   stocks tend to attract more attention and more speculative investments than value stocks. On behalf of the Portfolio, the subadviser invests in securities of small and medium
                                   sized growth companies, may invest up to 25% of the
                                   Portfolio's total assets in foreign securities and may
                                   invest up to 15% of the Portfolio's total assets in real
                                   estate investment trusts (REITs).
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP CORE                    SP AIM CORE EQUITY PORTFOLIO: seeks growth of capital. The     A I M Capital
                                   Portfolio normally invests at least 80% of investable assets   Management, Inc.
                                   in equity securities, including convertible securities of
                                   established companies that have long-term above-average
                                   growth in earnings and growth companies that the subadviser believes have the potential for above-average growth in
                                   earnings. The Portfolio may invest up to 20% of its total
                                   assets in foreign securities.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  SP ALLIANCE LARGE CAP GROWTH PORTFOLIO: seeks growth of        Alliance Capital
                                   capital by pursuing aggressive investment policies. The        Management, L.P.
                                   Portfolio normally invests at least 80% of its investable
                                   assets in stocks of companies considered to have large
                                   capitalizations (i.e., similar to companies included in the
                                   S&P 500 Index). Unlike most equity funds, the Portfolio
                                   focuses on a relatively small number of intensively
                                   researched companies. The Portfolio usually invests in about
                                   40-60 companies, with the 25 most highly regarded of these companies generally constituting approximately 70% of the
                                   Portfolio's investable assets. Up to 15% of the Portfolio's total assets may be invested in foreign securities.
-----------------------------------------------------------------------------------------------------------------------


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
                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP BALANCED ASSET ALLOCATION PORTFOLIO: seeks to obtain the    Prudential
                                   highest potential total return consistent with the specified   Investments LLC
                                   level of risk tolerance. The Portfolio seeks to provide a
                                   balance between current income and growth of capital by
                                   investing in several other Series Fund Portfolios
                                   ("Underlying Portfolios"), which currently consist of fixed income Portfolios, domestic equity Portfolios, and
                                   international equity Portfolios. The fixed income component is approximately 37% of the Portfolio, the domestic equity component is approximately 49% of the Portfolio, and the
                                   international equity component is approximately 14% of the
                                   Portfolio.
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO: seeks to obtain    Prudential
                                   the highest potential total return consistent with the         Investments LLC
                                   specified level of risk tolerance. The Portfolio seeks to
                                   provide current income with low to moderate capital
                                   appreciation by investing in several other Series Fund
                                   Portfolios ("Underlying Portfolios"), which currently
                                   consist of fixed income Portfolios, domestic equity
                                   Portfolios, and international equity Portfolios. The fixed income component is approximately 57% of the Portfolio, the domestic equity component is approximately 33% of the
                                   Portfolio, and the international equity component is
                                   approximately 10% of the Portfolio.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP VALUE                   SP DAVIS VALUE PORTFOLIO: seeks growth of capital. The         Davis Advisors
                                   Portfolio invests primarily in common stocks of U.S.
                                   companies with market capitalizations of at least $5
                                   billion. It may also invest in stocks of foreign companies and U.S. companies with smaller capitalizations. The
                                   subadviser selects common stocks of quality, overlooked
                                   growth companies at value prices and holds them for the
                                   long-term. It looks for companies with sustainable growth
                                   rates selling at modest price-earnings multiples that it
                                   hopes will expand as other investors recognize the company's true worth. There is a risk that "value" stocks can perform differently from the market as a whole and other types of
                                   stocks and can continue to be undervalued by the markets for long periods of time.
-----------------------------------------------------------------------------------------------------------------------
 INTERNATIONAL EQUITY              SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO: seeks long-term    Deutsche Asset
                                   capital appreciation. The Portfolio invests primarily in the   Management Investment
                                   stocks of companies located in developed foreign countries     Services Limited
                                   that make up the MSCI EAFE Index, plus Canada. The Portfolio also may invest in emerging markets securities. The
                                   Portfolio normally invests at least 80% of its investable
                                   assets in the stocks and other securities with equity
                                   characteristics of companies in developed countries outside the U.S.
-----------------------------------------------------------------------------------------------------------------------
 ASSET ALLOCATION                  SP GROWTH ASSET ALLOCATION PORTFOLIO: seeks to obtain the      Prudential
                                   highest potential total return consistent with the specified   Investments LLC
                                   level of risk tolerance. The Portfolio seeks to provide
                                   long-term growth of capital with consideration also given to current income by investing in several other Series Fund
                                   Portfolios ("Underlying Portfolios"), which currently
                                   consist of domestic equity Portfolios, fixed income
                                   Portfolios, and international equity Portfolios. The
                                   domestic equity component is approximately 64% of the
                                   Portfolio, the fixed income component is approximately 18%
                                   of the Portfolio, and the international equity component is approximately 18% of the Portfolio.
-----------------------------------------------------------------------------------------------------------------------


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 SMALL CAP VALUE                   SP GOLDMAN SACHS SMALL CAP VALUE PORTFOLIO (FORMERLY SP        Goldman Sachs Asset
                                   SMALL/MID CAP VALUE PORTFOLIO): seeks long-term capital        Management, L.P.
                                   growth. The Portfolio normally invests at least 80% of
                                   investable assets in small capitalization companies that are generally believed to be undervalued in the marketplace. The
                                   80% requirement applies at the time the Portfolio invests
                                   its assets. The Portfolio generally defines small
                                   capitalization stocks as stocks of companies with a
                                   capitalization of $4 billion or less.
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP VALUE                   SP LARGE CAP VALUE PORTFOLIO: seeks long-term growth of        Hotchkis and Wiley
                                   capital. The Portfolio normally invests at least 80% of        Capital Management
                                   investable assets in common stocks and securities              LLC; J.P. Morgan
                                   convertible into common stock of companies that are believed   Investment Management
                                   to be undervalued and have an above-average potential to       Inc.
                                   increase in price, given the company's sales, earnings, book value, cash flow and recent performance. The Portfolio seeks to achieve its objective through investments primarily in
                                   equity securities of large capitalization companies. The
                                   Portfolio generally defines large capitalization companies as those with a total market capitalization of $5 billion or more (measured at the time of purchase).
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP CORE                    SP MFS CAPITAL OPPORTUNITIES PORTFOLIO: seeks capital          Massachusetts
                                   appreciation. The Portfolio normally invests at least 65% of   Financial Services
                                   net assets in common stocks and related securities, such as    Company (MFS)
                                   preferred stocks, convertible securities and depositary
                                   receipts for those securities. The Portfolio focuses on
                                   companies that the subadviser believes have favorable growth prospects and attractive valuations based on current and
                                   expected earnings or cash flow. The Portfolio's investments may include securities listed on a securities exchange or
                                   traded in the over-the-counter markets. The subadviser uses a bottom-up, as opposed to a top-down, investment style in managing the Portfolio. This means that securities are
                                   selected based upon fundamental analysis (such as an
                                   analysis of earnings, cash flows, competitive position and management's abilities). The Portfolio may invest in foreign securities (including emerging market securities), through which it may have exposure to foreign currencies.
-----------------------------------------------------------------------------------------------------------------------
 MID CAP GROWTH                    SP MID CAP GROWTH PORTFOLIO: seeks long-term growth of         Calamos Asset
                                   capital. The Portfolio normally invests at least 80% of        Management, Inc.
                                   investable assets in common stocks and related securities, such as preferred stocks, convertible securities and
                                   depositary receipts for those securities. These securities typically are of medium market capitalizations, which the
                                   subadviser believes have above-average growth potential.
                                   Medium market capitalization companies are defined by the
                                   Portfolio as companies with market capitalizations equaling or exceeding $250 million but not exceeding the top of the
                                   Russell Midcap(TM) Growth Index range at the time of the
                                   Portfolio's investment. The Portfolio's investments may
                                   include securities listed on a securities exchange or traded in the over-the-counter markets. The subadviser uses a
                                   bottom-up and top-down analysis in managing the Portfolio.
                                   This means that securities are selected based upon
                                   fundamental analysis, as well as a top-down approach to
                                   diversification by industry and company, and by paying
                                   attention to macro-level investment themes. The Portfolio
                                   may invest in foreign securities (including emerging markets securities).
-----------------------------------------------------------------------------------------------------------------------


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
                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 HIGH YIELD BOND                   SP PIMCO HIGH YIELD PORTFOLIO: seeks maximum total return,     Pacific Investment
                                   consistent with preservation of capital and prudent            Management Company
                                   investment management. The Portfolio normally invests at       LLC (PIMCO)
                                   least 80% of investable assets in a diversified portfolio of high yield/high risk securities rated below investment grade but rated at least B by Moody's Investor Service, Inc.
                                   (Moody's) or Standard & Poor's Ratings Group (S&P), or, if
                                   unrated, determined by the subadviser to be of comparable
                                   quality. The remainder of the Portfolio's assets may be
                                   invested in investment grade fixed income instruments. The duration of the Portfolio normally varies within a two to
                                   six year time frame based on the subadviser's forecast for interest rates. The Portfolio may invest without limit in
                                   U.S. dollar-denominated securities of foreign issuers. The
                                   Portfolio may invest up to 15% of its assets in
                                   euro-denominated securities.
-----------------------------------------------------------------------------------------------------------------------
 BOND                              SP PIMCO TOTAL RETURN PORTFOLIO: seeks maximum total return,   Pacific Investment
                                   consistent with preservation of capital and prudent            Management Company
                                   investment management. The Portfolio invests primarily in      LLC (PIMCO)
                                   investment grade debt securities. The Portfolio normally
                                   invests at least 65% of its assets in a diversified
                                   portfolio of fixed income instruments of varying maturities.
                                   It may also invest up to 10% of its assets in high
                                   yield/high risk securities (also known as "junk bonds")
                                   rated B or higher by Moody's or S&P or, if unrated,
                                   determined by the subadviser to be of comparable quality.
                                   The portfolio duration of this Portfolio normally varies
                                   within a three to six year time frame based on the
                                   subadviser's forecast for interest rates.
-----------------------------------------------------------------------------------------------------------------------
 MID CAP GROWTH                    SP PRUDENTIAL U.S. EMERGING GROWTH PORTFOLIO: seeks            Jennison Associates
                                   long-term capital appreciation. The Portfolio normally         LLC
                                   invests at least 80% of investable assets in equity
                                   securities of small and medium sized U.S. companies that the subadviser believes have the potential for above-average
                                   growth. The Portfolio considers small and medium-sized
                                   companies to be those with market capitalizations that are less than the largest capitalization of the Standard and
                                   Poor's Mid Cap 400 Stock Index as of the end of a calendar quarter. As of December 31, 2003, this number was $11.8
                                   billion. The Portfolio can invest up to 20% of investable
                                   assets in equity securities of companies with larger or
                                   smaller market capitalizations than previously noted. The
                                   Portfolio can invest up to 35% of total assets in foreign
                                   securities. The Portfolio also may use derivatives for
                                   hedging or to improve the Portfolio's returns.
-----------------------------------------------------------------------------------------------------------------------
 SMALL CAP GROWTH                  SP STATE STREET RESEARCH SMALL CAP GROWTH PORTFOLIO            State Street Research
                                   (FORMERLY SP INVESCO SMALL COMPANY GROWTH PORTFOLIO): seeks    and Management
                                   long-term capital growth. The Portfolio normally invests at    Company
                                   least 80% of investable assets in common stocks of small-
                                   capitalization companies -- those which are included in the
                                   Russell 2000 Growth Index at the time of purchase, or if not included in that index, have market capitalizations of $2.5 billion or below at the time of purchase. Investments in
                                   small, developing companies carry greater risk than
                                   investments in larger, more established companies.
-----------------------------------------------------------------------------------------------------------------------


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO: seeks          Alliance Capital
                                   long-term growth of capital. The Portfolio normally invests    Management, L.P.;
                                   at least 65% of total assets in equity-related securities of   Jennison Associates
                                   U.S. companies that the subadvisers believe to have strong     LLC
                                   capital appreciation potential. The Portfolio's strategy is to combine the efforts of two subadvisers and to invest in the favorite stock selection ideas of three portfolio
                                   managers (two of whom invest as a team). Each subadviser to the Portfolio utilizes a growth style to select
                                   approximately 20 securities. The portfolio managers build a portfolio with stocks in which they have the highest
                                   confidence and may invest more than 5% of the Portfolio's
                                   assets in any one issuer. The Portfolio is nondiversified, meaning it can invest a relatively high percentage of its
                                   assets in a small number of issuers. Investing in a
                                   nondiversified portfolio, particularly a portfolio investing in approximately 40 equity-related securities, involves
                                   greater risk than investing in a diversified portfolio
                                   because a loss resulting from the decline in the value of
                                   one security may represent a greater portion of the total
                                   assets of a nondiversified portfolio.
-----------------------------------------------------------------------------------------------------------------------
 SECTOR                            SP TECHNOLOGY PORTFOLIO (FORMERLY SP ALLIANCE TECHNOLOGY       The Dreyfus
                                   PORTFOLIO): seeks growth of capital. The Portfolio normally    Corporation
                                   invests at least 80% of investable assets in securities of companies that use technology extensively in the development of new or improved products or processes. The Portfolio also may invest up to 25% of its total assets in foreign
                                   securities. The Portfolio's investments in stocks may
                                   include common stocks, preferred stocks and convertible
                                   securities, including those purchased in initial public
                                   offerings (IPOs). Technology stocks, especially those of
                                   smaller, less-seasoned companies, tend to be more volatile than the overall stock market.
-----------------------------------------------------------------------------------------------------------------------
 INTERNATIONAL EQUITY              SP WILLIAM BLAIR INTERNATIONAL GROWTH PORTFOLIO (FORMERLY SP   William Blair &
                                   JENNISON INTERNATIONAL GROWTH PORTFOLIO): seeks long-term      Company, LLC
                                   growth of capital. The Portfolio invests primarily in
                                   equity-related securities of foreign issuers that the
                                   subadviser thinks will increase in value over a period of
                                   years. The Portfolio invests primarily in the common stock of large and medium-sized foreign companies. Under normal
                                   circumstances, the Portfolio invests at least 65% of its
                                   total assets in common stock of foreign companies operating or based in at least five different countries. The Portfolio looks primarily for stocks of companies whose earnings are growing at a faster rate than other companies and that have above average growth in earnings and cash flow, improving
                                   profitability, strong balance sheets, management strength
                                   and strong market share for its products. The Portfolio also tries to buy such stocks at attractive prices in relation to their growth prospects.
-----------------------------------------------------------------------------------------------------------------------


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
                                                                                                        PORTFOLIO
             STYLE/                                                                                     ADVISER/
              TYPE                                INVESTMENT OBJECTIVES/POLICIES                       SUBADVISER
-----------------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH                  JANUS ASPEN SERIES: GROWTH PORTFOLIO -- SERVICE SHARES:        Janus Capital
                                   seeks long-term growth of capital in a manner consistent       Management LLC
                                   with the preservation of capital. The Portfolio invests
                                   primarily in domestic and foreign equity securities, which may include preferred stocks, common stocks and securities convertible into common or preferred stocks. To a lesser
                                   degree, the Portfolio may invest in other types of domestic and foreign securities and use other investment strategies.
                                   The Portfolio invests primarily in common stocks selected
                                   for their growth potential. Although the Portfolio can
                                   invest in companies of any size, it generally invests in
                                   larger, more established companies. Janus Capital generally takes a "bottom up" approach to selecting companies. This
                                   means that it seeks to identify individual companies with
                                   earnings growth potential that may not be recognized by the market at large. The Portfolio will limit its investment in high-yield/high-risk bonds to less than 35% of its net
                                   assets.
-----------------------------------------------------------------------------------------------------------------------


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

FIXED INTEREST RATE OPTIONS

We offer two fixed interest rate options:


-  a one-year fixed interest rate option, and



-  a dollar cost averaging fixed rate option (DCA Fixed Rate Option).



   When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time they will not be less than the minimum interest rate indicated in your contract which can range from 1% to 3%.



   Payments allocated to the fixed interest rate options become part of Pruco Life's general assets.



ONE-YEAR FIXED INTEREST RATE OPTION



We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each purchase payment allocated to this option for the first year after the payment for contracts sold on or after May 1, 2003, or upon subsequent state approval. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year.



DOLLAR COST AVERAGING FIXED RATE OPTION



FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, you may allocate all or part of your initial purchase payment to the DCA Fixed Rate Option (for all other contracts you may allocate all or part of a purchase payment to the DCA Fixed Rate Option). Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. Transfers to the one-year fixed interest rate option will remain in the general account.



   FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, if you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000 (for all other contracts, the minimum amount is $5,000). The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment amount allocated to the DCA Fixed Rate Option transferred to the selected variable investment options or to the one-year fixed interest rate option in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, you may allocate to both the six-month and twelve-month options, but the minimum amount of your initial purchase payment that may be allocated to one or the other is $2,000. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.)



   If you choose a six-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the investment options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

maximum number of free transfers allowed under the contract.

   If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

   By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

MARKET VALUE ADJUSTMENT OPTION


THE MARKET VALUE ADJUSTMENT OPTION IS AVAILABLE TO STRATEGIC PARTNERS FLEXELITE CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL. THIS OPTION MAY NOT BE AVAILABLE IN YOUR STATE.



   Under the market value adjustment option, we may offer one or more of several guarantee periods provided that the interest rate we are able to declare will be no less than 3% interest with respect to any guarantee period. This option is not available for contracts issued in some states. Please see your contract. The market value adjustment option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.


   IF AMOUNTS ARE WITHDRAWN FROM A GUARANTEE PERIOD, OTHER THAN DURING THE 30-DAY PERIOD IMMEDIATELY FOLLOWING THE END OF THE GUARANTEE PERIOD, THEY WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT EVEN IF THEY ARE NOT SUBJECT TO A WITHDRAWAL CHARGE.


   You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000 if you choose this option.



   We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period, (d) transfer of value in the guarantee period, (e) payment of a death benefit, or (f) the date the amount is withdrawn.


   During the 30-day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:


(a) withdraw or transfer the value in the guarantee period,



(b) allocate the value to another available guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or


(c) apply the value in the guarantee period to the annuity or settlement option of your choice.


If we do not receive instructions from you concerning the disposition of the contract value in your maturing guarantee period, we will reinvest the amount in the Prudential Money Market Portfolio investment option.



   During the 30-day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) delineated immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to be at least 3%.



   Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses experienced by these assets will not directly affect the contracts. The strength of our guarantees under these options is based on the overall financial strength of Pruco Life.


MARKET VALUE ADJUSTMENT


When you allocate a purchase payment or transfer contract value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your contract value if you withdraw or transfer outside the 30-day period discussed above involves our attributing to you a portion of our investment experience on these bonds and other instruments.


   For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive.) For a partial withdrawal, we would deduct a negative market value adjustment from your remaining contract value. Conversely, if interest rates have decreased, the market value adjustment would be positive.

   Other things you should know about the market value adjustment include the following:

- We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.

- A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.


- In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the contract value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.


   YOU SHOULD REALIZE, HOWEVER, THAT APART FROM THE MARKET VALUE ADJUSTMENT, THE VALUE OF THE BENEFITS IN YOUR GUARANTEE PERIOD DOES NOT DEPEND ON THE INVESTMENT PERFORMANCE OF THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD WITH RESPECT TO YOUR GUARANTEE PERIOD. APART FROM THE EFFECT OF ANY MARKET VALUE ADJUSTMENT, WE DO NOT PASS THROUGH TO YOU THE GAINS OR LOSSES ON THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD IN CONNECTION WITH A GUARANTEE PERIOD.

TRANSFERS AMONG OPTIONS


Subject to certain restrictions, you can transfer money among the variable investment options and the one-year fixed interest rate option. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made. In addition, you can transfer your contract value out of a market value adjustment guarantee period into another market value adjustment guarantee period, into a variable investment option, or into the one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make outside the 30-day period discussed above. You may transfer contract value into the market value adjustment option at any time, provided it is at least $1,000.

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   In general, you make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received. Our business day usually closes at 4:00 p.m. Eastern time. Transfer requests received after 4:00 p.m. Eastern time will take effect at the end of the next business day.


   With regard to the market value adjustment option, you can specify the guarantee period from which you wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.


   YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST RATE OPTION, OTHER THAN THE DCA FIXED RATE OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA FIXED RATE OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT. TRANSFERS FROM THE DCA FIXED RATE OPTION CANNOT BE MADE INTO THE MARKET VALUE ADJUSTMENT OPTION BUT CAN BE MADE INTO THE FIXED RATE OPTION, AT OUR DISCRETION. WE CURRENTLY ALLOW TRANSFERS INTO THE FIXED RATE OPTION.



   During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. Currently we charge $10 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year. Nor do transfers made during the 30-day period immediately following the end of a guarantee period count against the 12 free transfers.) If a transfer that you request out of the market value adjustment option will be subject to a transfer charge, then:


- We will deduct the transfer charge proportionally from the contract value in each guarantee period, where you have directed us to transfer funds from several guarantee periods; and

- If you have directed us to transfer the full contract value out of a guarantee period, then we will first deduct the transfer charge and thereafter transfer the remaining amount; and

- In any event, we will deduct the applicable transfer charge prior to effecting the transfer.


ADDITIONAL TRANSFER RESTRICTIONS



We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not review facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count transfers that involve one of our systematic programs, such as asset allocation and automated withdrawals.



   Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.



   In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or
(b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:



- With respect to each variable investment option (other than the Prudential Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.



- We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.



- If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.



- We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.



   Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

DOLLAR COST AVERAGING


The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option into any other variable investment options (or for contracts sold on or after May 1, 2003, or upon subsequent state approval, the one-year fixed interest rate option). Under this feature, you cannot make transfers into the market value adjustment option and transfers into a fixed rate option are at our discretion. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against a loss in declining markets.



   Each dollar cost averaging transfer must be at least $100. Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. If the remaining account to be transferred drops below $100, the entire remaining balance will be transferred on the next transfer date. You can allocate subsequent purchase payments to be transferred under this option at any time.



   Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.



   Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.


ASSET ALLOCATION PROGRAM


We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.



   Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.


AUTO-REBALANCING

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentage you select. We will rebalance only the variable investment options that you have designated. The DCA account cannot participate in this feature.


   You may choose to have your rebalancing occur monthly, quarterly, semiannually or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.


   Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.


VOTING RIGHTS


We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.


SUBSTITUTION


We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.


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WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE


        INCOME PHASE? (ANNUITIZATION)
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

PAYMENT PROVISIONS


We can begin making annuity payments any time on or after the second contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95th birthday (unless we agree to another date).



   Upon annuitization, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment.



   The Strategic Partners FlexElite variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.



   Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years (ten years for contracts sold on or after May 1, 2003, or upon subsequent state approval), Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years (ten years for contracts sold on or after May 1, 2003, or upon subsequent state approval) or longer or Option 2. For information about withdrawal charges, see "What Are The Expenses Associated With The Strategic Partners FlexElite Contract," page 57.



PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT



We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.


OPTION 1
ANNUITY PAYMENTS FOR A FIXED PERIOD


Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 1.5% a year for contracts sold on or after May 1, 2003, or upon subsequent state approval (and 3% a year for all other contracts).


OPTION 2
LIFE INCOME ANNUITY OPTION


Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.


   If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

OPTION 3
INTEREST PAYMENT OPTION


Under this option, we will credit interest on the adjusted contract value until you request payment of all or part of the adjusted contract value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 1.5% a year for contracts sold on or after May 1, 2003, or upon subsequent state approval (and 3% a year for all other contracts). This option is not available if your contract is held in an IRA.



   Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the contract value that we are holding at any time.


OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.


TAX CONSIDERATIONS



If your contract is held under a tax-favored plan, as discussed on page 68, you should consider the minimum distribution requirements mentioned on page 70, when selecting your annuity option.



   If a contract is held in connection with "qualified" retirement plans (such as a Section 401(k) plan), please note that if you are married at the time your payments commence, you may be required by federal law to choose an income option that provides at least a 50 percent joint and survivor annuity to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. For more information, consult the terms of your retirement arrangement.



GUARANTEED MINIMUM INCOME BENEFIT



The Guaranteed Minimum Income Benefit (GMIB), is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial purchase payment. Once elected, the Guaranteed Minimum Income Benefit cannot be revoked. This feature may not be available in your state.



   The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since the last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments and reduced by the effect of withdrawals.



   The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.



- The annuitant must be 75 or younger in order for you to elect the Guaranteed Minimum Income Benefit.



- If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, described below.



- Under the contract terms governing the GMIB, we can require GMIB participants to invest only in designated underlying mutual funds or can require


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CONTINUED

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   GMIB participants to invest according to an asset allocation model.



- TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7TH CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7-YEAR PERIOD BEGINNING WITH THE DATE OF THE MOST RECENT RESET.



   Once the waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary (or in the case of a reset, the anniversary of the most recent reset), during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.


GMIB ROLL-UP


The GMIB roll-up is equal to the invested purchase payments (after a reset, the contract value at the time of the reset), increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment (for a reset, two times the sum of (1) the contract value at the time of the reset, and (2) any invested purchase payments made subsequent to the reset).


   Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:

    - the contract anniversary coinciding with or next following the annuitant's 80th birthday,

    -  the 7th contract anniversary, or

    -  7 years from the most recent GMIB reset (as described below).

   However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced by the effect of withdrawals.

EFFECT OF WITHDRAWALS


In any contract year when the GMIB protected value is increasing at the rate of 5%, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value, calculated on the contract anniversary (or, during the first contract year, on the contract date). The GMIB roll-up cap is also reduced by withdrawals in the same manner. Any withdrawals made after the dollar-for-dollar limit has been reached will proportionally reduce the GMIB protected value. We calculate the proportional reduction by dividing the contract value after the withdrawal by the contract value immediately following the withdrawal of any available dollar-for-dollar amount. The resulting percentage is multiplied by both the GMIB protected value and GMIB roll-up cap after subtracting from each the amount of the withdrawal that does not exceed 5%. In each contract year during which the GMIB protected value has stopped increasing at the 5% rate, withdrawals will reduce the GMIB protected value proportionally.



   The following examples of dollar-for-dollar and proportional reductions assume: 1.) the contract date and the effective date of the GMIB are January 1, 2004; 2.) an initial purchase payment of $250,000; 3.) an initial GMIB protected value of $250,000; 4.) an initial 200% cap of $500,000; and 5.) an initial dollar-for-dollar limit of $12,500 (5% of $250,000):



EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION



A $10,000 withdrawal is taken on February 1, 2004 (in the first contract year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the GMIB protected value is $251,035.26 (the initial value accumulated for 31 days at an annual effective rate of


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5%). As the amount withdrawn is less than the dollar-for-dollar limit:



- The GMIB protected value is reduced by the amount withdrawn (i.e., by $10,000, from $251,035.26 to $241,035.26).



- The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $500,000 to $490,000).



- The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first contract year is also reduced by the amount withdrawn (from $12,500 to $2,500).



EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS



A second $10,000 withdrawal is taken on March 1, 2004 (still within the first contract year). Immediately before the withdrawal, the contract value is $220,000 and the GMIB protected value is $241,968.88. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:



- The GMIB protected value is first reduced by the Remaining Limit (from $241,968.88 to $239,468.88).



-  The result is then further reduced by the ratio of A to B, where:



    - A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).



    - B is the contract value less the Remaining Limit ($220,000 - $2,500, or $217,500). The resulting GMIB protected value is: $239,468.88 X (1 - ($7,500/$217,500)), or $231,211.33.



    - The GMIB 200% cap is first reduced by the Remaining Limit, (from $490,000 to $487,500).



    - The GMIB 200% cap is then further reduced by the ratio of A to B above ($487,500 x (1-($7,500/$217,500)), or $470,689.66.



- The Remaining Limit is set to zero (0) for the balance of the first contract year.



EXAMPLE 3. DOLLAR-FOR-DOLLAR LIMIT IN SECOND CONTRACT YEAR



A $10,000 withdrawal is made on the first anniversary of the contract date, January 1, 2005 (second contract year). Prior to the withdrawal, the GMIB protected value is $240,837.86. The dollar-for-dollar limit is equal to 5% of this amount, or $12,041.89. As the amount withdrawn is less than the dollar-for-dollar limit:



- The GMIB protected value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,837.86 to $230,837.86).



- The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $470,689.66 to $460,689.66).



- The Remaining Limit for the balance of the second contract year is also reduced by the amount withdrawn (from $12,041.89 to $2,041.89).



GMIB RESET FEATURE



You may elect to "reset" your GMIB protected value to equal your current contract value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76th birthday. If you reset, you must wait a new 7-year period from the most recent reset to exercise the Guaranteed Minimum Income Benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (specified in your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.


PAYOUT AMOUNT


The Guaranteed Minimum Income Benefit payout amount is based on the age and sex (where applicable) of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable


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premium taxes that we are required to pay, the payout amount will equal the greater of:



1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or



2) the adjusted contract value--that is, the value of the contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges--as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.



GMIB ANNUITY PAYOUT OPTIONS



We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves lifetime payments with a period certain of ten years. In calculating the amount of the payments under the GMIB, we apply certain assumed interest rates, equal to 2% annually for a waiting period of 7-9 years and 2.5% annually for waiting periods of 10 years or longer for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% annually for a waiting period of 7-9 years, 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer for all other contracts).


GMIB OPTION 1
SINGLE LIFE PAYOUT OPTION

We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

GMIB OPTION 2
JOINT LIFE PAYOUT OPTION

In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

   You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.


   Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the later of the contract anniversary coinciding with or next following the annuitant's attainment of age 95 (age 92 for contracts used as a funding vehicle for IRAs).



   You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your contract value declines significantly due to negative investment performance. If your contract value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower contract value at the


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current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your contract value but at the annuity purchase rates guaranteed under the GMIB.



TERMINATING THE GUARANTEED MINIMUM INCOME BENEFIT



The Guaranteed Minimum Income Benefit cannot be terminated by the owner once elected. The GMIB automatically terminates as of the date the contract is fully surrendered, on the date the death benefit is payable to your beneficiary (unless your surviving spouse elects to continue the contract), or on the date that your contract value is transferred to begin making annuity payments. The GMIB may also be terminated if you designate a new annuitant who would not be eligible to elect the GMIB based on his or her age at the time of the change.



   Upon termination of the GMIB, we will deduct the charge from your contract value for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year).



INCOME APPRECIATOR BENEFIT



THE INCOME APPRECIATOR BENEFIT (IAB) IS AVAILABLE TO STRATEGIC PARTNERS FLEXELITE CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL. The IAB is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. IAB may be suitable for you in other circumstances as well, which you can discuss with your registered representative. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Income Appreciator Benefit.



   If you want the Income Appreciator Benefit, you generally must elect it when you make your initial purchase payment. Once you elect the Income Appreciator Benefit, you may not later revoke it.



- The annuitant must be 75 or younger in order for you to elect the Income Appreciator Benefit.



- If you choose the Income Appreciator Benefit, we will impose an annual charge equal to 0.25% of your contract value. See "What are the Expenses Associated With The Strategic Partners FlexElite Contract?" on page 57.



ACTIVATION OF THE INCOME APPRECIATOR BENEFIT



YOU CAN ACTIVATE THE INCOME APPRECIATOR BENEFIT AT ANY TIME AFTER IT HAS BEEN IN FORCE FOR SEVEN YEARS. To activate the Income Appreciator Benefit, you must send us a written request in good order.



   Once activated, you can receive the Income Appreciator Benefit:



    --   IAB OPTION 1 at annuitization as part of an annuity payment;



    -- IAB OPTION 2 during the accumulation phase through the IAB automatic withdrawal payment program; or



    -- IAB OPTION 3 during the accumulation phase as an Income Appreciator Benefit credit to your contract over a 10-year period.



   More information about IAB Option 1 appears below. For information about IAB Options 2 and 3, see "How Can I Access My Money?" on page 62.



   Income Appreciator Benefit payments are treated as earnings and may be subject to tax upon withdrawal. See "What Are The Tax Considerations Associated With The Strategic Partners FlexElite Contract?" on page 65.



   IF YOU DO NOT ACTIVATE THE BENEFIT PRIOR TO THE MAXIMUM ANNUITIZATION AGE YOU MAY LOSE ALL OR PART OF THE IAB.



CALCULATION OF INCOME APPRECIATOR BENEFIT AMOUNT



We will calculate the Income Appreciator Benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable Income Appreciator Benefit percentage based on the number of years the Income


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Appreciator Benefit has been in force. For purposes of calculating the Income
Appreciator Benefit:


- earnings are calculated as the difference between the contract value and the sum of all purchase payments;


- earnings do not include (1) any amount added to the contract value as a result of the Spousal Continuance Benefit (explained on page 52), or (2) if we were to permit you to elect the Income Appreciator Benefit after the contract date, any earnings accrued under the contract prior to that election;


- withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis;


- the table below shows the Income Appreciator Benefit percentages corresponding to the number of years the Income Appreciator Benefit has been in force.



   NUMBER OF YEARS         INCOME
 INCOME APPRECIATOR     APPRECIATOR
       BENEFIT            BENEFIT
  HAS BEEN IN FORCE      PERCENTAGE
 ------------------     -----------
         0-6                 0%
         7-9                15%
        10-14               20%
         15+                25%



IAB OPTION 1 -- INCOME APPRECIATOR BENEFIT AT ANNUITIZATION



Under this option, if you choose to activate the Income Appreciator Benefit at annuitization, we will calculate the Income Appreciator Benefit amount on the annuity date and add it to the adjusted contract value for purposes of determining the amount available for annuitization. You may apply this amount to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).



     UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.



EFFECT OF INCOME APPRECIATOR BENEFIT ON GUARANTEED MINIMUM INCOME BENEFIT



If you exercise the Guaranteed Minimum Income Benefit feature and an Income Appreciator Benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:



1. the adjusted contract value plus the remaining Income Appreciator Benefit amount, calculated at current IAB annuitization rates; or



2. the GMIB protected value plus the remaining Income Appreciator Benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.



   If you exercise the Guaranteed Minimum Income Benefit feature and activate the Income Appreciator Benefit at the same time, you must choose among the Guaranteed Minimum Income Benefit annuity payout options available at the time.



TERMINATING THE INCOME APPRECIATOR BENEFIT



The Income Appreciator Benefit will terminate on the earliest of:


-  the date you make a total withdrawal from the contract;


- the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Benefit;



- the date the Income Appreciator Benefit amount is reduced to zero (generally ten years after activation) under IAB Options 2 and 3;


-  the date of annuitization; or

-  the date the contract terminates.


HOW WE DETERMINE ANNUITY PAYMENTS



Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the


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value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 2% to 2.5% for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% to 3.5% for all other contracts). For non-GMIB annuity options, the guaranteed minimum rate is 3% (or 1.5% depending on the option elected and the version of the contract). The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted contract value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.



   Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:



FIXED PERIOD ANNUITIES



Currently, we offer fixed period annuities only under the Income Appreciator Benefit and non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted contract value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.



LIFE ANNUITIES



There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:



- The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.



GUARANTEED AND GMIB ANNUITY PAYMENTS



- Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these future improvements. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:



1. First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by either
   (a) four years, for life annuities under the GMIB sold in contracts on or after January 20, 2004, or upon subsequent state approval or (b) two years, with respect to guaranteed payments under life annuities not involving GMIB, as well as GMIB payments under contracts not described in (a) immediately above. For the reasons explained above in this section, the four year age reduction causes a greater reduction in the amount of the annuity payments than does the two-year age reduction.



2. Second, for life annuities under both versions of GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.



CURRENT ANNUITY PAYMENTS



Immediately above, we have discussed how we determine annuity payments under the GMIB annuity options and under non-GMIB annuity payout options that are based on "guaranteed" annuity purchase rates. By


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"guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.


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WHAT IS THE


        DEATH BENEFIT?
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


THE DEATH BENEFIT FEATURE PROTECTS THE CONTRACT VALUE FOR THE BENEFICIARY.


BENEFICIARY


The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner or last survivor, if there are spousal joint owners, dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary.


CALCULATION OF THE DEATH BENEFIT


If the sole owner dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the owner. If there is a sole owner and there is only one beneficiary who is the owner's spouse, then the surviving spouse may continue the contract under the Spousal Continuance Benefit. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary at the death of the first to die, the death benefit will be paid to the surviving owner, or the surviving owner may continue the contract under the Spousal Continuance Benefit (for contracts sold on or after May 1, 2003, or upon subsequent state approval. For all other contracts, if the owner and joint owner are spouses we will pay this death benefit upon the death of the last surviving spouse who continues the contract as the sole owner.) If the contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the contract value and the contract will end. Joint ownership may not be allowed in your state.



   Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:



1) The current contract value (as of the time we receive proof of death in good order). We impose no market value adjustment on contract value held within the market value adjustment option when a death benefit is paid.



2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or, if you have chosen a Guaranteed Minimum Death Benefit, the GMDB protected value.



   FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003 OR UPON SUBSEQUENT STATE APPROVAL, you may elect the base death benefit and the Guaranteed Minimum Death Benefit
(GMDB) if you are age 85 or younger when you purchase the contract.



   FOR ALL OTHER CONTRACTS, you may elect the base death benefit if you are 85 or younger and you may elect a Guaranteed Minimum Death Benefit (GMDB) if you are 79 or younger when you purchase the contract.



GUARANTEED MINIMUM DEATH BENEFIT



The Guaranteed Minimum Death Benefit (GMDB) provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase. If you elect the GMDB feature, you must elect a GMDB protected value option.



   The GMDB protected value option can be equal to the:



    -  GMDB roll-up,



    -  GMDB step-up, or



    -  Greater of the GMDB roll-up and the GMDB step-up.



   The GMDB protected value is calculated daily.



GMDB ROLL-UP



IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date that each invested purchase payment is made. Both the GMDB roll-up and the cap value will increase by subsequent invested purchase payments and reduce proportionally by withdrawals.


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

   We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:

- the contract anniversary coinciding with or next following the sole owner's or older owner's 80th birthday, or


- the 5th contract anniversary (applicable only to contracts sold on or after May 1, 2003, or upon subsequent state approval).


However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.


   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%.



   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 3% subject to a 200% cap of all invested purchase payments, starting on the date that each invested purchase payment is made. We will increase the GMDB roll-up by subsequent invested purchase payments and reduce it by the effect of withdrawals.


   We stop increasing the GMDB roll-up by the effective annual interest rate on the 5th contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

   Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.


GMDB STEP-UP



IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the contract value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.


   We stop increasing the GMDB step-up by any appreciation in the contract value on the later of:

- the contract anniversary coinciding with or next following the sole or older owner's 80th birthday, or


- the 5th contract anniversary (APPLICABLE ONLY TO CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL.)



However, we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.



   Here is an example of a proportional reduction:



   The current contract value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the contract value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.



   IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the contract value as of that contract anniversary. Thereafter, we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.


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                                                                         PART II
STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


GREATER OF STEP-UP AND ROLL-UP GUARANTEED MINIMUM DEATH BENEFIT


Under this option, the protected value is equal to the greater of the step-up value and the roll-up value.


   If you have chosen the base death benefit and death occurs after age 80, the beneficiary will receive the base death benefit described above. If you have chosen the Guaranteed Minimum Death Benefit option and death occurs on or after age 80, the beneficiary will receive the greater of: 1) the current contract value as of the date that due proof of death is received, and 2) the protected value of the GMDB roll-up or the GMDB step-up reduced proportionally by any subsequent withdrawals.



PAYOUT OPTIONS


The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.

   The death benefit payout options are:

   Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

   Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death.


      The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the contract value among the variable, fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the contract value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.



   Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner.



   If the owner and joint owner are spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.



   The tax consequences to the beneficiary vary among the three death benefit payout options. See "What Are The Tax Considerations Associated With The Strategic Partners FlexElite Contract?" on page 65.



EARNINGS APPRECIATOR BENEFIT



The Earnings Appreciator Benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation phase. Any Earnings Appreciator Benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.



   The Earnings Appreciator Benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Earnings Appreciator Benefit.



   If you want the Earnings Appreciator Benefit, you generally must elect it at the time you apply for the contract. If you elect the Earnings Appreciator Benefit, you may not later revoke it.



   Upon our receipt of proof of death in good order, we will determine an Earnings Appreciator Benefit by multiplying the Earnings Appreciator Benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to


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WHAT IS THE DEATH BENEFIT? CONTINUED


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

3 times the sum of all purchase payments previously made under the contract.


   FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003 OR UPON SUBSEQUENT STATE APPROVAL, for purposes of computing earnings and purchase payments under the Earnings Appreciator Benefit, we calculate earnings as the difference between the contract value and the sum of all purchase payments. Withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis.



   FOR ALL OTHER CONTRACTS, for purposes of computing earnings and purchase payments under the EAB, we increase the initial purchase payments by any subsequent purchase payments and reduce it proportionally by any withdrawals--the total contract value less that resultant sum being earnings.



   When determining the amount of 3 times the sum of all purchase payments mentioned in this section, we exclude purchase payments made both (i) after the first contract anniversary and (ii) within 12 months of the date of death (proportionally reduced for withdrawals).



   The EAB percentages are as follows:



-  40% if the owner is age 70 or younger on the date the application is signed.



- 25% if the owner is between ages 71 and 75 on the date the application is signed.



- FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, 15% if the owner is between ages 76 and 79 on the date the application is signed.


   If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.


   If the surviving spouse is continuing the contract in accordance with the Spousal Continuance Benefit (See "Spousal Continuance Benefit" below), the following conditions apply:



- In calculating the Earnings Appreciator Benefit, we will use the age of the surviving spouse at the time that the Spousal Continuance Benefit is activated to determine the applicable EAB percentage.



- For the original version of the contract, we will not allow the surviving spouse to continue the Earnings Appreciator Benefit (or bear the charge associated with this benefit) if he or she is age 76 or older on the date that the Spousal Continuance Benefit is activated. FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON STATE APPROVAL, we will not allow the surviving spouse to continue the Earnings Appreciation Benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date the Spousal Continuance Benefit is activated.



- If the Earnings Appreciator Benefit is continued, we will calculate any applicable Earnings Appreciator Benefit payable upon the surviving spouse's death by treating the contract value (as adjusted under the terms of the Spousal Continuance Benefit) as the first purchase payment.



TERMINATING THE EARNINGS APPRECIATOR BENEFIT



The Earnings Appreciator Benefit will terminate on the earliest of:


-  the date you make a total withdrawal from the contract,


- the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Benefit,


-  the date the contract terminates, or

-  the date you annuitize the contract.


SPOUSAL CONTINUANCE BENEFIT



This benefit is available if, on the date we receive proof of the owner's death good order, (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse; or (2) FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract. In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death. Assuming the above conditions are present, the surviving spouse can elect the Spousal Continuance Benefit, but must do so no later than 60 days after furnishing proof of the owner's death in good order.


--------------------------------------------------------------------------------
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   Upon activation of the Spousal Continuance Benefit, the contract value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This contract value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted contract value among the variable, fixed interest rate and market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment. We will waive the $1,000 minimum requirement for the market value adjustment option.



   Under the Spousal Continuance Benefit, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the Spousal Continuance Benefit. In addition, the contract value allocated to the market value adjustment option will remain subject to a potential market value adjustment.



   IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the Spousal Continuance Benefit, we will adjust the contract value to equal the greater of:


-  the contract value, or

-  the sum of all invested purchase payments (adjusted for withdrawals),


plus the amount of any applicable Earnings Appreciator Benefit.



   IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB ROLL-UP, we will adjust the contract value to equal the greater of:


-  the contract value, or

-  the GMDB roll-up,


plus the amount of any applicable Earnings Appreciator Benefit.



   IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB STEP-UP, we will adjust the contract value to equal the greater of:


-  the contract value, or

-  the GMDB step-up,


plus the amount of any applicable Earnings Appreciator Benefit.



   IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GREATER OF THE GMDB ROLL-UP AND GMDB STEP-UP, we will adjust the contract value to equal the greatest of:


-  the contract value,

-  the GMDB roll-up, or

-  the GMDB step-up,


plus the amount of any applicable Earnings Appreciator Benefit.



   After we have made the adjustment to contract value set out immediately above, we will continue to compute the GMDB roll-up and the GMDB step-up under the surviving spousal owner's contract, and will do so in accordance with the preceding discussion in this section.



   If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the Guaranteed Minimum Death Benefit provisions of the contract. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Benefit.



   FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the Guaranteed Minimum Income Benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However, the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the Spousal Continuance Benefit, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Guaranteed Minimum Income Benefit, we will revoke the Guaranteed


--------------------------------------------------------------------------------
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WHAT IS THE DEATH BENEFIT? CONTINUED


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


Minimum Income Benefit under the contract at that time and we will no longer charge for that benefit.



   FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death, the Income Appreciator Benefit will end unless the contract is continued by the owner's surviving spouse under the Spousal Continuance Benefit. If the contract is continued by the surviving spouse, we will continue to pay the balance of any Income Appreciator Benefit payments until the earliest to occur of the following: (a) the date on which 10 years' worth of IAB automatic withdrawal payments or IAB credits, as applicable, have been paid, (b) the latest date on which annuity payments would have had to have commenced had the owner not died (i.e., contract anniversary coinciding with or next following the annuitant's 95th birthday, or (c) the contract anniversary coinciding with or next following the annuitants' surviving spouse's 95th birthday.



   If the Income Appreciator Benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the Spousal Continuation Benefit, when added to the remainder of the Income Appreciator Benefit waiting period to be satisfied, would preclude the surviving spouse from utilizing the Income Appreciator Benefit, we will revoke the Income Appreciator Benefit under the contract at that time and we will no longer charge for that benefit. If the Income Appreciator Benefit has been in force for 7 contract years or more, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the Income Appreciator Benefit is activated after the contract is continued by the surviving spouse, the Income Appreciator Benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the contract value.


--------------------------------------------------------------------------------
 54
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        5:


HOW CAN I PURCHASE A STRATEGIC PARTNERS


        FLEXELITE CONTRACT?
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

PURCHASE PAYMENTS


The initial purchase payment is the amount of money you give us to purchase the contract. The minimum initial purchase payment is $10,000, and may not exceed $1,000,000 absent our prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers.



   You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made on or after the earliest of the 86th birthday of:


-  the owner;


-  the joint owner;



-  the annuitant; or



-  the co-annuitant



   Currently, the maximum aggregate purchase payment you may make is $20 million. We limit the maximum total purchase payments in any contract year, other than the first to $2 million absent our prior approval. Depending on the applicable state law, other limits may apply.


ALLOCATION OF PURCHASE PAYMENTS


When you purchase a contract, we will allocate your purchase payment among the variable investment options, fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.



   When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise. Allocations to the DCA Fixed Rate Option must be no less than $2,000 for contracts sold on or after May 1, 2003, or upon subsequent state approval (for all other contracts $5,000), and allocations to the market value adjustment option must be no less than $1,000.



   You may change your allocation of future invested purchase payment at any time. Contact the Prudential Annuity Service Center for details.



   We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Subsequent purchase payments received in good order after 4:00 p.m., Eastern time will be credited on the following business day.



CREDIT ELECTION



We will notify you of your option to make a credit election thirty days before your 3rd and 6th contract anniversaries. If you make a credit election, we will add to your contract value a credit amount of at least 0.5% of the contract value as of the applicable contract anniversary. Currently, we will add a credit amount of 1% of the contract value as of the applicable contract anniversary. The credit will be allocated to the variable or fixed interest rate options or the market value adjustment option in the same proportion as the contract value on the contract anniversary. We must receive your credit election in good order by your contract anniversary in order to add the credit to your contract value. This option is not available if the annuitant or co-annuitant is 81 or older on the contract date, the contract is continued under the Spousal Continuance Benefit, or you previously elected not to take the credit.


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HOW CAN I PURCHASE A STRATEGIC PARTNERS FLEXELITE CONTRACT? CONTINUED

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   After you make a credit election, amounts you withdraw will be subject to a credit election withdrawal charge of 7% for the first three contract years since your credit election.



   These charges may be lower in certain states.



   The credit election withdrawal charges are determined and applied in the same manner as the withdrawal charges described on page 58. Credits and related earnings are treated as earnings under the contract.



   We recoup the cost of the credit by assessing withdrawal charges for a longer period of time. If you make a withdrawal during the credit election withdrawal charge period you may be in a worse position than if you had declined the credit. This credit option may not be available in your state.


CALCULATING CONTRACT VALUE


The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment option(s) you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.


   Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) adding up the total amount of money allocated to a specific investment option;

2) subtracting from that amount insurance charges and any other applicable charges such as for taxes; and

3) dividing this amount by the number of outstanding accumulation units.


   When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment allocated to a variable investment option by the unit price of the accumulation unit for that variable investment option. We calculate the unit price for each variable investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.


   We cannot guarantee that your contract value will increase or that it will not fall below the amount of your total purchase payments.

   We reserve the right to terminate the contract, and pay the contract value to you, in either of the following scenarios: (i) if immediately prior to the annuity date, the contract value is less than $2000, or if the contract would provide annuity payments of less than $20 per month and (ii) if during the accumulation period, no purchase payment has been received during the immediately preceding two contract years and each of the following is less than $2000: (a) the total purchase payments (less withdrawals) made prior to such period, and (b) the current contract value.



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WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC


        PARTNERS FLEXELITE CONTRACT?
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE THE RETURN ON YOUR INVESTMENT. THESE CHARGES AND EXPENSES ARE DESCRIBED BELOW.



The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.


INSURANCE AND ADMINISTRATIVE CHARGE


Each day we make a deduction for the insurance and administrative charge. This charge covers our expenses for mortality and expense risk, administration, marketing and distribution. If you choose a Guaranteed Minimum Death Benefit option, the insurance and administrative charge also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the contract value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge is for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs. The Guaranteed Minimum Death Benefit risk portion of the charge, if applicable, covers our assumption of the risk that the protected value of the contract will be larger than the base death benefit if the contract owner dies during the accumulation phase.


   We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit option that you choose.


   FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, the charge is equal to:



    -  1.65% on an annual basis if you choose the base benefit,



    - 1.9% on an annual basis if you choose either the roll-up or step-up Guaranteed Minimum Death Benefit option, and



    - 2% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option.



   FOR ALL OTHER CONTRACTS:



    -  1.6% on an annual basis if you choose the base benefit, and



    - 1.8% on an annual basis if you choose either the roll-up or step-up Guaranteed Minimum Death Benefit option.



    - 1.9% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option.


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CONTINUED

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


   If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from this charge. The insurance risk charge for your contract cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts.


WITHDRAWAL CHARGE


A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. As described on page 55, when you make a credit election, a 7% withdrawal charge will be applied to amounts withdrawn for the three contract years following the credit election. The withdrawal charge may also apply if you begin the income phase during these periods, depending upon the annuity option you choose.



   The withdrawal charge is the percentage, shown below, of the amount withdrawn. Full contract years are measured from the contract date with respect to the initial withdrawal charge and from the date you make a credit election with respect to the credit election withdrawal charge.



FULL CONTRACT YEARS
 FROM THE CONTRACT
 DATE AND FROM THE
  DATE YOU MAKE A
  CREDIT ELECTION          WITHDRAWAL CHARGE
--------------------------------------------
         0                         7%
         1                         7%
         2                         7%
         3                         0%


   In certain states reduced withdrawal charges may apply for certain ages if a credit election is made.

   If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.


   If you request a withdrawal, we will deduct an amount from the contract value that is sufficient to pay the withdrawal charge, and provide you with the amount requested.


   If you request a full withdrawal, we will provide you with the full amount of the contract value after making deductions for charges.


   Each contract year, you may withdraw a specified amount of your contract value without incurring a withdrawal charge. We determine the "charge-free amount" available to you in a given contract year on the contract anniversary that begins that year. The charge-free amount in a given contract year is equal to 10% of the sum of all purchase payments that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.



   When you make a withdrawal, we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.



   If a withdrawal is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount. We will then apply a withdrawal charge to the adjusted amount. Withdrawal charges will never be greater than permitted by applicable law.



WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE


Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else.

--------------------------------------------------------------------------------
 58
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


MINIMUM DISTRIBUTION REQUIREMENTS



FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, if a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an IRS mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See "What Are The Tax Considerations Associated With The Strategic Partners Annuity One Contract?" on page 65.


CONTRACT MAINTENANCE CHARGE

On each contract anniversary during the accumulation phase, if your contract value is less than $100,000, we will deduct the lesser of $50 or 2% of your contract value, for administrative expenses. (This fee may differ in certain states). While this is what we currently charge, we may increase this charge up to a maximum of $60. Also, we may raise the level of the contract value at which we waive this fee. The charge will be deducted proportionately from each of the contract's variable investment options, fixed interest rate options, and guarantee periods within the market value adjustment option. This same charge will also be deducted when you surrender your contract if your contract value is less than $100,000.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE



We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. FOR CONTRACTS SOLD ON OR AFTER JANUARY 20, 2004, or upon subsequent state approval, we will deduct a charge equal to 0.50% per year of the average GMIB protected value for the period the charge applies. FOR ALL OTHER CONTRACTS, this is an annual charge equal to 0.45% of the average GMIB protected value for the period the charge applies. We deduct the charge from your contract value on each of the following events:


-  each contract anniversary,

-  when you begin the income phase of the contract,

-  upon a full withdrawal, and


- upon a partial withdrawal if the remaining contract value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.



   If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.



   Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's contract value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.



   The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the contract value allocated to the variable investment options, the fixed interest rate options, and the market value adjustment option. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.



   THE FACT THAT WE MAY IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.



   We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.



INCOME APPRECIATOR BENEFIT CHARGE



We will impose an additional charge if you choose the Income Appreciator Benefit. This is an annual charge equal to 0.25% of your contract value. The Income Appreciator Benefit charge is calculated:


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WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT?
CONTINUED

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

   -  on each contract anniversary,

   -  on the annuity date,


   - upon the death of the sole owner or the first to die of the owner or joint owner prior to the annuity date,


   -  upon a full or partial withdrawal, and

   -  upon a subsequent purchase payment.


   The fee is based on the contract value at the time of the calculation, and is prorated based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.



   Although the Income Appreciator Benefit charge may be calculated more often, it is deducted only:


   -  on each contract anniversary,

   -  on the annuity date,

   - upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date,

   -  upon a full withdrawal, and


   - upon a partial withdrawal if the contract value remaining after such partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge.


   We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.


   The Income Appreciator Benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total contract value. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. Upon a full withdrawal, or if the contract value remaining after a partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge, the charge is deducted from the amount paid. The payment of the Income Appreciator Benefit charge will be deemed to be made from earnings for purposes of calculating other charges. THE FACT THAT WE IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.



   We do not assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization. However, we do assess the IAB charge during the 10-year payment period contemplated by IAB Options 2 and 3. Moreover, you should realize that amounts credited to your contract value under IAB Option 3 increase the contract value, and because the IAB fee is a percentage of your contract value, the IAB fee may increase as a consequence of those additions.



EARNINGS APPRECIATOR BENEFIT CHARGE



We will impose an additional charge if you choose the Earnings Appreciator supplemental death benefit. The charge for this benefit is based on an annual rate of 0.30% of your contract value.



   We calculate the charge on each of the following events:



   -  each contract anniversary,



   -  on the annuity date,



   - upon death of the sole or first to die of the owner or joint owner prior to the annuity date,



   -  upon a full or partial withdrawal, and



   -  upon a subsequent purchase payment.



   The fee is based on the contract value at time of calculation and is pro-rated based on the portion of the contract year since the date that the Earnings Appreciator Benefit charge was last calculated.



   Although the Earnings Appreciator Benefit charge may be calculated more often, it is deducted only:



   -  on each contract anniversary,



   -  on the annuity date,



   - upon death of the sole owner or first to die of the owner or joint owner prior to the annuity date,



   -  upon a full withdrawal, and



   - upon a partial withdrawal if the contract value remaining after the partial withdrawal is not enough to cover the then applicable charge.



   We withdraw this charge from each investment option (including each guarantee period) in the same proportion that the amount allocated to the investment option bears to the total contract value. No market


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


value adjustment will apply to the portion of the charge deducted from the market value adjustment option. Upon a full withdrawal or if the contract value remaining after a partial withdrawal is not enough to cover the then-applicable Earnings Appreciator Benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the Earnings Appreciator Benefit charge as made from earnings for purposes of calculating other charges.


TAXES ATTRIBUTABLE TO PREMIUM


There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a charge against the value of the contract to pay some or all of these taxes. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.


TRANSFER FEE


You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $10 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made.


COMPANY TAXES


We will pay the taxes on the earnings of the separate account. We do not currently charge you for these taxes. We will periodically review the issue of charging for these taxes and may impose a charge in the future.


UNDERLYING MUTUAL FUND FEES


When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2003, the fees of these funds ranged on an annual basis from 0.37% to 1.30% of fund assets (these fees reflect the effect of expense reimbursements or waivers, which may terminate at any time). For additional information about these fund fees, please consult the prospectuses for the funds.


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HOW CAN I

        ACCESS MY MONEY?
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

YOU CAN ACCESS YOUR MONEY BY:

- MAKING A WITHDRAWAL (EITHER PARTIAL OR COMPLETE); OR


- CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.


WITHDRAWALS DURING THE ACCUMULATION PHASE


When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.



   Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum contract value that must remain in order to keep the contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the contract value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the contract value below such minimum.


   With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.

   With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your contract value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the contract value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.

   INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS ALSO MAY APPLY TO ANY WITHDRAWAL. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.

AUTOMATED WITHDRAWALS


We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is generally $100.


   INCOME TAXES, TAX PENALTIES, WITHDRAWAL CHARGES, AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.


INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE



The Income Appreciator Benefit (or "IAB") is discussed on page 45. As mentioned there, you may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income Appreciator Benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


order. Under IAB Options 2 and 3, you can choose to have the Income Appreciator Benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.



   IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.



IAB OPTION 2 -- INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM



Under this option, you elect to receive the Income Appreciator Benefit during the accumulation phase. When you activate the benefit, a 10-year Income Appreciator Benefit automatic withdrawal payment program begins. We will pay you the Income Appreciator Benefit amount in equal installments over a 10-year payment period. You may combine this Income Appreciator Benefit amount with an automated withdrawal amount from your contract value, in which case each combined payment must be at least $100.



   The maximum automated withdrawal payment amount that you may receive from your contract value under this Income Appreciator Benefit program in any contract year during the 10-year period may not exceed 10% of the contract value as of the date you activate the Income Appreciator Benefit.



   Once we calculate the Income Appreciator Benefit, the amount will not be affected by changes in contract value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not to amounts attributable to the Income Appreciator Benefit.



   After the ten-year payment period has ended, if the remaining contract value is $2,000 or more, the contract will continue. If the remaining contract value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining contract value and the contract will terminate. If the contract value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the Income Appreciator Benefit amount for the remainder of the 10-year payment period.



DISCONTINUING THE INCOME APPRECIATOR BENEFIT AUTOMATIC WITHDRAWAL PAYMENT PROGRAM UNDER IAB OPTION 2



You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining Income Appreciator Benefit amount to the contract value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any Income Appreciator Benefit amount added to the contract value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable investment options, fixed interest rate options, or the market value adjustment option in the same proportions as your most recent purchase payment allocation percentages.



   You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the Income Appreciator Benefit amount for the 10-year payment period to the contract value in a lump sum before determining the adjusted contract value. The adjusted contract value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).


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HOW CAN I ACCESS MY MONEY? CONTINUED

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


IAB OPTION 3 -- INCOME APPRECIATOR BENEFIT CREDIT TO CONTRACT VALUE



Under this option, you can activate the Income Appreciator Benefit and receive the benefit as credits to your contract value over a 10-year payment period. We will allocate these Income Appreciator Benefit credits to the variable investment options, the fixed interest rate options, or the market value adjustment option. We will waive the $1,000 minimum requirement for the market value adjustment option. We will calculate the Income Appreciator Benefit amount on the date we receive your written request in good order. Once we have calculated the Income Appreciator Benefit, the Income Appreciator Benefit credit will not be affected by changes in contract value due to the investment performance of any allocation option.



   Before we add the last Income Appreciator Benefit credit to your contract value, you may switch to IAB Option 2 and receive the remainder of the Income Appreciator Benefit as payments to you (instead of credits to the contract value) under the Income Appreciator Benefit program for the remainder of the 10-year payment period.


   You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

EXCESS WITHDRAWALS


During the 10-year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your contract value in a contract year that exceeds the sum of (1) 10% of the contract value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated, that have not been previously withdrawn.



   We will deduct the excess withdrawal on a proportional basis from the remaining Income Appreciator Benefit amount. We will then calculate and apply a new reduced Income Appreciator Benefit amount.



   Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the contract value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated, that have not been previously withdrawn, do not reduce the remaining Income Appreciator Benefit amount. Additionally, if the amount withdrawn in any year is less than the excess withdrawal threshold, the difference between the amount withdrawn and the threshold can be carried over to subsequent years on a cumulative basis and withdrawn without causing a reduction to the Income Appreciator Benefit amount.



EFFECT OF TOTAL WITHDRAWAL ON INCOME APPRECIATOR BENEFIT



We will not make Income Appreciator Benefit payments after the date you make a total withdrawal of the contract surrender value.


SUSPENSION OF PAYMENTS OR TRANSFERS


The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers from a variable investment option for any period when:


- The New York Stock Exchange is closed (other than customary weekend and holiday closings);

-  Trading on the New York Stock Exchange is restricted;


- An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or


- The SEC, by order, permits suspension or postponement of payments for the protection of owners.


   We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.


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        8:

WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC


        PARTNERS FLEXELITE CONTRACT?
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9





The tax considerations associated with the Strategic Partners FlexElite contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.



   This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA or 403(b) account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs or 403(b)s, as applicable, are the responsibility of the applicable trustee or custodian.


CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.


   It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract, such as the Guaranteed Minimum Death Benefit, should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for the owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.



   If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.


TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else.


   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest payment option, that we may offer, that election will be treated, for tax purposes, as surrendering your contract.



   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


TAXES ON ANNUITY PAYMENTS


A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS


Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:


-  the amount is paid on or after you reach age 59 1/2 or die;

-  the amount received is attributable to your becoming disabled;


- the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.); or


- the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).


SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035



Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See "Federal Tax Status" in the Statement of Additional Information.)



   Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.


TAXES PAYABLE BY BENEFICIARIES


The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.



   Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum death


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.


   Tax consequences to the beneficiary vary among the death benefit payment options.



-  Choice 1: The beneficiary is taxed on earning in the contract.



- Choice 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).



- Choice 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).


REPORTING AND WITHHOLDING DISTRIBUTIONS


Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.



   State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).


   Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION


   DIVERSIFICATION AND INVESTOR CONTROL. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules. We believe these diversification rules will be met.



   An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this prospectus. We will take any action, including modifications to your contract or the investment options, required to comply with such guidelines if promulgated.



   Please refer to the Statement of Additional Information for further information on these diversification and investor control issues.



   REQUIRED DISTRIBUTIONS UPON YOUR DEATH. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.


   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


the date of death. However, if a periodic payment option is selected by your designated beneficiary and if such payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.



   If the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.


   CHANGES IN THE CONTRACT. We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contractowners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL INFORMATION


You should refer to the Statement of Additional Information if:


- The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

- Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

- You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.


CONTRACTS HELD BY TAX FAVORED PLANS


The following discussion covers annuity contracts held under tax-favored retirement plans.


   Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a), 408(b) and 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.


   YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS OF WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

TYPES OF TAX FAVORED PLANS


   IRAS. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" on page 78 contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater) less any applicable federal and state income tax withholding.



   CONTRIBUTIONS LIMITS/ROLLOVERS. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law that you may make to an IRA. For 2004 the limit is $3,000; increasing in 2005 to 2007 to $4,000; and for 2008 to $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 in years 2004 to 2005 and an additional $1,000 in 2006 and years thereafter. The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy


--------------------------------------------------------------------------------
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan.



   REQUIRED PROVISIONS. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:


- You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

-  Your rights as owner are non-forfeitable;

-  You cannot sell, assign or pledge the contract, other than to Pruco Life;


- The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);



- The date on which annuity payments must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and



- Death and annuity payments must meet "minimum distribution requirements" (described on page 70).


   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:


-  A 10% "early distribution penalty" (described on page 70);


- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or


-  Failure to take a minimum distribution (also generally described on page 70).



   ROTH IRAS. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:



-  Contributions to a Roth IRA cannot be deducted from your gross income;



- "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements:
   (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or
   (d) for a qualified first time homebuyer distribution within the meaning of
   Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA; and



- If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.



   Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase a contract for a Roth IRA in connection with a "rollover" or "conversion" of amounts of another traditional IRA, conduit IRA, or Roth IRA. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to a Roth IRA. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth


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        8:


TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT CONTINUED

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.


MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION


If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.



   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.



   Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs.



PENALTY FOR EARLY WITHDRAWALS



You may owe a 10% tax penalty on the taxable part of distributions received from an IRA or Roth IRA before you attain age 59 1/2.



   Amounts are not subject to this tax penalty if:



-  the amount is paid on or after you reach age 59 1/2 or die;



-  the amount received is attributable to your becoming disabled; or



- the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.).



   Other exceptions to this tax may apply. You should consult your tax advisor for further details.



WITHHOLDING



Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:



- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and


-  For all other distributions, we will withhold at a 10% rate.

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS


ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally per-


--------------------------------------------------------------------------------
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

mit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.


   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are the Expenses Associated with the Strategic Partners FlexElite Contract" starting on page 57.



   Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" on page 72.


   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.


ADDITIONAL INFORMATION



For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement" on page 78.


--------------------------------------------------------------------------------
                                                                              71
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        9:

OTHER

        INFORMATION

PRUCO LIFE INSURANCE COMPANY


Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York, and therefore, is subject to the insurance laws and regulations of all the jurisdictions where it is licensed to do business.



   Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.



   Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco Life's annual report for the year ended December 31, 2003, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 33-37587. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


THE SEPARATE ACCOUNT


We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.


SALE AND DISTRIBUTION OF THE CONTRACT


Prudential Investment Management Services LLC (PIMS), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts under a "best efforts" underwriting agreement with Pruco Life under which PIMS is reimbursed for its costs and expenses. PIMS is an indirect wholly-owned subsidiary of Prudential Financial, Inc. and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (NASD).



   Compensation is paid to broker/dealer firms whose registered representatives sell the contract according to one or more schedules. The individual registered representatives will receive a portion of the compensation, depending on the practice of the firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of contract value (a "trail commission"). We may also provide compensation for providing ongoing service to you in relation to the contract.



   In addition, in an effort to promote the sale of our products (which may include the placement of Pruco


--------------------------------------------------------------------------------
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PART II STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/dealer firms or branches of such firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative and/or other services they provide to us or our affiliates. To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms, and the terms of such arrangements may differ between firms. You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to an annuity product, any such compensation will be paid by us or PIMS, and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.


LITIGATION


We are subject to legal and regulatory actions in the ordinary course of our business, including class actions. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life and that are typical of the businesses in which Pruco Life operates. Class action and individual lawsuits involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. We are also subject to litigation arising out of our general business activities, such as our investments and third party contracts. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.


   Pruco Life's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on Pruco Life's financial position.


   In January 2004, the NASD fined Prudential Equity Group, Inc. (formerly known as Prudential Securities Incorporated) and PIMS $2 million, and ordered the firms to pay customers $9.5 million for sales of fixed and variable annuities that violated a New York State Insurance Department regulation concerning replacement sales and NASD rules. We brought this matter to the New York Insurance Department and the NASD's attention in response to an internal investigation, and in consultation with both New York and the NASD, we have initiated a remediation program for all affected customers which has already provided $8 million in remediation.


ASSIGNMENT

You can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.

   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

FINANCIAL STATEMENTS

The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners

--------------------------------------------------------------------------------

        9:

OTHER INFORMATION CONTINUED

--------------------------------------------------------------------------------
PART II STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


FlexElite contract, are included in the Statement of Additional Information.


STATEMENT OF ADDITIONAL INFORMATION

Contents:

-  Company

-  Experts

-  Principal Underwriter

-  Allocation of Initial Purchase Payment

-  Determination of Accumulation Unit Values


-  Federal Tax Status


-  State Specific Variations

-  Directors and Officers

-  Financial Statements

HOUSEHOLDING


To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877)-778-5008.


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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


MARKET-VALUE
        ADJUSTMENT FORMULA
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA

GENERAL FORMULA

The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
MVA). The MVA itself is calculated as follows:
                              1 + I
                  MVA = [(-------------)to the N/12 power] -1
                          1 + J + .0025

where:  I   =    the guaranteed credited interest rate
                 (annual effective) for the given
                 contract at the time of withdrawal or
                 annuitization or settlement.
        J   =    the current credited interest rate
                 offered on new money at the time of
                 withdrawal or annuitization or
                 settlement for a guarantee period of
                 equal length to the number of whole
                 years remaining in the Contract's
                 current guarantee period plus one
                 year.
        N   =    equals the remaining number of months
                 in the contract's current guarantee
                 period (rounded up) at the time of
                 withdrawal or annuitization or
                 settlement.

PENNSYLVANIA FORMULA

We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

            m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

INDIANA FORMULA

We use the following MVA formula for contracts issued in Indiana:
                              1 + I
                   MVA = [(-----------)to the N/12 power] -1
                              1 + J

The variables I, J and N retain the same definitions as the general formula.

MARKET VALUE ADJUSTMENT EXAMPLE

(ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

    The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)]to the (38/12) power -1 = 0.02274

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.02274 = $253.03

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $253.03 = $11,380.14

--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED

PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

   The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the(38/12) power -1 = -0.03644

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.03644) = -$405.47

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$405.47) = $10,721.64

MARKET VALUE ADJUSTMENT EXAMPLE

(PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.05] + [((365-61)/365) X 0.04] =
         0.0417

   The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power-1 = 0.04902

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 X 0.04902 = $545.45

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $545.45 = $11,672.56

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.08] + [((365 - 61)/365) X 0.07] =
         0.0717

   The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power-1 = -0.04098

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.04098) = -$455.99

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


--------------------------------------------------------------------------------

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$455.99) = $10,671.12

MARKET VALUE ADJUSTMENT EXAMPLE

(INDIANA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power-1 = 0.03047

2) Multiply the Contract Value by the factor calculated in Step 1.

                          $11,127.11 x 0.03047 = $339.04

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                         $11,127.11 + $339.04 = $11,466.15

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

    The MVA factor calculation would be: [(1.06)/(1.07)]to the (38/12) power -1 = -0.02930

2) Multiply the Contract Value by the factor calculated in Step 1.

                        $11,127.11 X (-0.02930) = -$326.02

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

                       $11,127.11 + (-$326.02) = $10,801.09

--------------------------------------------------------------------------------

IRA DISCLOSURE STATEMENT
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.


FREE LOOK PERIOD


The annuity contract offered by this prospectus gives you the opportunity to return the contract for a refund (less any applicable federal and state income tax withholding) within 10 days after it is delivered, or applicable state required period, if longer. The amount of the refund is dictated by state law. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it to you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.


ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS


Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA contributions must be made by no later than the due date for filing your income tax return for that year. For a single taxpayer, the applicable dollar limitation is $45,000 in 2004, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $45,000 -- $55,000. For married couples filing jointly, the applicable dollar limitation is $65,000, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $65,000 -- $75,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $55,000 for individuals and $75,000 for married couples filing jointly. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.


   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) the maximum amount allowed by law, including catch-up contributions if applicable or (2) 100% of taxable alimony.


   If you should contribute more than the maximum contribution amount to your IRA, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.



   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See "Premature Distributions" on page 79).


IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to the maximum amount allowed by law, including catch-up contributions if applicable, may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including

--------------------------------------------------------------------------------
 78

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) twice the maximum amount allowed by law, including catch-up contributions if applicable; or (iii) 100% of your combined gross income.


   Contributions in excess of the contribution limits may be subject to penalty. See "Contributions And Deductions" on page 78. If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.


   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION


Once every year, you are permitted to withdraw any portion of the value of your IRA and reinvest it in another IRA. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.



   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. You may later roll over such a contribution to another qualified retirement plan. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.) Funds can also be rolled over from an IRA or Simplified Employee Pension IRA to an IRA or to another qualified retirement plan or 457 government plan.


DISTRIBUTIONS

(a) PREMATURE DISTRIBUTIONS


At no time can your interest in your IRA be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA to anyone. Use of an IRA as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA without penalty to your former spouse in accordance with the terms of a divorce decree.)



   You may surrender any portion of the value of your IRA. In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.


   The 10% tax penalty does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.

(b) DISTRIBUTION AFTER AGE 59 1/2


Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. You may elect to receive the distribution under


--------------------------------------------------------------------------------

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the periodic payment options or in one sum will be treated as ordinary income as you receive them to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.



(c) INADEQUATE DISTRIBUTIONS--50% TAX



Your IRA is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age
70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary). The calculation method is defined under IRS regulations. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.


(d) DEATH BENEFITS


If you (or your surviving spouse) die before receiving the entire value of your IRA, the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum by December 31st of the fifth year after your (or your surviving spouse's) death, or applied to purchase an immediate annuity for the beneficiary, or as a program of minimum distributions. This annuity or minimum distribution program must be payable over the life expectancy of the beneficiary beginning by December 31st of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun, and no designated beneficiary is identified by December 31st of the year following the year of death, the entire amount must be distributed based on the life expectancy of the owner using the owner's age prior to death. A distribution of the balance of your IRA upon your death will not be considered a gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.


ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a Roth IRA. The maximum amount of contributions allowable for any taxable year to all IRAs maintained by an individual is generally the lesser of the maximum amount allowed by law and 100% of compensation for that year (the lesser of the maximum amount allowed by law is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a traditional IRA. Contributions to a Roth IRA are not deductible.

   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a traditional IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.

   UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A TRADITIONAL IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.

   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of

--------------------------------------------------------------------------------
 80

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9

Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA.


   Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed under the same rules applied to traditional IRAs where death occurs before the required beginning date.


REPORTING TO THE IRS


Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate. If you were at least 70 1/2 at the end of the prior year, we will indicate to you and to the IRS, on Form 5498, that your account is subject to minimum required distributions.


--------------------------------------------------------------------------------

PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


         APPENDIX A

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------


As we have indicated throughout this prospectus, the Strategic Partners FlexElite Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges during the periods May 1, 2002 to December 31, 2002 and January 1, 2003 to December 31, 2003. From May 1, 2003 to December 31, 2003, the highest combination of asset-based charges amounted to 2.00%, and the lowest combination of asset-based charges amounted to 1.60%. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge by calling (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19101.


--------------------------------------------------------------------------------
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
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES:
(BASE DEATH BENEFIT 1.60)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00649                  $0.75325                       93,203
         1/1/2003 to 12/31/2003                      $0.75325                  $0.96574                      650,728

PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00967                  $0.80433                       19,194
         1/1/2003 to 12/31/2003                      $0.80433                  $1.04229                      135,937

PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00696                  $0.78574                      122,789
         1/1/2003 to 12/31/2003                      $0.78574                  $1.03683                      199,985

PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00000                  $0.99920                      423,551
         1/1/2003 to 12/31/2003                      $0.99920                  $0.99175                    2,261,832

PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00875                  $0.81778                       59,882
         1/1/2003 to 12/31/2003                      $0.81778                  $1.03180                    1,305,656

PRUDENTIAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00860                  $0.79642                       40,410
         1/1/2003 to 12/31/2003                      $0.79642                  $1.00386                      239,625

SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00677                  $0.79525                      312,154
         1/1/2003 to 12/31/2003                      $0.79525                  $1.03928                      757,989

SP AIM AGGRESSIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00304                  $0.78203                       96,866
         1/1/2003 to 12/31/2003                      $0.78203                  $0.97382                      262,005

SP AIM CORE EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00936                  $0.85600                       37,745
         1/1/2003 to 12/31/2003                      $0.85600                  $1.04209                      156,248

SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00779                  $0.78002                       83,646
         1/1/2003 to 12/31/2003                      $0.78002                  $0.95090                    1,707,961

SP BALANCED ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00335                  $0.88984                    2,338,741
         1/1/2003 to 12/31/2003                      $0.88984                  $1.07623                    5,502,079



* COMMENCEMENT OF BUSINESS                                                             THIS CHART CONTINUES ON THE NEXT PAGE

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                                                                              83

--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
(BASE DEATH BENEFIT 1.60)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00203                  $0.93918                    2,345,900
         1/1/2003 to 12/31/2003                      $0.93918                  $1.07673                    4,403,658
SP DAVIS VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00676                  $0.85482                      433,610
         1/1/2003 to 12/31/2003                      $0.85482                  $1.08886                    1,349,154
SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00812                  $0.81844                      208,005
         1/1/2003 to 12/31/2003                      $0.81844                  $1.02601                      378,060
SP GOLDMAN SACHS SMALL CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00401                  $0.77921                      127,081
         1/1/2003 to 12/31/2003                      $0.77921                  $1.02081                      659,327
SP GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00493                  $0.84271                      723,141
         1/1/2003 to 12/31/2003                      $0.84271                  $1.06394                    1,988,561
SP LARGE CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00956                  $0.83364                       51,159
         1/1/2003 to 12/31/2003                      $0.83364                  $1.04013                      401,897
SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00460                  $0.76575                       89,492
         1/1/2003 to 12/31/2003                      $0.76575                  $0.95573                      229,832
SP MID CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.98986                  $0.68122                       64,598
         1/1/2003 to 12/31/2003                      $0.68122                  $0.93944                      718,763
SP PIMCO HIGH YIELD PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.99896                  $0.97196                      257,990
         1/1/2003 to 12/31/2003                      $0.97196                  $1.17106                    3,639,912
SP PIMCO TOTAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.99996                  $1.05757                      946,026
         1/1/2003 to 12/31/2003                      $1.05757                  $1.10183                    4,014,394
SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00813                  $0.75658                       77,973
         1/1/2003 to 12/31/2003                      $0.75658                  $1.05808                      234,827
SP STATE STREET RESEARCH SMALL CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $0.99996                  $0.76251                       66,083
         1/1/2003 to 12/31/2003                      $0.76251                  $1.01108                      571,775



* COMMENCEMENT OF BUSINESS                                                             THIS CHART CONTINUES ON THE NEXT PAGE

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
--------------------------------------------------------------------------------
PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
(BASE DEATH BENEFIT 1.60)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00807                  $0.80793                       98,858
         1/1/2003 to 12/31/2003                      $0.80793                  $1.00077                       79,543

SP TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00200                  $0.68057                        2,907
         1/1/2003 to 12/31/2003                      $0.68057                  $0.95387                      188,395

SP WILLIAM BLAIR INTERNATIONAL GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00364                  $0.76891                       36,399
         1/1/2003 to 12/31/2003                      $0.76891                  $1.05634                      992,042

JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------
         5/1/2002* to 12/31/2002                     $1.00860                  $0.77398                        8,577
         1/1/2003 to 12/31/2003                      $0.77398                  $1.00180                       86,824


* COMMENCEMENT OF BUSINESS

--------------------------------------------------------------------------------

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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES:
(GREATER OF ROLL-UP AND STEP-UP GMDB 2.00)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD

JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99921                  $1.21145                      779,617

PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00117                  $1.24857                      193,463

PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00326                  $1.23779                      155,832
PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99997                  $0.99224                      212,815

PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99953                  $1.20803                      423,123

PRUDENTIAL VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99995                  $1.25016                       94,946
SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00158                  $1.26460                      912,164

SP AIM AGGRESSIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99611                  $1.22686                       40,542

SP AIM CORE EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99816                  $1.19826                      316,000
SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99809                  $1.13844                      383,589

SP BALANCED ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00116                  $1.15404                    2,516,911

SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00100                  $1.08861                      562,468
SP DAVIS VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99995                  $1.24302                    1,399,288

SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00500                  $1.27708                      460,314

SP GOLDMAN SACHS SMALL CAP PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99690                  $1.29176                      584,437
SP GROWTH ASSET ALLOCATION PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00135                  $1.21051                    3,262,410



* COMMENCEMENT OF BUSINESS                                                             THIS CHART CONTINUES ON THE NEXT PAGE

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
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PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


ACCUMULATION UNIT VALUES (CONTINUED):
(GREATER OF ROLL-UP AND STEP-UP GMDB 2.00)
------------------------------------------------------------------------------------------------------------------------------
                                              ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                              AT BEGINNING OF PERIOD    AT END OF PERIOD          OUTSTANDING AT END OF PERIOD
SP LARGE CAP VALUE PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99746                  $1.21513                      366,983

SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99995                  $1.19662                      139,899

SP MID CAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99765                  $1.29694                      542,782

SP PIMCO HIGH YIELD PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00293                  $1.08266                      481,047

SP PIMCO TOTAL RETURN PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00170                  $1.01274                      880,192
SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00190                  $1.28167                      217,286

SP STATE STREET RESEARCH SMALLCAP GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00196                  $1.29715                      241,209

SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99621                  $1.16761                      197,854

SP TECHNOLOGY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00272                  $1.30756                      229,497

SP WILLIAM BLAIR INTERNATIONAL GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $1.00451                  $1.32707                      180,985

JANUS ASPEN SERIES--GROWTH PORTFOLIO
SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------
         5/1/2003* to 12/31/2003                     $0.99867                  $1.20059                       61,017


* COMMENCEMENT OF BUSINESS

--------------------------------------------------------------------------------

PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9


         APPENDIX B


HYPOTHETICAL ILLUSTRATIONS

--------------------------------------------------------------------------------


The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:



      We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.



      To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table), the arithmetic average fund fees were equal to 1.09% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.



      The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -3.02%, 2.80% and 6.68%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.



      An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.



      A '0' in these columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.



      The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.



      Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.


--------------------------------------------------------------------------------
 88

--------------------------------------------------------------------------------

PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9



STRATEGIC PARTNERS FLEXELITE


$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS



MALE, ISSUE AGE 60


BENEFITS:


    GREATER OF ROLL-UP AND STEP-UP GUARANTEED MINIMUM DEATH BENEFIT


    EARNINGS APPRECIATOR BENEFIT


    GUARANTEED MINIMUM INCOME BENEFIT


    INCOME APPRECIATOR BENEFIT


    NO CREDIT ELECTION


10% ASSUMED RATE OF RETURN

--------------------------------------------------------------------------------

            PROJECTED VALUE                         DEATH BENEFIT(S)                       LIVING BENEFIT(S)
---------------------------------------   -------------------------------------   ------------------------------------
                                                                EAB                         IAB                GMIB
                                                    ---------------------------   ------------------------   ---------

                                           DEATH     EARNINGS      TOTAL DEATH                   AMOUNT        GMIB
       ANNUITANT   CONTRACT   SURRENDER   BENEFIT   APPRECIATOR   BENEFIT VALUE               AVAILABLE TO   PROTECTED
YEAR      AGE       VALUE       VALUE      VALUE      BENEFIT        AND EAB      IAB VALUE    ANNUITIZE       VALUE
----------------------------------------------------------------------------------------------------------------------
1         61       105,581      99,281    105,581       2,232        107,813           N/A          N/A       105,000
2         62       111,476     105,176    111,476       4,591        116,067           N/A          N/A       110,250
3         63       117,704     117,704    117,704       7,082        124,786           N/A          N/A       115,763
4         64       124,283     124,283    124,283       9,713        133,996           N/A          N/A       121,551
5         65       131,233     131,233    131,233      12,493        143,726           N/A          N/A       127,628
6         66       138,576     138,576    138,576      15,430        154,006           N/A          N/A       134,010
7         67       146,333     146,333    146,333      18,533        164,866         6,950      153,283       140,710
8         68       154,528     154,528    154,528      21,811        176,340         8,179      162,708       147,746
9         69       163,187     163,187    163,187      25,275        188,462        12,637      175,825       155,133
10        70       172,336     172,336    172,336      28,934        201,270        14,467      186,803       162,889
15        75       226,482     226,482    226,482      50,593        277,075        31,620      258,102       200,000
20        80       298,774     298,774    298,774      79,510        378,284        49,694      348,468       200,000
25        85       395,945     395,945    395,945     118,378        514,323        73,986      469,931       200,000
30        90       526,555     526,555    526,555     120,000        646,555       106,639      633,194       200,000
35        95       702,113     702,113    702,113     120,000        822,113       150,528      852,642       200,000
----------------------------------------------------------------------------------------------------------------------

               LIVING BENEFIT(S)
----  ------------------------------------
                      GMIB
      ------------------------------------
           GMIB         PROJECTED CONTRACT
        GUARANTEED        ANNUAL ANNUITY
       ANNUAL PAYOUT    PAYOUT FOR SINGLE
      FOR SINGLE LIFE      LIFE ANNUITY
       WITH 10 YEAR        WITH 10 YEAR
YEAR  PERIOD CERTAIN      PERIOD CERTAIN
----  ------------------------------------
1             N/A                N/A
2             N/A                N/A
3             N/A                N/A
4             N/A                N/A
5             N/A                N/A
6             N/A                N/A
7           7,684              9,366
8           8,333             10,187
9           9,039             11,084
10         10,554             12,299
15         15,787             19,363
20         19,014             29,010
25         23,787             44,023
30         29,100             63,958
35         36,080             91,896
-------------------------------------------------------------



6% ASSUMED RATE OF RETURN

--------------------------------------------------------------------------------

            PROJECTED VALUE                         DEATH BENEFIT(S)                       LIVING BENEFIT(S)
---------------------------------------   -------------------------------------   ------------------------------------
                                                                EAB                         IAB                GMIB
                                                    ---------------------------   ------------------------   ---------

                              SURRENDER    DEATH     EARNINGS      TOTAL DEATH                   AMOUNT      PROTECTED
       ANNUITANT   CONTRACT     VALUE     BENEFIT   APPRECIATOR   BENEFIT VALUE               AVAILABLE TO     VALUE
YEAR      AGE       VALUE     ---------    VALUE      BENEFIT        AND EAB      IAB VALUE    ANNUITIZE     ---------
----------------------------------------------------------------------------------------------------------------------
1         61       101,723      95,423    105,000         689       105,689           N/A           N/A       105,000
2         62       103,459      97,159    110,250       1,384       111,634           N/A           N/A       110,250
3         63       105,207     105,207    115,763       2,083       117,845           N/A           N/A       115,763
4         64       106,965     106,965    121,551       2,786       124,337           N/A           N/A       121,551
5         65       108,733     108,733    127,628       3,493       131,122           N/A           N/A       127,628
6         66       110,510     110,510    134,010       4,204       138,214           N/A           N/A       134,010
7         67       112,294     112,294    140,710       4,918       145,628         1,844       114,138       140,710
8         68       114,083     114,083    147,746       5,633       153,379         2,112       116,195       147,746
9         69       115,876     115,876    155,133       6,350       161,483         3,175       119,051       155,133
10        70       117,671     117,671    162,889       7,069       169,958         3,534       121,206       162,889
15        75       126,632     126,632    207,893      10,653       218,546         6,658       133,290       200,000
20        80       136,205     136,205    265,330      14,482       279,812         9,051       145,256       200,000
25        85       146,896     146,896    265,330      18,758       284,088        11,724       158,620       200,000
30        90       158,837     158,837    265,330      23,535       288,865        14,709       173,547       200,000
35        95       172,175     172,175    265,330      28,870       294,200        18,044       190,218       200,000

               LIVING BENEFIT(S)
----  ------------------------------------
                      GMIB
      ------------------------------------
           GMIB         PROJECTED CONTRACT
        GUARANTEED        ANNUAL ANNUITY
       ANNUAL PAYOUT    PAYOUT FOR SINGLE
      FOR SINGLE LIFE      LIFE ANNUITY
       WITH 10 YEAR        WITH 10 YEAR
YEAR  PERIOD CERTAIN      PERIOD CERTAIN
----  ------------------------------------
1             N/A                N/A
2             N/A                N/A
3             N/A                N/A
4             N/A                N/A
5             N/A                N/A
6             N/A                N/A
7           7,419              6,974
8           8,008              7,275
9           8,649              7,591
10          9,904              7,980
15         14,086             10,000
20         15,919             12,092
25         18,382             14,859
30         20,376             17,530
35         22,443             20,501


--------------------------------------------------------------------------------

PART II  STRATEGIC PARTNERS FLEXELITE PROSPECTUS  SECTIONS 1-9



0% ASSUMED RATE OF RETURN

--------------------------------------------------------------------------------

            PROJECTED VALUE                         DEATH BENEFIT(S)                       LIVING BENEFIT(S)
---------------------------------------   -------------------------------------   ------------------------------------
                                                                EAB                         IAB                GMIB
                                                    ---------------------------   ------------------------   ---------

                                           DEATH     EARNINGS      TOTAL DEATH                   AMOUNT        GMIB
       ANNUITANT   CONTRACT   SURRENDER   BENEFIT   APPRECIATOR   BENEFIT VALUE               AVAILABLE TO   PROTECTED
YEAR      AGE       VALUE       VALUE      VALUE      BENEFIT        AND EAB      IAB VALUE    ANNUITIZE       VALUE
----------------------------------------------------------------------------------------------------------------------
1         61        95,886     89,586     105,000        0           105,000         N/A            N/A       105,000
2         62        91,893     85,593     110,250        0           110,250         N/A            N/A       110,250
3         63        88,014     88,014     115,763        0           115,763         N/A            N/A       115,763
4         64        84,245     84,245     121,551        0           121,551         N/A            N/A       121,551
5         65        80,580     80,580     127,628        0           127,628         N/A            N/A       127,628
6         66        77,014     77,014     134,010        0           134,010         N/A            N/A       134,010
7         67        73,542     73,542     140,710        0           140,710           0         73,542       140,710
8         68        70,160     70,160     147,746        0           147,746           0         70,160       147,746
9         69        66,861     66,861     155,133        0           155,133           0         66,861       155,133
10        70        63,641     63,641     162,889        0           162,889           0         63,641       162,889
15        75        48,590     48,590     207,893        0           207,893           0         48,590       200,000
20        80        35,663     35,663     265,330        0           265,330           0         35,663       200,000
25        85        24,874     24,874     265,330        0           265,330           0         24,874       200,000
30        90        15,870     15,870     265,330        0           265,330           0         15,870       200,000
35        95         8,355      8,355     265,330        0           265,330           0          8,355       200,000
----------------------------------------------------------------------------------------------------------------------

               LIVING BENEFIT(S)
----  ------------------------------------
                      GMIB
      ------------------------------------
           GMIB         PROJECTED CONTRACT
        GUARANTEED        ANNUAL ANNUITY
       ANNUAL PAYOUT    PAYOUT FOR SINGLE
      FOR SINGLE LIFE      LIFE ANNUITY
       WITH 10 YEAR        WITH 10 YEAR
YEAR  PERIOD CERTAIN      PERIOD CERTAIN
----  ------------------------------------
1             N/A               N/A
2             N/A               N/A
3             N/A               N/A
4             N/A               N/A
5             N/A               N/A
6             N/A               N/A
7           7,323             4,493
8           7,896             4,393
9           8,518             4,292
10          9,694             4,190
15         13,632             3,645
20         15,230             2,969
25         17,364             2,330
30         18,980             1,603
35         20,586               900
---------------------------------------------------------------------------------



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                            EXPLANATION OF HEADINGS



CONTRACT VALUE -- The projected total value of the annuity at the beginning of the period indicated, after all fees other than withdrawal charges have been deducted.



SURRENDER VALUE -- The projected cash value of the annuity after any applicable fees and withdrawal charges payable on surrender.



DEATH BENEFIT VALUE -- Greater of the contract value or purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 5 years from issue (for age 80-85 at issue, 3% annual roll-up for 5 years) or the highest contract value (the "step-up") on any contract anniversary up to the later of age 80 or the fifth contract anniversary adjusted for withdrawals (age 80-84 at issue will have only one step-up on the third contract anniversary) is payable to the beneficiary(s) on death of owner and/or joint owner. See the prospectus for more complete information.



EARNINGS APPRECIATOR BENEFIT (EAB) -- A supplemental death benefit based on 40% of earnings if issue age is 0-70; 25% for age 71-75; 15% for age 76-79, subject to a cap equal to 300% of purchase payments multiplied by the applicable benefit percentage. See prospectus for more complete information.



IAB VALUE -- Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.



AMOUNT AVAILABLE TO ANNUITIZE -- The contract value plus the IAB value. See prospectus for more complete information.



GMIB PROTECTED VALUE -- Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.



GMIB GUARANTEED ANNUAL PAYOUT FOR SINGLE LIFE WITH 10-YEAR PERIOD CERTAIN -- The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See prospectus for more complete information.



PROJECTED CONTRACT ANNUAL ANNUITY PAYOUT FOR SINGLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN -- The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates").



If the GMIB benefit is elected, the greater of the following would be paid at annuitization:



    (1) The GMIB Guaranteed Payout, or



    (2) The annuity payout available under the contract that is calculated based on the actual contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.


--------------------------------------------------------------------------------
 90

                       This page intentionally left blank

ORD01091

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fees

Pruco Life registered $200 million of interests in the market value adjusted annuity contracts described in this registration statement. Pruco Life has paid $16,180 to the SEC for the registration fees required under the Securities Act of 1933.

Federal Taxes

Pruco Life Insurance Company estimates the federal tax effect associated with the deferred acquisition costs attributable to receipt of $30 million of purchase payments over a two year period to be approximately $118,400.

State Taxes

Pruco Life estimates that approximately $6,400 in premium taxes will be owed upon receipt of purchase payments under the contracts, and that additional premium taxes in the approximate amount of $64,000 would be owed if the full $32 million of purchase payments were applied to annuity options. The taxes set forth here are an estimate, based on the amount of purchase payments we expect to receive during the next two years.

Printing Costs

Pruco Life estimates that the cost of printing prospectuses for the amount of securities registered herein will be approximately $172,755.

Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life.

Accounting Costs

PricewaterhouseCoopers LLP, the independent public accountant that audits Pruco Life's financial statements, charges approximately $10,000 in connection with each filing of this registration statement with the Commission.

Premium Paid to Indemnify Officers

Officers and Directors of Pruco Life Insurance Company are indemnified under a policy that also covers officers and directors of other entities controlled by Prudential Financial, Inc. A portion of the cost of that policy is attributed to Pruco Life.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in connection with certain affiliates, maintains various insurance coverages under which the underwriter and certain affiliated persons may be insured against liability which may be incurred in such capacity, subject to the terms, conditions and exclusions of the insurance policies.

Arizona, being the state of organization of Pruco Life Insurance Company ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850, et seq. of the Arizona Statutes Annotated. The text of Pruco's By-law, Article VIII which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to its Form 10-Q, filed August 15, 1997.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) EXHIBITS


(1) Form of a Distribution Agreement between Prudential Investment Management Services, Inc., "PIMS" (Principal Underwriter) and Pruco Life Insurance Company (Depositor). (Note 2)

(3) (i) Articles of Incorporation of Pruco Life Insurance Company, as amended through October 19, 1993. (Note 9)
     (ii) By-Laws of Pruco Life Insurance Company, as amended through May 6, 1997. (Note 10)

(4)  (a) Strategic Partners Variable Annuity Contract VBON-2000. (Note 3)
     (b) Strategic Partners Variable Annuity Contract VDCA-2000. (Note 3)
     (c) Strategic Partners MVA Endorsement ORD 112805. (Note 8)
     (d) Strategic Partners Application ORD 99730. (Note 8)
     (e) Strategic Partners FlexElite Variable Annuity Contract VFLX-2003. (Note 7)
     (f) Strategic Partners FlexElite Application. (Note 11)
     (g) Strategic Partners SPAO and FlexElite GMIB Endorsement ORD 112963. (Note 12)
     (h) Strategic Partners SPAO Application. (Note 1)
     (i) Strategic Partners FlexElite Application. (Note 1)
     (j) Strategic Partners SPAO and FlexElite GMIB Endorsement Supplement ORD 112963. (Note 1)

(5)  Opinion of Counsel. (Note 1)

(23) Written Consent of PricewaterhouseCoopers LLP independent accountants. (Note 1)

(24) Powers of Attorney:

     (a) Vivian L. Banta, Richard J. Carbone, and Helen M. Galt (Note 4)

     (b) Ronald P. Joelson. (Note 6)

     (c) James J. Avery, Jr. (Note 5)

     (d) David R. Odenath, Jr. (Note 6)

     (e) William J. Eckert, IV (Note 6)

     (f) Andrew J. Mako (Note 12)

-------------------

(Note 1)  Filed herewith.

(Note 2) Incorporated by reference to Post Effective Amendment No. 4 on Form S-1, Registration No. 33-61143, filed April 15, 1999, on behalf of the Pruco Life Insurance Company.

(Note 3) Incorporated by reference to the initial registration on Form N-4, Registration No. 333-37728, filed May 24, 2000 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.

(Note 4) Incorporated by reference to Post-Effective Amendment No. 5 to Form S-6, Registration No. 333-85115, filed on or about June 28, 2001 on behalf of the Pruco Life Variable Universal Account.

(Note 5)   Incorporated by reference to Post-Effective Amendment No. 2 to Form
          S-6, Registration No. 333-07451, filed June 25, 1997 on behalf of the Pruco Life Variable Appreciable Account.

(Note 6) Incorporated by reference to initial Registration on Form N-4, Registration No. 333-52754, filed December 26, 2000 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.

(Note 7) Incorporated by reference to Post-Effective Amendment No. 1 to Form N-4, Registration No. 333-75702, filed February 14, 2003 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 8) Incorporated by reference to initial Form S-3 Registration Statement No. 333-103474 filed February 27, 2003 on behalf of Pruco Life Insurance Company.

(Note 9) Incorporated by reference to the initial registration on Form S-6, Registration No. 333-07451, filed July 2, 1999 on behalf of the Pruco Life Variable Appreciable Account.

(Note 10) Incorporated by reference to Form 10-Q as filed August 15, 1997 on behalf of Pruco Life insurance Company.

(Note 11) Incorporated by reference to Post-Effective Amendment No. 2 to Form
          N-4, Registration No. 333-75702, filed April 23, 2003 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 12) Incorporated by reference to Post-Effective Amendment No. 11 to Form
          N-4, Registration No. 811-07325, filed November 14, 2003 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1833;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 12th day of April, 2004.



                          PRUCO LIFE INSURANCE COMPANY

                                  (Registrant)

                             By: /s/ ANDREW J. MAKO
                                 ------------------
                                 ANDREW J. MAKO
                                   PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the date indicated.



                    SIGNATURE AND TITLE

          /s/                 *                        April 12, 2004
          -----------------------------------------
             VIVIAN L. BANTA
             CHAIRMAN AND DIRECTOR


          /s/                 *
          -----------------------------------------
             JAMES J. AVERY, JR.
             VICE CHAIRMAN AND DIRECTOR


          /s/                 *
          -----------------------------------------
             ANDREW J. MAKO
             PRESIDENT AND DIRECTOR


          /s/                 *                        *By: /s/ CLIFFORD E. KIRSCH
          -----------------------------------------    ----------------------------------
             WILLIAM J. ECKERT, IV                     CLIFFORD E. KIRSCH
             VICE PRESIDENT AND CHIEF                  (ATTORNEY-IN-FACT)
             ACCOUNTING OFFICER

          /s/                 *
          -----------------------------------------
             RONALD P. JOELSON
             DIRECTOR

          /s/                 *
          -----------------------------------------
             RICHARD J. CARBONE
             DIRECTOR

          /s/                 *
          -----------------------------------------
             HELEN M. GALT
             DIRECTOR

          /s/                 *
          -----------------------------------------
             DAVID R. ODENATH, JR.
             DIRECTOR


                                 EXHIBIT INDEX

(4)(h)    Strategic Partners SPAO Application.

(4)(i)    Strategic Partners FlexElite Application.

(4)(j)    Strategic Partners SPAO and FlexElite GMIB Endorsement
          Supplement--ORD 112963.

(5)       Opinion of Counsel.

(23)      Written Counsel of PricewaterhouseCoopers LLP.




                                       8